UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant § 240.14a-12

KENNEDY-WILSON HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kennedy-Wilson Holdings, Inc.

Dear Fellow Stockholder,

I cordially invite you to a special meeting of stockholders of Kennedy-Wilson Holdings, Inc. (“KWH”), to be held on October 12, 2017 at 9:00 a.m., Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California.

As previously disclosed, on April 24, 2017, KWH and Kennedy Wilson Europe Real Estate plc, a public limited company registered in Jersey (“KWE”), issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Takeover Code”), disclosing the terms of a recommended offer by KWH to acquire all of the outstanding shares (other than shares owned by KWH or its subsidiaries or held in treasury) of KWE, in an all-stock transaction. On June 13, 2017, KWH and KWE issued a further announcement (the “New Offer Announcement”) pursuant to Rule 2.7 of the Takeover Code, disclosing that KWH had agreed to amend the terms of the proposed acquisition to include a new alternative proposal alongside KWH’s previously announced recommended offer. Unless the context otherwise requires, references in this proxy statement to the “Transaction” refer to KWH’s proposed acquisition of KWE on the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement.

In 2014, KWH launched the initial public offering of KWE on the London Stock Exchange (the “LSE”). As of the date of this proxy statement, KWH owns approximately 23.8% of KWE’s issued and outstanding shares and is its largest shareholder, as well as its investment manager (through a wholly owned subsidiary).

Under the terms of the Transaction, KWE shareholders would be entitled to receive, for each KWE ordinary share, either: (i) 0.667 shares of KWH common stock (the “Original Offer”); or (ii) a mixed consideration (the “New Offer”) consisting of (a) 300 pence in cash, to be paid by KWH; (b) 250 pence in cash, to be paid by KWE as a special distribution shortly after the effective date of the Transaction; and (c) 0.3854 shares of KWH common stock, in each case by means of a court sanctioned scheme of arrangement (the “Scheme”) between KWE and its shareholders under Article 125 of the Companies (Jersey) Law, 1991 (the “Jersey Companies Law”). Based on KWH’s closing price on the New York Stock Exchange (the “NYSE”) of $19.55 and a £/$ exchange rate of 1.2656 as of June 12, 2017 (the trading day prior to when the New Offer Announcement was issued), the New Offer values KWE’s entire issued share capital at approximately £1.44 billion and each KWE share at approximately 1,145 pence, representing a premium of approximately 11.2% to the closing price of 1,030 pence per KWE share on that date, while the Original Offer values KWE’s entire issued share capital at approximately £1.3 billion and each KWE share at approximately the closing price of 1,030 pence. Based on KWH’s closing price on the NYSE of $19.15 and a £/$ exchange rate of 1.3209 as of September 8, 2017 (the most recent practicable trading day prior to the date of this proxy statement), the New Offer values KWE’s entire issued share capital at approximately £1.40 billion and each KWE share at approximately 1,109 pence, while the Original Offer values KWE’s entire issued share capital at approximately £1.22 billion and each KWE share at approximately 967 pence.

The terms of the Transaction further provide that KWE shareholders will receive the usual KWE quarterly dividends payable on their shares until the effective date of the Transaction, subject to certain adjustments to avoid duplicated payments which would otherwise result from the first KWH dividend of $0.19 per KWH share being paid in respect of a period which includes part of the KWE dividend period in which the effective date of the Transaction falls. The final KWE dividend paid to KWE shareholders will be prorated on the number of days between the start of the final KWE dividend period and the effective date of the Transaction and further reduced by any KWH dividends paid with respect to that period. KWE dividends are payable in pounds sterling and KWH dividends are payable in U.S. dollars. Accordingly, the extent to which the KWH dividend reduces the final KWE dividend will be determined by converting the U.S. dollar amount into pound sterling using the exchange rate as of close of business on the business day immediately prior to the first KWH dividend payment. In the event that the U.S. dollar strengthens against the pound sterling such that the first KWH dividend reduces the final KWE dividend to below zero, the deficit will be applied to reduce the penultimate KWE dividend. KWE shareholders are also entitled to receive any quarterly dividend declared and paid by KWE in amounts of up to 12 pence per KWE share with respect to any period preceding the penultimate KWE dividend period. Therefore, on August 31, 2017, KWE paid KWE shareholders who were on the KWE register of members on August 18, 2017 its usual quarterly dividend of 12 pence per KWE share in respect of the KWE dividend period ended June 30, 2017.

Following the completion of the Transaction, KWH anticipates that (i) if all KWE shareholders elect to receive the New Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 25% and existing KWH stockholders will own approximately 75% of the outstanding shares of KWH and (ii) if all KWE shareholders elect to receive the Original Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 36% and existing KWH stockholders will own approximately 64% of the outstanding shares of KWH.

In connection with the Transaction, KWH has announced that its board of directors intends to increase the first quarterly dividend payable following the effective date of the Transaction from $0.17 per share of KWH common stock to $0.19 per share of KWH common stock.

The total number of shares of KWH common stock which KWH intends to issue in consideration for the Transaction will be at least 20% of the shares of KWH common stock prior to the Transaction. Accordingly, KWH will be required under the rules of the NYSE to seek the approval of KWH stockholders for the issuance of shares of KWH common stock in connection with the Transaction. At the special meeting, you will be asked to consider and vote on a proposal to approve the issuance of additional common stock of KWH (the “Share Issuance Proposal”). You may also be asked to consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

After careful consideration, the board of directors of KWH has unanimously determined that the Transaction is advisable and in the best interests of KWH and its stockholders and has authorized and approved the issuance of shares of KWH common stock to KWE shareholders in connection with the Transaction, subject to approval of the Share Issuance Proposal. The KWH board of directors therefore unanimously recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the special meeting, the Transaction and the proposed issuance of shares of KWH common stock in connection with Transaction. Copies of the Rule 2.7 Announcement and the New Offer Announcement are attached as Annex A and B, respectively, to this proxy statement. This proxy statement also describes the determinations of the KWH board of directors in connection with its evaluation of the Transaction. We encourage you to read this proxy statement and its annexes carefully and in their entirety. You may also obtain more information about KWH from documents we have filed with the U.S. Securities and Exchange Commission.

Please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

Your vote is very important, regardless of the number of shares that you own. Approval of the Share Issuance Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether in person or by proxy, provided that a quorum is present.

We are not asking for a proxy from KWE shareholders and KWE shareholders are requested not to send us a proxy with respect to their KWE shares, which are not entitled to vote on the matters described above. This proxy statement is not intended to and does not constitute or form part of any offer to sell or subscribe for, or any invitation to purchase or subscribe for, or the solicitation of an offer to purchase or otherwise subscribe for any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to the recommended offer or otherwise nor shall there be any sale, issuance or transfer of securities of KWH or KWE in any jurisdiction in contravention of applicable laws. KWE shareholders will be sent a scheme document in accordance with the Jersey Companies Law containing and setting out, among other things, the full terms and conditions of the Scheme and containing the notices convening the applicable shareholder meetings of KWE in connection with the Transaction.

On behalf of the KWH board of directors, I thank you for your support and appreciate your consideration of this important matter.

Sincerely,

William J. McMorrow

Chairman and Chief Executive Officer

The Transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the Transaction or upon the adequacy, accuracy or completeness of the information contained in this document. Any representation to the contrary is a criminal offense.

This document is dated September 13, 2017 and is first being mailed to stockholders of record of KWH on or about September 13, 2017.

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Dr. Beverly Hills, CA 90212 (310) 887-6400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF KENNEDY-WILSON HOLDINGS, INC.:

This is a notice that a special meeting of the stockholders of Kennedy-Wilson Holdings, Inc., a Delaware corporation (“KWH”), will be held on October 12, 2017 at 9:00 a.m., Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California (such meeting, including any adjournment or postponement thereof, the “Special Meeting”) to consider and vote on the following proposals:

•	Proposal 1: To approve the issuance of shares of KWH common stock in connection with the Transaction, as required by the rules of the NYSE (the “Share Issuance Proposal”); and

•	Proposal 2: To approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal.

Stockholders of record of the common stock of KWH at the close of business on September 12, 2017 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

The KWH board of directors unanimously recommends that the stockholders vote “FOR” each of the proposals.

All stockholders are cordially invited to attend the meeting. Regardless of the number of shares you hold, your vote is important. Whether or not you expect to attend the Special Meeting, you are respectfully requested to vote in advance by proxy. If you hold your shares of record (i.e., your name appears on the registered books of KWH), you may vote your shares in person at the Special Meeting, via the Internet or telephone as set forth on the proxy card or by properly completing, signing, dating and returning the enclosed proxy card promptly, and in any case so it is received before the Special Meeting. If you hold your shares in “street name” (i.e., you own your shares beneficially in the name of a stock brokerage account, bank, trust or other nominee), you may vote by instructing such broker, bank, trust or other nominee how to vote your shares. Your proxy may be revoked at any time prior to the Special Meeting by following the instructions outlined in the accompanying proxy statement.

By Order of the Board of Directors,

In Ku Lee

Senior Vice President, Deputy General Counsel

and Secretary

Beverly Hills, California

Dated: September 13, 2017

ADDITIONAL INFORMATION

As permitted by the rules of the U.S. Securities and Exchange Commission (“SEC”), this proxy statement incorporates important business and financial information about KWH from documents filed with the SEC that are not included in or delivered with this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by KWH at no cost from the SEC’s website at www.sec.gov, and you may also read and copy this information (other than certain exhibits to those documents) at the SEC Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC Public Reference Room by calling the SEC at (800) SEC-0330. You may also obtain copies of this information by mail from the SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

You may also request copies of the documents incorporated by reference into this proxy statement at no cost by contacting KWH in writing or by telephone, at the following address and telephone number:

Kennedy-Wilson Holdings, Inc.

Director of Investor Relations

151 S. El Camino Dr.

Beverly Hills, CA 90212

(310) 887-6400

In order to receive any documents before the Special Meeting, you should request such documents at least five business days before the date of the Special Meeting, which means you should request documents by October 4, 2017. If you request any documents, KWH will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

For a more detailed description of the information incorporated by reference in this proxy statement and how you may obtain it, see “Where You Can Find More Information.”

ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement under Section 14(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and a notice of meeting with respect to the Special Meeting to vote on, among other proposals, a proposal to approve the issuance of shares of KWH common stock to be issued in connection with the Transaction, as required by the rules of the NYSE. KWH is mailing or otherwise delivering this proxy statement to KWH stockholders.

You should not assume that the information contained in this proxy statement is accurate as of any date other than the date hereof or any other date if so indicated in this proxy statement. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded to the extent that a statement contained in this proxy statement or in any subsequently filed document that is also incorporated by reference into this proxy statement modifies or supersedes that statement. Neither the mailing of this proxy statement or any other action of the parties will create any implication to the contrary.

KWH has supplied all information contained or incorporated by reference in this proxy statement.

Without limiting the foregoing, KWH and its directors accept sole responsibility for all information, opinions, estimates, valuations, projections and commentary contained in or based on this proxy statement, including, without limitation, all financial and commercial information, opinions, estimates, valuations, projections and commentary relating directly or indirectly to KWE or its assets or liabilities or derived from or reflecting any information, opinion, estimate, valuation, projection, or commentary relating to KWE or its assets or liabilities (“KWE Information”). No representation has been made, is made or will be made at any time by KWE or any of the directors of KWE in their capacity as such (“KWE Directors”), and none of KWE or any of the KWE Directors have authorized anyone to represent, that KWE or any KWE Director has adopted or verified the accuracy, completeness, reasonableness or achievability of any KWE Information, that all or part of it is not misleading or that all or part of it complies with all or any applicable legal, regulatory or other requirements. Accordingly, none of KWE nor any of the KWE Directors assumes any duty of care or other duty to KWH, any holder of shares or other securities of KWH or any other person or regulatory body in relation to the content of, or any omission from, any KWE Information and KWE and each of the KWE Directors expressly disclaims all and any responsibility for the accuracy or completeness of any KWE Information or for the KWE Information not being misleading in the context in which it is used and/or complying with applicable legal, regulatory, accounting or other requirements. None of KWE nor any of the KWE Directors owes any obligation, whether to KWH, any holder of shares or other securities of KWH or any other person or regulatory body, to correct or update any KWE Information or accepts any liability, whether arising in tort, contract or otherwise, to any person or regulatory body in connection with any reliance or expectation placed on any KWE Information or in connection with any KWE Information, or any matter derived from it, including, without limitation, in relation to any decision to vote or not to vote in relation to any matter or to acquire or not to acquire any securities or to dispose or not to dispose of any securities.

Except as expressly set forth herein, nothing in this proxy statement is intended to be a profit forecast, as defined by the Takeover Code. For purposes of the Takeover Code, no statement in this proxy statement should be interpreted to mean that earnings per share of KWH common stock for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period.

This document shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction where such offer, solicitation or sale is not permitted.

-i-

-ii-

-iii-

SUMMARY

This section summarizes certain material information about the Transaction presented in greater detail elsewhere in this proxy statement and may not contain all of the information that is important to you with respect to the Transaction. You are urged to read this proxy statement carefully and in its entirety, including the annexes and the information referred to or incorporated by reference herein because this section does not contain all of the information that might be important to you. See also the section entitled “Where You Can Find More Information.”

As used in this proxy statement, unless otherwise indicated or the context requires: “KWH” (or “we,” “us” and “our”) refers to Kennedy-Wilson Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries (other than KWE), and “KWE” refers to Kennedy Wilson Europe Real Estate Plc, a public limited company registered in Jersey.

The Transaction (see page 32)

The Rule 2.7 Announcement, the New Offer Announcement and the Recommended Offer (see page 32)

On April 24, 2017, KWH and KWE issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Takeover Code”), disclosing the terms of a recommended offer by KWH to acquire all of the outstanding shares (other than shares owned by KWH or its subsidiaries or held in treasury) of KWE, in an all-stock transaction. On June 13, 2017, KWH and KWE issued a further announcement (the “New Offer Announcement”) pursuant to Rule 2.7 of the Takeover Code, disclosing that KWH had agreed to amend the terms of the proposed acquisition to include a new alternative proposal alongside KWH’s previously announced recommended offer. Unless the context otherwise requires, references in this proxy statement to the “Transaction” refer to KWH’s proposed acquisition of KWE on the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement.

In 2014, KWH launched the initial public offering of KWE on the London Stock Exchange (“LSE”). As of the date of this proxy statement, KWH owns approximately 23.8% of KWE’s issued and outstanding shares and is its largest shareholder and investment manager (through a wholly owned subsidiary).

Under the terms of the Transaction, KWE shareholders would be entitled to receive, for each KWE ordinary share, either: (i) 0.667 shares of KWH common stock (the “Original Offer”); or (ii) a mixed consideration (the “New Offer”) consisting of (a) 300 pence in cash, to be paid by KWH; (b) 250 pence in cash, to be paid by KWE as a special distribution shortly after the effective date of the Transaction (the “KWE Special Distribution”); and (c) 0.3854 shares of KWH common stock, in each case by means of a court sanctioned scheme of arrangement (the “Scheme”) between KWE and its shareholders under Article 125 of the Jersey Companies Law. KWH will provide a mix and match facility under which KWE shareholders (other than certain overseas KWE shareholders) who elect to receive the New Offer may, subject to off-setting elections made by other KWE shareholders who elect to receive the New Offer, elect to vary the proportion in which they receive shares of KWH common stock and cash from KWH available under the New Offer (but not the KWE Special Distribution). The mix and match facility will not change the total number of shares of KWH common stock to be issued under the New Offer or the maximum amount of the cash to be paid by KWH under the New Offer.

Based on the closing price on the NYSE of $19.55 per KWH share at the close of business on June 12, 2017 (being the latest practicable business day before the date of the New Offer Announcement) and a £ / $ exchange rate of 1.2656, the New Offer values each KWE share at approximately 1,145 pence and KWE’s entire issued share capital at approximately £1.44 billion, while the Original Offer values each KWE share at approximately 1,030 pence and KWE’s entire issued share capital at approximately £1.30 billion. The implied value of 1,145 pence per KWE share based on the New Offer represents a premium of approximately 11.2% to the closing price of 1,030 pence per KWE share on June 12, 2017 (the trading day prior to the date of the New Offer Announcement), while the implied value of 1,030 pence per KWE share based on the Original Offer is equal to such closing price. Based on KWH’s closing price on the NYSE of $19.15 and a £ / $ exchange rate of 1.3209 on September 8, 2017 (the most recent practicable trading day prior to the date of this proxy statement), the New Offer values KWE’s entire issued share capital at approximately £1.40 billion and each KWE share at approximately 1,109 pence, while the Original Offer values KWE’s entire issued share capital at approximately £1.22 billion and each KWE share at approximately 967 pence.

The terms of the Transaction further provide that KWE shareholders will receive the usual KWE quarterly dividends payable on their shares until the effective date of the Transaction, subject to certain adjustments to avoid duplicated payments which would otherwise result from the first KWH dividend of $0.19 per KWH share being paid in respect of a period which includes part of the KWE dividend period in which the effective date of the Transaction falls. The final KWE dividend paid to KWE shareholders will be prorated on the number of days between the start of the final KWE dividend period and the effective date of the Transaction and further reduced by any KWH dividends paid with respect to that period. KWE dividends are payable in pound sterling and KWH dividends are payable in U.S. dollars. Accordingly, the extent to which the KWH dividends reduce the final KWE dividend will be determined by converting the U.S. dollar amount into pound sterling using the exchange rate as of close of business on the business day immediately prior to the first KWH dividend payment. In the event that the U.S. dollar strengthens against the pound sterling such that the first KWH dividend reduces the final KWE dividend to below zero, the deficit will be applied to reduce the penultimate KWE dividend. KWE shareholders are also entitled to receive any quarterly dividend declared and paid by KWE in amounts of up to 12 pence per KWE share with respect to any period preceding the penultimate KWE dividend period. Therefore, on August 31, 2017, KWE paid KWE shareholders who were on the KWE register of members on August 18, 2017 its usual quarterly dividend of 12 pence per KWE share in respect of the KWE dividend period ended June 30, 2017.

Following the completion of the Transaction, KWH anticipates that (i) if all KWE shareholders elect to receive the New Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 25% and existing KWH stockholders will own approximately 75% of the outstanding shares of KWH and (ii) if all KWE shareholders elect to receive the Original Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 36% and existing KWH stockholders will own approximately 64% of the outstanding shares of KWH.

Conditions to Completion of the Transaction (see page 34)

The completion of the Transaction is conditioned upon, among other things: (i) a resolution to approve the Scheme being passed by a majority in number representing not less than three-quarters of the voting rights of the eligible KWE shareholders (or class thereof, if applicable) present and voting, in person or by proxy, at the applicable shareholder meeting; (ii) the passing of all other resolutions required to approve and implement the Scheme and to approve certain related matters by the KWE shareholders; (iii) the Scheme being sanctioned by the Royal Court of Jersey no later than October 31, 2017, or such later date as may be agreed to in writing by KWH and KWE; (iv) the approval by KWH stockholders of the issuance of KWH shares in connection with the Transaction; (v) the clearance of antitrust and competition authorities in Ireland; and (vi) the listing of the shares of KWH issued in the Transaction on the NYSE.

Conditions to the Availability of the New Offer (see page 34)

The availability of the New Offer to KWE shareholders is conditional upon, in addition to the conditions set forth above: (i) the publication of and approval by the UK Listing Authority of a prospectus by KWH in respect of any new shares of KWH common stock to be issued in connection with the Transaction (the “Prospectus Condition”) and (ii) to the extent required, the consent of the Jersey Financial Services Commission to the circulation in Jersey of the offer of any new shares of KWH common stock pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended (the “COBO Condition”). If the Prospectus Condition or, to the extent required, the COBO Condition is not satisfied within the period permitted by the United Kingdom Panel on Takeovers and Mergers, only the consideration available under the Original Offer will be available to KWE shareholders. Both conditions were satisfied as of the date of this proxy statement.

No Dissenters’ Rights (see page 67)

No KWH stockholder will be entitled to exercise dissenters’ rights or to demand payment for its shares of KWH common stock in connection with the Transaction.

Material U.S. Federal Income Tax Consequences (see page 65)

KWH stockholders will not realize gain or loss for U.S. federal income tax purposes in connection with the Transaction with respect to their shares of KWH common stock.

Accounting Treatment (see page 65)

The Transaction will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary. As KWH controls KWE and will continue to control KWE after the Transaction, the changes in KWH’s ownership interest in KWE will be accounted for as an equity transaction and no gain or loss will be recognized in KWH’s consolidated statements of income resulting from the Transaction.

Regulatory Matters (see page 66)

The completion of the Transaction is conditioned on, among other things, the clearance by antitrust and competition authorities in Ireland.

The Companies (see page 34)

Kennedy-Wilson Holdings, Inc. (see page 34)

KWH is a global real estate investment company. KWH owns, operates and invests in real estate, both on its own and through its investment platform. KWH focuses on multifamily and commercial properties located in the Western United States, the United Kingdom, Ireland, Spain, Italy and Japan. To complement its investment business, KWH also provides real estate services, primarily to financial services clients.

KWH’s value is primarily derived from its ownership of income-producing real estate assets. As of June 30, 2017, KWH had an ownership interest in approximately 40 million square feet of property globally, including 25,943 multifamily rental units and 18.1 million square feet of commercial property, with approximately $13.2 billion of investment management and real estate assets under management (excluding KWE) and over $1.5 billion of new initiatives under development (with approximately $200 million of additional investments expected in the next three years). In addition to its core income-producing real estate, KWH engages in development, redevelopment and value-add initiatives through which it seeks to enhance cash flows or reposition assets to increase disposal value. As of June 30, 2017, KWH had over 570 employees in offices throughout the United States, the United Kingdom, Ireland, Jersey, Spain, Italy and Japan, and managed and worked with over 5,000 operating associates.

KWH’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America, and the telephone number for its principal executive offices is +1 310 887 6400. KWH’s website is www.kennedywilson.com. KWH’s common stock trades on the NYSE under the ticker symbol “KW”.

Kennedy Wilson Europe Real Estate Plc (see page 35)

KWE invests in real estate across the United Kingdom, Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies.

KWE’s existing portfolio is primarily invested across offices and retail in the United Kingdom and Ireland, weighted towards London, the South East of England and Dublin.

KWE is externally managed by KWH through KW Investment Manager Ltd., a wholly owned Jersey-incorporated subsidiary of KWH.

KWE’s registered office is located at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands, and the telephone number for its registered office is +44 (0) 1534 835 722. KWE’s website is www.kennedywilson.eu. KWE Shares trade on the LSE under the ticker symbol “KWE”.

The Special Meeting (see page 68)

Date, Time and Place (see page 68)

The Special Meeting will be held on October 12, 2017, at 9:00, Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California.

Purpose (see page 68)

You will be asked to consider and vote upon the approval of the issuance of shares of KWH common stock in connection with the Transaction, as required by the rules of the NYSE (the “Share Issuance Proposal”). You may also be asked to vote upon a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the adjournment to approve the Share Issuance Proposal (the “Adjournment Proposal”).

Record Date (see page 68)

Only stockholders of record on September 12, 2017 will be entitled to vote at the Special Meeting. At the close of business on the record date, the only outstanding voting securities of KWH were shares of common stock, and 114,218,250 shares of KWH common stock were issued and outstanding and entitled to vote at the Special Meeting.

Quorum (see page 69)

The holders of a majority in voting power of all shares of KWH’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum.

Vote Required (see page 69)

The required votes to approve the KWH proposals are as follows:

•	Share Issuance Proposal: Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. An abstention will have the effect of a vote against the proposal, but a failure to vote will have no effect on the outcome of the vote on the proposal.

•	Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. An abstention will have the effect of a vote against the proposal, but a failure to vote will have no effect on the outcome of the vote on the proposal.

Voting of Proxies (see page 69)

If you hold your shares of record (i.e., your name appears on the registered books of KWH), you may vote your shares in person at the Special Meeting, via the Internet or telephone as set forth on the proxy card or by properly completing, signing, dating and returning the enclosed proxy card promptly, and in any case so it is received before the Special Meeting. Proxies submitted through the specified internet website or by phone must be received by October 11, 2017 to ensure that the proxies are voted.

If your shares are held in an account at a brokerage firm, bank, trust or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement and a voting instruction form from that organization. If you are a beneficial owner of shares in street name, you may vote your shares by following the instructions provided to you by the brokerage firm, bank, trust or other nominee that owns the shares of record on your behalf. If you are a KWH stockholder and you do not instruct your brokerage firm, bank, trust or other nominee on how to vote your shares, your shares will not be voted on any of the KWH proposals.

Common Stock Ownership of Directors and Executive Officers (see page 82)

As of the record date, the directors and executive officers of KWH held an aggregate of approximately 17.1% of the shares of our common stock entitled to vote at the Special Meeting. KWH currently expects that KWH’s directors and executive officers will vote their shares in favor of the Share Issuance Proposal and the Adjournment Proposal.

Recommendation of the Board of Directors (see page 50)

After careful consideration, the board of directors of KWH has unanimously determined that the Transaction is advisable and in the best interests of KWH and its stockholders and, subject to the approval of the Share Issuance Proposal, authorized and approved the issuance of KWH common stock to KWE shareholders in connection with the Transaction. The KWH board of directors therefore unanimously recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

Reasons for the Transaction (see page 50)

In the course of reaching its decision to approve the Transaction, the Rule 2.7 Announcement, the New Offer Announcement and the other transaction documents, and to recommend that KWH’s stockholder approve the Share Issuance Proposal, the KWH board of directors considered a number of factors in its deliberations. For a more complete discussion of these factors, see “The Transaction—Reasons for the Transaction.”

Opinion of Our Financial Advisor (see page 41)

Goldman Sachs & Co. LLC (f/k/a Goldman, Sachs & Co.) (“Goldman Sachs”) delivered its opinion to the KWH board of directors that, as of June 13, 2017 and based upon and subject to the factors, assumptions and limitations set forth therein, the aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares (as defined in the Rule 2.7 Announcement)) in accordance with the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, consisting of, at the election of the holder thereof, either (1) 0.667 shares of KWH common stock or (2) a mixed consideration consisting of (i) an amount in cash equal to 300 pence, (ii) 0.3854 shares of KWH common stock and (iii) a special distribution (referred to in the written opinion of Goldman Sachs as the “KWE Special Dividend”) of 250 pence in cash to be paid by KWE shortly after the Effective Date (as defined in the Rule 2.7 Announcement) to the holders of KWE ordinary shares (other than Excluded Shares) who are on KWE’s register of members at the Scheme Record

Time (as defined in the Rule 2.7 Announcement) and who elect to receive the mixed consideration, was fair, from a financial point of view, to KWH. Throughout this section and in other instances where the opinion of Goldman Sachs is referenced, the amount in (1) is referred to as the exchange ratio, the amounts in (2) are collectively referred to as the mixed consideration, and the amounts in (2), taken in the aggregate with the amount in (1), are referred to as the aggregate consideration. The mixed consideration is subject to additional election provisions and certain proration and other procedures and limitations set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, and described herein, as to which procedures and limitations Goldman Sachs expressed no opinion.

The full text of the written opinion of Goldman Sachs, dated June 13, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. The summary of the Goldman Sachs opinion provided in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the KWH board of directors in connection with its consideration of the Transaction. The Goldman Sachs opinion is not a recommendation to the KWH board of directors as to whether it should approve the Transaction nor does it constitute a recommendation as to how any holder of KWH common stock should vote with respect to the Transaction or any other matter.

For a summary of the opinion that the KWH board of directors received from Goldman Sachs, see the section of this proxy statement entitled “The Transaction—Opinion of Our Financial Advisor,” which is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion.

Pro Forma Ownership of KWH After Completion of the Transaction (see page 61)

Upon the completion of the Transaction, KWH anticipates that (i) if all KWE shareholders elect to receive the New Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 25% and existing KWH stockholders will own approximately 75% of the outstanding shares of KWH and (ii) if all KWE shareholders elect to receive the Original Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 36% and existing KWH stockholders will own approximately 64% of the outstanding shares of KWH.

KWH’s Relationship with KWE; Certain Agreements Between KWH and KWE (see page 61)

In 2014, KWH launched the initial public offering of KWE on the LSE and remains KWE’s largest shareholder. As of the date of this proxy statement, KWH holds 30,015,924 KWE shares, representing approximately 23.8% of the existing issued ordinary share capital of KWE (or 29,483,694 shares, net of 532,230 KWE shares underlying unvested KWE restricted stock units that KWH has granted to certain of its directors and employees and which will vest in connection with the Transaction).

William J. McMorrow, Chairman and Chief Executive Officer of KWH, serves on the board of directors of KWE. Mary Ricks, President and Chief Executive Officer of Kennedy Wilson Europe and one of our named executive officers, serves on the board of directors of KWE and is on KWE’s investment committee. Mr. McMorrow, Ms. Ricks and certain other of our executive officers and directors hold KWE equity awards that will vest in connection with the Transaction. Details of these incentive awards are set forth in “The Transaction—Interests of Certain KWH Executive Officers and Directors in the Transaction.”

Since KWE’s initial public offering of its ordinary shares in 2014 (the “KWE IPO”), KW Investment Management Ltd. (the “Investment Manager”), a wholly owned subsidiary of KWH, has served as the investment manager for KWE with sole discretion over KWE’s investment decisions pursuant to the terms of an investment management agreement between the Investment Manager and KWE. Pursuant to the investment management agreement, the Investment Manager is entitled to receive certain management and performance fees. On April 10,

2017, in connection with the negotiation of the Transaction, KWE and the Investment Manager entered into a separate manager’s powers agreement which, among other things, sets forth limitations on the powers of the Investment Manager to acquire and dispose of KWE’s assets or shares, or to make payments on KWE’s account during the pendency of the Transaction, actions which the Investment Manager would otherwise be permitted to take pursuant to the investment management agreement.

Irrevocable Undertakings from Certain KWE Shareholders; Statements of Intention from Certain KWE Shareholders and KWH Stockholders (see page 65)

In connection with the Transaction, KWH has received irrevocable undertakings (the “Irrevocable Undertakings”) from Quantum Strategic Partners Ltd. (“Quantum”) and Franklin Templeton Institutional, LLC (in its capacity as investment manager on behalf of certain funds and accounts managed by it) (“Franklin”) to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction. These shareholders hold, in the aggregate, approximately 21.8% of the issued and outstanding KWE shares as of the date of this proxy statement, or approximately 28.6% of the KWE shares entitled to vote on the Transaction.

Further, certain shareholders of KWE affiliated with Värde Partners, Inc. (the “Värde Shareholders”) have indicated by letter to KWH their intention to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction (the “Värde Letter of Intent”). The Värde Shareholders held, in the aggregate, approximately 4.3% of the issued and outstanding KWE shares as of September 8, 2017, or approximately 5.7% of the KWE shares entitled to vote on the Transaction. The Värde Letter of Intent is not legally binding.

In addition, certain stockholders of KWH, including Fairfax Financial Holdings Limited, Elkhorn Partners LP, as well as all of the directors and executive officers of KWH who own shares of KWH common stock, have expressed to KWH their intention to vote all shares of KWH common stock beneficially owned by them in favor of any proposal to approve the issuance of shares of KWH common stock in connection with the Transaction. Collectively, these stockholders own approximately 31.4% of the outstanding shares of KWH common stock as of September 8, 2017, including 17.1% of KWH’s outstanding shares owned by directors and executive officers of KWH. These statements of intention are not legally binding.

Listing of KWH Common Stock to Be Issued in Connection with the Transaction (see page 66)

KWH will submit the necessary applications to seek to cause the shares of KWH common stock to be issued as the transaction consideration in connection with the Transaction to be approved for listing on the NYSE. Approval of this listing is a condition to completion of the Transaction.

Interests of Certain KWH Executive Officers and Directors in the Transaction (see page 66)

In considering the recommendation of the KWH board of directors that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal, you should be aware that some of our directors and executive officers have interests in the Transaction that may be different from, or in addition to, the interests of KWH’s stockholders generally. The KWH board of directors was aware of these interests at the time it approved the Rule 2.7 Announcement and the respective transactions contemplated thereby and made the recommendation to KWH stockholders that they vote in favor of the adoption of the Share Issuance Proposal and the Adjournment Proposal.

Questions About the Transaction

Questions or requests for additional copies of this proxy statement may be directed to MacKenzie Partners, Inc. at the contact information set forth below:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders may call toll-free: (800) 322-2885

Banks and brokers may call collect: (212) 929-5500

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are some questions that you may have regarding the Special Meeting, as well as the answers to those questions. You are urged to read this proxy statement carefully and in its entirety, including the annexes and the information referred to or incorporated by reference herein because this section does not contain all of the information that might be important to you. See also the section entitled “Where You Can Find More Information.”

Q:	What matters are to be voted on at the Special Meeting?

A:	KWH stockholders are being asked to consider and vote on the following proposals at the Special Meeting:

•	Proposal 1: To approve the issuance of shares of KWH common stock in connection with the Transaction, as required by the rules of the NYSE; and

•	Proposal 2: To approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal.

Q:	Why am I being asked to approve the issuance of shares of KWH common stock to KWE ordinary shareholders in connection with the Transaction?

A:	Our common stock is listed on, and we are subject to the rules and regulations of, the NYSE.

The rules of the NYSE require stockholder approval prior to the issuance of KWH common stock in connection with the acquisition of the securities or assets of another company if (1) the common stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power of KWH securities outstanding before the issuance or (2) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of KWH common stock outstanding before the issuance.

As more fully described under “Proposal No. 1—Issuance of Shares of KWH Common Stock,” we are proposing to issue shares of our common stock to KWE shareholders as the transaction consideration in connection with the Transaction. The number of shares we will issue will exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance. Accordingly, at the Special Meeting, we are asking stockholders to consider and vote on the Share Issuance Proposal.

Stockholder approval of the Share Issuance Proposal is a condition to the completion of the Transaction, and KWH believes the Transaction is beneficial to KWH stockholders for a number of reasons. See “The Transaction—Reasons for the Transaction” for a description of these reasons.

Q:	What are the consequences to KWH if stockholder approval of the proposals is not obtained?

A:	The Transaction will not occur because KWH will not be able to issue new KWH shares as consideration in connection with the Transaction.

Q:	What is the recommendation of the KWH board of directors with respect to each proposal?

A:	The board of directors of KWH unanimously recommends that stockholders of KWH vote:

•	Proposal 1: “FOR” the Share Issuance Proposal; and

•	Proposal 2: “FOR” the Adjournment Proposal.

Q:	When and where is the Special Meeting?

A:	KWH will hold the Special Meeting on October 12, 2017, at 9:00 a.m., Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, unless the meeting is adjourned or postponed to a later date.

Q:	When is the record date for the Special Meeting?

A:	The record date for the Special Meeting is September 12, 2017. KWH stockholders as of the close of business on such date are entitled to notice of and to vote at the Special Meeting. As of the close of business on the record date, a total of 114,218,250 shares of common stock were outstanding and entitled to vote at the Special Meeting.

Q:	What constitutes a quorum for the Special Meeting?

A:	No business may be transacted at the Special Meeting unless a quorum is present. Stockholders who hold shares representing at least a majority of the voting power of all outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum. Abstentions are included in the calculation of the number of shares represented at the meeting for purposes of determining if a quorum is present.

Q:	What is the difference between a “holder of record” and a “beneficial owner of shares held in street name”?

A:	Holder of Record. If your shares are registered directly in your name with KWH’s transfer agent, Continental Stock Transfer & Trust Co. (“Continental”), which includes shares you might hold by virtue of your participation in KWH’s 2009 equity participation plan, you are considered the holder of record with respect to those shares. As a holder of record, you should have received this proxy statement and a proxy card from KWH via Continental.

Beneficial Owner of Shares Held in “Street Name.”    If your shares are held in an account at a brokerage firm, bank, trust or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement and a voting instruction form from that organization.

Q:	If I am a stockholder of record, how do I cast my vote?

A:	If you hold your shares of record (i.e., your name appears on the registered books of KWH), you may vote your shares in person at the Special Meeting, via the Internet or telephone as set forth on the proxy card or by properly completing, signing, dating and returning the enclosed proxy card promptly, and in any case so it is received before the Special Meeting. Proxies submitted through the specified internet website or by phone must be received by October 11, 2017 to ensure that the proxies are voted.

Q:	If I hold my shares beneficially in street name, how do I cast my vote?

A:	If you are a beneficial owner of shares in street name, you may vote your shares by following the instructions provided to you by the brokerage firm, bank, trust or other nominee that owns the shares of record on your behalf. You also may vote your shares in person by ballot at the Special Meeting if you obtain a legal proxy from your brokerage firm, bank, trust or other nominee.

Q:	Can I change or revoke my proxy?

A:	Yes, you can change or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you can change or revoke your proxy in any of three ways:

•	by submitting written notice revoking your proxy to the Secretary of KWH, at 151 S. El Camino Drive, Beverly Hills, CA 90212;

•	by properly completing, signing, dating and submitting a later-dated proxy card or voting by proxy via Internet or telephone at a later date; or

•	by voting in person at the Special Meeting.

If you are a beneficial owner of shares in street name, you may revoke your proxy by following the instructions for doing so provided to you by your brokerage firm, bank, trust or other nominee.

Q:	What is the vote required to approve the proposals?

A:	Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. Each share of KWH common stock outstanding on the record date for the KWH Special Meeting is entitled to one vote on each proposal.

Q:	What happens if I do not vote my shares?

A:	With respect to the Share Issuance Proposal and the Adjournment Proposal, assuming a quorum is present, a failure to vote will have no effect on the outcome of the proposals. Abstentions will have the same effect as a vote against such proposals.

In accordance with the rules of the NYSE, brokerage firms, banks, trusts and other nominees that hold shares of KWH common stock in street name for their customers do not have discretionary authority to vote the shares with respect to any of the proposals. Therefore, unless you attend the Special Meeting in person with a properly executed legal proxy from your brokerage firm, bank, trust or other nominee, your failure to provide instructions to such nominee will result in your shares of KWH common stock not being present at the meeting and not being voted on any of the proposals.

Q:	Who can I contact with questions about the Special Meeting?

A:	KWH stockholders who have questions about the matters to be voted on at the Special Meeting or how to submit a proxy, or desire additional copies of this proxy statement or additional proxy cards should contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders may call toll-free: (800) 322-2885

Banks and brokers may call collect: (212) 929-5500

CERTAIN DEFINITIONS; NON-GAAP MEASURES

Certain Definitions

As used in this proxy statement, unless otherwise specified or the context otherwise requires:

“Adjusted EBITDA” represents net income attributable to KWH stockholders adjusted for KWH’s share of: (i) investment interest expense, (ii) corporate interest expense, (iii) depreciation and amortization, (iv) income taxes, (v) share-based compensation expense, and (vi) preferred stock dividends and accretion of issuance costs. Please also see the reconciliation to GAAP in KWH’s supplemental financial information included in this proxy statement and also available at www.kennedywilson.com. Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

“Adjusted fees” refers to KWH’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and KWH’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which KWH provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes KWH comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.

“Adjusted Net Income” represents net income attributable to KWH stockholders adjusted for our share of depreciation and amortization, share-based compensation expense, and preferred stock dividends and accretion of issuance costs. Please also see the reconciliation to GAAP in KWH’s supplemental financial information included in this proxy statement and also available at www.kennedywilson.com.

“Annualized Net Operating Income” (“NOI”) represents annualized contracted rental income, hotel earnings and loan portfolio interest income, less an estimate of annual direct property-related expenses.

“Annualized Topped-Up NOI” represents annualized contracted rental income, hotel earnings and loan portfolio interest income, less an estimate of annual direct property-related expenses, and includes the expiration of rent-free periods and contracted rent steps over the next two years.

“EPRA” refers to the European Public Real Estate Association.

“EPRA Topped-Up Net Initial Yield” (“EPRA TU NIY”) represents current annualized rental income topped-up for contracted uplifts such as step-ups, unexpired rent-free periods and other lease incentives.

“Investment Management and Real Estate Services Assets under Management” (“IMRES AUM”) generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

“ERV” represents external valuers’ opinion as to the rent at which space could be let in the market based on conditions prevailing at the date of valuation

“Euros,” or “€” each refer to the lawful currency of member states of the European Union.

“Operating associates” generally refer to individuals that are employed by or affiliated with third-party consultants, contractors, property managers or other service providers that we manage and oversee on a day-to-day basis with respect to our investments and service businesses.

“Pound sterling,” “pounds,” “GBP,” “£” or “pence” each refer to the lawful currency of the United Kingdom.

“RICS Red Book” refers to valuations undertaken in accordance with the mandatory rules and best practices set forth by the Royal Institution of Chartered Surveyors.

“U.S. dollars,” “dollars,” “$” or “USD” each refer to the lawful currency of the United States.

“Weighted Average Unexpired Lease Term” (“WAULT”) represents the weighted average lease term remaining to first break across the portfolio weighted by contracted rental income, excluding loans, hotels, development and residential properties

“Yield on Cost” (“YOC”) represents the estimated annual NOI at the date of purchase divided by the purchase price using actual purchaser’s costs.

Non-GAAP Measures

We use certain non-GAAP measures to analyze our business, including Adjusted EBITDA, Adjusted fees and Adjusted Net Income. We use these metrics for evaluating the success of our company and believe that they enhance the understanding of our operating results. A reconciliation of net income to Adjusted EBITDA, Adjusted Fees and Adjusted Net Income is presented below:

	Six Months Ended June 30,		Years Ended December 31,
(Dollars in millions)	2017	2016	2016	2015	2014	2013	2012
Net income	$22.8	$18.2	$76.5	$59.0	$90.1	$13.9	$6.7
Non-GAAP adjustments:
Add back:
Interest expense—investment	69.9	66.1	137.4	108.8	46.3	11.8	2.5
Interest expense—corporate	32.2	24.3	54.2	46.9	57.1	39.9	26.1
Early extinguishment of corporate debt	—	—	—	1.0	27.3	—	—
Kennedy Wilson’s share of interest expense included in investment in unconsolidated investments	11.5	12.3	23.0	28.1	35.5	45.0	29.5
Depreciation and amortization	101.8	97.3	198.2	166.3	104.5	17.4	4.9
Kennedy Wilson’s share of depreciation and amortization included in unconsolidated investments	8.7	10.5	20.8	28.1	47.1	46.7	22.6
Provision for (benefit from) income taxes	4.6	(3.4)	14.0	53.4	32.4	2.9	(0.2)
Share-based compensation	20.1	32.2	65.1	30.8	15.8	7.5	8.1
EBITDA attributable to non-controlling interests	(92.1)	(112.2)	(239.3)	(151.2)	(138.3)	(26.0)	(2.8)

Adjusted EBITDA	$179.5	$145.3	$349.9	$371.2	$317.8	$159.1	$97.4

	Six Months Ended June 30,		Year Ended December 31,
(Dollars in millions)	2017	2016	2016	2015	2014	2013	2012
Net income	$22.8	$18.2	$76.5	$59.0	$90.1	$13.9	$6.7
Non-GAAP adjustments:
Add back:
Depreciation and amortization	101.8	97.3	198.2	166.3	104.5	17.4	4.9
Kennedy Wilson’s share of depreciation and amortization included in unconsolidated investments	8.7	10.5	20.8	28.1	47.1	46.7	22.6
Share-based compensation	20.1	32.2	65.1	30.8	15.8	7.5	8.1
Net income attributable to the non-controlling interests, before depreciation and amortization	(59.7)	(76.5)	(169.3)	(76.0)	(123.8)	(24.4)	(2.6)

Adjusted Net Income	$93.7	$81.7	$191.3	$208.2	$133.7	$61.1	$39.7

	Six Months Ended June 30,		Year Ended December 31,
(Dollars in millions)	2017	2016	2016	2015	2014	2013	2012
Investment management, property services and research fees	$25.2	$32.6	$59.4	$69.3	$82.6	$68.1	$53.3
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation	14.6	22.8	36.9	75.0	21.6	4.3	2.4
Kennedy Wilson’s share of fees in unconsolidated service businesses	5.9	6.7	12.6	13.9	16.8	—	—

Adjusted Fees	$45.7	$62.1	$108.9	$158.2	$121.0	$72.4	$55.7

EXCHANGE RATE INFORMATION

The following table shows, for the periods indicated, information concerning the exchange rate between U.S. dollars and pound sterling. The information in the following table is expressed in U.S. dollars per pound sterling and is based on the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York. The average rate means the average of the exchange rates on the last day of each month during the year.

On September 8, 2017, the latest practicable date for which such information was available prior to the printing of this proxy statement, the exchange rate, based on the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York was $1.32:£1.00. The average rate, which means the average of the exchange rates on the last day of each month during the year, was $1.28:£1.00. These translations should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, pound sterling at the rates indicated.

	Period-end Rate U.S.$	Average Rate U.S.$	High U.S.$	Low U.S.$
Recent quarterly data (three months ended)
June 30, 2017	1.30	1.28	1.30	1.24
March 31, 2017	1.25	1.24	1.26	1.22

	Period-end Rate U.S.$	Average Rate U.S.$	High U.S.$	Low U.S.$
Annual data (year ended December 31)
2016	1.24	1.36	1.49	1.23
2015	1.49	1.53	1.56	1.49
2014	1.56	1.64	1.70	1.56
2013	1.63	1.56	1.63	1.50
2012	1.61	1.58	1.61	1.55

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION FOR KWH

The following tables set forth the selected consolidated historical financial data for KWH as of and for the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012, and the condensed consolidated financial data as of and for the six months ended June 30, 2017 and 2016. The information as of December 31, 2016 and 2015, and for the years ended December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015 and 2014 was derived from our audited consolidated financial statements. The information as of December 31, 2014, 2013 and 2012 and for the years ended December 31, 2013 and 2012, as well as the six months ended June 31, 2017 and 2016 was derived from our unaudited condensed consolidated financial statements. These unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements, and in the opinion of management, the unaudited condensed consolidated financial statements include all adjustments that are necessary for a fair presentation of our financial position and results of operation for these periods. The operating results for the six months ended June 30, 2017 are not necessarily indicative of the results that may be expected for the full year. The information set forth below is a summary that should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes contained in our Annual Report on Form 10-K filed with the SEC on February 27, 2017 and our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2017, which are incorporated by reference into this proxy statement. Historical results are not indicative of the results to be expected in the future.

	For the Six Months Ended June 30,		For the Years Ended December 31,
(Dollars in millions)	2017	2016	2016	2015	2014	2013	2012
Statement of Operations:
Revenue
Investment management, property services and property services and research fees (includes $10.0, $17.5, $28.9, 37.8, $57.4, $46.0 and $32.5 million of related party fees, respectively)	$25.2	$32.6	$59.4	$69.3	$82.6	$68.1	$53.3
Rental	248.1	240.2	485.9	404.8	206.9	40.3	8.5
Hotel	58.5	55.9	116.2	106.4	63.3	2.7	—
Sale of real estate	13.6	14.2	29.3	3.7	28.4	10.1	2.3
Loans and other	6.5	5.8	12.6	19.5	17.4	1.9	2.8

Total revenue	351.9	348.7	703.4	603.7	398.6	123.1	66.9

Operating expenses
Commission and marketing	3.7	3.5	8.0	7.3	5.6	3.6	4.6
Compensation and related	78.2	86.2	186.5	154.8	113.8	76.7	55.8
Cost of real estate sold	10.3	10.6	22.1	2.6	20.7	7.9	2.2
General and administrative	19.9	22.0	45.4	43.8	42.1	24.6	19.5
Depreciation and amortization	101.8	97.3	198.2	166.3	104.5	17.4	4.9
Rental operating	72.6	63.8	135.4	108.0	59.3	16.7	4.5
Hotel operating	47.2	48.1	96.3	89.9	57.1	2.2	—

Total operating expenses	333.7	331.5	691.9	572.7	403.1	149.1	91.5
Income from unconsolidated investments	35.9	27.6	126.6	97.4	54.2	41.4	27.9

Operating income	54.1	44.8	138.1	128.4	49.7	15.4	3.3

	For the Six Months Ended June 30,		For the Years Ended December 31,
(Dollars in millions)	2017	2016	2016	2015	2014	2013	2012
Non-operating income (expense)
Gain on sale of real estate	71.7	54.5	130.7	72.4	—	—	—
Acquisition-related gains	—	8.6	16.2	108.1	218.1	56.6	25.5
Acquisition-related expenses	(1.2)	(8.4)	(9.5)	(37.3)	(19.7)	(1.6)	(0.7)
Interest expense—investment	(69.9)	(66.1)	(137.4)	(108.8)	(46.3)	(11.8)	(2.5)
Interest expense— corporate	(32.2)	(24.3)	(54.2)	(46.9)	(57.1)	(39.9)	(26.1)
Loss on early extinguishment of corporate debt	—	—	—	(1.0)	(27.3)	—	—
Other income	4.9	5.7	6.6	(2.5)	5.1	(1.9)	7.0

Income before provision for income taxes	27.4	14.8	90.5	112.4	122.5	16.8	6.5
(Provision for) benefit from income taxes	(4.6)	3.4	(14.0)	(53.4)	(32.4)	(2.9)	0.2

Net income	22.8	18.2	76.5	59.0	90.1	13.9	6.7
Net (income) loss attributable to the non-controlling interests	(12.6)	26.2	(70.9)	15.7	(68.2)	(20.3)	(2.5)

Preferred dividends and accretion of preferred stock issuance costs	—	(1.1)	(2.8)	(3.6)	(8.1)	(8.1)	(8.1)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$10.2	$(9.1)	$2.8	$71.1	$13.8	$(14.5)	$(3.9)

Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities	$68.2	$10.5	$102.9	$178.2	$98.1	$31.3	$16.7
Investing activities	(0.9)	(119.4)	(286.7)	(1,483.6)	(2,473.2)	(348.8)	(399.7)
Financing activities	280.3	273.0	419.8	1,118.8	3,163.4	371.4	388.4
Balance Sheet Data (1):
Cash, cash equivalents and cash held by consolidated investments	$1,264.8	$856.0	$885.7	$731.6	$937.7	$178.2	$120.9
Investment account (1)(2)	2,094.8	1,971.4	2,082.7	1,942.3	1,684.3	1,191.5	837.6
Total assets	8,284.3	7,696.3	7,659.1	7,595.6	6,297.6	1,796.8	1,270.4
Total debt	5,480.4	4,695.7	4,892.7	4,316.3	2,988.3	838.8	672.6
Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	1,027.5	1,071.9	1,048.0	1,133.8	901.1	768.3	509.7
Other Selected Data:
Adjusted EBITDA (3)	179.5	145.3	349.9	371.2	317.8	159.1	97.4
Ratio of earnings to fixed charges (4)	2.12	1.62	1.13	1.62	2.17	1.76	1.41

(1)	This balance sheet data is presented as of the end of the fiscal period referred to in the applicable column heading.

(2)	Our investment account represents our consolidated investment account presented after non-controlling interest in invested assets gross of accumulated depreciation and amortization. Our consolidated investment account represents the sum of our equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.

(3)	For the definition of and other important information regarding Adjusted EBITDA, see “Certain Definitions; Non-GAAP Measures.”

(4)	The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” consists of pretax income from continuing operations before non-controlling interest and our equity in income of joint ventures plus fixed charges and operating distributions from equity investees, and “fixed charges” consists of interest expense, whether capitalized or expensed, amortization related to indebtedness and premiums or discounts of stock issuances and an estimate of interest expense within rental expense.

	For the Six Months Ended June 30,		For the Years Ended December 31, 2016
(Dollars in millions)	2017	2016	2016	2015	2014	2013	2012
Net income	$22.8	$18.2	$76.5	$59.0	$90.1	$13.9	$6.7
Non-GAAP adjustments:
Add back:
Interest expense—investment	69.9	66.1	137.4	108.8	46.3	11.8	2.5
Interest expense—corporate	32.2	24.3	54.2	46.9	57.1	39.9	26.1
Loss on extinguishment of corporate debt	—	—	—	1.0	27.3	—	—
Kennedy-Wilson’s share of interest expense included in investment in unconsolidated investments	11.5	12.3	23.0	28.1	35.5	45.0	29.5
Depreciation and amortization	101.8	97.3	198.2	166.3	104.5	17.4	4.9
Kennedy-Wilson’s share of depreciation and amortization included in unconsolidated investments	8.7	10.5	20.8	28.1	47.1	46.7	22.6
Provision for (benefit from) income taxes	4.6	(3.4)	14.0	53.4	32.4	2.9	(0.2)

Consolidated EBITDA	251.5	225.3	524.1	491.6	440.3	177.6	92.1
Share-based compensation	20.1	32.2	65.1	30.8	15.8	7.5	8.1
EBITDA attributable to non-controlling interests (1)	(92.1)	(112.2)	(239.3)	(151.2)	(138.3)	(26.0)	(2.8)

Adjusted EBITDA	$179.5	$145.3	$349.9	$371.2	$317.8	$159.1	$97.4

(1)	$0.3 million, $5.7 million, $70.1 million, $166.9 million and $168.4 million of depreciation, amortization, interest and taxes for the years ended December 31, 2012, 2013, 2014, 2015 and 2016, and $86.0 million and $79.5 million of depreciation, amortization, interest and taxes for the six months ended June 30, 2016 and 2017.

	For the Six Months Ended June 30,		For the Year Ended December 31,
(In millions, except per share amounts)	2017	2016	2016	2015	2014	2013	2012
Statements of operations data and dividends:
Revenue	$351.9	$348.7	$703.4	$603.7	$398.6	$123.1	$66.9
Net income (loss) to Kennedy-Wilson Holdings Inc. common shareholders	10.2	(9.1)	2.8	71.1	13.8	14.5	(3.9)
Basic (loss) income per share	0.09	(0.09)	0.01	0.66	0.14	(0.21)	(0.07)
Dividends declared per share of common stock	0.34	0.28	0.56	0.48	0.36	0.28	0.20
Adjusted EBITDA	179.5	145.3	349.9	371.2	317.8	159.1	97.4
Adjusted EBITDA annual (decrease) increase	24%	(13)%	(6)%	17%	100%	63%	—
Adjusted Fees	45.7	62.1	108.9	158.2	121.0	72.4	55.7
Adjusted Fees annual increase (decrease)	(26)%	(3)%	(31)%	31%	67%	30%	—

	As of June 30,		As of December 31,
	2017	2016	2016	2015	2014	2013	2012
Balance sheet data:
Cash and cash equivalents	$1,264.8	$856.0	$885.7	$731.6	$937.7	$178.2	$120.9
Total assets	8,284.3	7,696.3	7,659.1	7,595.6	6,297.6	1,786.8	1,270.4
Investment debt	4,192.8	3,906.3	3,956.1	3,627.5	2,175.7	400.2	234.2
Unsecured corporate debt	1,287.6	689.4	936.6	688.8	813.1	438.6	438.4
Kennedy Wilson equity	1,027.5	1,071.9	1,048.0	1,133.8	901.1	768.3	509.7
Noncontrolling interests	1,324.2	1,492.2	1,295.1	1,731.3	2,142.8	50.6	9.1
Total equity	2,351.7	2,564.1	2,343.1	2,865.1	3,043.9	818.9	518.8
Common shares outstanding	114.2	112.5	115.7	114.5	96.1	82.6	63.8

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION FOR KWE

The following tables set forth KWE’s selected consolidated financial information. The selected consolidated financial data for the three years ended December 31, 2016, 2015 and 2014 and for the six months ended June 30, 2017 and 2016 is derived from KWE’s audited consolidated financial statements included in this proxy statement. The audited consolidated financial statements included elsewhere in this proxy statement have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”). The financial information contained in this section is presented in pound sterling (or pence, where noted).

You should note that valuations are normally performed bi-annually, as at December 31 and June 30, across all properties in KWE’s portfolio by external valuers. The valuations supporting fair value measurement in KWE’s audited consolidated financial statements included in this proxy statement only speak as of the date they were issued and should not be deemed to reflect the fair value of KWE’s investment property at any subsequent date. Therefore, no reliance can be placed on any expectation or assumption that fair value of investment property, as reported in such consolidated financial statements, is current as of the date of this proxy statement or any subsequent date.

	For the Six Months Ended June 30		For the Years Ended December 31,
(£ in millions)	2017	2016	2016	2015	2014
Statement of Operations:
Revenue
Rental income	96.5	93.6	£191.5	£138.8	£51.4
Hotel revenue	10.2	8.7	19.4	20.0	8.4
Interest income from loans secured by real estate	4.7	3.5	6.3	13.4	6.6

	111.4	105.8	217.2	172.2	66.4
Property related expenses	(20.4)	(17.1)	(35.8)	(22.7)	(8.3)
Hotel cost of sales	(8.8)	(7.7)	(16.3)	(14.4)	(4.3)

	(29.2)	(24.8)	(52.1)	(37.1)	(12.6)

Gross Profit	82.2	81.0	165.1	135.1	53.8
Gain on sale of investment and development property and loan collateral	2.2	0.2	8.5	14.6	0.4
Net change in fair value of investment and development property	12.9	45.1	(10.8)	208.0	49.3
Net change in fair value of loans secured by real estate	4.0	0.6	0.3	5.1	6.0
Other gains	—	—	—	0.8	—
Gain on purchase of a business	—	—	—	—	1.8

	101.3	126.9	163.1	363.6	111.3
Expenses
Administrative expenses	(11.0)	(8.3)	(16.4)	(15.9)	(14.6)
Investment management fee	(7.7)	(8.1)	(16.3)	(15.2)	(8.4)
Management fee	—	—	—	(29.7)	—

	82.6	110.5	(32.7)	(60.8)	(23.0)

	For the Six Months Ended June 30		For the Years Ended December 31,
(£ in millions)	2017	2016	2016	2015	2014
Results from operating activities before financing income and costs	—	—	130.4	302.8	88.3
Interest income from cash and cash equivalents	0.4	0.4	0.6	0.6	1.3
Finance costs	(25.2)	(29.3)	(57.7)	(36.8)	(9.2)

Net finance expense	(24.8)	(28.9)	(57.1)	(36.2)	(7.9)

Profit before taxation	57.8	81.6	73.3	266.6	80.4
Taxation	(2.9)	(2.9)	(7.3)	(7.6)	(1.9)

Profit for the year after taxation	£54.9	£78.7	£66.0	£259.0	£78.5
Statement of Cash Flow Data:
Cash flow provided by (used in):
Operating activities	23.7	5.6	£29.7	£120.6	£57.4
Investing activities	23.9	(85.2)	79.2	(1,077.4)	(1,195.9)
Financing activities	(53.2)	192.2	(3.0)	821.4	1,580.7
Balance Sheet Data (1):
Cash, cash equivalents	454.8	459.0	456.5	326.5	441.9
Total assets	3,405.0	3,553.9	3,367.8	3,156.9	1,986.9
Total debt	1,676.0	1,719.0	1,677.2	1,414.3	545.9
Total equity	1,567.9	1,679.6	1,535.9	1,629.2	1,389.9
Other Selected Data:
Adjusted NAV	1,565.8	1,677.2	1,533.7	1,596.5	1,386.9

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table sets forth selected unaudited pro forma condensed combined financial information for KWH for the year ended December 31, 2016 and the six months ended June 30, 2017 after giving effect to the Transaction. The selected unaudited pro forma condensed combined financial information is derived from the unaudited pro forma condensed combined financial statements included in this proxy statement. For a complete discussion of the pro forma adjustments underlying the amounts in the table below, please read the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

KWH Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2017:

(in millions)	As of June 30, 2017
Cash	$532.1
Accounts receivable	93.4
Loan purchases and originations	87.2
Real estate and acquired in place lease values	6,062.1
Unconsolidated investments	499.0
Other assets	277.3

Total assets	$7,551.1

Accounts payable	$20.8
Accrued expenses and other liabilities	437.9
Investment debt	4,192.8
Senior notes payable	937.6
Line of credit	350.0

Total liabilities	$5,939.1

KWH shareholders’ equity	1,945.1
Accumulated earnings (deficit)	(139.2)
Accumulated other comprehensive income	(384.7)
Noncontrolling interests	190.8

Total equity	1,612.0

Total liabilities and equity	$7,551.1

KWH Summary Unaudited Pro Forma Combined Statement of Operations for the Fiscal Year ended December 31, 2016 and the six months ended June 30, 2017:

(Dollars in millions)	For the six months ended June 30, 2017	For the year ended December 31, 2016
Total revenue	$351.9	$703.4
Total operating expenses	333.7	691.9
Income from unconsolidated investments	35.9	126.6
Operating income	54.1	138.1
Total Non-operating income (expense)	(33.4)	(58.7)
Income (loss) before provision for income taxes	20.7	79.4
Provision for income taxes	(5.1)	(31.7)
Net income (loss)	$15.6	$47.7
Net (income) loss attributable to noncontrolling interests	(9.0)	(11.1)
Preferred stock dividends and accretion of issuance costs	—	(2.8)
Net income (loss) attributable to KWH	$6.6	$33.8

UNAUDITED COMPARATIVE PER SHARE INFORMATION

The table set forth below depicts the basic and diluted earnings per share, cash dividends declared per share and book value per share for (a) KWH and KWE on a historical basis, (b) the combination of KWH and KWE on a pro forma combined basis and (c) KWE’s equivalent pro forma net earnings and book value per share attributable to 0.3854 of a share of KWH common stock that would have been received for each KWE share exchanged in the Transaction, based on the average and ending exchange rates for the period, respectively, and the assumption that all KWE shareholders elect the New Offer. For a discussion regarding the basis of presentation, assumptions used and adjustments made in preparing the pro forma financial information presented in this proxy statement see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

KWE’s financial statements have historically been prepared in accordance with IFRS, which differs from U.S. GAAP. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for descriptions of the various Pro Forma adjustments.

The following table should be read in connection with the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and other information included in or incorporated by reference into this proxy statement. This information is unaudited and is presented for illustrative purposes only.

	As of and for the Six Months Ended June 30, 2017	As of and for the Year Ended December 31, 2016
KWH historical data
Earnings per share from continuing operations:
Basic	$0.09	$0.01
Diluted	$0.09	$0.01
Cash dividends declared per share	$0.34	$0.56
Book value per share	$9.18	$9.61

KWE historical data
Earnings per share from continuing operations:
Basic	£0.44	£0.49
Diluted	£0.44	£0.49
Cash dividends declared per share	£0.24	£0.48
Book value per share	£12.41	£12.18

Pro forma combined data
Earnings per share from continuing operations:
Basic	$0.04	$0.18
Diluted	$0.04	$0.18
Cash dividends per share (1)	$0.38	$0.76
Book value per share	$9.53	$12.66

Equivalent basis combined
Earnings per share from continuing operations:
Basic	£0.02	£0.09
Diluted	£0.02	£0.09
Cash dividends declared per share	£0.19	£0.39
Book value per share	£4.78	£6.44

(1)	Reflects the announced intention of the KWH board of directors to increase KWH’s quarterly dividend to $0.19 per quarter following completion of the Transaction.

KWE SHARE MARKET PRICE DATA

The table below reflects the actual historic trading prices for the shares of KWE. In the fiscal year ended December 31, 2016, KWE paid a dividend of 48 pence per share. In the fiscal year ended December 31, 2015, KWE paid a dividend of 35 pence per share.

	London Stock Exchange (in pence)
	High	Low
1st Quarter 2015	1,029.76	913.70
2nd Quarter 2015	1,113.77	987.88
3rd Quarter 2015	1,148.60	1,022.10
4th Quarter 2015	1,138.31	1,010.25
1st Quarter 2016	1,132.08	916.43
2nd Quarter 2016	1,103.83	856.29
3rd Quarter 2016	978.88	835.81
4th Quarter 2016	1,016.49	920.25
1st Quarter 2017	970.50	891.46
2nd Quarter 2017	1,139.00	936.00
3rd Quarter 2017 (through September 8, 2017)	1,157.00	1,092.00

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this proxy statement and in other reports and statements made by either KWH or KWE contain “forward-looking” statements concerning future events and financial performance. These forward-looking statements are necessarily estimates reflecting the judgment of senior management based on current estimates, expectations, forecasts and projections and include comments that express current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of the companies’ control, and involve known and unknown risks and uncertainties that could cause actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. No assurance can be given that the transactions and events described will happen as described (or that they will happen at all). In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” in this proxy statement, and in the reports KWH files from time to time with the SEC, including our Form 10-K, which are incorporated by reference herein (see “Where You Can Find More Information”), including, but not limited to, the following factors:

•	the occurrence of any event, change or other circumstance that could result in abandonment of the Transaction;

•	the inability to complete the Transaction in a timely manner or at all;

•	difficulties in successfully integrating the two companies following completion of the Transaction and the risk of not fully realizing expected synergies from the Transaction in the time frame expected or at all;

•	the risk that the announcement and pendency of the Transaction disrupts current plans and operations, increases operating costs, results in management distraction or difficulties in establishing and maintaining relationships with third parties or makes employee retention and incentivization more difficult;

•	the outcome of any legal proceedings that may be instituted against the companies in connection with the announcement and pendency of the Transaction;

•	any limitations on the companies’ ability to operate their businesses during the pendency of the Transaction;

•	disruptions in general economic and business conditions, particularly in geographies where the companies’ respective businesses may be concentrated;

•	volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms and a reduction in the availability of mortgage loans, all of which could increase costs and could limit the companies’ ability to acquire additional real estate assets;

•	continued high levels of, or increases in, unemployment and general slowdowns in commercial activity;

•	the companies’ leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in the companies’ debt service obligations;

•	the companies’ ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service their existing and future indebtedness;

•	the companies’ ability to achieve improvements in operating efficiency;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	the companies’ ability to retain their senior management and attract and retain qualified and experienced employees;

•	the companies’ ability to retain major clients and renew related contracts;

•	trends in use of large, full-service commercial real estate providers;

•	changes in tax laws in the United States or Europe or other jurisdictions that reduce or eliminate deductions or other tax benefits the companies receive;

•	the possibility that future acquisitions may not be available at favorable prices or upon advantageous terms and conditions;

•	the companies’ ability to dispose of assets; and

•	the possibility that costs relating to the acquisition of assets the companies may acquire could be higher than anticipated.

Any forward-looking statements, whether made in this proxy statement or elsewhere, should be considered in the context of the various disclosures made by the companies about their respective businesses including, without limitation, the factors discussed above. Except as required by law, neither KWH nor KWE intends to update any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

RISK FACTORS

In addition to the other information incorporated by reference or included in this proxy statement, including the risks identified in our Annual Report on Form 10-K filed with the SEC on February 27, 2017 and the matters addressed in the section of this proxy statement entitled “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote on the proposals presented at the Special Meeting. The risks and uncertainties described below are not all the risks and uncertainties that we face. Additional risks and uncertainties not presently known to us to that we currently deem immaterial may also impair our business operations. The risks below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements, discussed in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to the Transaction

The Transaction is subject to conditions that KWH cannot control.

The Transaction is subject to a number of conditions, including (i) a resolution to approve the Scheme being passed by a majority in number representing not less than three-quarters of the voting rights of the eligible KWE shareholders (or class thereof, if applicable) present and voting, in person or by proxy, at the applicable shareholder meeting; (ii) the passing of all other resolutions required to approve and implement the Scheme and to approve certain related matters by the KWE shareholders; (iii) the Scheme being sanctioned by the Royal Court of Jersey no later than October 31, 2017, or such later date as may be agreed to in writing by KWH and KWE; (iv) the approval by KWH stockholders of the issuance of KWH shares in connection with the Transaction; (v) the clearance of antitrust and competition authorities in Ireland; and (vi) the listing on the NYSE of the shares of KWH common stock issued in the Transaction. Additional conditions are set out in Appendix 1 to the Rule 2.7 Announcement entitled “Conditions to and Certain Further Terms of the Scheme and the Merger,” which is attached hereto as Annex A. No assurance can be given that all of the conditions to the Transaction will be satisfied, or if they are, as to the timing of such satisfaction. If the conditions to the Transaction are not satisfied, then the Transaction may not be consummated. See the section of this proxy statement entitled “The Transaction.”

The availability of the New Offer is subject to conditions that KWH cannot control.

The availability of the New Offer to KWE shareholders is subject to a number of conditions, including (i) the publication of and approval by the UK Listing Authority of a prospectus by KWH in respect of any new shares of KWH common stock to be issued in connection with the Transaction and (ii) to the extent required, the consent of the Jersey Financial Services Commission to the circulation in Jersey of the offer of any new shares of KWH common stock pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended. If the conditions to the New Offer are not satisfied within the period permitted by the United Kingdom Panel on Takeovers and Mergers (the “Takeover Panel”), then only the consideration available under the Original Offer will be available to KWE shareholders.

While the Transaction is pending, KWH and KWE will be subject to business uncertainties that could adversely affect their businesses.

Uncertainty about the effect of the Transaction on operations may have an adverse effect on KWH and KWE and, consequently, on the combined company. These uncertainties may impair KWH’s ability to attract, retain and motivate key personnel until the Transaction is consummated and for a period of time thereafter, and could cause others who deal with KWH to seek to change existing business relationships with KWH and KWE. Employee retention may be particularly challenging during the pendency of the Transaction because employees may experience uncertainty about their future roles with the combined company. If, despite KWH’s retention efforts, key employees depart during the pendency of the Transaction, the combined company’s business could be harmed.

The number of KWH shares that KWE shareholders will receive in connection with the Transaction will be based on a fixed exchange ratio, which will not be adjusted to reflect changes in the market value of KWH common stock or KWE shares prior to the consummation of the Transaction.

The number of KWH shares that KWE shareholders will receive will be a fixed number based on a fixed exchange ratio (in the case of KWE shareholders electing to receive the Original Offer, an exchange ratio of 0.667 shares of KWH common stock for each KWE ordinary share, and in the case of KWE shareholders electing to receive the New Offer, an exchange ratio of 0.3854 shares of KWH common stock for each KWE ordinary share) . This fixed exchange ratio will not adjust upwards or downwards to compensate for changes in the price of KWH common stock or KWE shares, or changes in currency exchange rates, prior to the effective time of the Transaction. Share price changes may result from a variety of factors, including changes in the business, operations or prospects of KWH or KWE, market assessments of the likelihood that the Transaction will be completed, the timing of the Transaction, regulatory considerations, general market and economic conditions and other factors. KWH stockholders are urged to obtain current market quotations for KWH common stock and KWE shares.

KWH’s directors and executive officers have interests in the Transaction that are in addition to, and different from, any interests they might have as stockholders.

In considering the recommendations of the KWH board of directors, KWH stockholders should be aware that the directors and executive officers of KWH have interests in the proposed Transaction that are in addition to, and different from, interests they have as stockholders of KWH, including ownership of equity securities of KWE that will be exchanged for shares of KWH common stock and/or cash in the transaction. For more information, including the assumptions used to estimate the value of such interests, please see “The Transaction—Interests of Certain KWH Executive Officers and Directors in the Transaction.” You should consider these interests in connection with your vote on the Share Issuance Proposal and the Adjournment Proposal.

In certain circumstances KWH may not be able to invoke the transaction conditions and terminate the Transaction, which could reduce the value of KWH shares.

The Takeover Code provides that certain conditions may be invoked only where the circumstances underlying the failure of the condition are of material significance to KWH in the context of the Transaction. Therefore with the exception of certain conditions relating to (i) the approval of the Scheme by KWE shareholders and the Court, (ii) the approval of the Share Issuance Proposal by KWH stockholders, and (iii) the listing of KWH shares on the NYSE, KWH may be required to obtain the agreement of the Takeover Panel that the circumstances giving rise to the right to invoke the condition were of material significance to KWH in the context of the Transaction before KWH would be permitted to rely on the failure of the condition to be satisfied as grounds to terminate the Transaction.

If a material adverse change affecting KWE occurs and the Takeover Panel does not allow KWH to invoke a condition to cause the Transaction not to proceed, the market price of KWH shares may decline or KWH’s business or KWH’s financial condition may be materially adversely affected. As a result, the value of KWH shares may be reduced and/or the business or financial condition of the combined company may be adversely affected.

KWH stockholders will have a reduced ownership and voting interest after the Transaction and may exercise less influence over management.

Upon the completion of the Transaction, a KWH stockholder will hold a percentage ownership of the combined company that is smaller than such stockholder’s current percentage ownership of KWH. It is currently expected that, immediately after the consummation of the Transaction, the former shareholders of KWE as a group (other than KWH and its subsidiaries) will receive shares constituting: (i) approximately 25% of the outstanding shares of KWH common stock (assuming all KWE shareholders elect to receive the New Offer) or (ii) approximately 36% of the outstanding shares of KWH common stock (assuming all KWE shareholders elect to receive the Original Offer). Because of this, current KWH stockholders may have less influence on the management and policies of the combined company.

KWH may waive one or more of the conditions to the Transaction without resoliciting stockholder approval.

KWH may determine to waive, in whole or in part, one or more of the conditions to its obligations to complete the Transaction, to the extent permitted by applicable laws. In some cases, if KWH’s board of directors determines that such a waiver is warranted but that such waiver or its effect on its stockholders is not sufficiently material to warrant resolicitation of proxies, KWH has the discretion to complete the Transaction without seeking further stockholder approval. Any determination whether to waive any condition to the Transaction or as to resoliciting stockholder approval or amending this proxy statement as a result of a waiver will be made by KWH at the time of such waiver based on the facts and circumstances as they exist at that time.

KWH must obtain the required approvals of antitrust and competition authorities in Ireland to complete the Transaction, which, if delayed, not granted or granted with unacceptable conditions, may delay or jeopardize the completion of the Transaction, result in additional expenditures of money and resources, and/or reduce the anticipated benefits of the Transaction.

The completion of the Transaction is conditioned on, among other things, the clearance by antitrust and competition authorities in Ireland. Moreover, as a condition to their approval of the Transaction, the antitrust and competition authorities in Ireland may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of KWH’s business after the closing. These requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the completion of the Transaction or reduce the anticipated benefits of the Transaction. If KWH and KWE agree to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any approvals required to consummate the Transaction, these requirements, limitations, costs, divestitures or restrictions could adversely affect KWH’s ability to integrate KWE’s operations with KWH’s operations and/or reduce the anticipated benefits of the Transaction. This could have a material adverse effect on KWH’s business and results of operations.

Risks Relating to the Business of KWH Following Completion of the Transaction

KWH will incur direct and indirect costs as a result of the Transaction.

KWH will incur costs and expenses in connection with and as a result of the Transaction. These costs and expenses include professional fees incurred in connection with KWH’s compliance with UK corporate and tax laws and financial reporting requirements, costs and other administrative expenses related to the expanded scale of KWH’s operations, as well as any additional costs KWH may incur going forward as a result of its new corporate structure. We cannot assure you that we will realize all of the anticipated benefits of the Transaction.

The combined company will be more exposed to currency exchange rate fluctuations and foreign taxes as, following completion of the Transaction, there will be an increased proportion of assets, liabilities and earnings denominated in foreign currencies and operations conducted internationally.

Our revenues from foreign operations have been primarily denominated in the local currency where the associated revenues were earned. Thus, we may experience significant fluctuations in revenues and earnings because of corresponding fluctuations in foreign currency exchange rates. To date, our foreign currency exposure has been limited to the pound sterling and the Euro. Certain questions have arisen about the viability of the Euro, and there has been speculation that some countries within the Eurozone may elect, or may be forced, to revert to the currency they issued prior to the establishment of the Euro, which could significantly reduce the value of the Euro. Due to the constantly changing currency exposures to which we will be subject and the volatility of currency exchange rates, we may experience currency losses in the future, and we cannot predict the effect of exchange rate fluctuations on future operating results. Our management uses currency hedging instruments from time to time, including foreign currency forward contracts, purchased currency options (where applicable) and foreign currency borrowings. The economic risks associated with these hedging instruments include unexpected fluctuations in foreign currency rates, which could lead to hedging losses or the requirement to post collateral, along with unexpected changes in our underlying net asset position. Our hedging activities may not be effective.

As a result of the Transaction, the financial results of the combined company will be more exposed to currency exchange rate fluctuations and an increased proportion of assets, liabilities and earnings will be denominated in non-U.S. dollar currencies. The combined company will present its financial statements in U.S. dollars and will have a significant proportion of net assets and income in non-U.S. dollar currencies, primarily pound sterling and the Euro. The combined company’s financial results and capital ratios will therefore be sensitive to movements in foreign exchange rates. A depreciation of non-U.S. dollar currencies relative to the U.S. dollar could have an adverse impact on the combined company’s financial results.

In addition, the combined company will be more exposed to foreign income or other taxes, potentially at tax rates that exceed those of the United States, as a greater proportion of its operations will be conducted internationally. Foreign tax laws may also subject any foreign earnings that are repatriated to dividend withholding tax requirements or other restrictions. The combined company may be unable to repatriate non-U.S. earnings in a tax efficient manner, and future new or amended foreign tax and other laws may impose additional restrictions on its ability to repatriate foreign earnings.

The combined company’s ability to use KWH’s net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2016, KWH had $109.4 million and $104.2 million of federal and California net operating loss carryforwards, respectively, as well as $12.1 million of foreign tax credits, which generally can be used to offset future taxable income. However, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change, by value, in its equity ownership over a rolling three-year period), the corporation’s ability to use its pre-change net operating loss carryforwards and foreign tax credits to offset its post-change income may be limited. We have not performed a detailed analysis to determine whether KWH has previously undergone an ownership change or will undergo an ownership change as a result of the Transaction. As a result, if the combined company earns net taxable income, its ability to use KWH’s pre-change net operating loss carryforwards and foreign tax credits to offset U.S. federal taxable income may be limited, which could potentially result in increased future U.S. federal tax liability to the combined company.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of our results as a combined company if the Transaction is completed, and accordingly, you will have limited financial information on which to evaluate the financial performance of the combined company and your investment decision.

The pro forma financial information included in this proxy statement is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Transaction. The unaudited pro forma financial information does not reflect future events that may occur after the Transaction, including the potential realization of operating cost savings or restructuring activities or other costs related to the planned integration of KWE, and does not consider potential impacts of current market conditions on revenues or expenses. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have a material impact on the pro forma financial information and the combined organization’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined organization’s financial condition or results of operations following the closing. Any potential decline in the combined organization’s financial condition or results of operations may cause significant variations in the share price of the combined organization.

The financial analyses and projections considered by KWH and its financial advisor may not be realized.

The financial analyses and projections considered by KWH and its financial advisor, Goldman Sachs, reflect numerous estimates and assumptions that are inherently uncertain with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to KWH’s and KWE’s businesses, including the factors described or referenced under “Special Note Regarding Forward-Looking Statements” and/or listed in this proxy statement under this section entitled “Risk Factors,” all of which are difficult to predict, and many of which are beyond our control. Many of the assumptions reflected in the financial analyses and projections are subject to change and none of the financial analyses or projections reflect revised prospects for KWH’s or KWE’s businesses, changes in general business or economic conditions or any other transactions or event that has occurred or that may occur and that was not anticipated at the time such financial analyses and projections were prepared. The forecasts speak as of the date that they were considered by KWH and the financial analyses speak only as of the date they were presented by Goldman Sachs to the KWH board of directors. There can be no assurance that the projections considered by KWH and its financial advisor will be realized or that actual results will not materially vary from the financial analyses and projections considered by KWH and its financial advisor. In addition, since the financial projections cover multiple years, such information by its nature becomes less predictive with each successive year. Without limiting the foregoing, KWH stockholders should be aware that in the view of KWH, the Projections, other than the 2017 Projections, are no longer valid in the context of the Transaction (see the section of this proxy statement entitled “The Transaction—Certain Unaudited Prospective Financial Information—Important Information about the Projections” for additiona information). Therefore, the financial analyses and projections should not be relied on as predictive of actual future events nor construed as financial guidance.

The market price of shares of KWH common stock may be volatile, and the value of your investment could materially decline.

Investors who hold shares of KWH common stock may not be able to sell their shares at or above the price at which they purchased the KWH shares. The prices of KWH and KWE shares have fluctuated materially from time to time, and KWH cannot predict the price of its shares. Broad market and industry factors may materially harm the market price of KWH shares, regardless of KWH’s operating performance. In addition, the price of KWH shares may be dependent upon the valuations and recommendations of the analysts who cover the KWH business, and if its results do not meet the analysts’ projections and expectations, KWH’s stock price could decline as a result of analysts lowering their valuations and recommendations.

Future sales of KWH shares in the public market could cause volatility in the price of KWH shares or cause the share price to fall.

Sales of a substantial number of KWH shares in the public market, or the perception that these sales might occur, particularly at the time of the completion of the Transaction (due to KWE shareholders or KWH stockholders deciding not to own KWH shares) could depress the market price of KWH shares, and could impair KWH’s ability to raise capital through the sale of additional equity securities.

THE TRANSACTION

The following summary describes the material terms of, and documents and agreements, related to, the Transaction, including the Rule 2.7 Announcement and the New Offer Announcement. This summary is qualified in its entirety by reference to the annexes to this proxy statement, and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the Transaction and related matters.

Overview of the Transaction

On April 24, 2017, KWH issued the Rule 2.7 Announcement, disclosing the terms of a recommended offer by KWH to acquire all of the outstanding shares (other than shares owned by KWH or its subsidiaries or held in treasury) of KWE, in an all-stock transaction. On June 13, 2017, KWH issued the New Offer Announcement, disclosing that KWH had agreed to amend the terms of the proposed acquisition announced on April 24, 2017 to include a new alternative proposal alongside KWH’s previously announced recommended offer.

In 2014, KWH launched the initial public offering of KWE on the LSE. As of the date of this proxy statement, KWH beneficially owns approximately 23.8% of KWE’s issued and outstanding shares and is its largest shareholder.

Under the terms of the Transaction, KWE shareholders would be entitled to receive, for each KWE ordinary share, either: (i) 0.667 shares of KWH common stock (the “Original Offer”); or (ii) a mixed consideration (the “New Offer”) consisting of (a) 300 pence in cash, to be paid by KWH; (b) 250 pence in cash, to be paid by KWE as a special distribution shortly after the effective date of the Transaction (the “KWE Special Distribution”); and (c) 0.3854 shares of KWH common stock, in each case by means of a court sanctioned scheme of arrangement between KWE and its shareholders under Article 125 of the Jersey Companies Law (the “Scheme”). KWH will provide a mix and match facility under which KWE shareholders (other than certain overseas KWE shareholders) who elect to receive the New Offer may, subject to off-setting elections made by other KWE shareholders who elect to receive the New Offer, elect to vary the proportion in which they receive shares of KWH common stock and cash from KWH available under the New Offer (but not the KWE Special Distribution). The mix and match facility will not change the total number of shares of KWH common stock to be issued under the New Offer or the maximum amount of the cash to be paid by KWH under the New Offer.

Based on KWH’s closing price on the NYSE of $19.55 and a £/$ exchange rate of 1.2656 as of June 12, 2017 (the trading day prior to when the New Offer Announcement was issued), the New Offer values KWE’s entire issued share capital at approximately £1.44 billion and each KWE share at approximately 1,145 pence, representing a premium of approximately 11.2% to the closing price of 1,030 pence per KWE share on that date, while the Original Offer values KWE’s entire issued share capital at approximately £1.3 billion and each KWE share at approximately the closing price of 1,030 pence. Based on KWH’s closing price on the NYSE of $19.15 and a £/$ exchange rate of 1.3209 as of September 8, 2017 (the most recent practicable trading day prior to the date of this proxy statement), the New Offer values KWE’s entire issued share capital at approximately £1.40 billion and each KWE share at approximately 1,109 pence, while the Original Offer values KWE’s entire issued share capital at approximately £1.22 billion and each KWE share at approximately 967 pence.

The following table provides a sensitivity analysis of the market value of the consideration that will be paid to KWE shareholders (excluding ordinary course dividends payable by either company prior to closing)

under the Original Offer and the New Offer, assuming a £/$ exchange rate of 1.3209, which was the exchange rate as of September 8, 2017 (the most recent practicable trading day prior to the date of this proxy statement):

KWH Stock Price	Per Share Value of Consideration Paid to KWE Shareholders Who Elect the Original Offer	Per Share Value of Consideration Paid to KWE Shareholders Who Elect the New Offer
$17.50	884 pence	1,061 pence
$20.00	1,010 pence	1,134 pence
$22.50	1,136 pence	1,206 pence
$25.00	1,262 pence	1,279 pence

The terms of the Transaction further provide that, KWE shareholders will receive the usual KWE quarterly dividends payable on their shares until the effective date of the Transaction, subject to certain adjustments to avoid duplicated payments which would otherwise result from the first KWH dividend of $0.19 per KWH share being paid in respect of a period which includes part of the KWE dividend period in which the effective date of the Transaction falls. The final KWE dividend paid to KWE shareholders will be prorated on the number of days between the start of the final KWE dividend period and the effective date of the Transaction and further reduced by any KWH dividends paid with respect to that period. KWE dividends are payable in pound sterling and KWH dividends are payable in U.S. dollars. Accordingly, the extent to which the KWH dividend reduces the final KWE dividend will be determined by converting the U.S. dollar amount into pound sterling using the exchange rate as of close of business on the business day immediately prior to the first KWH dividend payment. In the event that the U.S. dollar strengthens against the pound sterling such that the first KWH dividend reduces the final KWE dividend to below zero, the deficit will be applied to reduce the penultimate KWE dividend. KWE shareholders are also entitled to receive any quarterly dividend declared and paid by KWE in amounts of up to 12 pence per KWE share with respect to any period preceding the penultimate KWE dividend period. Therefore, on August 31, 2017, KWE paid KWE shareholders who were on the KWE register of members on August 18, 2017 its usual quarterly dividend of 12 pence per KWE share in respect of the KWE dividend period ended June 30, 2017.

Following the completion of the Transaction, KWH anticipates that (i) if all KWE shareholders elect to receive the New Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 25% and existing KWH stockholders will own approximately 75% of the outstanding shares of KWH and (ii) if all KWE shareholders elect to receive the Original Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 36% and existing KWH stockholders will own approximately 64% of the outstanding shares of KWH.

The shares of KWH common stock will be fully paid and non-assessable, and will rank pari passu in all respects with shares of KWH common stock outstanding at the time such shares are issued pursuant to the Transaction, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the effective date of the Transaction. Application will be made to the NYSE for the shares of KWH common stock to be listed on the NYSE.

The KWE shares will be acquired pursuant to the Transaction fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of the Rule 2.7 Announcement or subsequently attaching or accruing to them, save for any dividends payable to KWE shareholders as described above.

The completion of the Transaction is conditioned upon, among other things: (i) a resolution to approve the Scheme being passed by a majority in number representing not less than three-quarters of the voting rights of the eligible KWE shareholders (or class thereof, if applicable) present and voting, in person or by proxy, at the applicable shareholder meeting; (ii) the passing of all other resolutions required to approve and implement the Scheme and to approve certain related matters by the KWE shareholders; (iii) the Scheme being sanctioned by the Royal Court of Jersey no later than October 31, 2017, or such later date as may be agreed to in writing by KWH and KWE; (iv) the approval by KWH stockholders of the issuance of KWH shares in connection with the Transaction; (v) the clearance of antitrust and competition authorities in Ireland; and (vi) the listing on the NYSE of the shares of KWH common stock issued in the Transaction.

Further, the availability of the New Offer to KWE shareholders is conditional upon, in addition to the conditions set forth above: (i) the publication of and approval by the UK Listing Authority of a prospectus by KWH in respect of any new shares of KWH common stock to be issued in connection with the Transaction (the “Prospectus Condition”) and (ii) to the extent required, the consent of the Jersey Financial Services Commission to the circulation in Jersey of the offer of any new shares of KWH common stock pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended (the “COBO Condition”). If the Prospectus Condition or, to the extent required, the COBO Condition is not satisfied within the period permitted by the United Kingdom Panel on Takeovers and Mergers, only the consideration available under the Original Offer will be available to KWE shareholders. Both conditions have been satisfied as of the date of this proxy statement.

In connection with the Transaction, KWH has announced that its board of directors intends to increase the first quarterly dividend payable following the effective date of the Transaction from $0.17 per share of KWH common stock to $0.19 per share of KWH common stock. Additionally, KWH has announced its intention to evaluate the most efficient tax structure for the combined company over time, which may enhance cash flows to stockholders in the future. This evaluation will take into account near-term expected changes to the Internal Revenue Code of 1986 and may result in, among other things, maintaining C-corporation status or a potential conversion into a real estate investment trust.

Information About KWH

KWH is a global real estate investment company. KWH owns, operates and invests in real estate, both on its own and through its investment platform. KWH focuses on multifamily and commercial properties located in the Western United States, the United Kingdom, Ireland, Spain, Italy and Japan. To complement its investment business, KWH also provides real estate services, primarily to financial services clients.

KWH’s value is primarily derived from its ownership of income-producing real estate assets. As of June 30, 2017, KWH had an ownership interest in approximately 40 million square feet of property globally, including 25,943 multifamily rental units and 18.1 million square feet of commercial property, with approximately $13.2 billion of investment management and real estate assets under management (excluding KWE) and over $1.5 billion of new initiatives under development (with approximately US$200 million of additional KWH equity investments expected in the next three years). In addition to its core income-producing real estate, KWH engages in development, redevelopment and value-add initiatives through which it seeks to enhance cash flows or reposition assets to increase disposal value. As of June 30, 2017, KWH had over 570 employees in offices throughout the United States, the United Kingdom, Ireland, Jersey, Spain, Italy and Japan, and managed and worked with over 5,000 operating associates.

KWH’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America, and the telephone number for its principal executive offices is +1 310 887 6400. KWH’s website is www.kennedywilson.com. KWH’s common stock trades on the NYSE under the ticker symbol “KW”.

Additional information regarding KWH can be found in the reports KWH files from time to time with the SEC and incorporates by reference herein. See “Where You Can Find More Information.”

Information about KWE

KWE invests in real estate across the United Kingdom, Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. KWE’s existing portfolio is primarily invested across offices and retail in the United Kingdom and Ireland, weighted towards London, the South East of England and Dublin.

KWE holds a real estate portfolio valued at £2,882 million comprised of 213 direct real estate assets with a value of £2,814.6 million and two loan portfolios secured by collateral on 10 assets with a value of £67.6 million. KWE’s real estate portfolio is primarily invested in office, retail, residential and industrial, weighted towards London and the South East of England and Dublin. By strategically acquiring assets from vendors who are not core real estate operators, KWE aims to unlock the inherent value of under-resourced real estate—namely properties that are under-managed or under-capitalized—to generate superior returns for its investors.

KWE is externally managed by KWH through the Investment Manager.

KWE’s registered office is located at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands, and the telephone number for its registered office is +44 (0) 1534 835 722. KWE’s website is www.kennedywilson.eu. KWE shares trade on the LSE under the ticker symbol “KWE”.

For additional information regarding KWE, see KWE’s audited financial statements included in this proxy statement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KWE” and “Additional Information about KWE.”

Background of the Transaction

The following is intended to provide information to KWH stockholders as to the background of the Transaction; it does not purport to describe, insofar as the KWE shareholders are concerned, the process followed and the matters considered by the KWE independent directors in their evaluation of the Transaction. KWE shareholders will be sent a scheme document in accordance with the Jersey Companies Law containing and setting out, among other things, the full terms and conditions of the Scheme and the recommendation of the KWE independent directors with respect thereto.

In 2014, KWH launched the initial public offering of KWE on the LSE. Since the KWE IPO, KWH, through the Investment Manager, has served as the investment manager for KWE with sole discretion over KWE’s investment decisions pursuant to the terms of an investment management agreement between the Investment Manager and KWE (see “—KWH’s Relationship with KWE; Certain Agreements between KWH and KWE”).

In January 2017, KWH’s management began to evaluate the possibility of an acquisition of all of the outstanding ordinary shares of KWE that KWH did not already own.

On February 21, 2017, at the request of KWH, representatives of KWH’s legal advisors, Macfarlanes LLP (“Macfarlanes”) and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), and KWH’s financial advisor Goldman Sachs met at KWH’s executive offices in Beverly Hills, California with members of KWH’s management and board of directors to discuss legal and financial considerations with respect to a potential acquisition of KWE. At this meeting, representatives of Macfarlanes and Wachtell Lipton discussed, among other things, the board’s fiduciary duties under Delaware law and the legal regime applicable to acquisitions of UK listed companies. In addition, Goldman Sachs presented the board with its preliminary perspectives on the financial and strategic rationale for pursuing an acquisition of KWE. Goldman Sachs also presented a preliminary indicative financial analysis of various transaction considerations relating to a potential acquisition of KWE, including certain procedural considerations with respect to transactions involving a UK-listed company.

On February 22, 2017, after having discussed the prior day’s presentations and advice of Wachtell Lipton, Macfarlanes and Goldman Sachs, the KWH board of directors authorized the formation of an ad hoc transaction committee of the board (the “Transaction Committee”), composed of William J. McMorrow, David A. Minella and Stanley R. Zax. The KWH board of directors authorized KWH to pursue the potential acquisition of KWE, and the Transaction Committee to take such actions as it deemed necessary, advisable or appropriate in connection therewith, including managing and administering the process of exploring the acquisition, engaging in discussions, diligence efforts and negotiations with KWE and making recommendations to the full board of directors with respect to the potential acquisition of KWE.

On February 28, 2017, at the direction of the Transaction Committee, representatives of Macfarlanes and Goldman Sachs met in London with Mr. McMorrow, Mary Ricks, President and Chief Executive Officer of Kennedy Wilson Europe and a board member of KWE, Matt Windisch, Executive Vice President of KWH and co-chairman of KWH’s investment committee, and In Ku Lee, Senior Vice President and Deputy General Counsel of KWH, to discuss the potential acquisition of KWE. That same day, the Transaction Committee held a telephonic meeting to consider the possibility of making a nonbinding proposal to acquire all of the outstanding shares of KWE. The Transaction Committee determined that KWH should deliver a proposal for a transaction in which each KWE ordinary share would be exchanged for 0.61 shares of KWH common stock, conditioned upon, among other things, the recommendation of the proposal by the independent directors of KWE and the final approval of the KWH board of directors (the “Initial Proposal”).

On March 1, 2017, Mr. McMorrow, Ms. Ricks and Mr. Windisch travelled to Jersey, Channel Islands and met with and delivered the Initial Proposal to the non-executive directors of KWE, who indicated that they would evaluate the proposal and respond in due course. Subsequent to the March 1, 2017 meeting, the board of directors of KWE established an independent committee (the “KWE Independent Committee”) composed of Charlotte Valeur, the non-executive chair of KWE, Simon Radford, a non-executive director of KWE and Mark McNicholas, a non-executive director of KWE and its senior independent director, with power to negotiate with KWH on behalf of the KWE board of directors, appoint advisors and establish a protocol with respect to the acquisition. The KWE Independent Committee elected Ms. Valeur as its chair, and retained Sullivan & Cromwell LLP (“S&C”) as its legal advisor, and J.P. Morgan Limited (which conducts its UK investment banking activities as J.P. Morgan Cazenove) (“J.P. Morgan Cazenove”) and Rothschild Global Advisory (“Rothschild”) as its financial advisors.

In early March 2017, at the request of the KWE Independent Committee, representatives of S&C and Macfarlanes began to negotiate the terms of a separate manager’s powers agreement between the Investment Manager and KWE setting forth, among other things, limitations on the powers of the Investment Manager to acquire and dispose of KWE’s assets or shares, or to make payments on KWE’s account during the negotiation and pendency of the acquisition, actions which the Investment Manager would otherwise be entitled to take pursuant to the Investment Management Agreement. The parties also began negotiating a confidentiality agreement in order to facilitate sharing of non-public information in connection with the due diligence process and negotiations.

On March 9, 2017, Rothschild submitted to Goldman Sachs a preliminary list of requested due diligence information regarding KWH in order to facilitate KWE’s evaluation of the KWH equity consideration contemplated by the Initial Proposal.

On March 22, 2017, KWH and KWE completed negotiation of the confidentiality agreement, which they and the Investment Manager signed on the same date, and the parties and certain of their representatives began sharing and reviewing non-public information pursuant thereto.

On April 5, 2017, Ms. Valeur telephoned Ms. Ricks to inform her that the KWE Independent Committee had determined that the Initial Proposal did not provide sufficient consideration to KWE shareholders. Ms. Valeur did not indicate a specific exchange ratio or price at which the KWE Independent Committee would be willing to recommend a transaction, but noted that the KWE Independent Committee was willing to entertain an increased proposal, should KWH wish to make one. On the same day, representatives of Rothschild separately communicated the KWE Independent Committee’s determination to representatives of Goldman Sachs.

On April 6, 2017, the Transaction Committee met telephonically and, after considering additional analysis presented by Goldman Sachs and KWH management, authorized KWH’s management to deliver a revised proposal (the “Revised Proposal”) to the KWE Independent Committee which increased the proposed exchange ratio to 0.65 shares of KWH common stock for each KWE ordinary share with the other terms of the Initial Proposal remaining unchanged.

On April 7, 2017, Ms. Ricks emailed Ms. Valeur a proposal letter setting forth the terms of the Revised Proposal.

Subsequently on April 7, 2017, Ms. Valeur telephoned Ms. Ricks to inform her that the KWE Independent Committee had determined that the Revised Proposal did not provide sufficient consideration to KWE shareholders. Ms. Valeur did not indicate a specific exchange ratio or price at which the KWE Independent Committee would be willing to recommend a transaction, but noted that the KWE Independent Committee was willing to entertain an increased proposal, should KWH wish to make one.

On April 7, 2017, after considering additional analysis presented by Goldman Sachs and KWH management, the Transaction Committee met telephonically and authorized KWH’s management to further increase the proposed exchange ratio with the goal of reaching an understanding on valuation with the KWE Independent Committee, with any such understanding to be subject to subsequent approval of the full board of directors of KWH.

On April 10, 2017, the Investment Manager and KWE executed the separate manager’s powers agreement.

On April 13, 2017, after additional negotiations between Ms. Valeur (on behalf of the KWE Independent Committee), Mr. McMorrow (on behalf of the Transaction Committee) and Ms. Ricks, the parties agreed to instruct their respective teams to continue negotiations towards an announcement of a recommended transaction at an exchange ratio of 0.667 shares of KWH common stock for each KWE ordinary share (the “Exchange Ratio”), subject to finalization of definitive documents in a mutually acceptable form and final approval of the board of directors of KWH, on the one hand, and the KWE Independent Committee, on the other. In addition, the parties reached a general understanding, subject to additional negotiation of the precise mechanism of implementation, that KWE would be permitted to pay its next regular quarterly dividend to its shareholders, as well as a closing dividend reflecting the principle that the aggregate dividends payable to KWE shareholders at closing should be equal to the accrued but unpaid ordinary dividends that would otherwise have become payable in respect of KWE shares, subject to certain adjustments.

Between April 13, 2017 and the announcement of the transaction contemplated by the Rule 2.7 Announcement issued on April 24, 2017 (the “Original Transaction”), the parties and their advisors worked to negotiate and finalize the Rule 2.7 Announcement and related documents necessary to agree on the terms of and announce the Transaction, participating in numerous conference calls and meetings in connection therewith.

On April 17, 2017 and again on April 18, 2017, Messrs. Lee and Windisch, together with (at the direction of the Transaction Committee) representatives from Goldman Sachs, Macfarlanes and Wachtell Lipton, met telephonically with representatives of the KWE Independent Committee as well as representatives of Rothschild, J.P. Morgan Cazenove and S&C in order for the representatives of KWE to conduct additional due diligence with respect to KWH’s business and KWH’s economic rationale for pursuing the acquisition of KWE. Due diligence topics covered included KWH’s recent financial results, capital structure, assets, liabilities, and compliance with regulatory requirements and accounting controls.

On April, 18, 2017, KWH retained Bank of America Merrill Lynch (“BAML”) as an additional financial advisor in connection with the acquisition of KWE.

On April 21, 2017, the KWH board of directors held a special telephonic meeting at which members of management as well as representatives of Macfarlanes, Wachtell Lipton, Goldman Sachs and BAML were present. Messrs. Windisch and McMorrow provided an update on the status of negotiations with respect to the Original Transaction. Representatives of Macfarlanes and Wachtell Lipton reviewed the board’s fiduciary duties under the circumstances and summarized the present drafts of the definitive documentation related to the Original Transaction, including the Rule 2.7 Announcement. Representatives of Goldman Sachs then reviewed and discussed with the KWH board of directors Goldman Sachs’ preliminary financial analysis of the Original Transaction. The KWH board of directors authorized management and the advisors to continue negotiations with respect to the Original Transaction, and to report back to the board of directors when all terms and documents had been substantially finalized.

On April 22 and April 23, 2017, Messrs. Lee and Windisch, together with representatives from Goldman Sachs, Macfarlanes and Wachtell Lipton, held several telephonic meetings with representatives the KWE Independent Committee, Rothschild, J.P. Morgan Cazenove and S&C in order to negotiate and finalize the Original Transaction terms and documents, and in particular, the timing and other terms pursuant to which KWE shareholders would receive dividends between announcement and closing of the acquisition.

On April 23, 2017, the Transaction Committee met to discuss, review and consider whether it should recommend that the KWH Board approve the Original Transaction. Messrs. Lee and Windisch provided the Transaction Committee with an update on the status of negotiations and documentation with respect to the Original Transaction. After having discussed the update provided by Messrs. Lee and Windisch and reviewed updated presentations from KWH’s management and Goldman Sachs, the Transaction Committee unanimously determined to recommend that the KWH board of directors authorize and approve the Original Transaction and the documents and actions necessary to implement the Original Transaction.

Subsequently on April 23, 2017, the KWH board of directors held a special telephonic meeting at which members of management as well as representatives of Macfarlanes, Wachtell Lipton, Goldman Sachs and BAML were also present. Messrs. Windisch and McMorrow provided a general update on the status of negotiations and documentation with respect to the Original Transaction. Representatives of Macfarlanes and Wachtell Lipton reviewed the board of directors’ fiduciary duties under the circumstances and outlined the definitive documentation related to the Original Transaction, including the Rule 2.7 Announcement. Representatives of Goldman Sachs then reviewed Goldman Sachs’ financial analysis of the Original Transaction and rendered an oral opinion to the KWH board of directors, which opinion was subsequently confirmed in writing on April 24, 2017, that, as of such date and based upon the assumptions made, procedures followed, matters considered and limitations set forth in such written opinion, the exchange ratio of 0.667 shares of common stock of KWH to be issued in exchange for each ordinary share of KWE in accordance with the terms set forth in the Rule 2.7 Announcement was fair, from a financial point of view, to KWH. The KWH board of directors unanimously determined that the Original Transaction was advisable and in the best interests of KWH and KWH’s stockholders, and approved and authorized the Original Transaction, the issuance of the Rule 2.7 Announcement and the execution of the documents necessary to implement the Original Transaction.

Prior to the opening of trading in KWE’s shares on April 24, 2017, KWH issued the Rule 2.7 Announcement.

Following announcement of the Original Transaction, members of management of KWH engaged in discussions regarding the merits of the Original Transaction with a variety of KWH stockholders and KWE shareholders.

On May 2, 2017, Soros Fund Management LLC (“Soros”), as the investment manager of Quantum Partners, LP (“Quantum”), a private investment fund managed by Soros and a significant shareholder of KWE, sent a public letter to the KWE board of directors indicating that it was disappointed with the terms of the Transaction as well as Soros’ understanding of the process leading to the Transaction.

On May 4, 2017, KWH retained Deutsche Bank Securities Inc. as an additional financial advisor in connection with the acquisition of KWE.

During the month of May, KWH management continued to hold meetings with stockholders of KWH and shareholders of KWE, including Soros, in order to solicit their feedback and understand their views regarding the terms of the Original Transaction.

On May 26, 2017, the Transaction Committee met telephonically to discuss and consider whether it should authorize members of KWH’s management to engage in discussions with representatives of Soros regarding potential adjustments to the form and amount of consideration to be paid in connection with the acquisition of KWE. Messrs. McMorrow and Windisch provided an update regarding the status of meetings with certain KWH stockholders and KWE shareholders. On the basis of these meetings, Messrs. McMorrow and Windisch recommended engaging in negotiations with representatives of Soros regarding potential revisions to the terms of the Original Transaction with a view to securing from Soros an irrevocable undertaking to vote its shares of KWE common stock in favor of the Transaction. The Transaction Committee determined to meet again within the next several days to further discuss and consider the matter.

On May 28, 2017, the Transaction Committee met telephonically to discuss and consider whether it should authorize members of KWH’s management to engage in discussions with representatives of Soros regarding potential adjustments to the form and amount of consideration to be paid in connection with the Original Transaction. Following discussion, the Transaction Committee unanimously agreed that it would be in best interests of KWH and its stockholders for Mr. McMorrow and other members of KWH’s management to engage in such discussions.

Subsequently, on May 30, 2017, Mr. McMorrow (on behalf of the Transaction Committee), together with (at the direction of the Transaction Committee) representatives of Goldman Sachs, began discussions with representatives of Soros regarding potential adjustments to the form and amount of consideration to be paid in connection with the Original Transaction.

On June 2, 2017, following a number of discussions over the preceding several days, representatives of Soros indicated to Mr. McMorrow that Soros would be willing to provide an irrevocable undertaking to vote its shares of KWE common stock in favor of the acquisition of KWE if the terms thereof were revised to include a cash alternative, consisting of consideration from KWH and/or dividends from KWE, totaling 550 pence per KWE share at closing, along with a reduction of the Exchange Ratio to 0.3854 shares of KWH common stock for each KWE ordinary share.

On June 5, 2017, after negotiations between Ms. Valeur (on behalf of the KWE Independent Committee) and Mr. McMorrow (on behalf of the Transaction Committee), the parties agreed to instruct their respective teams to continue negotiations towards an announcement of a new proposal whereby KWE shareholders would be entitled to, as an alternative to KWH’s recommended offer as set forth in the Rule 2.7 Announcement, a mixed consideration (the “New Offer”) consisting of (a) 300 pence in cash, to be paid by KWH; (b) 250 pence in cash, to be paid by KWE as a special distribution shortly after the effective date of the Transaction; and (c) 0.3854 shares of KWH common stock, subject to finalization of definitive documents in a mutually acceptable form and final approval of the board of directors of KWH, on the one hand, and the KWE Independent Committee, on the other.

Between June 5, 2017 and June 13, 2017, the parties and their advisors worked to negotiate and finalize the terms of the New Offer Announcement, participating in numerous conference calls and meetings in connection therewith. During this time, KWH and its advisors also negotiated the terms of the Irrevocable Undertakings with Quantum and Franklin Templeton Institutional, LLC (“Franklin”) (see “—Irrevocable Undertakings from Certain KWE Shareholders; Statements of Intention from Certain KWH Stockholders and KWE Shareholders”). During this time, certain shareholders of KWE affiliated with Värde Partners, Inc. (the “Värde Shareholders”) also indicated that they intended to provide a (legally non-binding) letter to KWH stating their intention to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction.

In addition, between June 5, 2017 and the publication of the New Offer Announcement on June 13, 2017, Messrs. Windisch and McMorrow held confidential discussions with certain KWH stockholders and KWE shareholders regarding the terms of the New Offer Announcement. As a result of these discussions, Fairfax Financial Holdings Limited and Elkhorn Partners LP, (through their representatives) as well as all of the directors and executive officers of KWH owning shares of KWH common stock expressed to Messrs. Windisch and McMorrow their intention to vote all shares of KWH common stock beneficially owned by them in favor of any proposal to approve the issuance of shares of KWH common stock in connection with the Transaction, and their agreement for these intentions to be publicly disclosed by KWH.

On June 9, 2017, the Transaction Committee met to discuss, review and consider whether it should recommend that the KWH Board approve the New Offer Announcement. Messrs. McMorrow and Windisch provided the Transaction Committee with an update on the status of negotiations and documentation with respect to the New Offer, including, among other things, an overview of the mechanics of KWH’s New Offer versus those of the Original Offer, and the process of finalizing and issuing the New Offer Announcement (including the execution of certain definitive documentation required to enable Goldman Sachs to make a public statement to the Takeover Panel, as required by the Code, to the effect that KWH has sufficient resources to satisfy the cash component of the consideration payable pursuant to the New Offer). After having discussed the update provided by Messrs. McMorrow and Windisch, the Transaction Committee unanimously determined to recommend that the KWH board of directors authorize and approve the New Offer and the documents and actions necessary to implement the New Offer.

On June 12, 2017, the KWH board of directors held a telephonic meeting at which members of management as well as representatives of Macfarlanes, Wachtell Lipton, Goldman Sachs and BAML were present. Messrs. McMorrow and Windisch provided an update regarding the status of discussions and agreements with certain KWH stockholders and KWE shareholders as well as the terms of the New Offer Announcement. Representatives of Wachtell Lipton reviewed the board of directors’ fiduciary duties under the circumstances and outlined the definitive documentation related to the New Offer Announcement. Representatives of Goldman Sachs then reviewed Goldman Sachs’ financial analysis of the Transaction and rendered an oral opinion to the KWH board of directors, which opinion was subsequently confirmed in writing on June 13, 2017, that, as of such date and based upon the assumptions made, procedures followed, matters considered and limitations set forth in such written opinion, the aggregate consideration to be paid to holders of KWE ordinary shares (other than Excluded Shares (as defined in the Rule 2.7 Announcement)) in accordance with the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, was fair, from a financial point of view, to KWH. A summary of Goldman Sachs’ opinion is provided below in the section entitled “—Opinion of Our Financial Advisor.” The KWH board of directors unanimously determined that the New Offer was advisable and in the best interests of KWH and KWH’s stockholders, and approved and authorized the Transaction, the issuance of the New Offer Announcement and the execution of the documents necessary to implement the Transaction (as revised by the New Offer Announcement).

On June 13, 2017, KWH received irrevocable undertakings from Quantum and Franklin to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction. On the same date, the Värde Shareholders indicated by a (legally non-binding) letter to KWH their intention to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction. Subsequently on June 13, 2017, prior to the opening of trading in KWH’s shares, KWH issued the New Offer Announcement.

Opinion of Our Financial Advisor

Goldman Sachs rendered its opinion to the KWH board of directors that, as of June 13, 2017 and based upon and subject to the factors, assumptions and limitations set forth therein, the aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares (as defined in the Rule 2.7 Announcement)) in accordance with the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, consisting of, at the election of the holder thereof, either (1) 0.667 shares of KWH common stock or (2) a mixed consideration consisting of (i) an amount in cash equal to 300 pence, (ii) 0.3854 shares of KWH common stock and (iii) a special distribution (referred to in the written opinion of Goldman Sachs as the “KWE Special Dividend”) of 250 pence in cash to be paid by KWE shortly after the effective date of the Transaction to the holders of KWE ordinary shares (other than Excluded Shares) who are on KWE’s register of members at the Scheme Record Time (as defined in the Rule 2.7 Announcement) and who elect to receive the mixed consideration, was fair, from a financial point of view, to KWH. Throughout this section and in other instances where the opinion of Goldman Sachs is referenced, the amount in (1) is referred to as the exchange ratio, the amounts in (2) are collectively referred to as the mixed consideration, and the amounts in (2), taken in the aggregate with the amount in (1), are referred to as the aggregate consideration. The mixed consideration is subject to additional election provisions and certain proration and other procedures and limitations set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, and described herein, as to which procedures and limitations Goldman Sachs expressed no opinion.

The full text of the written opinion of Goldman Sachs, dated June 13, 2017, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. The summary of the Goldman Sachs opinion provided in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the KWH board of directors in connection with its consideration of the Transaction. The Goldman Sachs opinion is not a recommendation as to how any holder of KWH common stock should vote with respect to the Transaction or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Rule 2.7 Announcement;

•	the New Offer Announcement;

•	annual reports to stockholders and Annual Reports on Form 10-K of KWH for the five fiscal years ended December 31, 2016, and annual reports to shareholders of KWE for the three fiscal years ended December 31, 2016;

•	KWE’s prospectus dated February 25, 2014 relating to KWE’s initial public offering of its ordinary shares (the “KWE IPO”);

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of KWH, and certain interim reports to shareholders of KWE;

•	certain other communications from KWH and KWE to their stockholders and shareholders, respectively;

•	certain publicly available research analyst reports for KWH and KWE; and

•	certain internal financial analyses and forecasts for KWH on a standalone basis, certain financial analyses and forecasts for KWE on a standalone basis and certain updated internal financial analyses and forecasts for KWH after giving effect to the Transaction, in each case, as prepared by the management of KWH and approved for Goldman Sachs’ use by KWH (which are described below in the section of this proxy statement entitled “Certain Unaudited Prospective Financial Information” and which we refer to as the “Forecasts”).

Goldman Sachs also held discussions with members of the senior management of KWH regarding their assessment of the past and current business operations, financial condition and future prospects of KWH and KWE and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of KWH common stock and the KWE ordinary shares; compared certain financial and stock market information for KWH and KWE with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering its opinion described above, Goldman Sachs, with the consent of KWH, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the consent of KWH, that the Forecasts were reasonably prepared on a basis reflecting the best available estimates and judgments of the management of KWH as of the date that Goldman Sachs rendered its opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of KWH or KWE or any of their respective subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without any adverse effect on KWH or KWE or on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs also assumed that the special distribution would be paid to the holders of KWE ordinary shares (other than Excluded Shares) who elected to receive the mixed consideration on the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, and that the Transaction would be consummated on the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of KWH to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to KWH; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to KWH, as of the date of the opinion, of the aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares) pursuant to the Transaction set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Transaction, or any term or aspect of any other agreement or instrument entered into or amended in connection with the Transaction, including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of KWH; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of KWH, or any class of such persons, in connection with the Transaction, whether relative to the aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares) pursuant to the Transaction set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, or otherwise. Goldman Sachs does not express any opinion as to the prices at which the shares of KWH common stock will trade at any time or as to the impact of the Transaction on the solvency or viability of KWH or KWE or the ability of KWH or KWE to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and opinion were provided for the information and assistance of the KWH board of directors in connection with its consideration of the Transaction and Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of shares of KWH common stock should vote with respect to the Transaction or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the KWH board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 9, 2017 and is not necessarily indicative of current market conditions.

Following Goldman Sachs’ presentation to the KWH board on June 12, 2017 (referred to as the “June 12 Presentation”), it was determined that the New Offer Announcement overstated the number of ordinary shares of KWE held by KWH and accordingly Goldman Sachs used a share count that overstated the number of ordinary shares of KWE held by KWH in each of (i) the pro forma combined company illustrative present value of future share price: EPS based analysis, (ii) the pro forma combined company illustrative dividend discount model: EPS based analysis and (iii) the illustrative pro forma implied valuation uplift analysis. Goldman Sachs subsequently performed such analyses, as of June 12, 2017, using the corrected number of ordinary shares of KWE held by KWH set forth in this proxy statement (as corrected, referred to as the “Final KWE Ordinary Share Count”). Such subsequent analyses performed by Goldman Sachs do not address any circumstances, developments or events occurring after June 12, 2017, and with respect to market data, June 9, 2017, and Goldman Sachs’ opinion set forth in its written opinion letter was provided only as of June 13, 2017, which is the date of the written opinion of Goldman Sachs. Based upon and subject to the foregoing, Goldman Sachs confirmed to the KWH board that, had Goldman Sachs performed its financial analyses set forth in the June 12 Presentation, using the Final KWE Ordinary Share Count, there would have been no change to the conclusion set forth in the written opinion of Goldman Sachs.

Implied Premia Analysis

Goldman Sachs reviewed the historical trading prices for KWE ordinary shares from the KWE IPO through June 9, 2017. Goldman Sachs calculated the premium (or discount) implied by (a) the implied value per ordinary share of KWE in the Transaction of 1,027 pence represented by the exchange ratio (which implied value per KWE ordinary share was obtained by multiplying the exchange ratio by the closing price per share of KWH common stock on June 9, 2017, converted from U.S. dollars to pence at an exchange rate of 1.273, which was the spot exchange rate on June 9, 2017 as reported by Bloomberg) and (b) the implied value per ordinary share of KWE in the Transaction of 1,143 pence represented by the mixed consideration (which implied value per KWE ordinary share was obtained by multiplying the stock portion of the mixed consideration by the closing price per share of KWH common stock on June 9, 2017, converted from U.S. dollars to pence at the same 1.273 exchange rate, and by adding the cash portion of the mixed consideration) in relation to: (1) the undisturbed price per KWE ordinary share on April 21, 2017, which was the business day prior to the Rule 2.7 Announcement; (2) the closing price per KWE ordinary share on June 9, 2017; (3) the volume-weighted average price, or “VWAP”, per KWE ordinary share during the one month period ended June 9, 2017; (4) the VWAP per KWE ordinary share during the three month period ended June 9, 2017; (5) the public offering price per KWE ordinary share in the KWE IPO; (6) the average price per KWE ordinary share since the KWE IPO; (7) the highest price per KWE ordinary share since the KWE IPO; and (8) the reported adjusted net asset value, or “NAV”. This analysis showed the following implied premia (or discounts):

	Implied Share Price	Implied Share Price Premium/ (Discount)
		Exchange Ratio	Mixed Consideration
Undisturbed (April 21, 2017)	979 p	5.0%	16.9%
Current (June 9, 2017)	1,031 p	(0.4)%	10.9%
One Month VWAP	1,039 p	(1.1)%	10.1%
Three Month VWAP	1,030 p	(0.3)%	11.0%
KWE IPO Price	1,000 p	2.7%	14.3%
Average Price Since KWE IPO	1,066 p	(3.7)%	7.2%
Highest Price Since KWE IPO	1,220 p	(15.8)%	(6.3)%
Reported Adjusted NAV	1,216 p	(15.5)%	(6.0)%

Illustrative Present Value of Future Share Price: EPS Based Analysis

Goldman Sachs performed an illustrative analysis of the implied present value, as of March 31, 2017, of the future stock price per share of KWH, KWE and the pro forma combined company (including, in each case, the present value of projected dividends), which analysis is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings, projected dividends and assumed price to future earnings per share multiples.

KWH Standalone

For shares of KWH common stock, Goldman Sachs first calculated the illustrative implied future values per share of KWH common stock for each of the fiscal years ending December 31, 2017 to 2020, by applying price to forward adjusted earnings per share multiples of 10.5x to 14.5x to KWH’s estimated adjusted earnings per share for each of the fiscal years ending December 31, 2018 to 2021, using the Forecasts for KWH. Goldman Sachs then discounted these implied future values per share of KWH common stock to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 9.5% to 14.0%, reflecting estimates of KWH’s cost of equity. For each of the fiscal years 2017 to 2020, Goldman Sachs used the same illustrative discount rates to discount the projected dividends per share of KWH common stock for the period from March 31, 2017 through and including the end of the applicable fiscal year (using the Forecasts for KWH) to determine the implied present values of such projected dividends as of March 31, 2017. For the abovementioned range of fiscal years, with respect to each year, up to and including the fiscal year 2020, Goldman Sachs added together the implied present value of dividends and the implied present value of the future share price in such year. This analysis resulted in a range of illustrative implied present values per share of common stock of KWH of $18.40 to $28.62.

KWE Standalone

For ordinary shares of KWE, Goldman Sachs first calculated the illustrative implied future values per ordinary share of KWE for each of the fiscal years ending December 31, 2017 to 2020, by applying price to forward recurring adjusted earnings per share multiples of 14.0x to 18.0x to KWE’s estimated recurring adjusted earnings per share for each of the fiscal years ending December 31, 2018 to 2021, using the Forecasts for KWE. Goldman Sachs then discounted these implied future values per ordinary share of KWE to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 5.5% to 7.5%, reflecting estimates of KWE’s cost of equity. For each of the fiscal years 2017 to 2020, Goldman Sachs used the same illustrative discount rates to discount the projected dividends per ordinary share of KWE for the period from March 31, 2017 through and including the end of the applicable fiscal year (using the Forecasts for KWE) to determine the implied present values of such projected dividends as of March 31, 2017. For the abovementioned range of fiscal years, with respect to each year, up to and including the fiscal year 2020, Goldman Sachs added together the implied present value of dividends and the implied present value of the future share price in that fiscal year. This analysis resulted in a range of illustrative implied present values per ordinary share of KWE of $13.29 to $20.89.

Pro Forma Combined Company

Assuming, alternatively, as directed by KWH’s management, that (i) no holder of KWE ordinary shares elects to receive the mixed consideration and, accordingly, the aggregate consideration consists entirely of the exchange ratio, which is referred to as the exchange ratio scenario, and (ii) no holder of KWE ordinary shares elects to receive the exchange ratio and, accordingly, the aggregate consideration consists entirely of the mixed consideration, which is referred to as the mixed consideration scenario, Goldman Sachs performed an illustrative analysis of the implied present value, as of March 31, 2017, of the future price per share of common stock of the pro forma combined company. Goldman Sachs first calculated the illustrative implied future values per share of common stock of the pro forma combined company for each of the fiscal years ending December 31, 2017 to 2020, by applying price to forward adjusted earnings per share multiples of 10.5x to 14.5x to the pro forma combined company’s estimated adjusted earnings per share for each of the fiscal years ending December 31, 2018 to 2021, using the Forecasts for KWH after giving effect to the Transaction and assuming, alternatively, as directed by KWH’s management, an exchange ratio scenario and a mixed consideration scenario. Goldman Sachs then discounted these implied future values per share of common stock of the pro forma combined company to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 9.5% to 12.0%, reflecting estimates of the pro forma combined company’s cost of equity. For each of the fiscal years 2017 to 2020, Goldman Sachs used the same illustrative discount rates to discount the projected dividends per share of common stock of the pro forma combined company for the period from March 31, 2017 through and including the end of the applicable fiscal year (using the Forecasts for KWH after giving effect to the Transaction and assuming, alternatively, as directed by KWH’s management, an exchange ratio scenario and a mixed consideration scenario) to determine the implied present values of such projected dividends as of March 31, 2017. For the abovementioned range of fiscal years, with respect to each year, up to and including the fiscal year 2020, and with respect to each of the exchange ratio scenario and the mixed consideration scenario, Goldman Sachs added together the implied present value of dividends and the implied present value of the future share price in that fiscal year. This analysis resulted in a range of illustrative implied present values per share of common stock of the combined company of $20.55 to $30.16, assuming an exchange ratio scenario, and a range of illustrative implied present values per share of common stock of the combined company of $21.91 to $32.31, assuming a mixed consideration scenario. Using the Final KWE Ordinary Share Count, this analysis indicated a range of illustrative implied present values per share of common stock of the combined company of $20.51 to $30.11, assuming an exchange ratio scenario, and a range of illustrative implied present values per share of common stock of the combined company of $21.87 to $32.25, assuming a mixed consideration scenario.

Illustrative Present Value of Future Share Price: NAV Based Analysis.

Goldman Sachs also performed an illustrative analysis of the implied present value (including the implied present value of projected dividends), as of March 31, 2017, of the future stock price per ordinary share of KWE as a function of such company’s estimated NAV per share, projected dividends and assumed discount to NAV per share rates. Goldman Sachs first applied KWE’s implied capitalization rate of 5.7% (calculated as a ratio of KWE’s reported Annualized Topped-Up NOI for the fiscal year ending December 31, 2016 to KWE’s reported real estate portfolio value as of December 31, 2016) to KWE’s projected Annualized Topped-UP NOI for each of the fiscal years ending December 31, 2017 to 2020, using the Forecasts for KWE, to calculate KWE’s estimated future real estate portfolio value. Goldman Sachs used the resulting real estate portfolio values for each of the fiscal years ending December 31, 2017 to 2020 to calculate the implied future NAV for KWE by subtracting KWE’s net debt and adjusting to take into account KWE’s other tangible assets and liabilities for each of the fiscal years ending December 31, 2017 to 2020, as per the Forecasts for KWE. Goldman Sachs then divided the resulting implied NAV by the estimated number of ordinary shares of KWE outstanding as of each of the fiscal years ending December 31, 2017 to 2020, as applicable, using the Forecasts for KWE, to calculate the implied NAV per ordinary share of KWE for each of the fiscal years ending December 31, 2017 to 2020. Goldman Sachs used these implied NAV per share to calculate illustrative implied future values per ordinary share of KWE for each of the fiscal years ending December 31, 2017 to 2020, by applying discount to adjusted NAV per share rates of (25.0)% to (10.0)% to the implied NAV per ordinary share of KWE for each of the fiscal years ending December 31, 2017 to 2020. Goldman Sachs then discounted these implied future values per ordinary share of KWE to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 5.5% to 7.5%, reflecting estimates of KWE’s cost of equity. For each of the fiscal years 2017 to 2020, Goldman Sachs used the same illustrative discount rates to discount the projected dividends per ordinary share of KWE for the period from March 31, 2017 through and including the end of the applicable fiscal year (using the Forecasts for KWE) to determine the implied present values of such projected dividends as of March 31, 2017. For the abovementioned range of fiscal years, with respect to each year, up to and including the fiscal year 2020, Goldman Sachs added together the implied present value of dividends and the implied present value of the future share price in that fiscal year. This analysis resulted in a range of illustrative implied present values per ordinary share of KWE of $12.37 to $18.16.

Illustrative Dividend Discount Model: EPS Based Analysis.

KWH Standalone

Goldman Sachs performed an illustrative dividend discount analysis on KWH on a standalone basis using the Forecasts for KWH to calculate a range of implied values per share of KWH common stock using price to forward adjusted earnings per share multiples. Goldman Sachs first calculated a range of illustrative terminal values per share of KWH common stock in 2020 by applying price to forward adjusted earnings per share multiples of 10.5x to 14.5x to KWH’s estimated adjusted earnings per share for the fiscal year ending December 31, 2021, as set forth in the Forecasts for KWH. Goldman Sachs then discounted these illustrative terminal values per share of KWH common stock to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 9.5% to 14.0%, reflecting estimates of KWH’s cost of equity. Goldman Sachs then used the same illustrative discount rates to discount the projected dividends per share of KWH common stock from March 31, 2017 through and including December 31, 2020 (as set forth in the Forecasts for KWH) to determine the implied present values of the sum of such projected dividends as of March 31, 2017, and added such range of implied present values of the sum of the projected dividends to the range of implied present values per share of KWH common stock Goldman Sachs derived above. This analysis resulted in a range of implied values per share of KWH common stock of $18.40 to $28.40.

KWE Standalone

Goldman Sachs performed an illustrative dividend discount analysis on KWE on a standalone basis using the Forecasts for KWE to calculate a range of implied values per ordinary share of KWE using price to forward recurring adjusted earnings per share multiples. Goldman Sachs first calculated a range of illustrative terminal values per ordinary share of KWE in 2020 by applying price to forward recurring adjusted earnings per share multiples of 14.0x to 18.0x to KWE’s estimated recurring adjusted earnings per share for the fiscal year ending December 31, 2021, as set forth in the Forecasts for KWE. Goldman Sachs then discounted these illustrative terminal values per ordinary share of KWE to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 5.5% to 7.5%, reflecting estimates of KWE’s cost of equity. Goldman Sachs then used the same illustrative discount rates to discount the projected dividends per ordinary share of KWE from March 31, 2017 through and including December 31, 2020 (as set forth in the Forecasts for KWE) to determine the implied present values of the sum of such projected dividends as of March 31, 2017, and added such range of implied present values of the sum of the projected dividends to the range of implied present values per ordinary share of KWE Goldman Sachs derived above. This analysis resulted in a range of implied values per ordinary shares of KWE of $15.66 to $20.89.

Pro Forma Combined Company

Assuming, alternatively, as directed by KWH’s management, an exchange ratio scenario and a mixed consideration scenario, Goldman Sachs performed an illustrative dividend discount analysis of the pro forma combined company using the Forecasts for KWH after giving effect to the Transaction to calculate a range of implied values per share of common stock of the pro forma combined company using price to forward adjusted earnings per share multiples. Goldman Sachs first calculated a range of illustrative terminal values per share of common stock of the pro forma combined company in 2020 by applying price to forward adjusted earnings per share multiples of 10.5x to 14.5x to the pro forma combined company’s estimated adjusted earnings per share for the fiscal year ending December 31, 2021, using the Forecasts for KWH after giving effect to the Transaction and assuming, alternatively, as directed by KWH’s management, an exchange ratio scenario and a mixed consideration scenario. Goldman Sachs then discounted these illustrative terminal values per share of common stock of the pro forma combined company to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 9.5% to 12.0%, reflecting estimates of the pro forma combined company’s cost of equity. Goldman Sachs then used the same illustrative discount rates to discount the projected dividends per share of common stock of the pro forma combined company from March 31, 2017 through and including December 31, 2020 (using the Forecasts for KWH after giving effect to the Transaction and assuming, alternatively, as directed by KWH’s management, an exchange ratio scenario and a mixed consideration scenario) to determine the implied present values of the sum of such projected dividends as of March 31, 2017, and added such range of implied present values of the sum of the projected dividends to the range of implied present values per share of common stock of the pro forma combined company Goldman Sachs derived above. This analysis resulted in a range of implied values per share of common stock of the pro forma combined company of $20.55 to $29.74, under the exchange ratio scenario, and a range of implied values per share of common stock of the pro forma combined company of $21.91 to $31.77, under the mixed consideration scenario. Using the Final KWE Ordinary Share Count, this analysis resulted in a range of implied values per share of common stock of the pro forma combined company of $20.51 to $29.68, under the exchange ratio scenario, and a range of implied values per share of common stock of the pro forma combined company of $21.87 to $31.71, under the mixed consideration scenario.

Illustrative Dividend Discount Model: NAV Based Analysis.

Goldman Sachs also performed an illustrative dividend discount analysis on KWE on a standalone basis using the Forecasts for KWE to calculate a range of implied values per ordinary share of KWE using discount to adjusted NAV per share rates. Goldman Sachs first applied KWE’s implied capitalization rate of 5.7% to KWE’s projected Annualized Topped-Up NOI for the fiscal year ending December 31, 2020, using the Forecasts for KWE, to calculate KWE’s estimated future real estate portfolio value. Goldman Sachs used the resulting real estate portfolio value for the fiscal year ending December 31, 2020 to calculate the implied future NAV for KWE by subtracting KWE’s net debt and adjusting to take into account KWE’s other tangible assets and liabilities for the fiscal year ending December 31, 2020, as per the Forecasts for KWE. Goldman Sachs then divided the resulting implied NAV by the estimated number of ordinary shares of KWE outstanding as of December 31, 2020, using the Forecasts for KWE, to calculate the implied NAV per ordinary share of KWE for the fiscal year ending December 31, 2020. Goldman Sachs used this implied NAV per share to calculate illustrative implied future values per ordinary share of KWE for the fiscal year ending December 31, 2020, by applying discount to adjusted NAV rates of (25.0)% to and (10.0)% to such implied NAV per ordinary share of KWE in 2020. Goldman Sachs then discounted these implied future values per ordinary share of KWE to determine the implied present values as of March 31, 2017, using illustrative discount rates ranging from 5.5% to 7.5%, reflecting estimates of KWE’s cost of equity. Goldman Sachs then used the same illustrative discount rates to discount the projected dividends per ordinary share of KWE for the period from March 31, 2017 through and including December 31, 2020 (using the Forecasts for KWE) to determine the implied present values of the sum of such projected dividends as of March 31, 2017, and added such range of implied present values of the sum of the projected dividends to the range of implied present values per ordinary share of KWE derived above. This analysis resulted in a range of implied values per ordinary share of KWE of $14.51 to $18.16.

Illustrative Pro Forma Implied Valuation Uplift Analysis.

Goldman Sachs performed an illustrative pro forma implied valuation uplift analysis to calculate the implied uplift to the illustrative implied present value per share of KWH common stock upon consummation of the Transaction. Goldman Sachs used the illustrative range of implied present values per share for KWH on a standalone basis and on a pro forma combined company basis derived by using the Illustrative Present Value of Future Share Price: EPS Based Analysis and the Illustrative Dividend Discount Model: EPS Based Analysis above to determine the implied premium (expressed as a percentage) of the pro forma combined company’s illustrative implied present values per share over KWH’s illustrative implied present values per share, assuming, alternatively, as directed by KWH’s management, an exchange ratio scenario and a mixed consideration scenario. This analysis resulted in a range of implied uplift to the illustrative implied present values per share of KWH common stock of 4.7% to 11.7%, under the exchange ratio scenario, and a range of implied uplift to the illustrative implied present values per share of KWH common stock of 11.8% to 20.9%, under the mixed consideration scenario. Using the Final KWE Ordinary Share Count, this analysis resulted in a range of implied uplift to the illustrative implied present values per share of KWH common stock of 4.5% to 11.5%, under the exchange ratio scenario, and a range of implied uplift to the illustrative implied present values per share of KWH common stock of 11.6% to 20.6%, under the mixed consideration scenario.

Illustrative Pro Forma Contribution Analysis.

Goldman Sachs performed an illustrative contribution analysis comparing (i) the illustrative implied present values per share of KWH common stock derived by using the Illustrative Present Value of Future Share Price: EPS Based Analysis above for KWH on a standalone basis to (ii) the illustrative implied present values per ordinary share of KWE derived by using the Illustrative Present Value of Future Share Price: EPS Based Analysis above for KWE on a standalone basis. Goldman Sachs also performed a contribution analysis comparing (i) the illustrative implied present values per share of KWH common stock derived by using the Illustrative Present Value of Future Share Price: EPS Based Analysis above for KWH on a standalone basis to (ii) the illustrative implied present values per ordinary share of KWE derived by using the Illustrative Present Value of Future Share Price: NAV Based Analysis above for KWE on a standalone basis. Goldman Sachs also performed a contribution analysis comparing (i) the illustrative implied present values per share of KWH common stock derived by using the Illustrative Dividend Discount Model: EPS Based Analysis above for KWH on a standalone basis to (ii) the illustrative implied present values per ordinary share of KWE derived by using the Illustrative Dividend Discount Model: EPS Based Analysis above for KWE on a standalone basis. Additionally, Goldman Sachs performed a contribution analysis comparing (i) the illustrative implied present values per share of KWH common stock derived by using the Illustrative Dividend Discount Model: EPS Based Analysis above for KWH on a standalone basis to (ii) the illustrative implied present values per ordinary share of KWE derived by using the Illustrative Dividend Discount Model: NAV Based Analysis above for KWE on a standalone basis. These analyses yielded the following ranges of implied exchange ratios:

Metric	Implied Exchange Ratio Range
Illustrative Present Value of Future Share Price: EPS Based Analysis	0.5063x – 1.0224x
Illustrative Present Value of Future Share Price: EPS Based Analysis for KWH; NAV Based Analysis for KWE	0.4714x – 0.8889x
Illustrative Dividend Discount Analysis: EPS Based Analysis	0.6124x – 1.0224x
Illustrative Dividend Discount Analysis: EPS Based Analysis for KWH; NAV Based Analysis for KWE	0.5672x – 0.8889x

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to KWH or KWE or the Transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the KWH board of directors as to the fairness from a financial point of view of the aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares) pursuant to the Transaction. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of KWH, KWE, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares) pursuant to the Transaction set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, was determined through arm’s-length negotiations between KWH and KWE and was approved by the KWH board of directors. Goldman Sachs provided advice to the KWH board of directors during these negotiations. Goldman Sachs did not, however, recommend any specific consideration to KWH or the KWH Board of Directors or that any specific consideration constituted the only appropriate consideration for the Transaction.

As described above, Goldman Sachs’ opinion to the KWH board of directors was one of many factors taken into consideration by the KWH board of directors in making its determination to approve the Transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of KWH, KWE, any of their respective affiliates and third parties, including Fairfax Financial Holdings Limited, a significant shareholder of the KWH (“Fairfax”), or any currency or commodity that may be involved in the Transaction. Goldman Sachs acted as financial advisor to KWH in connection with, and participated in certain of the negotiations leading to, the Transaction. Goldman Sachs has provided certain financial advisory and/or underwriting services to Fairfax and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Fairfax in connection with its acquisition of an 80% stake of PT Asuransi Multi Artha Guna Tbk in October 2016. During the two year period ended June 13, 2017, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Fairfax and/or its affiliates of approximately $2.1 million. During the two year period ended June 13, 2017, Goldman Sachs has not been engaged by KWH or KWE to provide financial advisory and/or underwriting services for which it has received compensation.

Goldman Sachs may also in the future provide financial advisory and/or underwriting services to KWH, KWE and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The KWH board of directors selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Pursuant to a letter agreement dated April 20 2017, KWH engaged Goldman Sachs to act as its financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of KWE. The engagement letter between KWH and Goldman Sachs provides for a base transaction fee of $15 million and a discretionary transaction fee of up to $2.5 million, in each case, contingent upon consummation of the Transaction. In addition, KWH has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons various liabilities that may arise out of its engagement. With KWH’s consent, one or more affiliates of Goldman Sachs have acted and may be expected to act as counterparty for their own account in currency hedging transactions that KWH has entered or may enter into in connection with the Transaction.

Recommendation of the KWH Board of Directors

After consideration of the reasons set forth below in “—Reasons for the Transaction,” our board of directors unanimously determined that the Rule 2.7 Announcement, the New Offer Announcement and the Transaction, including the issuance of KWH common stock in connection with the Transaction, were advisable and in the best interests of KWH and KWH’s stockholders.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

Reasons for the Transaction

In evaluating the Transaction, including the issuance of KWH common stock to shareholders of KWE in connection with the Transaction, the KWH board of directors consulted with KWH’s senior management, outside legal counsel and independent financial advisors. In recommending that KWH’s stockholders vote in favor of the Share Issuance Proposal, the KWH board of directors also considered a number of factors that it believed supported its determination, including (not necessarily in order of importance) its belief that:

•	the Transaction will allow the combined company to benefit from KWH’s positive long-term economic outlook for the United Kingdom and Ireland, and to increase its investment in the UK at a time when the pound is at historically low levels;

•	the Transaction will create earnings per share accretion, enhanced cash flows and dividend growth for KWH;

•	the combined company’s strengthened cash flow profile will provide the potential to enhance future capital returns to stockholders;

•	the Transaction will improve KWH’s flexibility to allocate capital across asset classes and markets that offer attractive risk-adjusted returns;

•	KWH’s approximately 475 employees in the United States and approximately 100 employees in Europe provide the knowledge base to continue to make investment decisions that offer attractive risk-adjusted returns on capital, which will provide ongoing benefits to the combined company;

•	the enhanced scale and profile of the combined company may result in enhanced access to capital and an expanded set of acquisition and development opportunities relative to the standalone prospects of either company;

•	the Transaction will generate synergies resulting from the elimination of duplicative public company costs in relation to KWE as well as KWE’s revolving credit facility, potential cost of capital improvements related to the differential between US and European interest rates, and potential additional income arising from the combined company’s ability to manage capital more efficiently as one group, which is expected to result in expanded capacity for investment to drive growth;

•	the Transaction will create a leading real estate investment and asset management platform with enhanced portfolio diversification and a strong capital structure to support growth;

•	the combined company will benefit from continuity of leadership team with a strong track record, with no change to management or systems as a result of the Transaction, which should minimize integration risk and disruption to the business, and ensure KWH’s high performance culture is maintained; and

•	the fact that KWH’s board of directors and management will continue to have a significant ownership position in the combined company following completion of the Transaction, creating a strong alignment with the stockholders.

In addition to the factors described above, the KWH board of directors took into account the oral opinion Goldman Sachs delivered to the KWH Board of Directors on June 12, 2017, which was subsequently confirmed by delivery of a written opinion dated June 13, 2017, that, as of that date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its written opinion, the aggregate consideration to be paid to the holders of KWE ordinary shares (other than Excluded Shares) in accordance with the terms set forth in the Rule 2.7 Announcement, as amended by the New Offer Announcement, was fair, from a financial point of view, to KWH, as more fully described under “—Opinion of Our Financial Advisor.” The full text of the written opinion of Goldman Sachs, dated June 13, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in connection with the opinion, is attached as Annex C to this proxy statement.

The KWH board of directors also considered a number of uncertainties, risks and other factors in its deliberations concerning the Transaction, including the following (not necessarily in order of importance):

•	the fact that, with respect to both the Original Offer and New Offer, the number of new KWH shares to be issued per KWE share is fixed and will not be adjusted upward or downward for changes in the trading prices of KWH or KWE shares in the future;

•	the fact that, to the extent KWE shareholder elect the New Offer, KWH may incur substantial additional indebtedness in order to finance the cash portion of the Transaction consideration;

•	the risk that the Transaction might not be completed in a timely manner or at all, including the risk that failure to complete the Transaction could cause KWH or KWE to incur significant expenses and lead to negative perceptions among investors;

•	the fact that the Takeover Code limits the contractual commitments that could be obtained from KWE to take actions in furtherance of the Transaction, and that the KWE Independent Committee may, if its fiduciary and other directors’ duties so require, withdraw its recommendation of the Transaction at any time prior to it becoming effective;

•	the fact that the Takeover Code does not permit KWE to pay any break payment to KWH if the KWE Independent Committee withdraws its recommendation of the Transaction, nor can KWE be subject to any restrictions on soliciting or negotiating other offers or transactions involving KWE other than the restrictions that arise under the Takeover Code against KWE taking actions or entering into agreements that might frustrate KWH’s offer for KWE;

•	the possibility that the anticipated cost savings, synergies and other benefits sought to be obtained by the Transaction might not be achieved in the time frame contemplated or at all;

•	the fact that the Takeover Code provides that certain conditions to the Transaction may be invoked only where the circumstances underlying the failure of the condition are of material significance to KWH in the context of the Transaction, and therefore, the consent of the Takeover Panel is required in order to exercise KWH’s right to invoke the failure of certain conditions to the Transaction, and that there is no assurance the Takeover Panel would so consent;

•	the outcome of any legal proceedings, to the extent initiated against KWH, KWE, or others relating to the Transaction; and

•	the risks of the type and nature described in the sections of this proxy statement entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

The KWH board of directors believes that, overall, the potential benefits of the Transaction to the stockholders of KWH outweigh the risks and uncertainties of the Transaction.

The foregoing discussion of factors considered by the KWH board of directors is not intended to be exhaustive, but includes the material factors considered by our board of directors. In light of the variety of factors considered in connection with its evaluation of the Transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of our board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The KWH board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The KWH board of directors based its recommendation on the totality of the information presented.

Certain Unaudited Prospective Financial Information

The KWH Projections

KWH does not, as a matter of course, make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with KWH’s consideration and evaluation of a possible acquisition of KWE, and in order to provide a basis for discussions on a range of possible future outcomes, KWH’s management prepared projections of certain financial measures of performance (the “KWH Projections”), which KWH’s management provided to its board of directors and to Goldman Sachs. KWH has elected to provide the summary of the KWH Projections set forth below in order to give our stockholders access to certain nonpublic information available to KWH’s board for the purpose of considering and evaluating a possible acquisition of KWE and to Goldman Sachs for the purpose of performing its financial analyses in connection with rendering its opinion summarized under “—Opinion of Our Financial Advisor.” The inclusion of the KWH Projections should not be regarded as an indication that the KWH board, KWH, Goldman Sachs or any other recipient of this information considered, or now considers it to be, an assurance of the achievement of future results.

The principal assumptions upon which the KWH Projections are based are set out below:

Assumptions the KWH directors can influence

•	property leasing activity will proceed materially as the KWH directors would reasonably expect based on KWH’s past experience;

•	no material current tenant contract issues or changes will arise in the relevant period;

•	the full impact in the financial year ending December 31, 2017 of acquisition, disposition, capital expenditure and development activity undertaken in the financial year ended December 31, 2016 will be as expected;

•	KWH will continue to undertake substantial levels of investment (asset acquisitions and capital expenditure) and asset dispositions, realizing returns in line with historical performance;

•	there will be no material change in momentum of KWH’s fund raising activities related to its investment management business or in its property services and research business;

•	there will be no significant change in performance of smaller businesses;

•	there will be no material change in operating margins, compensation structures or general and administrative expense; and

•	the effective tax rate will be approximately 19-20%, with the non-US portion of this being a non-cash expense.

Assumptions the KWH directors cannot influence

•	there will be no changes, beyond what is already contemplated, in property market conditions, demand for real estate and real estate services, competitive environment or economic conditions in the markets and asset classes in which KWH operates;

•	there will be no material changes in property valuations or market demand which could hinder KWH’s ability to purchase, dispose of and let buildings;

•	there will be no changes in exchange rates, interest rates, bases of taxes or legislative or regulatory requirements from those currently forecast that would have a material impact on KWH’s operations or its accounting policies;

•	there will be no material adverse weather events or natural catastrophes that affect KWH’s assets or operations;

•	there will be no material change from any political or economic events in the countries in which KWH or its tenants operate;

•	there will be no material changes in costs of labor, goods and services necessary to operate KWH’s business; and

•	there will be no business interruptions that materially adversely affect KWH, its key tenants or its key suppliers.

The KWH Projections have not been updated or revised to reflect information or results after the date the KWH Projections were prepared or as of the date of this proxy statement. The KWH Projections should be read in conjunction with the considerations described below under “—Important Information about the Projections.”

	KWH Projections (1)
	Fiscal Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E
Adjusted Earnings per Share(2)	$1.77	$1.94	$2.16	$2.38	$2.52
Dividends per Share	$0.68	$0.72	$0.76	$0.80	$0.84

(1)	The KWH Projections assume (i) revenue growth of 10% per annum for fiscal year 2017 in the Investment Management, Property Services and Research segments and 5% per annum in fiscal years 2018, 2019, 2020 and 2021, (ii) revenue growth of 20% per annum for fiscal year 2017 in the Rental and Hotel segments (to account for a full year earnings impact of capital expenditure and acquisition activity that occurred during fiscal year 2016) and 3.5% for fiscal years 2018, 2019, 2020 and 2021, (iii) organic revenue growth of 10% for fiscal year 2017 in the Loans and Other segment and 3.5% for fiscal years 2018, 2019, 2020 and 2021, (iv) incremental net operating income from pre-funded development, (v) incremental net operating income from net acquisition activity and capital expenditure, and (vi) consolidated net gains of $260 million on the sale of real estate in fiscal year 2017, of which the portion attributable to KWE ($125 million on a consolidated basis) is held constant for fiscal years 2017, 2018, 2019, 2020 and 2021, and the remainder ($135 million) is grown at 5% for fiscal year 2018, and 2.5% per annum for fiscal years 2019, 2020 and 2021.

(2)	Non-GAAP measure. Adjusted earnings per share is calculated by dividing adjusted net income (which represents net income attributable to KWH stockholders adjusted for our share of (i) depreciation and amortization and (ii) share-based compensation expense) by the weighted average number of shares outstanding.

The KWE Projections

In connection with KWH’s consideration and evaluation of a possible acquisition of KWE, and in order to provide a basis for discussions on a range of possible future outcomes, KWH’s management prepared financial projections of certain financial measures of performance relating to KWE (the “KWE Projections”), which KWH’s management provided to its board of directors and to its financial advisor. KWH has elected to provide the summary of the KWE Projections set forth below in order to give our stockholders access to certain nonpublic information available to KWH’s board for the purpose of considering and evaluating a possible acquisition of KWE and to Goldman Sachs for the purpose of performing its financial analyses in connection with rendering its opinion summarized under “—Opinion of Our Financial Advisor.” The inclusion of the KWE Projections should not be regarded as an indication that the KWH board, KWH, Goldman Sachs or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.

In order to facilitate comparability with the KWH Projections and the KWH Pro Forma Projections, the KWE Projections were prepared on a GAAP basis (or, with respect to non-GAAP measures, on a basis intended to be more comparable to GAAP than to IFRS), notwithstanding the fact that KWE’s historical financial statements are prepared in accordance with IFRS. These accounting policies differ materially in certain respects. In particular, there is no annual or semi-annual revaluation of consolidated property assets to estimated fair value under US GAAP, but instead consolidated property assets are held at cost less depreciation. This means that, when assets are disposed, there can be a significant gain on sale that is recorded in the income statement. As set out in the KWE Projections, KWH expects to achieve a $125 million accounting gain on sale, when measured in US GAAP, from asset disposals in each of the 2017, 2018, 2019, 2020 and 2021 financial years. This gain on sale principally represents the expected difference between the net disposal proceeds of the assets to be disposed against the US GAAP depreciated carrying value of such assets, and does not represent an anticipated gain against the fair value of such assets as carried in KWE’s financial statements when prepared and presented in accordance with IFRS.

The principal assumptions upon which the KWE Projections are based are set out below:

Assumptions the KWH directors in light of KWH’s role as controller of the Investment Manager of KWE can influence

•	property leasing activity will proceed materially as the KWH directors would reasonably expect based on KWE’s past performance;

•	no material current tenant contract issues or changes will arise in the relevant period;

•	the full impact in the financial year ending December 31, 2017 of acquisition, disposition, capital expenditure and development activity undertaken in the financial year ended December 31, 2016 will be as expected;

•	KWE will continue to undertake substantial levels of investment (asset acquisitions and capital expenditure) and asset dispositions, realizing returns in line with historical performance;

•	there will be no material change in operating margins, investment management fees, or general and administrative expense; and

•	the effective tax rate will be approximately 10%.

Assumptions the KWH directors cannot influence

•	there will be no changes, beyond what is already contemplated, in property market conditions, demand for real estate and real estate services, competitive environment or economic conditions in the markets and asset classes in which KWE operates;

•	there will be no material changes in property valuations or market demand which could hinder KWE’s ability to purchase, dispose of and let buildings;

•	there will be no changes in exchange rates, interest rates, bases of taxes or legislative or regulatory requirements from those currently forecast that would have a material impact on KWE’s operations or its accounting policies;
•	there will be no material adverse weather events or natural catastrophes that affect KWE’s assets or operations;

•	there will be no material change from any political or economic events in the countries in which KWE or its tenants operate;

•	there will be no material changes in costs of labor, goods and services necessary to operate KWE’s business; and

•	there will be no business interruptions that materially adversely affect KWE, its key tenants or its key suppliers.

The KWE Projections have not been updated or revised to reflect information or results after the date the KWE Projections were prepared or as of the date of this proxy statement. The KWE Projections should be read in conjunction with the considerations described below under “—Important Information about the Projections.”

	KWE Projections(1)
	Fiscal Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E
Recurring Adjusted Earnings per Share(2)	$0.81	$0.97	$1.07	$1.17	$1.27
Dividends per Share	$0.60	$0.63	$0.65	$0.68	$0.70

(1)	The KWE Projections assume (i) organic property rental revenue growth of 3.5% per annum for fiscal years 2017, 2018, 2019, 2020 and 2021, (ii) incremental net operating income from net acquisition activity and capital expenditure, and (iii) an average exchange rate of $1.25:£1.00 for fiscal years 2017, 2018, 2019, 2020 and 2021.

(2)	Non-GAAP measure. Recurring adjusted earnings per share is calculated by dividing recurring adjusted net income (which represents net income attributable to KWE shareholders adjusted for KWE’s share of (i) depreciation and amortization and (ii) net gains on sale of real estate) by the weighted average number of shares outstanding.

The KWH and KWE Combined Pro Forma Projections

To give our stockholders access to certain nonpublic information available to KWH’s board for the purpose of considering and evaluating the possible acquisition of KWE and to Goldman Sachs for the purpose of performing its financial analyses in connection with rendering its opinion summarized under “—Opinion of Our Financial Advisor,” two sets of pro forma projections for fiscal years 2017 to 2021 (collectively, the “KWH Pro Forma Projections”) are being provided: (i) projections assuming that all KWE shareholders elect to receive the Original Offer (the “Original KWH Pro Forma Projections”); and (ii) projections assuming that all KWE shareholders elect to receive the New Offer (the “Alternative KWH Pro Forma Projections”). These projections have been prepared as if the acquisition had been completed on March 31, 2017.

	Original KWH Pro Forma Projections(1)
	Fiscal Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E
Adjusted Earnings per Share(2)	$2.01	$2.14	$2.31	$2.49	$2.62
Dividends per Share	$0.76	$0.80	$0.84	$0.88	$0.92

(1)	The Original KWH Pro Forma Projections assume (i) a $50 million reduction in required minimum cash balance versus the aggregate required minimum cash balances of KWH and KWE today (ii) transaction costs of $50 million, (iii) a dividend increase of $0.08 per annum versus standalone KWH levels, (iv) an increase in the effective tax rate payable on KWE earnings within the United States, with such increase being treated as a non-cash expense, and (v) an average exchange rate of $1.25:£1.00 for fiscal years 2017, 2018, 2019, 2020 and 2021.

(2)	Non-GAAP measure. Adjusted earnings per share is calculated by dividing adjusted net income (which represents net income attributable to stockholders of KWH following the Transaction (“New KWH”) adjusted for New KWH’s share of (i) depreciation and amortization, and (ii) share-based compensation expense) by the weighted average number of shares outstanding.

	Alternative KWH Pro Forma Projections(1)
	Fiscal Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E
Adjusted Earnings per Share(2)	$2.23	$2.32	$2.48	$2.68	$2.82
Dividends per Share	$0.76	$0.80	$0.84	$0.88	$0.92

(1)

The Alternative KWH Pro Forma Projections assume (i) a reduction in net acquisition activity (being acquisitions less dispositions) versus standalone levels of $361 million for fiscal year 2017, $413 million for fiscal year 2018, $20 million for fiscal year 2019, $22 million for fiscal year 2020 and $25 million for fiscal year 2021, (ii) a reduction of $100 million in pro forma cash balance versus standalone levels for fiscal years 2017, 2018, 2019, 2020 and 2021, (iii) transaction costs of $50 million, (iv) a dividend increase of $0.08 per annum, (v) an increase in the effective tax rate payable on KWE earnings within the United States, with such increase being treated as a non-cash expense, and (vi) an average exchange rate of $1.25:£1.00 for fiscal years 2017, 2018, 2019, 2020 and 2021.

(2)	Non-GAAP measure. Adjusted earnings per share is calculated by dividing adjusted net income (which represents net income attributable to New KWH stockholders adjusted for New KWH’s share of (i) depreciation and amortization, and (ii) share-based compensation expense) by the weighted average number of shares outstanding.

The inclusion of the KWH Pro Forma Projections should not be regarded as an indication that the KWH board, KWH, Goldman Sachs or any other recipient of this information considered, or now considers, them to be an assurance of the achievement of future results including, without limitation, the completion of the acquisition. In addition, the KWH Pro Forma Projections have not been updated or revised to reflect information or results after the date the KWH Pro Forma Projections were prepared or as of the date of this proxy statement. The KWH Pro Forma Projections should be read in conjunction with the considerations described below under “—Important Information about the Projections.”

Non-GAAP Measures and Reconciliations

KWH uses certain non-GAAP measures to analyze our business and accordingly has included certain of these non-GAAP measures, including adjusted earnings per share and recurring adjusted earnings per share, within the projections set forth above. KWH uses these metrics for evaluating the success of our company and believes they enhance the understanding of our operating results. Set forth below are reconciliations of GAAP net income to the applicable non-GAAP measures shown above for KWH, KWE and New KWH, respectively.

Reconciliation of KWH GAAP net income to KWH adjusted earnings per share:

	Fiscal Year Ending December 31,
(Dollars in millions except per share data)	2017E	2018E	2019E	2020E	2021E
Net income attributable to KWH stockholders	$40.4	$51.4	$66.4	$81.5	$87.2
Non-GAAP Adjustments:
Add back (KWH’s share):
Depreciation and amortization	128.7	137.7	148.5	160.5	173.2
Share-based compensation	35.0	35.0	35.0	35.0	35.0

Adjusted Net Income	$204.1	$224.1	$250.0	$277.0	$295.4

Weighted Average Shares Outstanding (millions)	115.3	115.3	115.9	116.5	117.0

Adjusted Earnings per Share	$1.77	$1.94	$2.16	$2.38	$2.52

Reconciliation of KWE GAAP net income to KWE recurring adjusted earnings per share:

	Fiscal Year Ending December 31,
(Dollars in millions except per share data)	2017E	2018E	2019E	2020E	2021E
Net income attributable to KWE shareholders	$112.5	$127.0	$132.0	$139.1	$145.6
Non-GAAP Adjustments:
Add back: Depreciation and amortization	114.9	120.2	127.5	133.5	139.7
Less: Net gain on sale of real estate	(125.0)	(125.0)	(125.0)	(125.0)	(125.0)

Recurring Adjusted Net Income	$102.3	$122.2	$134.5	$147.6	$160.4

Weighted Average Shares Outstanding (millions)	126.1	126.1	126.1	126.1	126.1

Recurring Adjusted Earnings per Share	$0.81	$0.97	$1.07	$1.17	$1.27

Reconciliation of New KWH GAAP net income to New KWH adjusted earnings per share (Original KWH Pro Forma Projections):

	Fiscal Year Ending December 31,
(Dollars in millions except per share data)	2017E	2018E	2019E	2020E	2021E
Net income attributable to New KWH stockholders	$96.2	$120.6	$137.7	$156.0	$164.5
Non-GAAP Adjustments:
Add back (at New KWH’s share):
Depreciation and amortization	197.1	228.6	244.2	260.0	276.7
Share-based compensation	35.0	35.0	35.0	35.0	35.0

Adjusted Net Income	$328.3	$384.2	$417.0	$451.0	$476.3

Weighted Average Shares Outstanding (millions)	163.7	179.7	180.4	180.9	181.5

Adjusted Earnings per Share	$2.01	$2.14	$2.31	$2.49	$2.62

Reconciliation of New KWH GAAP net income to New KWH adjusted earnings per share (Alternative KWH Pro Forma Projections):

	Fiscal Year Ending December 31,
(Dollars in millions except per share data)	2017E	2018E	2019E	2020E	2021E
Net income attributable to New KWH stockholders	$95.5	$113.8	$125.8	$142.5	$149.4
Non-GAAP Adjustments:
Add back (at New KWH’s share):
Depreciation and amortization	188.4	204.6	219.6	234.8	250.8
Share-based compensation	35.0	35.0	35.0	35.0	35.0

Adjusted Net Income	$318.9	$353.4	$380.4	$412.3	$435.2

Weighted Average Shares Outstanding (millions)	143.3	152.5	153.2	153.7	154.3

Adjusted Earnings per Share	$2.23	$2.32	$2.48	$2.68	$2.82

Important Information about the Projections

The KWH Projections, the KWE Projections and the KWH Pro Forma Projections (together, the “Projections”) were prepared for internal use and to assist KWH and its financial advisor with its consideration and evaluation of the possible acquisition of KWE. The Projections were not prepared with a view toward public disclosure or toward complying with IFRS, U.S. GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections (other than the KWH Projections with respect to the 2017 fiscal year and the KWE Projections with respect to the 2017 fiscal year (together, the “2017 Projections”) have not been reported on by our financial advisor or reporting accountants under Rule 28 of the Takeover Code. The 2017 Projections have been reported on by Goldman Sachs and KPMG LLP, London, England (“KPMG UK”) as required by the Takeover Panel and in compliance with Rule 28 of the Takeover Code. The reports of Goldman Sachs and KPMG UK are contained in the Regulatory Information Service announcement released on June 27, 2017 and filed as exhibit 99.1 to a Form 8-K filed by KWH on June 27, 2017. The quantification of the Projections has been included in order to give our stockholders access to certain nonpublic information available to KWH’s board for the purpose of considering and evaluating the possible acquisition of KWE and to Goldman Sachs for purposes of performing its financial analyses in connection with rendering its opinion summarized under “—Opinion of Our Financial Advisor,” in compliance with KWH’s obligations under federal and state laws. Except as described above with respect to the 2017 Projections, neither our independent registered public accounting firm nor Goldman Sachs nor any other firm has examined, compiled nor performed any procedures with respect to the Projections and, accordingly, do not express an opinion or any other form of assurance with respect thereto. The independent registered accounting firm report issued by KPMG LLP, Los Angeles, California (“KPMG US”) incorporated by reference in this document and the independent auditor’s report issued by KPMG, Dublin, Ireland (“KPMG Ireland”) included in this document relate to KWH and KWE’s historical financial information, respectively. They do not extend to the Projections and should not be read to do so.

Although a summary of the extrapolations contained in the Projections is presented with numerical specificity, the extrapolations reflect numerous assumptions and estimates as to future events that our management believed were reasonable at the time the extrapolations contained in the Projections were prepared and used, taking into account the relevant information available to management at the time. These estimates and assumptions are inherently uncertain with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to our business, including the factors described or referenced under the section entitled “Special Note Regarding Forward-Looking Statements” and/or listed or incorporated by reference in this proxy statement under the section entitled “Risk Factors,” all of which are difficult to predict and many of which are beyond KWH’s control. The Projections are not fact and should not be relied upon as being necessarily indicative of actual future results. The Projections do not take into account any circumstances or events occurring after the date that they were prepared. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of this information should not be regarded as an indication that the KWH board, KWH, KPMG US, KPMG Ireland, KPMG UK, Goldman Sachs or any other recipient of this information considered, or now considers, the Projections to be material information of KWH or an indication that KWH’s results for the current or future fiscal years would necessarily meet or exceed such amounts, nor should it be construed as financial guidance, and it should not be relied upon as such. The summaries of the Projections are not included in this proxy statement in order to induce any KWH stockholder to vote in favor of the proposal to approve the issuance of KWH common stock in connection with the acquisition of KWE or to influence any stockholder to make any investment decision with respect of the potential acquisition of KWE.

In particular, the Projections relate to multiple future years and such information by its nature becomes less predictable with each successive year. The Projections do not take into account any circumstances or events occurring after the date on which they were prepared or any circumstances resulting from or otherwise relating to the Transaction. The Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of KWH’s board. Although in the view of KWH’s management the Projections were prepared on a reasonable basis and reflected the best then-available estimates and judgments of KWH’s management, various risks contingencies and other uncertainties may affect actual results and cause them to differ materially from KWH’s or KWE’s actual results.

The Projections should be evaluated, if at all, in conjunction with the historical non-statutory financial statements present herein and other information regarding KWH and KWE contained in public filings with the SEC in the United States or a regulatory information service in the UK. The Projections were reviewed by KWH’s management with, and considered by, the KWH board in connection with its evaluation and approval of the acquisition of KWE. The Projections are considered forward-looking statements. For information regarding factors that may cause KWH’s future results to materially vary, see “Special Note Regarding Forward-Looking Statements.”

Except to the extent required by applicable law, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Projections to reflect the occurrence of future events or changes in general economic or industry conditions.

Without limiting the foregoing, KWH stockholders should be aware that in the view of KWH, the Projections, other than the 2017 Projections (the “2018-2021 Projections”) are no longer valid in the context of the Transaction based on differences between the assumptions underlying the 2018-2021 Projections from KWH’s current assumptions regarding use of KWH’s revolving credit facility, acquisition and disposal activity, dividend payments, transaction costs and termination of the investment management agreement, each as described in more detail on pages 505 – 508 of the UK prospectus issued by KWH to shareholders of KWE, a copy of which was furnished as exhibit 99.1 to the Current Report on Form 8-K filed by KWH on September 13, 2017 and is incorporated into this proxy statement by reference. The KWH board of directors believes it has, with the assistance of KWH’s management, the necessary expertise to evaluate the impact of changed circumstances on the merits of the Transaction, and continues to recommend that KWH’s stockholders approve the share issuance proposal notwithstanding the fact that the KWH board of directors is no longer relying on the 2018-2021 Projections in connection with such recommendation.

In light of the foregoing factors and uncertainties inherent in the Projections, stockholders are cautioned not to rely on the Projections included in this proxy statement.

The Rule 2.7 Announcement and the Scheme

It is intended that the Transaction will be implemented by way of the Scheme. The procedure involves, among other things, an application by KWE to the Royal Court of Jersey to sanction the Scheme, following which the KWE shareholders will receive the shares of KWH common stock to be issued in the Transaction. The purpose of the Scheme is to provide for KWH to become the owner of the entire issued and to be issued share capital of KWE.

The Scheme will become effective only if the following events, among others, occur on or before October 31, 2017 or such later date as may be agreed in writing by KWE and KWH (with the Takeover Panel’s consent and as the Royal Court of Jersey may approve (if such approval(s) are required)):

•	a resolution to approve the Scheme is passed by a majority in number representing not less than three-quarters of the voting rights of the eligible KWE shareholders (or of each class of eligible KWE shareholders, as applicable) who are on the register of members of KWE at the applicable record date, present and voting, whether in person or by proxy, at the court meeting (and at each separate class meeting, if applicable) held to approve the Scheme, or any adjournment thereof;

•	all resolutions required to approve and implement the Scheme and to approve certain related matters are passed by the requisite majority of KWE shareholders at the general meeting of KWE shareholders held for that purpose (or any adjournment thereof);

•	the Scheme is sanctioned (with or without modification, on terms agreed by KWH and KWE) by the Royal Court of Jersey; and

•	the requisite court order to approve the Scheme is delivered to the registrar of companies for Jersey.

Upon the Scheme becoming effective: (i) it will be binding on KWE shareholders, irrespective of whether or not they attended or voted at the KWE shareholder meetings described above (and if they attended and voted, whether or not they voted in favor) and (ii) share certificates in respect of KWE shares will cease to be valid and KWE shares held in uncertificated form will be cancelled.

If the Scheme does not become effective on or before October 31, 2017 or such later date as may be agreed in writing by KWE and KWH (with the Takeover Panel’s consent and as the Royal Court of Jersey may approve (if such approval(s) are required)), it will lapse and the Transaction will not proceed (unless the Takeover Panel otherwise consents).

KWE shareholders will be sent a detailed document setting forth full details of the Scheme (the “scheme document”), together with notices of the shareholder meetings to be held in connection with the Scheme. The scheme document will also contain the expected timetable for the Transaction and will specify the necessary actions to be taken by KWE shareholders. It is expected that the scheme document will be dispatched to KWE shareholders, together with the forms of proxy in connection with each of the scheme court meeting and the KWE general meeting, substantially concurrently with the time when this proxy statement is distributed to KWH stockholders. Subject, among other things, to the satisfaction or waiver of the conditions to the Transaction, it is currently expected that the Scheme will become effective, and the Transaction will be completed, in the fourth quarter of 2017.

Fractions of new KWH shares will not be issued to KWE shareholders. Instead, KWE shareholders who otherwise would have received a fraction of a share of KWH common stock will instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of KWH common stock on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the effective date of the Scheme, except that individual entitlements of less than $5.00 will not be paid to KWE shareholders but will instead be retained by KWH. Details of how UK shareholders can hold, access and trade the new KWH shares will be set out in the scheme document.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Royal Court of Jersey. The scheme will be subject to the applicable requirements of the Takeover Code, the Takeover Panel, the LSE, the NYSE, the Financial Conduct Authority and the Jersey Financial Services Commission.

Pro Forma Ownership of KWH After Completion of the Transaction

Upon completing the Transaction, KWH anticipates that (i) if all KWE shareholders elect to receive the New Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 25% and existing KWH stockholders will own approximately 75% of the outstanding shares of KWH and (ii) if all KWE shareholders elect to receive the Original Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 36% and existing KWH stockholders will own approximately 64% of the outstanding shares of KWH.

KWH’s Relationship with KWE; Certain Agreements between KWH and KWE

In 2014, KWH launched the initial public offering of KWE on the LSE. KWH remains KWE’s largest shareholder and serves as its investment manager through a wholly owned subsidiary, as described in more detail below. As of the date of this proxy statement, KWH holds 30,015,924 KWE shares, representing approximately

23.8% of the existing issued ordinary share capital of KWE (or 29,482,375 KWE shares, net of 533,549 KWE shares underlying unvested KWE restricted stock units that KWH has granted to certain of its directors and employees and which will vest in connection with the Transaction).

William J. McMorrow, Chairman and Chief Executive Officer of KWH, serves on the board of directors of KWE and on the investment committee of the Investment Manager to KWE. Mary Ricks, President and Chief Executive Officer of Kennedy Wilson Europe and one of our named executive officers, serves on the board of directors of KWE and is on KWE’s investment committee. Mr. McMorrow, Ms. Ricks and certain other of our executive officers and directors hold equity securities of KWE, including certain unvested equity awards that will vest in connection with the Transaction. Details of these equity securities are set forth in “—Interests of Certain KWH Executive Officers and Directors in the Transaction.”

Investment Management Agreement

The Investment Manager, which is a wholly owned subsidiary of KWH, serves as KWE’s investment manager pursuant to the investment management agreement entered into between KWE and the Investment Manager on February 25, 2014.

Under the investment management agreement, the Investment Manager is responsible for acquiring and disposing of investments and managing all of the assets and investments of KWE and its intermediate holding or investing entities. The Investment Manager is paid a management fee, equal to 1% of KWE’s adjusted net asset value and payable quarterly in arrears. Half of the management fee is paid in cash, and the remainder is paid in KWE’s ordinary shares. The investment management agreement also provides for the payment of a performance fee to KWH. The performance fee is equal to 20% of the lesser of (i) the excess of the “shareholder return” for the relevant year (generally, the sum of the change in KWE’s adjusted net asset value per ordinary share) over a 10% annual return hurdle; and (ii) the excess of year-end adjusted net asset value per ordinary share over the relevant high water mark. The performance fee is payable annually in ordinary shares of KWE, and such shares vest equally over a three-year period. During the year ended December 31, 2016, KWH earned $22.2 million in management fees. During the first quarter of 2016, $41.2 million of performance fees relating to 2015 were paid to KWH in shares of KWE.

The investment management agreement has an initial three-year term and is renewable automatically unless terminated under the following conditions: (i) following the initial three-year term, by KWE if approved by 75% of its independent shareholders, in which event the Investment Manager will be entitled to receive a termination fee; (ii) by the Investment Manager in connection with a change of control of KWE, certain activities by KWE not executed on the advice of the Investment Manager or a material change to KWE’s investment policy without the Investment Manager’s consent, in which event the Investment Manager will be entitled to receive a termination fee; (iii) following a change of control of the Investment Manager, by KWE if approved by a majority of its independent shareholders; (iv) by KWE following a material breach of KWE’s investment policy or certain acts of gross negligence, fraud or willful misconduct by the Investment Manager; (v) by KWE in connection with the termination and non-replacement of a related investment advisory agreement pursuant to which the Investment Manager appointed certain wholly owned subsidiaries of KWH to deliver investment and property management services; (vi) by the Investment Manager in connection with certain material breaches by KWE; or (vii) by either party in connection with certain bankruptcy or insolvency-related events.

The termination fee payable in certain circumstances as described above is equal to three years’ management fees and a performance fee (if any) calculated to the date of termination. The termination fee will be entirely payable in cash.

The investment management agreement also provides that KWE must take steps reasonably necessary to allow the Investment Manager to nominate a number of directors to KWE’s board equal to one less than the number of independent directors required for independent directors to constitute a majority of the board. William

J. McMorrow, Chairman and Chief Executive Officer of KWH, currently serves on the board of directors of KWE. Certain directors on KWH’s board also hold KWE shares in the form of incentive awards. Details of these incentive awards are set forth in “The Transaction—Interests of Certain KWH Executive Officers and Directors in the Transaction.”

Pursuant to the investment management agreement, during the term of the agreement and subject to certain exceptions, KWE will be provided priority access to all real estate or real estate loan opportunities sourced by KWH in Europe that are within the parameters of KWE’s investment policy. If the Investment Manager, on behalf of KWE, decides not to pursue such an investment opportunity, then, subject to certain exceptions, KWH cannot pursue that opportunity unless the independent directors of KWE first decide not to pursue that opportunity. The investment management agreement also provides that during its term, KWH will not act as an investment manager or adviser in Europe in relation to investments that are within the parameters of KWE’s investment policy.

Separate Manager’s Powers Agreement

On April 10, 2017, in connection with the negotiation of the Transaction, KWE and the Investment Manager entered into a separate manager’s powers agreement, pursuant to which the Investment Manager has agreed that, during the pendency of the Transaction, it will make all arrangements requested by the KWE Independent Committee to allow certain named executives to make payments out of the bank accounts of KWE or its subsidiaries which are specified by the KWE Independent Committee.

In addition, the Investment Manager has agreed that, during the pendency of the Transaction and notwithstanding anything to the contrary in the investment management agreement, it will not take certain actions without the prior written approval of the KWE Independent Committee. These actions include, among other things, (i) causing KWE or its subsidiaries to issue or acquire any KWE shares, (ii) causing any payments in excess of (a) £2,000,000 on any single day or (b) £5,000,000 in any period of three consecutive days to be made out of the bank accounts of KWE or any of its subsidiaries, (iii) entering into any agreement to sell or acquire, on behalf of KWE or any of its subsidiaries, any assets having a value in excess of £15,000,000 and (iv) taking any action or engaging in any conduct, or causing KWE or any of its subsidiaries to enter into any arrangement, which would be restricted under Rule 21 of the Takeover Code (which generally restricts target companies from taking actions to frustrate pending takeover offers, subject to certain exceptions).

Confidentiality Agreement

In connection with the negotiation of the Transaction, KWH, the Investment Manager and KWE entered into a confidentiality agreement on March 22, 2017, pursuant to which the parties have undertaken, among other things, to (a) keep confidential all confidential information relating to the Transaction and the other parties and not to disclose it to third parties (other than to certain permitted recipients), unless such disclosure is permitted pursuant to the confidentiality agreement (for example, where disclosure is required by law or regulation) and (b) use the confidential information for the sole purpose of considering, facilitating or advising on, or seeking advice in relation to, the Transaction. These confidentiality obligations remain in force (i) for 24 months from the date of the confidentiality agreement or (ii) until completion of the Transaction, whichever is earlier.

In addition, KWH has also agreed that, other than KWE shares acquired pursuant to the investment management agreement, neither it nor any person acting in concert with it may acquire any interest in any KWE shares without the prior written consent of the Independent Committee of KWE. This restriction will fall away immediately if KWH indicates to KWE that it is no longer actively considering the Transaction.

Transaction Agreement

KWH and KWE entered into a transaction agreement, pursuant to which the parties have agreed to certain mutual commitments to regulate the basis on which they implement the Transaction.

In particular, the parties have agreed that KWH shall have primary responsibility for obtaining the regulatory consents and approvals required to complete the Transaction, and that each party will promptly make all filings and supply all information necessary to obtain such regulatory consents. Each party has also undertaken to provide copies of, and incorporate reasonable comments on, all material filings, notifications, submissions and communications in relation to satisfaction of the regulatory conditions to the Transaction. The parties have further undertaken to notify the other parties of, and allow persons nominated by the other to attend, all meetings or material telephone calls in connection with obtaining the satisfaction of such regulatory conditions and the implementation of the Transaction.

The parties have also undertaken, to the extent not prohibited by law or regulation, to keep the other informed of the progress towards satisfaction of the regulatory conditions to the Transaction and of any development that might reasonably be considered to be likely to prevent any of the regulatory conditions from being satisfied.

Pursuant to the transaction agreement, KWH has undertaken to provide KWE with all such co-operation, information and assistance as it may reasonably request in connection with the preparation and verification of the scheme document and to procure that the KWH directors take responsibility for the information relating to KWH, KWH’s subsidiaries, the Investment Manager or any persons acting in concert with KWH.

KWH has agreed, to the extent not prohibited by law or regulation or disclosed generally to the public, to notify the members of the KWE Independent Committee if, on or after the date of the transaction agreement, KWH or any of its subsidiaries (other than KWE and its subsidiaries) take certain actions including, but not limited to:

•	issuing, or becoming obliged to issue, any KWH shares (to the extent material in the context of the Transaction);

•	declaring or paying any dividend or other distribution, other than its ordinary course quarterly dividends;

•	entering into any material agreement outside the ordinary course of its business (to the extent material in the context of the Transaction); and

•	incurring any indebtedness which (if payable in full) would increase the borrowings of KWH, its subsidiaries and its subsidiary undertakings, (excluding KWE and its subsidiaries) by more than 20%.

Indemnity Agreement

On June 23, 2017, in connection with the Transaction, KWH, KWE, the Investment Manager, KWE and the KWE independent directors entered into an indemnity agreement pursuant to which KWH and the Investment Manager, subject to certain exceptions and limitations, will hold harmless and indemnify KWE and the KWE independent directors for liability arising from any inaccuracies, deficiencies and omissions relating to certain KWE information communicated externally or filed with a regulatory body.

The indemnity agreement further provides that the Investment Manager will, when requested, promptly furnish the KWE independent directors with KWE information relating to KWE’s financial condition and use reasonable efforts to ensure such information is accurate and not misleading. KWH has also agreed that KWE information communicated externally or filed with a regulatory body will be accurate and KWH will immediately correct any inaccuracies or misleading statements. In addition, KWH has agreed to supply the KWE independent directors with copies of KWE information prior to the repetition, publication, dissemination, communication, filing or submission of such information and to refrain from releasing such information if the KWE independent directors provide written notice of their objection.

Irrevocable Undertakings from Certain KWE Shareholders; Statements of Intention from Certain KWE Shareholders and KWH Stockholders

Irrevocable Undertakings

In connection with the Transaction, KWH has received irrevocable undertakings (the “Irrevocable Undertakings”) from Quantum and Franklin to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction. These shareholders hold, in the aggregate, approximately 21.8% of the issued and outstanding KWE shares as of the date of this proxy statement, or approximately 28.6% of the KWE shares entitled to vote on the Transaction.

In addition, each of Quantum and Franklin has agreed to refrain (subject to certain terms, conditions and exceptions specified in the Irrevocable Undertakings) from: (i) selling any KWE shares currently held by it or any further such shares it may acquire; (ii) acquiring any KWE shares; (iii) selling any KWE shares short or entering into any short derivative position referenced to them; or (iv) soliciting, directly or indirectly, or initiating discussions with a third party in connection with a competing offer for KWE. Franklin will be permitted to sell KWE shares if it is instructed to do so by clients on whose accounts it holds those KWE shares.

The Irrevocable Undertakings will terminate if, among other things, a third party announces, prior to the KWE shareholder meeting in respect of the Scheme, its intention to make an offer for KWE (or, in the case of Quantum, an offer for KWE or substantially all of KWE’s business and assets) which, in the reasonable opinion of the shareholder, represents an improvement on the New Offer.

Statements of Intention to Vote in Favor of Transaction

In connection with the New Offer Announcement, certain stockholders of KWH including Fairfax Financial Holdings Limited, Elkhorn Partners LP, as well as all of the directors and executive officers of KWH who own shares of KWH common stock, have expressed to KWH their intention to vote all shares of KWH common stock beneficially owned by them in favor of any proposal to approve the issuance of shares of KWH common stock in connection with the Transaction. Collectively, these stockholders own approximately 31.4% of the outstanding shares of KWH common stock as of the date of this proxy statement, including 17.1% of KWH’s outstanding shares owned by directors and executive officers of KWH). These statements of intention are not legally binding.

Also as disclosed in the New Offer Announcement, the Värde Shareholders have indicated by letter to KWH their intention to vote all of their KWE shares in favor of the Scheme and other KWE shareholder resolutions required to implement the Transaction (the “Värde Letter of Intent”). The Värde Shareholders held, in the aggregate, approximately 4.3% of the issued and outstanding KWE shares as of September 8, 2017 or approximately 5.7% of the KWE shares entitled to vote on the Transaction. The Värde Letter of Intent is not legally binding.

Accounting Treatment

The Transaction will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary. As KWH controls KWE and will continue to control KWE after the Transaction, the changes in KWH’s ownership interest in KWE will be accounted for as an equity transaction and no gain or loss will be recognized in KWH’s consolidated statements of income resulting from the Transaction.

Material U.S. Federal Income Tax Consequences

KWH stockholders will not realize gain or loss for U.S. federal income tax purposes in connection with the Transaction with respect to their shares of KWH common stock.

Regulatory Approvals

The completion of the Transaction is conditioned on, among other things, the clearance by antitrust and competition authorities in Ireland.

Listing of KWH Common Stock to Be Issued in Connection with the Transaction

KWH will submit the necessary applications to seek to cause the shares of KWH common stock to be issued as the transaction consideration in connection with the Transaction to be approved for listing on the NYSE. Approval of this listing is a condition to completion of the Transaction.

Interests of Certain KWH Executive Officers and Directors in the Transaction

In considering the recommendation of the KWH board of directors that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal, you should be aware that some of our directors and executive officers have interests in the Transaction that may be different from, or in addition to, the interests of KWH’s stockholders generally, including the fact that William J. McMorrow, Chairman and Chief Executive Officer of KWH, serves on the board of directors of KWE and on the investment committee of the Investment Manager to KWE and Mary Ricks, President and Chief Executive Officer of Kennedy Wilson Europe and one of our named executive officers, serves on the board of directors of KWE and is on KWE’s investment committee. In addition, Mr. McMorrow, Ms. Ricks and certain other of our directors and executive officers beneficially own equity securities of KWE.

The KWH board was aware of these interests at the time it approved the Rule 2.7 Announcement and the New Offer Announcement and the respective transactions contemplated hereby and made the recommendation to KWH stockholders that they vote in favor of the adoption of the Share Issuance Proposal and the Adjournment Proposal.

The following table sets forth as of August 25, 2017, the aggregate value of KWE equity securities held by KWH’s executive officers and directors that will be exchanged for common stock of KWH pursuant to the Transaction, assuming that all such executive officers elect the Original Offer.

Name	Position at KWH	Unvested Awards ($)(1)	Vested Awards / Ordinary Shares ($)(2)	Total ($)
William J. McMorrow	Chairman and Chief Executive Officer	$1,007,364	$503,676	$1,511,040

Mary Ricks	President and Chief Executive Officer of Kennedy Wilson Europe	1,007,364	503,676	1,511,040

Matt Windisch	Executive Vice President	341,968	170,984	512,952

Justin Enbody	Chief Financial Officer	139,961	69,980	209,941

Kent Mouton	Director and Executive VP, General Counsel	113,385	56,699	170,084

In Ku Lee	Senior Vice President, Deputy GC and Secretary	75,088	37,537	112,625

(1)

Represents the number of unvested awards (all of which are restricted stock units that correspond to ordinary shares of KWE (“KWE RSUs”)) held by such individual multiplied by the product of the Transaction exchange ratio of 0.667 and

$19.00, the closing price of KWH common shares on the NYSE on August 25, 2017. By their terms, the KWE RSUs are subject to vesting upon the change of control of KWE at the discretion of the KWH board of directors. In connection with the approval of the Transaction, the KWH board of directors determined that all unvested KWE awards will vest prior to completion of the Scheme, including those set forth in this column.

(2)	Represents the number of vested awards (all of which are KWE RSUs) and ordinary shares held by such individual multiplied by the product of the Transaction exchange ratio of 0.667 and $19.00, the closing price of KWH common shares on the NYSE on August 25, 2017.

The following table sets forth as of August 25, 2017, the aggregate value of KWE equity securities held by KWH’s executive officers and directors that will be exchanged for common stock of KWH pursuant to the Transaction, assuming that all such executive officers elect the New Offer in respect of such securities.

Name.	Position at KWH	Unvested Awards ($)(1)	Vested Awards / Ordinary Shares ($)(2)	Total ($)
William J. McMorrow	Chairman and Chief Executive Officer	$1,145,254	$572,620	$1,717,873

Mary Ricks	President and Chief Executive Officer of Kennedy Wilson Europe	1,145,254	572,620	1,717,873

Matt Windisch	Executive Vice President	388,777	193,389	583,166

Justin Enbody	Chief Financial Officer	159,119	79,559	238,678

Kent Mouton	Director and Executive VP, General Counsel	128,906	64,460	193,366

In Ku Lee	Senior Vice President, Deputy GC and Secretary	85,366	42,676	128,041

(1)	Represents the number of unvested KWE RSUs held by such individual multiplied by the sum of (i) the product of the Transaction exchange ratio of 0.3854 and $19.00, the closing price of KWH common shares on the NYSE on June 14, 2017 and (ii) 550 pence, representing the aggregate cash consideration to be received in respect of each KWE share (consisting of 300 pence in cash, to be paid by KWH and 250 pence in cash, to be paid by KWE as a special dividend at closing) converted into dollars at a £/$ exchange rate of 1.2751. By their terms, the KWE RSUs are subject to vesting upon the change of control of KWE at the discretion of the KWH board of directors. In connection with the approval of the Transaction, the KWH board of directors determined that all unvested KWE awards will vest prior to completion of the Scheme, including those set forth in this column.

(2)	Represents the number of vested awards (all of which are KWE RSUs) and ordinary shares held by such individual multiplied by the sum of (i) the product of the Transaction exchange ratio of 0.3854 and $19.00, the closing price of KWH common shares on the NYSE on August 25, 2017 and (ii) 550 pence, representing the aggregate cash consideration to be received in respect of each KWE share (consisting of 300 pence in cash, to be paid by KWH and 250 pence in cash, to be paid by KWE as a special dividend at closing) converted into dollars at a £/$ exchange rate of 1.2751.

Dissenters’ Rights

No KWH stockholder will be entitled to exercise dissenters’ rights or to demand payment for his, her or its shares of KWH common stock in connection with the Transaction.

THE SPECIAL MEETING

This proxy statement is being provided to the stockholders of KWH as part of a solicitation of proxies by the KWH board of directors for use at the KWH Special Meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides KWH stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting. You should read this entire proxy statement carefully, including the annexes and the information referred to or incorporated by reference herein, before deciding how to cast your vote.

Date, Time and Place

KWH will hold the Special Meeting on October 12, 2017 at 9:00 a.m. Pacific Time, at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, unless the meeting is adjourned or postponed to a later date.

Purpose of the KWH Special Meeting

KWH stockholders are being asked to consider and vote on the following proposals at the KWH Special Meeting:

•	Proposal 1: To approve the issuance of shares of KWH common stock in connection with the Transaction, as required by the rules of the NYSE; and

•	Proposal 2: To approve any adjournment of the Special Meeting, if necessary or appropriate, to soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal.

Recommendation of the KWH Board of Directors

The KWH board of directors unanimously recommends that KWH stockholders vote:

•	Proposal 1: “FOR” the proposal to approve the issuance of shares of our common stock to be issued in connection with the Transaction, as required by the rules of the NYSE; and

•	Proposal 2: “FOR” the proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal.

Record Date; Stockholders Entitled to Vote

The record date for the Special Meeting is September 12, 2017. KWH stockholders as of the close of business on such date are entitled to notice of and to vote at the Special Meeting. As of the close of business on the record date, a total of 136 registered holders and 114,218,250 shares of common stock were outstanding and entitled to vote at the Special Meeting.

A list of the KWH stockholders of record who are entitled to vote at the Special Meeting will be available for inspection by any KWH stockholder for any purpose germane to the Special Meeting during ordinary business hours for the 10 days preceding the Special Meeting at KWH’s executive offices at 151 S. El Camino Drive, Beverly Hills, California 90212 and will also be available at the Special Meeting for examination by any stockholder present at such meeting.

Each share of KWH common stock outstanding on the record date is entitled to one vote on each proposal.

Voting by KWH’s Directors and Executive Officers

At the close of business on the record date for the Special Meeting, KWH directors and executive officers were entitled to vote approximately 19,505,788 shares of KWH common stock, representing approximately 17.1% of the shares of KWH common stock outstanding on that date. The KWH directors and executive officers are currently expected to vote their shares in favor of both proposals.

Quorum

No business may be transacted at the Special Meeting unless a quorum is present. Stockholders who hold shares representing at least a majority of the voting power of all outstanding shares of common stock entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum. All shares of KWH common stock represented at the Special Meeting, including shares that are represented but that vote to abstain from voting on one or more proposals, will be treated as present for purposes of determining the presence of a quorum.

Required Vote

The required votes to approve the KWH proposals are as follows:

•	Proposal 1: Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. An abstention will have the effect of a vote against the proposal, but a failure to vote will have no effect on the outcome of the vote on the proposal.

•	Proposal 2: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. An abstention will have the effect of a vote against the proposal, but a failure to vote will have no effect on the outcome of the vote on the proposal.

In accordance with the rules of the NYSE, brokerage firms, banks, trusts and other nominees that hold shares of KWH common stock in street name for their customers do not have discretionary authority to vote the shares with respect to any of the proposals. Therefore, unless you attend the Special Meeting in person with a properly executed legal proxy from your brokerage firm, bank, trust or other nominee, your failure to provide instructions to such nominee will result in your shares of KWH common stock not being present at the meeting and not being voted on any of the proposals. Consequently, there cannot be any broker non-votes occurring in connection with any of the proposals at the Special Meeting.

Voting by Proxy

Holder of Record.    If your shares are registered directly in your name with KWH’s transfer agent, Continental, which includes shares you might hold by virtue of your participation in KWH’s amended & restated 2009 equity participation plan, as amended, you are considered the holder of record with respect to those shares. As a holder of record, you should have received this proxy statement and a proxy card from KWH via Continental.

If you hold your shares of record (i.e., your name appears on the registered books of KWH), you may vote your shares in person at the Special Meeting, via the Internet or telephone as set forth on the proxy card or by properly completing, signing, dating and returning the enclosed proxy card promptly, and in any case so it is received before the Special Meeting. Proxies submitted through the specified internet website or by phone must be received by October 11, 2017 to ensure that the proxies are voted.

Beneficial Owner of Shares in “Street Name.”    If your shares are held in an account at a brokerage firm, bank, trust or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the holder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement and a voting instruction form from that organization. If you are a beneficial owner of shares in street name, you may vote your shares by following the instructions provided to you by the brokerage firm, bank, trust or other nominee that owns the shares of record on your behalf. If you are a KWH stockholder and you do not instruct your brokerage firm, bank, trust or other nominee on how to vote your shares, your shares will not be voted on any of the KWH proposals.

Your vote is important, regardless of the number of shares you own. Please vote by proxy promptly, even if you plan on attending the Special Meeting.

Voting in Person

Holder of Record.    If you are a stockholder of record, you may vote your shares in person. If you wish to vote in person, you will be given a ballot at the Special Meeting to do so. Attending the Special Meeting itself does not constitute a vote of your shares.

Beneficial Owner of Shares in “Street Name.”    If you are a beneficial owner of shares in street name, you also may vote your shares in person by ballot at the Special Meeting if you obtain a legal proxy from your brokerage firm, bank, trust or other nominee.

Attending the Special Meeting

If you are a stockholder of record, please be prepared to provide valid photo identification, such as a driver’s license or passport, and proof of ownership of KWH common stock. If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you will need to present a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date, together with photo identification. If you do not comply with such procedures and the other procedures outlined in this proxy statement, you will not be admitted to the Special Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the Special Meeting. No cameras or recording equipment may be used at the Special Meeting.

Revocation of Proxies

Holder of Record.    If you are the record holder of KWH common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the Special Meeting. You can do this:

•	by submitting written notice revoking your proxy to the Secretary of KWH, at 151 S. El Camino Drive, Beverly Hills, California 90212;

•	by properly completing, signing, dating and submitting a later-dated proxy card or voting by proxy via Internet or telephone at a later date; or

•	by voting in person at the Special Meeting.

Beneficial Owner of Shares in “Street Name.”    If your shares are held in “street name” through a broker, bank or other nominee and you have delivered voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Householding of Proxy Materials

In accordance with the SEC’s “householding” rules, only one copy of this proxy statement may be delivered to multiple stockholders sharing an address, unless KWH has received contrary instructions from one or more of the stockholders. Upon written or oral request, KWH will promptly deliver a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of this proxy statement, or who wish to opt of the “householding” rules to receive multiple copies in the future, please notify KWH by calling or sending a letter to the Secretary of KWH at 151 S. El Camino Drive, Beverly Hills, California 90212.

Solicitation of Proxies

KWH is soliciting proxies for the Special Meeting from its stockholders. KWH will pay its own cost of soliciting proxies from its stockholders, including the cost of mailing this proxy statement. In addition to solicitation of proxies by mail, proxies may be solicited by KWH’s officers, directors and regular employees, without additional remuneration, in person or by telephone, email, mail or other means of communication.

To assist in the solicitation of proxies, KWH has engaged MacKenzie Partners, Inc. to act as proxy solicitor and to solicit proxies on KWH’s behalf. KWH has agreed to pay MacKenzie Partners, Inc. a retainer of $25,000 to be credited towards a fee that will be mutually agreed and to pay MacKenzie Partners, Inc.’s reasonable expenses.

KWH may also reimburse brokerage firms, banks, trusts and other nominees for their reasonable expenses incurred in forwarding proxy solicitation materials to the beneficial owners of KWH common stock and obtaining their proxies.

Inspector of Election

KWH has selected Continental to act as independent inspector of election for the Special Meeting.

Independent Accountants

Representatives of KPMG, LLP, KWH’s independent registered public accounting firm, are not expected to be present at the special meeting and accordingly will not make any statement or be available to respond to any questions.

Voting Results

KWH will report the voting results of the Special Meeting on a Current Report on Form 8-K filed with the SEC no later than four business days after the date of the Special Meeting.

Questions

KWH stockholders who have questions about the matters to be voted on at the Special Meeting or how to submit a proxy, or desire additional copies of this proxy statement or additional proxy cards should contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

Stockholders may call toll-free: (800) 322-2885

Banks and brokers may call collect: (212) 929-5500

PROPOSALS FOR THE KWH SPECIAL MEETING

Proposal 1—Issuance of Shares of KWH Common Stock

Under Rule 312.03 of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of KWH common stock in connection with the acquisition of the securities or assets of another company if (1) the common stock to be issued has or will have upon issuance voting power equal to or in excess of 20% of the voting power of KWH securities outstanding before the issuance or (2) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of KWH common stock outstanding before the issuance. The number of shares we will issue will exceed 20% of both the voting power and number of shares of our common stock outstanding before the issuance. Accordingly, KWH is asking stockholders to consider and vote on the Share Issuance Proposal at the Special Meeting.

Approval of the Share Issuance Proposal is a condition to completion of the Transaction. If the proposal is not approved, the Transaction will not be completed. KWH believes the Transaction is beneficial to KWH stockholders for a number of reasons. See “The Transaction—Reasons for the Transaction” for a description of these reasons.

Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. Assuming a quorum is present, a failure to vote will have no effect on the outcome of the proposal.

The KWH board of directors unanimously recommends that KWH stockholders vote “FOR” the proposal to approve the issuance of shares of our common stock to be issued as the transaction consideration in connection with KWH’s proposed acquisition of KWE.

If the Share Issuance Proposal is approved, we currently expect to issue up to approximately 64,465,359 shares of our common stock to KWE shareholders in connection with the Transaction, assuming 29,483,694 ordinary shares of KWE are exchanged in the Transaction and all KWE shareholders elect to receive the Original Offer. The number of shares of KWH common stock actually issued will vary based upon the elections of KWE shareholders. In the event that all KWE shareholders elect to receive the New Offer, we would expect to issue up to approximately 37,248,799 shares of our common stock in the Transaction.

The common stock to be issued to KWE shareholders as consideration for the Transaction will not be registered under the Securities Act and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act. If KWH exercises its right to implement the Transaction by way of a takeover offer, such takeover offer will be made in compliance with applicable U.S. laws and regulations. It is a condition to the Transaction that the newly issued KWH shares be listed on the NYSE.

Proposal 2—Adjournment of the Special Meeting

KWH may propose to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the issuance of additional shares of our common stock. KWH currently does not anticipate proposing to adjourn the Special Meeting if a quorum is present and there are sufficient votes to approve the Share Issuance Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, whether in person or by proxy, assuming a quorum is present. Assuming a quorum is present, a failure to vote will have no effect on the outcome of the proposal.

The KWH board of directors unanimously recommends that KWH stockholders vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the issuance of additional shares of our common stock or in the absence of a quorum.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements, which we refer to as the pro forma financial statements, give effect to the Transaction in accordance with Accounting Standards Codification (ASC) 810, Consolidation—Overall—Changes in Parent’s Ownership Interest in a Subsidiary (ASC 810). Because KWH controls KWE both before and after the Transaction, the change in KWH’s ownership interest in KWE will be accounted for as an equity transaction and no gain or loss will be recognized in KWH’s consolidated statements of operations resulting from the Transaction. Since the KWH historical financial information includes the accounts of KWE, the historical financial information of KWE has not been shown separately.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 and for the six months ended June 30, 2017 gives effect to the Transaction as if it had occurred on December 31, 2016. The unaudited pro forma combined statement of operations for the fiscal year ended December 31, 2016 and for the six months ended June 30, 2017 is presented as if the Transaction were consummated on January 1, 2016.

The pro forma financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments reflect the completion of the Transaction based upon the accounting guidance referred to above.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company following the Transaction. The pro forma financial statements are based upon available information and certain assumptions that KWH’s management believes are reasonable. The pro forma financial statements should be read in conjunction with: (i) the accompanying notes to the pro forma financial statements; (ii) the audited consolidated financial statements and related notes included in KWH’s Annual Report on Form 10-K for the year ended December 31, 2016 incorporated by reference into this proxy statement; and (iii) KWH’s unaudited consolidated financial statements and related notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in each case contained in KWH’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2017, as incorporated by reference in this proxy statement.

The historical consolidated financial information has been adjusted to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies or cost savings that may be achieved. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts as additional information becomes available and as additional analyses are performed.

See “About this Proxy Statement” for further information on the financial data relating to KWE included in this proxy statement.

KWH Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2017:

		As June 30, 2017
	KWE GBP IFRS	Note	US GAAP ADJ	KWE GBP US GAAP	KWE USD US GAAP	KWH (ex KWE)	Elimination	KWH as Reported	Pro Forma Adjustments	Note	Pro Forma Total
(Dollars in millions)
Cash	£454.8		—	£454.8	$592.4	$672.4	—	$1,264.8	$(732.7)	(a)	$532.1
Accounts receivable	28.5	(a)	(1.1)	27.4	35.7	57.7	—	93.4	—		93.4
Loan purchases and originations	72.2	(a)	(9.9)	62.3	81.1	6.1	—	87.2	—		87.2
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	2,816.1	(b)	(448.7)	2,367.4	3,083.4	2,978.7	—	6,062.1	—		6,062.1
Investment in marketable securities	—		—	—	—	409.7	(409.7)	—	—		—
Unconsolidated investments	—		—	—	—	499.0	—	499.0	—		499.0
Other assets	46.7	(b)	41.1	87.8	190.6	87.2	—	277.8	(0.5)	(b)	377.3

Total assets	£3,418.3		£(418.6)	£2,999.7	$3,983.2	$4,710.8	$(409.7)	$8,284.3	$(733.2)		$7,5551.1

Accounts payable	7.9		—	7.9	$10.2	$10.6	—	$20.8	—		$20.8
Accrued expenses and other liabilities	166.6	(b)	25.1	191.7	247.0	184.4	—	431.4	6.5	(c)	437.9
Investment debt	1,675.9		—	1,675.9	2,182.9	2,009.9	—	4,192.8	—		4,192.8
Senior notes payable	—		—	—	—	937.6	—	937.6	—		937.6
Line of credit	—		—	—	—	350.0	—	350.0	—	(c)	350.0

Total liabilities	£1,850.4		£25.1	£1,875.5	$2,440.1	$3,492.5	$—	$5,932.6	$6.5		$5,939.1

Kennedy-Wilson Holdings Inc. shareholders’ equity	277.0		—	277.0	442.7	1,215.9	(442.7)	1,215.9	729.2	(d)	1,945.1
Accumulated earnings (deficit)	458.4	(b)	(404.4)	54.0	14.0	(132.0)	(14.0)	(132.0)	(7.2)	(d)	(139.2)
Accumulated other comprehensive income	35.2	(c)	(37.5)	(2.3)	(47.0)	(56.4)	47.0	(56.4)	(328.3)	(d)	(384.7)
Non-controlling interests	797.3		(1.8)	795.5	1,133.4	190.8	—	1,324.2	(1,133.4)	(d)	190.8

Total equity	£1,567.9		£(443.7)	£1,124.2	$1,543.1	$1,218.3	$(409.7)	$2,351.7	$(739.7)		$1,612.0

Total liabilities and equity	£3,418.3		£(418.6)	£2,999.7	$3,983.2	$4,710.8	$(409.7)	$8,284.3	$(733.2)		$7,5551.1

KWH Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2017:

	Six Months Ended June 30, 2017
	KWE GBP IFRS	US GAAP ADJ	KWE GBP US GAAP	KWE	Non-KWE	Elimination	KWH as Reported	Pro Forma Adjustments	Note	Pro Forma Consolidated
(Dollars in millions)
Revenue
Rental	£97.3	£(0.9)	£96.4	$121.3	$126.8	$—	$248.1	—		$248.1
Hotel	10.2	—	10.2	12.9	45.6	—	58.5	—		58.5
Sale of real estate	—	1.4	1.4	1.8	11.8	—	13.6	—		13.6
Investment management, property services and research fees	—	—	—	—	34.9	(9.7)	25.2	—		25.2
Loan purchases, loan originations and other	4.8	0.1	4.9	6.2	0.3	—	6.5	—		6.5

Total revenue	£112.3	£0.6	£112.9	$142.2	$219.4	$(9.7)	$351.9	—		$351.9

Operating expenses
Commission and marketing	—	—	—	—	3.7	—	3.7	—		3.7
Rental operating	23.1	0.1	23.2	27.6	45.0	—	72.6	—		72.6
Hotel operating	8.2	—	8.2	11.6	35.6	—	47.2	—		47.2
Cost of real estate sold	—	1.1	1.1	1.4	8.9	—	10.3	—		10.3
Compensation and related	0.5	—	0.5	0.6	77.6	—	78.2	—		78.2
General and administrative	3.7	—	3.7	4.6	15.3	—	19.9	—		19.9
Depreciation and amortization	2.1	40.6	42.7	54.1	47.7	—	101.8	—		101.8

Total operating expenses	£37.6	£41.8	£79.4	$99.9	$233.8	$—	$333.7	—		$333.7
Income from unconsolidated investments	—	—	—	—	35.9	—	35.9	—		35.9

Operating income	£74.7	£(41.2)	£33.5	$42.3	$21.5	$(9.7)	$54.1	—		$54.1
Non-operating income (expense)
Gain on sale of real estate	2.2	7.7	9.9	12.5	59.2	—	71.7	—		71.7
Net change in fair value of investment property and loans	16.9	(16.9)	—	—	—	—	—	—		—
Acquisition-related gains	—	—	—	—	—	—	—	—		—
Acquisition-related expenses	(3.3)	—	(3.3)	(4.3)	3.1	—	(1.2)	—		(1.2)
Interest expense – investment	(27.6)	—	(27.6)	(34.8)	(35.1)	—	(69.9)	—		(69.9)
Interest expense – corporate	—	—	—	—	(32.2)	—	(32.2)	(6.5)	(a)	(38.7)
Management fee	(7.8)	—	(7.8)	(9.7)	—	9.7	—			—
Other income	2.6	(1.3)	1.3	1.7	3.2	—	4.9	(0.2)		4.7

Income (loss) before provision for income taxes	£57.7	(51.7)	6.0	$7.7	19.7	—	27.4	(6.7)		20.7
Provision for income taxes	(2.9)	0.4	(2.5)	(3.1)	(1.5)	—	(4.6)	(0.5)	(b)	(5.1)

Net income (loss)	£54.8	(51.3)	3.5	$4.6	18.2	—	22.8	(7.2)		15.6
Net (income) loss attributable to non-controlling interests	(42.2)	39.5	(2.7)	(3.6)	(9.0)	—	(12.6)	3.6	(c)	(9.0)

Net income (loss) attributable to Kennedy-Wilson Holdings, Inc	£12.6	(11.8)	0.8	$1.0	9.2	—	10.2	(3.6)		6.6
Earnings per Share – Basic	—	—	—	—	—	—	$0.09	—		$0.04
Weighted Average Common Shares Outstanding – Basic	—	—	—	—	—	—	111,945,354	37,248,799	(d)	149,194,153
Earnings per Share – Diluted	—	—	—	—	—	—	$0.09	—		$0.04
Weighted Average Common Shares Outstanding – Diluted	—	—	—	—	—	—	111,945,354	37,248,799		149,194,153

KWH Unaudited Pro Forma Combined Statement of Operations for the Fiscal Year ended December 31, 2016:

	Year Ended December 31, 2016
	KWE £ IFRS	US GAAP Adj £	Note	KWE US GAAP £	KWE US GAAP $	KWH (ex KWE)	Elim	KWH as Reported	Pro Forma Adj	Note	Pro Forma Consolidated
(Dollars in millions)
Revenue
Rental	£191.5	£(3.3)	(d)	£188.2	$257.1	$228.8	$—	$485.9	$—		$485.9
Hotel	19.4	—		19.4	26.2	90.0	—	116.2	—		116.2
Sale of real estate	—	10.2	(e)	10.2	12.6	16.7	—	29.3	—		29.3
Investment management, property services and research fees	—	—		—	—	81.6	(22.2)	59.4	—		59.4
Loan purchases, loan originations and other	6.3	2.2	(a)	8.5	11.4	1.2	—	12.6	—		12.6

Total revenue	217.2	9.1		226.3	307.3	418.3	(22.2)	703.4	—		703.4

Operating expenses									—
Commission and marketing	—	—		—	—	8.0	—	8.0	—		8.0
Rental operating	35.8	—		35.8	53.3	82.1	—	135.4	—		135.4
Hotel operating	16.3	—		16.3	24.3	72.0	—	96.3	—		96.3
Cost of real estate sold	—	7.3	(e)	7.3	9.0	13.1	—	22.1	—		22.1
Compensation and related	0.6	—		0.6	0.9	185.6	—	186.5	—		186.5
General and administrative	12.0	—		12.0	11.0	34.4	—	45.4	—		45.4
Depreciation and amortization	3.7	77.1	(b)	80.8	109.3	88.9	—	198.2	—		198.2

Total operating expenses	68.4	84.4		152.8	207.8	484.1	—	691.9	—		691.9
Income from unconsolidated investments	—	—		—	—	126.6	—	126.6	—		126.6

Operating income	148.8	(75.3)		73.5	99.5	60.8	(22.2)	138.1	—		138.1
Non-operating income (expense)									—
Gain on sale of real estate	8.5	57.0	(f)	65.5	86.5	44.2	—	130.7	—		130.7
Net change in fair value	(10.5)	10.5		—	—	—	—	—	—		—
Acquisition-related gains	—	—		—	—	16.2	—	16.2	—		16.2
Acquisition-related expenses	(0.1)	(4.4)	(b)	(4.5)	(6.6)	(2.9)	—	(9.5)	—		(9.5)
Interest expense – investment	(57.7)	—		(57.7)	(77.2)	(60.2)	—	(137.4)	—		(137.4)
Interest expense – corporate	—	—		—	—	(54.2)	—	(54.2)	(11.1)	(c)	(65.3)
Management fee	(16.3)	—		(16.3)	(22.2)	—	22.2	—	—		—
Other income	0.6	1.0	(c)	1.6	1.1	5.5	—	6.6	—		6.6

Income (loss) before provision for income taxes	73.3	(11.2)		62.1	81.1	9.4	—	90.5	(11.1)		(79.4)
Provision for income taxes	(7.3)	3.8	(g)	(3.5)	(5.0)	(9.0)	—	(14.0)	(17.7)	(d)	(31.7)

Net income (loss)	66.0	(7.4)		58.6	76.1	0.4	—	$76.5	(28.8)		$47.2
Net (income) loss attributable to noncontrolling interests	(52.1)	5.8		(46.2)	(59.8)	(11.1)	—	(70.9)	59.8	(e)	(11.1)
Preferred stock dividends and accretion of issuance costs	—	—		—	—	(2.8)	—	(2.8)	—		(2.8)

Net income (loss) attributable to KWH	13.9	(1.6)		12.4	16.3	(13.5)	—	$2.8	$31.0		$(33.8)

Earnings per Share – Basic	—	—		—	—	—	—	$0.01	—		$0.18
Weighted Average Common Shares Outstanding – Basic	—	—		—	—	—	—	109,094,530	37,248,799	(f)	146,347,329
Earnings per Share – Diluted	—	—		—	—	—	—	$0.01	—		$0.18
Weighted Average Common Shares Outstanding – Diluted	—	—		—	—	—	—	109,094,530	37,248,799		146,343,329
Note 1—Description of the Transaction

On April 24, 2017, KWH issued the Rule 2.7 Announcement, disclosing the terms of the Original Transaction. On June 13, 2017, KWH issued the New Offer Announcement, disclosing that KWH had agreed to amend the terms of the Original Transaction. The Transaction will be effected by way of a scheme of arrangement under Article 125 of the Jersey Companies Law. Subject to the terms and conditions of the Transaction, KWE shareholders will be entitled to receive as consideration, either: (i) 0.667 shares of KWH common stock for each KWE ordinary share (the “Original Offer”); or (ii) a mixed consideration (the “New Offer”) consisting of (a) 300 pence in cash, to be paid by KWH; (b) 250 pence in cash, to be paid by KWE as a special distribution shortly after the effective date of the Transaction (the “KWE Special Distribution”); and (c) 0.3854 shares of KWH common stock for each KWE ordinary share. The value of the share consideration to be received by KWE shareholders will fluctuate with the market value of KWH stock and the dollar to pound exchange rate. KWH will provide a mix and match facility under which KWE shareholders (other than certain overseas KWE shareholders) who elect to receive the New Offer may, subject to off-setting elections made by other KWE shareholders who elect to receive the New Offer, elect to vary the proportion in which they receive shares of KWH common stock and cash from KWH available under the New Offer (but not the KWE Special Distribution). The mix and match facility will not change the total number of shares of KWH common stock to be issued under the New Offer or the maximum amount of the cash to be paid by KWH under the New Offer. Based on the closing price of $19.55 per KWH share on June 12, 2017 (the last trading day prior to the date the New Offer Announcement was issued) and an exchange rate of $1.2656:£1, the New Offer values each KWE share at approximately 1,145 pence and KWE’s entire share capital at approximately £1.44 billion, or approximately $1.83 billion, while the Original Offer values each KWE share at approximately 1,030 pence and KWE’s entire share capital at approximately £1.30 billion, or approximately $1.64 billion.

Following the completion of the Transaction, KWH anticipates that (i) if all KWE shareholders elect to receive the New Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 25% and existing KWH stockholders will own approximately 75% of the outstanding shares of KWH and (ii) if all KWE shareholders elect to receive the Original Offer, former KWE shareholders (other than KWH and its subsidiaries) will own approximately 36% and existing KWH stockholders will own approximately 64% of the outstanding shares of KWH.

The Transaction is conditioned upon, among other things: (i) a resolution to approve the Scheme being passed by a majority in number representing not less than three-quarters of the voting rights of the eligible KWE shareholders (or class thereof, if applicable) present and voting, in person or by proxy, at the applicable shareholder meeting; (ii) the passing of all other resolutions required to approve and implement the Scheme and to approve certain related matters by the KWE shareholders; (iii) the Scheme being sanctioned by the Royal Court of Jersey no later than October 31, 2017, or such later date as may be agreed to in writing by KWH and KWE; (iv) the approval by KWH stockholders of the issuance of KWH shares in connection with the Transaction; (v) the clearance of antitrust and competition authorities in Ireland; and (vi) the listing on the NYSE of the shares of KWH common stock issued in the Transaction.

Further, the availability of the New Offer to KWE shareholders is conditional upon: (i) the publication of and approval by the UK Listing Authority of a prospectus by KWH in respect of any new shares of KWH common stock to be issued in connection with the Transaction (the “Prospectus Condition”) and (ii) to the extent required, the consent of the Jersey Financial Services Commission to the circulation in Jersey of the offer of any new shares of KWH common stock pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended (the “COBO Condition”). If the Prospectus Condition or, to the extent required, the COBO Condition is not satisfied within the period permitted by the United Kingdom Panel on Takeovers and Mergers, only the consideration available under the Original Offer will be available to KWE shareholders. Both conditions have satisfied as of the date of this proxy statement.

The following table provides sensitivities to changes in the purchase price due to changes in KWH’s share price versus the closing price of $19.05 on June 30, a £/$ exchange rate of 1.3025 in each case assuming that 37,248,799 shares of KWH common stock are exchanged in the Transaction (total amounts may not recalculate due to rounding):

	Price Per KWH share	Total Share Consideration	Cash Consideration	Total Consideration
June 30, 2017	$19.05	$709,589,621	$682,542,239	$1,392,131,860
Decrease of 10%	17.15	638,816,903	682,542,239	1,321,359,142
Increase of 10%	20.96	780,734,727	682,542,239	1,463,277,067

The following table depicts a sensitivity analysis of the consideration to be paid to KWE shareholders in connection with the Transaction based on the closing price of $19.05 per KWH share on June 30, 2017 (the last trading day prior to the date of the New Offer Announcement), assuming that: (i) 100% of KWE shares elect to receive the Original Offer and 0% of KWE shares elect to receive the New Offer; (ii) 50% of KWE shares elect to receive the Original Offer and 50% of KWE shares elect to receive the New Offer; and (iii) 0% of KWE shares elect to receive the Original Offer and 100% of KWE shares elect to receive the New Offer:

Original Offer (%) / New Offer (%)	100% / 0%	50% / 50%	0% / 100%
Cash outflow	$(50.0)	$(391.4)	$(732.7)
Cash consideration	$—	$341.3	$682.5
Shares issued	64.5	50.9	37.2
Dollar value of shares issued	$1,228.1	$968.8	$709.6
Total consideration	$1,228.1	$1,310.1	$1,392.1

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements (the Unaudited Pro Forma Statements) give effect to the Transaction as an equity transaction in accordance with US GAAP. Since the KWH historical financial information includes the accounts of KWE, the historical financial information KWE has not been shown separately. These Unaudited Pro Forma Statements are presented to illustrate the effects of the Transaction on the historical financial position and operating results of KWH. The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of KWH and KWE, giving effect to the Transaction as if it had been completed on January 1, 2016. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balances sheets of KWH and KWE, giving effect to the Transaction as if it had occurred on December 31, 2016.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed during the period or as of the dates for which the pro forma financial information is presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial position or operating results of the combined company.

The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations do not include: (1) any revenue or cost saving synergies that may be achieved through the business combination; or (2)  the impact of non-recurring items directly related to the Transaction.

Note 3—IFRS to US GAAP Adjustments

(a)

KWE has two types of loans secured by real estate, loan pools and loans with deteriorated credit quality where the intention is for KWE to obtain the underlying real estate. Under IFRS loans secured by real estate are recognized on an effective interest method. For US GAAP loan pools are recognized on a level yield basis under the provisions of Loans and Debt Securities Acquired with Deteriorated

Credit Quality ASC Subtopic 310-30, where a level yield model is utilized to determine a yield rate which, based upon projected future cash flows, accretes interest income over the estimated holding period. When a loan or loans are acquired with deteriorated credit quality primarily for the rewards of collateral ownership, such loans are accounted for as loans until KWH Group is in possession of the collateral. However, accrual of income is not recorded during the conversion period under ASC Subtopic 310-30-25. Income is recognized to the extent that cash is received from the loan.

(b)	Under IFRS property held for long-term rental yields or for capital appreciation or both, and that is not occupied by the Group, is classified as investment property and recorded at fair value. Investment property also includes property that is being constructed or developed for future use as investment property. Investment property is recognized when it has been acquired and future economic benefits are expected to be derived from its ownership. Investment property is measured initially at its cost, including related transaction costs and subsequently measured at fair value with any change recognized in profit or loss.

In US GAAP, the purchase price of acquired properties is recorded to land, buildings and building improvements and intangible lease value (value of above-market and below-market leases, acquired in-place lease values, and tenant relationships, if any) based on their respective estimated fair values in accordance with Business Combinations ASC Subtopics 805-10. Acquisition-related costs are expensed as incurred.

Adjustments for real estate from IFRS are as follows:

•	Capitalized acquisition-related costs are expensed.

•	Above and below market lease values at date of acquisition are reclassified from real estate to other assets and accrued expenses, respectively.

•	Fair value movements under IFRS are reversed.

•	Depreciation of buildings and amortization of intangible lease values are added.

(c)	KWE holds currency options on some of its euro denominated assets. The options have two components to their fair value calculations the intrinsic value of the option contract and the time value of money associated with the time until the options expiration. Under IFRS the intrinsic value is recorded to other comprehensive income while the option is held and the time value of money is recognized in other income on the statement of operations. Under US GAAP both pieces are recorded to other comprehensive income.

KWE has a higher net asset value associated with it euro denominated investments under IFRS than in US GAAP due to cumulative fair value gains that have been recognized on these investments. Due to the higher net asset value KWE has higher translation gains under IFRS than US GAAP.

(d)	Under US GAAP above and below market leases are amortized to rental income over the weighted average lease term at acquisition.

(e)	Under US GAAP condominium projects are not treated as business combinations and therefore the sale of condo units is treated as a sale of an asset. In IFRS condos are treated as investment property and marked to fair value.

(f)

Under IFRS real estate is marked to fair value and since KWE’s inception it has recognized a net fair value gain on real estate. In US GAAP real estate is held at historical cost plus capital expenditures and depreciated over the life of the building which leads to a net decrease in real estate balance over time. Do to the lower carrying value at the time of sale under US GAAP KWE has additional gains on sale.

(g)	Under US GAAP KWE has lower tax expense due to the fact it has recognized less pretax income

Note 4—Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)	Reflects the estimated impact of total cash payment of $682.5 million to KWE shareholders (of which $367.8 million is paid by KWH (the “KWH Cash Component”) and $314.7 million is paid by KWE as a special distribution on or around the closing of the transaction (the “KWE Special Distribution”)) assuming that all KWE shareholders elect to receive the New Offer based on a £/$ exchange rate of 1.3025 as of June 30, 2017. Also includes $50.0 million of cash to fund estimated transaction costs. The transaction costs include fees related to financial advisory and legal services, and other professional fees expected to be paid in 2017 using cash on hand. As the Transactions involves the acquisition of non-controlling interests accounted for as an equity transaction, these costs will be recognized as an adjustment to additional paid-in capital, net of the estimated tax benefit, during the periods in which services are rendered. The table below shows the different cash components:

(in millions)	Cash
KWH Cash Component	$(367.8)
KWE Special Distribution	(314.7)
Transaction costs	(50.0)
Interest income lost on KWH Cash Component	(0.2)

Total	$(732.7)

(b)	Reflects the estimated impact on deferred income taxes resulting from the transaction using KWH’s statutory federal and state income tax rate of 37.0%. The change consists of a $0.5 million increase in deferred tax assets as a result of decreased income and utilization of tax attributes.

(c)	Reflects the estimated impact on accrued expenses resulting from KWH’s draw of $350.0 million on its line of credit to help fund the KWH Cash Component. The amount in accrued expenses is the unpaid portion of the interest expense associated with the line of credit, assuming $6.5 million of total interest expense based on a variable interest rate of LIBOR + 3.0% for the six month period ended June 30, 2017.

(d)	The Transaction, which involves a change in KWH’s ownership interests in KWE, has been accounted for as an equity transaction in accordance with ASC 810. KWH’s pro forma shareholders’ equity as of June 30, 2017 is estimated to increase by total of $729.2 million from its historical shareholders’ equity of $1,215.9 million as of such date, based on the estimated adjustments detailed in the following table:

(in millions)	KWH Shareholders’ Equity
Issuance of shares to acquire noncontrolling interests in KWE	$709.6
Premium paid for noncontrolling interests in KWE	(258.7)
Other comprehensive income relating to noncontrolling interest in KWE	328.3
Transaction costs	(50.0)

Total	$729.2

Unaudited Pro Forma Combined Statement of Operations Adjustments

(a)	Reflects interest expense associated with KWH’s draw on its line of credit for the six month period ended June 30, 2017.

(b)	Reflects estimated income tax expense on the income previously attributable to KWE’s noncontrolling interest holders that was not previously subject to corporate income taxes using KWH’s statutory federal and state income tax rate of 37.0%.

(c)	Reclassifies net income previously allocated to noncontrolling interests in KWE to net income attributable to KWH.

(d)	Reflects the 37,248,799 shares of KWH common stock to be issued in the Transactions as if they were outstanding as of January 1, 2017.

Note 5—Certain Non-GAAP Measures

The tables below show Adjusted EBITDA and Adjusted Net Income at KWH’s ownership amount, including a reconciliation to net income calculated in accordance with GAAP:

	Six Months Ended June 30, 2017
	KWH As Reported	Pro Forma Adjustments	Note	Pro Forma Consolidated
(Dollars in millions)
Net income attributable to KWH common shareholders	$10.2	$(3.6)		$6.6
Non-GAAP adjustments:
Interest expense – investment	51.4	26.6	(g)	78.0
Interest expense – corporate	32.2	6.5		38.7
Depreciation and amortization	63.4	41.3	(g)	104.7
Provision for income taxes	2.2	2.9	(g)	5.1
Share-based compensation	20.1	—		20.1

Adjusted EBITDA	$179.5	$73.7		$253.2

	Six Months Ended June 30, 2017
	KWH As Reported	Pro Forma Adjustments	Note	Pro Forma Consolidated
(Dollars in millions)
Net income attributable to KWH common shareholders	$10.2	$(3.6)		$6.6
Non-GAAP adjustments:
Depreciation and amortization	63.4	41.3	(g)	104.7
Share-based compensation	20.1	—		20.1

Adjusted Net Income	$93.7	$37.7		$131.4

Adjusted Net Income per Share – Diluted	$0.84	—		$0.88
Weighted Average Common Shares Outstanding – Diluted	111,945,354	37,248,799	(f)	149,194,153

(e)	Reclassifies Adjusted EBITDA and Adjusted Net Income add backs previously allocated to noncontrolling interests in KWE to KWH.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF KWH

The following table sets forth certain information regarding beneficial ownership of common stock as of September 12, 2017 by (i) each person known to us to own beneficially more than 5% of our common stock; (ii) each of our directors and director nominees and each of our named executive officers; and (iii) all executive officers and directors as a group. Unless otherwise indicated: (a) the business address for all of the executive officers, director nominees and directors identified below is c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212 and (b) each beneficial owner has sole voting and dispositive power with respect to all of the reported shares of common stock beneficially owned by such beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock(1)
5% Stockholders:
Wellington Group Holdings LLP(2)	12,853,234	11.25%
Fairfax Financial Holdings Limited and affiliates(3)	12,321,921	10.79%
The Vanguard Group(4)	6,647,561	5.82%

Named Executive Officers, Directors and Director Nominees:
William J. McMorrow(5)	13,519,460	11.84%
Mary Ricks(6)	1,547,692	1.36%
Matt Windisch	512,346	*
Kent Mouton	441,440	*
Justin Enbody	283,010	*
In Ku Lee	109,240	*
Norman Creighton	303,074	*
Cathy Hendrickson(7)	70,194	*
David A. Minella(8)	2,362,032	2.07%
Jerry R. Solomon(9)	115,000	*
Stanley R. Zax	242,300	*
All executive officers and directors as a group (11 persons)	19,505,788	17.08%

*Less than 1%

(1)	Amount and applicable percentage of ownership is based on 114,218,250 shares of KWH’s common stock that were outstanding on September 12, 2017. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and dispositive power with respect to shares, subject to applicable community property laws.

(2)	The address of the holder is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. The information contained herein is based solely upon a Schedule 13 G/A filed with the SEC on February 9, 2017. Based on that Schedule, (i) Wellington Group Holdings LLP shares voting and dispositive power with respect to 12,139,463 and 12,853,234 respectively, of these shares with Wellington Investment Advisors Holdings LLP and Wellington Management Group LLP, (ii) Wellington Management Company LLP shares voting and dispositive power with respect to 12,106,717 and 12,493,348, respectively, of these shares with Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, and (iii) these shares are owned of record by clients of one or more investment advisers owned by Wellington Management Group LLP that clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares and none of whom is known to have such right or power with respect to more than five percent of the Company’s common stock.

(3)

Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited, The Sixty Two Investment Company Limited and 810679 Ontario Limited are deemed to share voting and dispositive power with respect to 11,500,072 shares of common stock. FHHL Group Ltd. is deemed to share voting and dispositive power with respect to 10,281,845 shares of common stock. Fairfax (Barbados) International Corp. is deemed to share voting and dispositive power with respect to

968,606 shares of common stock. Fairfax (US) Inc. is deemed to share voting and dispositive power with respect to 10,275,608 shares of common stock. Zenith National Insurance Corp. and Zenith Insurance Company are deemed to share voting and dispositive power with respect to 1,740,381 shares of common stock. TIG Holdings, Inc. and TIG Insurance Company are deemed to share voting and dispositive power with respect to 1,119,033 shares of common stock. General Fidelity Insurance Company, American Safety Holdings Corp. and American Safety Casualty Insurance Company are deemed to share voting and dispositive power with respect to 1,046,414 shares of common stock. American Safety Indemnity Company is deemed to share voting and dispositive power with respect to 627,800 shares of common stock. Fairmont Specialty Group Inc. and Fairmont Premier Insurance Company are deemed to share voting and dispositive power with respect to 31,475 shares of common stock. Fairmont Insurance Company is deemed to share voting and dispositive power with respect to 2,707 shares of common stock. Fairmont Specialty Insurance Company is deemed to share voting and dispositive power with respect to 24,464 shares of common stock. Odyssey US Holdings Inc. and Odyssey Re Holdings Corp. are deemed to share voting and dispositive power with respect to 7,349,715 shares of common stock. Odyssey Reinsurance Company is deemed to share voting and dispositive power with respect to 3,355,274 shares of common stock. Hudson Insurance Company is deemed to share voting and dispositive power with respect to 1,030,096 shares of common stock. Hudson Specialty Insurance Company is deemed to share voting and dispositive power with respect to 201,450 shares of common stock. Clearwater Select Insurance Company is deemed to share voting and dispositive power with respect to 400,000 shares of common stock. Crum & Forster Holdings Corp. is deemed to share voting and dispositive power with respect to 66,479 shares of common stock. The North River Insurance Company is deemed to share voting and dispositive power with respect to 9,621 shares of common stock. United States Fire Insurance Company is deemed to share voting and dispositive power with respect to 56,857 shares of common stock. TIG Insurance (Barbados) Limited is deemed to share voting and dispositive power with respect to 962,369 shares of common stock. Advent Capital (Holdings) Ltd. and Advent Capital (No. 3) Limited are deemed to share voting and dispositive power with respect to 483,481 shares of common stock. The address of Fairfax Financial Holdings Limited, V. Prem Watsa, 1109519 Ontario Limited, 810679 Ontario Limited and FHHL Group Ltd. is 95 Wellington Street West, Suite 800, Toronto, Ontario M5J 2N7, Canada. The address of Sixty Two Investment Company Limited is 1600 Cathedral Place, 925 West Georgia St, Vancouver, British Columbia V6C 3L3, Canada. The address of Fairfax (Barbados) International Corp. and TIG Insurance (Barbados) Limited is #12 Pine Commercial, The Pine, St Michael, Barbados, WI, BB11103. The address of Fairfax (US) Inc. is 2850 Lake Vista Drive, Suite 150, Lewisville, Texas 75067. The address of Zenith National Insurance Corp. and Zenith Insurance Company is 21255 Califa Street, Woodland Hills, California 91367-5021. The address of TIG Holdings, Inc., TIG Insurance Company, General Fidelity Insurance Company, American Safety Holdings Corp., American Safety Casualty Insurance Company, American Safety Indemnity Company, Fairmont Specialty Group Inc., Fairmont Premier Insurance Company, Fairmont Insurance Company and Fairmont Specialty Insurance Company is 250 Commercial Street, Suite 5000, Manchester, NH 03101. The address of Odyssey US Holdings Inc., Odyssey RE Holdings Corp., Odyssey Reinsurance Company and Clearwater Select Insurance Company is 300 First Stamford Place, Stamford, CT 06902. The address of Hudson Insurance Company and Hudson Specialty Insurance Company is 100 William St., New York, New York 10038. The address of Crum & Forster Holdings Corp., The North River Insurance Company and United States Fire Insurance Company is 305 Madison Avenue, Morristown, NJ 07962. The address of Advent Capital (Holdings) Ltd. and Advent Capital (No. 3) Limited is 2 Minster Court, Mincing Lane, London EC3R 7BB, United Kingdom. The information contained herein is based solely upon a Schedule 13D/A filed with the SEC on February 3, 2015.

(4)	The address of the holder is 100 Vanguard Blvd., Malvern, PA 19355. The information contained herein is based solely upon a Schedule 13G filed with the SEC on February 10, 2017.

(5)	Includes 90,851 shares of common stock beneficially owned by Leslie McMorrow, Mr. McMorrow’s wife, and 387,821 shares of common stock beneficially owned by Tyler McMorrow, Mr. McMorrow’s son. Mr. McMorrow disclaims beneficial ownership of the shares owned by his wife and son. Also includes 1,500,000 pledged shares. Mr. McMorrow will completely unwind the pledge of such shares by the end of 2018.

(6)	Includes 582,000 pledged shares. Ms. Ricks will reduce the amount of pledged shares to equal no more than ten percent (10%) of her total holdings in KWH by the end of 2019.

(7)	Includes 12,476 shares of common stock held by the Hendrickson Family Trust, of which Ms. Hendrickson and her spouse are trustees.

(8)	Includes 1,750,000 pledged shares.

(9)	Includes 75,500 shares of common stock held by the Solomon Family Trust, of which Mr. Solomon and his spouse are trustees.

FUTURE STOCKHOLDER PROPOSALS

A stockholder who wishes to make a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in KWH’s proxy statement and form of proxy for our Annual Meeting of Stockholders that will be held in 2018 must submit such proposal to KWH no later than December 30, 2017; provided, however, that in the event the 2018 Annual Meeting is held more than 30 days prior to or after June 15, 2018, then the deadline to submit the proposal is a reasonable time before KWH begins to print and send its proxy materials.

In order for a stockholder to submit its own proposal to be considered at the 2018 Annual Meeting, other than pursuant to Rule 14a-8, such stockholder must submit the proposal to KWH not less than 90 days nor more than one hundred and 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the deadline to submit the proposal will be no earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by KWH.

In order to be valid, a stockholder’s proposal must set forth (a) as to each person whom the stockholder proposes to nominate for election as director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; (b) as to each matter the stockholder proposes to bring before the annual meeting and the beneficial owner, if any, on whose behalf the proposal is made, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder and the beneficial owner in such business; and (c) as to the stockholder giving the notice (i) the name and record address of the stockholder and the beneficial owner, (ii) the class, series and number of shares of capital stock of KWH which are beneficially owned by the stockholder and the beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal or that has been entered into between or among the stockholder and/or the beneficial owner the intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or changes to the voting power of, the stockholder or beneficial owner, (iv) a representation that the stockholder is a holder of record of KWH’s stock entitled to vote at the annual meeting and whether or not the stockholder or the beneficial owner intends to deliver a proxy statement or solicit proxies, and (v) any other information relating to the stockholder or beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with the stockholder proposal in accordance with Section 14(a) of the Exchange Act.

ADDITIONAL INFORMATION ABOUT KWE

Investment Policy

KWE aims to acquire, through the services of the Investment Manager, real estate and real estate loans in Europe, with the intention of creating value for shareholders.

KWE seeks to invest in a diversified portfolio of commercial real estate (including office, retail, industrial, warehouse and distribution, leisure and recreational assets), and residential real estate (including multi-family, single-family and multi-tenanted assets). KWE also invests, to a lesser extent, in “mixed-use” real estate.

KWE also invests in real estate loans, as well as mixed portfolios of real estate and/or real estate loans that may include other non-real estate related assets as part of the portfolio, provided that following the completion of the acquisition of any such non-real estate related assets, the Investment Manager uses its reasonable efforts to dispose of such non-real estate related assets on commercially acceptable terms as soon as reasonably practicable.

In addition, KWE’s investment policy provides for the possibility of originating real estate loans which are either floating or fixed rate as well as the securitization of pools of real estate loans. KWE may also invest in securities traded on a public exchange and in other public or private investment funds, in each case focused on the real estate sector.

KWE’s policy is to invest its funds in those asset classes in the real estate sector where it sees an opportunity to create value for shareholders. KWE’s policy is for its portfolio to comprise a mix of real estate and real estate loans, appropriately diversified by geography, real estate sector type, asset class, tenant exposure, tenure and location. The Investment Manager has been authorized to exercise its discretion in managing and diversifying the real estate asset classes identified above within KWE’s portfolio to the benefit of shareholders and ensuring that the funds available to KWE for investment are invested in such real estate assets.

While the majority of KWE’s assets are wholly-owned, KWE retains the ability to pursue its investments through a variety of investment structures, including joint ventures, acquisitions of controlling interests or acquisitions of minority interests, if considered suitable.

Asset Diversification

No single investment, or aggregate investments secured on a single property, may exceed 25% of KWE’s most recently published NAV, calculated at the time of investment, excluding KWE’s interests in intermediate holding subsidiaries in its corporate group. For purposes hereof, “NAV” means net asset value, or the total aggregate value of KWE’s and its subsidiaries’ consolidated assets less liabilities measured in accordance with IFRS and KWE’s accounting policies.

The aggregate value of real estate loans originated by KWE (excluding any loans made to its subsidiaries and loans with equity characteristics) may not exceed 10% of KWE’s most recently published NAV, calculated at the time of origination of any such loan.

KWE may consider a limited number of property development opportunities, including land site acquisitions, as well as property redevelopment opportunities. At any point in time, the aggregate development and redevelopment costs incurred in respect of assets under development and/or redevelopment at that time will not exceed 15% of KWE’s most recently published NAV. For the avoidance of doubt, renovation, restoration, fit-outs, internal reconfigurations, maintenance and engineering works and general up-keep of any existing and new investments by KWE are classified as refurbishment activities undertaken by KWE and do not fall within the ambit of such development and redevelopment limits.

KWE invests in real estate and real estate loans, including mixed portfolios of real estate and/or real estate loans that may include other non-real estate related assets, as described above.

Where KWE invests in a mixed portfolio of real estate and/or real estate loans that includes other non-real estate related assets as part of the portfolio, the value of the non-real estate related assets in the portfolio being acquired, in combination with any other non-real estate related assets being held by KWE at the time of the applicable investment as a result of similar acquisitions, may not exceed 15% of KWE’s most recently published NAV, calculated at the time of investment. The Investment Manager uses its reasonable efforts to dispose of such non-real estate related assets on commercially acceptable terms as soon as reasonably practicable.

Leverage

It is KWE’s policy to use leverage with a view to enhancing equity returns while maintaining prudent levels of interest cover and protecting shareholders’ funds. The Investment Manager determines the appropriate level of borrowings on a deal specific basis and limits the lender’s recourse only to assets of the entity making the acquisition in question, thereby ring-fencing risk. The Investment Manager does not impose a particular LTV ratio limit for each investment, but expects that on an overall basis, the Group’s LTV ratio will not exceed 50% at the time of borrowing (i.e., that KWE’s aggregate borrowings will not exceed 50% of the aggregate market value of KWE’s total assets (including cash)) and in any event, KWE’s LTV ratio will not exceed 65% at the time of borrowing. The KWE board of directors may modify KWE’s leverage policy from time to time taking into account then prevailing economic and market conditions, fair value of KWE’s assets, acquisition and active management opportunities or other factors the board deems appropriate. However, no modification of KWE’s leverage policy to allow the LTV ratio to exceed 65% may occur without prior shareholder approval. As used herein, “LTV ratio” means the ratio of the aggregate of any debt incurred by KWE or its subsidiaries in respect of any monies borrowed by, or advanced to, KWE and/or its subsidiaries, to the aggregate market value of the assets of the business or businesses (including cash) of KWE and/or its subsidiaries, as the case may be.

Hedging

It is KWE’s policy not to enter into derivative transactions for purely speculative purposes. However, KWE’s investments are typically made in the currency of the country where the underlying real estate assets are located. In the case of Ireland and Spain, this is largely Euros. KWE may implement measures designed to protect the investments against material movements in the exchange rate between Sterling, which is KWE’s reporting currency, and Euros, which is the currency in which such investments are made. The analysis as to whether such measures should be implemented takes into account periodic interest, principal distributions or dividends, as well as the expected date of realization of the investment. KWE may bear a level of currency risk that could otherwise be hedged where it considers that bearing such risk is advisable. KWE only enters into hedging contracts, such as currency swap agreements, futures contracts, options and forward currency exchange and other derivative contracts, when they are available in a timely manner and on terms acceptable to it. KWE reserves the right to terminate any hedging arrangement in its absolute discretion.

FCA investment restrictions

KWE currently complies with the investment restrictions set out below and will continue to do so for so long as they remain requirements of the UK Financial Conduct Authority (“FCA”):

•	neither KWE nor any of its subsidiaries will conduct any trading activity which is significant in the context of KWE and its subsidiaries as a whole (but this rule does not prevent the businesses forming part of the investment portfolio from conducting trading activities themselves);

•	KWE will avoid cross-financing between businesses forming part of its investment portfolio;

•	KWE will avoid the operation of common treasury functions as between KWE and investee companies (for this purpose “investee companies” does not include intermediate holding companies among KWE’s subsidiaries);

•	not more than 10%, in aggregate, of the value of the total assets of KWE as of its initial listing will be invested in other UK-listed closed-ended investment funds, except for those which themselves have published investment policies to invest not more than 15% of their total assets in other UK-listed closed-ended investment funds; and

•	KWE must, at all times, invest and manage its assets in a way that is consistent with its object of spreading investment risk and in accordance with the published investment policy.

Portfolio Summary

The following tables are a breakdown of KWE’s properties by region and sector as of June 30, 2017:

UK Portfolio Summary1

Sector	Area (m sq ft)	No. of Assets	Portfolio Value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)
Office	2.6	28	790.9	49.2	5.8	6.7	4.6	92.8
Retail	1.8	87	324.8	22.7	6.5	6.8	8.5	97.1
Industrial	2.8	25	182.0	11.6	6.0	7.4	7.3	99.3
Leisure	0.4	6	89.7	5.1	5.4	6.6	12.9	89.1
Residential	0.1	1	88.7	1.2	1.3	2.9	–	54.7

Property Total	7.7	147	1,467.1	89.8	5.7	6.6	6.4	93.1
Development	–	–	–	–	–	–	–	–
Hotel	–	1	41.7	1.4	3.1	5.8	–	–
Loans	–	7	49.2	5.5	10.4	9.6	–	–

Total/average	7.7	155	1,567.0	96.7	5.8	6.7	6.4	93.1

Irish Portfolio Summary1

Sector	Area (m sq ft)	No. of Assets	Portfolio Value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)
Office	0.8	14	553.8	24.3	4.3	5.9	9.9	94.4
Retail	0.5	5	177.0	9.9	5.8	6.5	16.8	96.5
Industrial	–	–	–	–	–	–	–	–
Leisure	0.0	1	3.2	0.2	5.1	6.9	16.0	100.0
Residential	0.5	2	163.6	7.4	4.3	4.0	–	95.6	[8]

Property Total	1.8	22	897.6	41.8	4.6	5.8	11.8	93.8
Development[7]	–	–	–	–	–	–	–	–
Hotel	–	1	33.8	1.3	3.6	5.1	–	–
Loans	–	3	23.0	1.1	4.7	4.0	–	–

Total/average	1.8	26	954.4	44.2	4.6	5.7	11.8	93.8

Spanish Portfolio Summary1

Sector	Area (m sq ft)	No. of Assets	Portfolio Value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)
Retail	0.8	16	203.1	8.6	5.8	6.7	2.7	90.7
Development[7]	–	1	11.2	–	–	–	–	–

Total/average	0.8	17	214.3	8.6	5.8	6.7	2.7	90.7

Italian Portfolio Summary1

Sector	Area (m sq ft)	No. of Assets	Portfolio Value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[4] (years)	Occup’y7 (%)
Office	1.1	9	174.7	10.5	5.8	6.3	5.5	100.0

Total/average	1.1	9	174.7	10.5	5.8	6.3	5.5	100.0

Total Portfolio Summary1

Sector	Area (m sq ft)	No. of assets	Portfolio value[2,3] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)
Office	4.5	51	1,519.4	84.0	5.3	6.5	6.2	94.2
Retail	3.1	108	704.9	41.2	6.2	6.7	9.1	95.2
Industrial	2.8	25	182.0	11.6	6.0	7.4	7.3	99.3
Leisure	0.4	7	92.9	5.3	5.4	6.6	13.0	89.4
Residential	0.6	3	252.3	8.6	3.2	3.5	–	86.0	[8]

Property Total	11.4	194	2,751.5	150.7	5.3	6.4	7.4	93.6
Development[7]	–	–	–	–	–	–	–	–
Hotel	–	3	86.7	2.7	3.3	5.6	–	–
Loans	–	10	72.2	6.6	8.6	8.2	–	–

Total/average	11.4	207	2,910.4	160.0	5.4	6.4	7.4	93.6

1.	Development assets re-classified across sectors

2.	Third party valuations (RICS Red Book) have been undertaken by CBRE on direct property assets (other than the Italian office portfolio which has been valued by Colliers); loan portfolios have been valued by Duff & Phelps in each case at 30 June 2017.

3.	London and South East offices comprise 18% (London offices: 10%, South East offices: 8%) and Milan comprises 2% of portfolio value

4.	Annualized topped-up NOI at 30 June 2017 includes expiration of rent-free periods and contracted rent steps over the next two years.

5.	EPRA topped-up net initial yield.

6.	Weighted average unexpired lease term to first break.

7.	Based on ERV.

8.	Excludes commercial units at Vantage, Central Park, Dublin.

Total Portfolio: Top Ten Assets1

Asset	Country	City	Sector	Approx. area (000 sq ft)		EPRA TU NIY[2] (%)	WAULT[3] (years)	Occup’y4 (%)
Buckingham Palace Road	UK	London, SW1	Office	224		4.4	3.6	100.0
Vantage/Central Park	Ireland	Dublin 18	PRS[5]	394		4.3	–	96.1	[6]
Baggot Plaza	Ireland	Dublin 4	Office	129		4.4	19.0	100.0
40/42 Mespil Road	Ireland	Dublin 4	Office	118		3.7	10.9	100.0
Russell Court	Ireland	Dublin 2	Office	139		4.5	8.5	100.0
Pioneer Point	UK	London, Ilford	PRS[5]	151	[7]	1.3	–	54.7
Stillorgan S.C.	Ireland	Co. Dublin	Retail	156		5.3	8.1	95.3
Towers Business Park	UK	Manchester	Office	289		5.8	3.9	97.7
Moraleja Green	Spain	Madrid	Retail	325		5.3	1.8	83.7
Friars Bridge Court	UK	London, SE1	Office	98		4.2	1.2	89.2

Total				2,023		4.3	7.0	93.1

1.	Excludes loans secured by real estate assets.

2.	EPRA topped-up net initial yield: Topped-up annualized rental income less non-recoverable property operating expenses, divided by the portfolio value, (adding purchaser’s costs).

3.	WAULT to first break, calculated on commercial assets excluding hotels, residential and development properties.

4.	Based on ERV.

5.	Private rented sector residential.

6.	Excludes commercial.

7.	Excludes area of vacant South tower.

Total Portfolio: Top Ten Tenants1

Tenant	Topped-up gross annual rent (£m) [2]	% of total topped- up gross annual rent
Italian Government	12.1	8.1
Bank of Ireland	9.5	6.4
Telegraph Media Group	7.0	4.7
KPMG	4.4	2.9
Carrefour	4.2	2.9
UK Government	3.7	2.5
HSBC Plc	3.6	2.4
British Telecommunications PLC	3.3	2.2
Mason Hayes & Curran	3.2	2.1
Conoco (UK) Ltd	3.0	2.0

Top ten tenants	54.0	36.2
Remaining tenants	95.1	63.8

Total	149.1	100.0

Lease expiry profile1

	Number of leases expiring	Topped-up gross annual rent (£m) [2]	% of total topped- up gross annual rent
2017	85	7.0	4.7
2018	84	11.9	8.0
2019	68	15.8	10.6
2020	86	15.0	10.0
2021	70	16.1	10.8
2022	74	24.6	16.4
2023	25	4.8	3.2
2024	19	4.9	3.3
2025	19	2.5	1.7
Thereafter	120	46.8	31.3

Total	650	149.4	100.0

1.	Topped-up gross annual rent from commercial leases only – excludes residential, hotel and development assets, loan portfolios and other miscellaneous income.

2.	Topped-up gross rent payable at earliest of break or expiry date.

Tenant Diversification

As of June 30, 2017, KWE’s commercial assets were leased to a diverse base of tenants, representing a broad array of industries such as general merchandise (19% of total portfolio rent), consumer staples (13%), corporate and business services (11%), government (11%), financial institutions (10%), media (7%), software (6%), transportation (5%), industrials (5%), oil & gas (5%), leisure (3%), telecom (3%) and other (2%). As of June 30, 2017, the top 10 tenants accounted for 36% of the total portfolio rent and no one tenant accounted for more than 8% of the total portfolio rent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF KWE

The following discussion and analysis should be read in conjunction with the financial statements and related notes and the other financial information appearing elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See the section of this proxy statement entitled “Special Note Regarding Forward-Looking Statements” for more information. Actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including those discussed in “Risk Factors” and elsewhere in this proxy statement. The audited consolidated financial statements of KWE for the years ended December 31, 2016, 2015 and 2014 and as of and for the six months ended June 30, 2017 and 2016 have been prepared in accordance with IFRS. The preparation of KWE’s consolidated financial statements in conformity with IFRS requires estimates and assumptions that affect the reported amounts in the consolidated financial statements and the accompanying notes including various claims and contingencies related to lawsuits, taxes, environmental and other matters arising during the normal course of business. As future events and their effects cannot be determined with precision, actual results may differ from these estimates. See the pro forma financial information included in “Unaudited Condensed Combined Financial Information,” in addition to the notes thereto, for a description of the material differences between IFRS and GAAP as they relate to KWE’s financial statements and a reconciliation of KWE’s most recent income statement and balance sheet prepared in accordance with IFRS to GAAP.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of KWE for the Six Months Ended June 30, 2017

Overview

KWE is an LSE listed property company that invests in real estate across the United Kingdom (“UK”), Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. KWE’s existing portfolio is primarily invested across office and retail in the UK and Ireland, weighted towards London, the South East and Dublin. KWE has an ownership stake in approximately 11.4 million square feet of property in KWE’s target markets.

The following are product types KWE invests in:

Office

Property which is primarily used by commercial tenants.

Retail

Property comprising primarily high street retail or shopping centers, together with leisure assets.

Industrial

Property used by tenants primarily for the purposes of manufacturing and distribution, or mixed use.

Residential

Tenanted residential property, in the private rented sector.

Loans secured by real estate

A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (“LTV”) is greater than 100%.

Hotels

Ownership and management of hotels, namely Fairmont St Andrews Hotel (United Kingdom) and Portmarnock Hotel & Golf Links (Ireland).

Industry Overview

United Kingdom

Economic growth in the UK picked up slightly for Q2 17 at 0.3% compared with 0.2% for Q1 2017, with economy to grow by 1.7% for 2017 which is slightly below the UK’s long-run average and weaker than expected prior to the referendum vote to leave the EU. Meanwhile, unemployment has fallen again, to 4.5%, its lowest rate in more than 40 years, and inflation stood at 2.6% in June, primarily due to the fall in the value of pound sterling. Inflation is forecasted to have peaked and to have a more moderate impact on real incomes going forward.

Despite the uncertain political outlook following the UK general election and the ongoing Brexit negotiations, the UK property market remains attractive to a wide range of investors, both domestic and overseas. Preliminary H1 2017 investment volumes reached £39.2 billion, an 11% increase over the same period last year. Overall, UK investment demand remains strong for prime core assets and long-dated leases, which KWE has seen across its own portfolio.

UK property capital values rose by 2.5% in H1 2017, an improvement on H1 2016’s 0.6% increase but still shy of the 4.1% recorded in H1 2015. Notably, valuations rose across all sectors with industrial being the best performing sector, recording a capital value increase of 5.8% over H1 2017. Rental values for UK commercial property increased by 0.8% in H1 2017 as a whole, with growth across all sectors.

Central London occupational markets rallied in Q2 2017, with take-up increasing 30% on the previous quarter to 3.3 million square feet, 6% above the 10-year average. This took the total for H1 17 to 5.8 million square feet, 5% higher year-on-year. Total take-up for last year was 12.5 million square feet, illustrating confidence in London’s advantages as a global business center. H1 2017 investment volume was £8.2 billion, 13% ahead of the same period last year, with overseas buyers, attracted by weaker pound sterling dominating the market. Over the last 12 months, foreign capital was particularly active in central London, investing £10.4 billion in this market and representing 74% of total investment. Asian investors remain the most active.

In the Victoria submarket, take-up hit 224,000 square feet for H1 2017, ahead of the 5-year average, with prime rents holding firm at £80.00 per square foot and still offering value compared to central London prime rents of £105.00 per square foot. Victoria has benefitted from significant development activity over the last few years with new schemes transforming the area and enhancing the retail and restaurant offer; these transformed amenity spaces continue to improve the overall tenant experience and the attractiveness of the submarket. KWE’s asset at 111 Buckingham Palace Road is benefitting from the significant upgrade and repositioning works carried out in the building’s reception and Sky Lobby in 2016.

For South East offices, take-up for H1 2017 reached 1.6 million square feet, 4% above the long-term average for an H1 period, and 3.3 million square feet over the last year. The TMT sector was the most active business group in Q2, representing 30% of take-up: TMT occupiers now account for 25% of total space let in 2017, equal to the much larger financial and business services sector, demonstrating the continuing appeal of South East offices to this business group. Total availability inside the M25 remains 19% below the long-term average with levels in the M3 submarket 3% below trend. The lack of availability in several submarkets continues to drive rental growth in areas to which KWE has exposure: prime rents in Watford increased 14% over the last 12 months to £32.00 per square foot and prime rents in Maidenhead increased 4% over the same period to £39.00 per square foot. These compare favorably to KWE’s average rent of £19.50 per square foot across its South East office portfolio of 12 assets across 825,000 square foot. It remains an active market for KWE, having leased 278,000 square feet from acquisition to period-end.

The industrial sector continues to perform strongly with increasing take-up, as it benefits from ongoing structural shifts to online retail. Industrial property remains the strongest performing sector across the UK as a whole, with rental growth of 2.6% over the last six months, and 3.6% on an annualized basis. KWE’s portfolio continues to provide many opportunities for value-enhancing asset management initiatives, where KWE has captured 5.4% rental uplifts over previous passing rents on deals completed in H1 2017.

Rental growth has returned to the high street, with 3.1% year-on-year rental growth and continues to show positive annual retail sales growth at 2.9%. This has been driven by the growing trend to convenience-based shopping. The retail investment market has seen ongoing strong demand for high street retail assets. KWE has also witnessed this in its own portfolio which is well located and benefits from long leases with national retailers. This is largely being driven by demand from high net worth investors who are primarily focused on those same attributes coupled with an attractive in-place yield. Given the ongoing low yield environment alongside tax changes to stamp duty and buy-to-let, implemented in 2016, high street retail investments remain more attractive to this buyer group than traditional residential assets. This asset-level liquidity has seen KWE’s original UK retail portfolio evolve from 144 properties to 87 properties through sales of £123.9 million across 57 assets, delivering an attractive return on cost of 26.7%. KWE is targeting a core long-term holding of the best located assets with longer lease lengths and attractive cash flows.

Ireland

Irish economic growth remains robust, with unemployment down further to 6.3% at H1 2017, reflecting an annual fall of 23%. Strong consumer sentiment index results were reported for June 2017, with sentiment described as “surprisingly strong,” likely owing to reduced fears of a ‘hard Brexit’ following the UK general election result.

Property investment volumes reached €755 million for H1 2017, according to JLL, in line with the 15-year average but down year-on-year as 2016 was the second strongest year ever recorded. 2017 volume expectations are approximately €2 billion and yields are expected to remain steady, with select further compression for specific prime assets.

Dublin leasing for H1 2017 was “exceptionally high”, with a year-on-year increase of 68% across 121 deals. Dublin office take-up was 1.6 million square feet in H12017 and 3.3 million square feet over the last year, up 42%, driven by both domestic and international occupiers, particularly TMT and financial services. The Dublin city centre (D2/4) vacancy rate remains low at just over 5.0% with grade A vacancy at 2.0% which is putting further pressure on rents. Prime rents of €62.50 per square foot are up 8.7% year-on-year to Q2 2017, with prime office yields at 4.65%. KWE’s ‘core’ Dublin office portfolio is represented by properties such as Mespil Road and Baggot Plaza – where almost three-quarters by portfolio value is let to single tenants on long leases. This portfolio is well placed, benefiting from long weighted average unexpired lease terms of 13.3 years and remains 13.9% under-rented.

The South Dublin suburban occupational market is gaining momentum, contributing a quarter of the overall Dublin take-up where KWE expects to benefit from KWE’s exposure to the Chase, Blackrock Business Park, Beaver House and Dundrum. Prime rents are now €27.50 per square foot, significantly in excess of KWE’s average South Dublin suburban office passing rents. KWE’s suburban portfolio is 6.6% under-rented based on valuers’ ERVs.

The market has benefited from an additional layer of demand from Brexit-related enquiries and KWE expects to see further Dublin relocation announcements over the rest of the year. This bodes well for KWE’s ‘value-add’ office portfolio, which has budgeted capex of €7.9 million and, with occupancy at 56%, it has ample room for income growth.

The Irish retail market continues to build momentum with high street retail investment yields stronger at 3.25% and prime shopping center yields stable at 4.0%. Similarly, prime retail rental growth is strong, at 10.5%, driven by Grafton Street, with Zone A rents of €585 per square foot. Strong Irish economic indicators coupled with solid consumer spending has resulted in healthy retail sales, up 4.1% year-on-year to June 2017, driven by a strong recovery in the labor market. KWE is starting to see the benefits of rental growth in its own portfolio with lease transactions at both Marshes and Stillorgan showing good growth previous passing rents.

The Dublin private rented sector market remains a strong performer, despite the Irish Government’s imposed 4% rental cap in December 2016. The rental cap relates to ‘rent pressure zones’ for a period of three years. Notwithstanding this, the Dublin residential sector saw year-on-year rental growth of 8.4% to Q1 2017 to average monthly rent of €1,404. KWE’s private rented sector portfolio benefited from continued growth at both Vantage (including Block K) and Liffey Trust. KWE’s recently developed Vantage Phase II units are exempt from this rental cap, as will be any existing unit which has undergone substantial refurbishment.

Across the hotel market, average daily rates and revenue per available room metrics continue to grow, with Dublin revenue per available room up 5.2% year-on-year to May 2017. A decline in the pound sterling has resulted in reduced UK visitors but this was more than offset by a double-digit increase in US visitors. KWE has seen the Portmarnock Hotel and Golf Links benefiting from the complete renovation of the rooms and common areas, with net operating income growing in line with business plans and average daily rates ahead of budget.

Spain

Spain’s economy continues its growth trajectory with year-on-year gross domestic product growth to Q2 2017 reaching 3.1% and growth expectations for the whole of 2017 are to follow the same path. Spain is set to be the fastest growing Eurozone Member State this year, according to the IMF, on the back of continued recovery in employment, increasing levels of disposable income and rising exports, alongside ongoing consolidation of the real estate sector.

Investor appetite for Spanish real estate continues to rise, with investment volumes set to break 2016’s levels. H1 2017 total investment volume stood at €7.4 billion, up 68% year-on-year, with 65% of total volume coming from foreign capital. Yields remain at historic lows owing to strong levels of institutional demand together with a lack of prime product coming to market: prime yields for the Madrid office market reached 3.75% at Q2 2017 versus 4.25% at Q2 2016.

Retail accounted for almost one-third of total investment in H1 2017, boosted by a recovery in consumption. Year-on-year footfall figures are also rising in tandem with macroeconomic indicators—the consumer confidence index reached 105.8 in June 2017, up from 96.3 in the previous year, and year-on year retail sales rose 2.5% to June 2017. This strong retail activity continues to fuel KWE’s retail portfolio, where KWE is seeing positive signs across high street retail occupational and investment markets in central Madrid. Against this backdrop, current rents continue to sit significantly below prior cycles, with prime Madrid retail rental growth of 11.6% year-on-year and KWE expects a healthy level of rental increases across the retail sector as a whole in the near- to medium-term.

Italy

The Italian economy is forecast to grow 1.3% this year, its strongest performance for a decade. Business survey sentiment year-to-date reflects positive economic momentum: April saw the fastest growth in manufacturing output for six years, reflecting rising order intakes from home and abroad. Employment growth is starting to materialize, albeit at a slow rate, with year-on-year growth to May 2017 up 0.6%. The banking sector has also started to show signs of improvement in the first half of 2017, triggered by the state bailout of Monte dei Paschi di Siena bank and the successful private recapitalization of Unicredit. Against this backdrop, political uncertainty remains, with elections likely to take place at the start of 2018.

The Italian commercial real estate market continues to witness robust levels of investment activity, particularly in Milan. Whilst primarily dominated by international investors, long-term and domestic investors have also returned to the market along with the more speculative funds, a sign that Italy has entered a period of macroeconomic stability. Total H1 2017 transaction volumes were €5.8 billion, up 58% year-on-year, with the expectation that 2017 volumes will be in line with 2016. Average deal lot sizes have increased and the non-performing loan services market is witnessing opportunistic buyers competing for bank non-performing loan portfolios with large buyers increasingly buying non-performing loan servicers. KWE expects to see opportunities to pick assets out of these pools via the acquiring funds. The luxury hospitality sector in prime markets is showing a notable level of transaction levels and interest in secondary markets is starting to grow.

Investor focus continues to be on the office market, particularly Milan, where prime office yields of 3.5% for Q2 2017, a 50 basis points decrease over the prior year. Milan office take-up was in excess of 2.2 million square feet in H1 2017, the highest first half ever recorded, and 3.8 million square feet over the last year, 20% ahead of the 10-year average. The improved momentum is underpinned by a fall in vacancy to 12.1% at Q2 2017, while increasing occupier demand in the CBD has driven prime rents to €49.25 per square foot, an increase of 8.2% year-on-year and a level not seen since 2009.

Investment Management Agreement

Investment Manager Fee

The Investment Manager is entitled to receive a management fee at an annual rate of 1.0% of the KWE’s Adjusted NAV, payable quarterly (50% in cash and 50% in shares). The total investment management fee for the six months ended June 30, 2017 is £7.7 million (2016: £8.1 million). The fee is lower year-on-year due to the reduction in NAV as a result of the share buy-back in 2016. For the quarter ended June 30, 2017, the entirety of the management fee (£3.9 million) was paid in cash (rather than by a market purchase of KWE shares).

Performance Fee

As at June 30, 2017 the performance fee threshold has not been met and a charge is not therefore recognized in the income statement.

The following tables summarize KWE’s revenue, operating expenses, non-operating expenses, operating income (loss) and net income (loss) for the six month period ended June 30, 2017 and 2016 and is intended to be helpful in understanding the year over year explanations following the tables:

	Six month period ended,
(£ in millions)	2017	2016
Revenue
Rental income	96.5	93.6
Hotel revenue	10.2	8.7
Interest income from loans secured by real estate	4.7	3.5

	111.4	105.8
Property related expenses	(20.4)	(17.1)
Hotel cost of sales	(8.8)	(7.7)

	(29.2)	(24.8)

Gross Profit	82.2	81.0

Gain on sale of investment and development property and loan collateral	2.2	0.2
Net change in fair value of investment and development property	12.9	45.1
Net change in fair value of loans secured by real estate	4.0	0.6

	101.3	126.9
Expenses
Administrative expenses	(11.0)	(8.3)
Investment management fee	(7.7)	(8.1)

	(18.7)	(16.4)

Results from operating activities before financing income and costs	82.6	110.5

Interest income from cash and cash equivalents	0.4	0.4
Finance costs	(25.2)	(29.3)

Net finance expense	(24.8)	(28.9)

Profit before taxation	57.8	81.6
Taxation	(2.9)	(2.9)

Profit for the year after taxation	54.9	78.7

KWE Consolidated Financial Results: Six Month Period Ended June 30, 2017 Compared to the Six Month Period Ended June 30, 2016.

Revenues

Rental income was £96.5 million for the six month period ended June 30, 2017 as compared to £93.6 million for 2016. The £2.9 million increase is primarily due to from improved average lease terms as a result of successful new leasing and re-gear activity.

Hotel revenue was £10.2 million for the six month period ended June 30, 2017 as compared to £8.7 million for 2016. The £1.5 million increase is primarily due to the fact that the Fairmont St Andrews and Portmarnock have completed their renovation programs and have experienced less disruption to their operations as compared to the prior periods when these renovations were taking place.

Interest income from loans secured by real estate was £4.7 million for the six month period ended June 30, 2017 as compared to £3.5 million for 2016. The increase in income was mainly due to increased cash collections on the Elliott loan portfolio offset slightly by less accretion income from Park Inns portfolio.

Property related expenses was £20.4 million for the six month period ended June 30, 2017 as compared to £17.1 million for 2016. The £3.3 million increase is increased non recoverable expenses within the portfolios.

Hotel cost of sales was £8.8 million for the six month period ended June 30, 2017 as compared to £7.7 million for 2016. The £1.1 million increase is due to higher average daily rate levels in the current period.

Gain on sale of investment and development property and loan collateral was £2.2 million for the six month period ended June 30, 2017 compared to £0.2 million in the prior period. The gains recognized during the six month period ended June 30, 2017 and 2016 relate primarily to the sales of non-core assets out of KWE’s United Kingdom commercial portfolio.

Net change in fair value of investment and development property was a gain of £12.9 million for the six month period ended June 30, 2017 as compared to £45.1 million in the prior period. The decrease in the current period is due to higher fair value gains in the prior period on development projects.

Net change in fair value of loans secured by real estate was £4.0 million for the six month period ended June 30, 2017 as compared to £0.6 million in the prior period. The increase is due to improvements in underlying properties secured by loans.

Expenses

Administrative expenses increased £2.7 million to £11.0 million for the six month period ended June 30, 2017 as compared to £8.3 million in the prior period. The increase in the current period is due to £3.3 million of Transaction related expenses which are administrative expenses within the corporate segment.

Investment management fee was £7.7 million for the six month period ended June 30, 2017 as compared to £8.1 million in the prior period. The fee is lower year-on-year due to the reduction in NAV as a result of the share buy-back in 2016.

Finance costs was £24.8 million for the six month period ended June 30, 2017 as compared to £28.9 million in the prior period. The decrease in finance costs was due to time value element of foreign exchange option valuations and fair value movement on interest rate caps. The current period had a net £1.1 million credit while the prior period had an expense of £3.3 million for option and interest rate caps. Excluding these items finance costs are relatively flat year over year.

Taxation was £2.9 million for both the six month period ended June 30, 2017 and 2016.

Other Comprehensive Income

The two major components that drive the change in other comprehensive income are the change in foreign currency rates and the gains or loss of any associated foreign currency hedges.

	Six Months Ended June 30,
(£ in millions)	2017	2016
Foreign operations – foreign currency translation differences	£28.9	£104.8
Hedge of net investment in foreign operations	(21.4)	(72.5)
Net change in fair value of property, plant and equipment	(0.3)	1.6

Other comprehensive income	£7.2	£33.9

Other comprehensive income (loss) for the six month period ended June 30, 2017 and 2016 was £7.2 million and £33.9 million, respectively.

Foreign currency translation differences was a gain of £28.9 million and £104.8 million for the six month period ended June 30, 2017 and 2016, respectively. The gain relating to foreign currency translation during the current period was due to the euro strengthening against the pound sterling.

Hedge of net investment in foreign operations was a loss of £21.4 million and £72.5 million for the six month period ended June 30, 2017 and 2016, respectively. The hedge loss increased as the euro strengthened against the pound sterling during the period.

Cash Flows

The following table summarizes the cash provided by or used in our operating, investing and financing activities for the six month period ended June 30, 2017 and 2016:

	Six Months Ended June 30,
(£ in millions)	2017	2016
Net cash provided by operating activities	£23.7	£5.6
Net cash provided by (used in) investing activities	23.9	(85.2)
Net cash (used in) provided by financing activities	(53.2)	192.2

Operating

KWE’s cash flows from operating activities are primarily dependent upon operations from properties and other general and administrative costs. Substantially all of the cash flows from operations of £23.7 million and £5.6 million for the six month period ended June 30, 2017 and 2016, respectively, were generated from net rental income received from KWE’s investment properties. When comparing 2017 versus 2016, while recurring revenues from KWE’s rental business continue to increase, these increases were offset in 2016 by the payment of the performance fee earned in 2015, increased interest payments due to higher debt balances and the timing of the payments of accrued expenses and liabilities.

Investing

KWE’s cash flows used in investing activities are generally comprised of cash used to fund property acquisitions, capital expenditures and purchases of loans secured by real estate. These items are offset from cash provided from investing activities for property sales. Net cash provided by investing activities totaled £23.9 million for the six month period ended June 30, 2017. During the current period we received cash of £48.4 million from the sale of real estate. The cash provided by the aforementioned investing activities was offset by improvement of properties of £20.6 million of real estate and £3.9 million of capital expenditures for property, plant and equipment.

Net cash used in investing activities totaled £85.2 million for the six month period ended June 30, 2016. KWE spent £241.9 million of purchases and additions to real estate and £6.4 million on capital expenditures on property, plant and equipment. The cash used in the aforementioned investing activities was offset by receipt of £62.0 million from asset sales and £101.1 million from disposal of loans secured by real estate.

Financing

KWE’s net cash related to financing activities is generally impacted by capital-raising activities net of dividends and distributions paid to KWE common shareholders as well as financing activities for real estate investments, at the property level and through KWE’s corporate bond programs. Net cash used in financing activities totaled £53.2 million for the six month period ended June 30, 2017. KWE repaid of £23.0 million of investment debt and paid £30.2 million in dividends.

Net cash provided by financing activities totaled £192.2 million for the six month period ended June 30, 2016. KWE received proceeds of £260.7 million from borrowings. These were offset by repayment of £38.0 million of investment debt and £32.6 million of dividends. From the issuance of corporate bonds, KWE received a premium of £2.0 million and interest in advance of £1.7 million, which were offset by transaction costs related to the issuance totaling £1.6 million.

Contractual Obligations and Commercial Commitments

As of June 30, 2017, KWE’s contractual cash obligations, including debt and lines of credit included the following:

	Payments due by period
(Pounds in millions)	Total	Less than 1 year	2 – 5 years	6 – 10 years	After 10 years
Contractual obligations
Borrowings:
Investment debt	£1,688.8	£35.3	£948.7	£673.3	£31.5

Indebtedness and Related Covenants

The following describes KWE’s corporate indebtedness and related covenants.

KWE Senior Notes Payable

In June 2015, KWE completed its inaugural bond offering of £300 (“KWE Bonds”). In September 2016, KWE completed an additional bond offering of £200 million under the same indenture as the KWE Bonds mentioned above. The KWE Bonds have a carrying value of £497.6 million as of June 30, 2017.

In addition, during the fourth quarter of 2015, KWE established a £2.0 billion Euro Medium Term Note Programme (“EMTN Programme”). Under the EMTN Programme, KWE may issue, from time to time, up to £2.0 billion of various types of debt securities in certain markets and currencies. During the fourth quarter of 2015 and second quarter of 2016, KWE drew down under its EMTN Programme, with the issuance of senior unsecured notes for an aggregate principal amount of €550 million (the “KWE Notes”). The KWE Notes have a carrying value of £477.1 million as of June 30, 2017 and rank pari passu with the KWE Bonds, and are subject to the same restrictive covenants.

The KWE Bonds and KWE Notes require KWE to maintain (i) consolidated net indebtedness (as defined in the trust deed for the KWE Notes) of no more than 60% of the total asset value; (ii) consolidated secured indebtedness (less cash and cash equivalents) of no more than 50% of total asset value; (iii) an interest coverage ratio of at least 1.5 to 1.0, and (iv) unencumbered assets of no less than 125% of the unsecured indebtedness (less cash and cash equivalents). The covenants associated with KWE Bonds and KWE Notes are not an obligation of KWH and these amounts are presented as a component of KWH’s investment debt as it is an unsecured obligation relating to an underlying investment of KWH’s.

Borrowings Under Line of Credit

In August 2014, KWE entered into a three-year unsecured floating rate revolving debt facility (“KWE Facility”) with Bank of America Merrill Lynch, Deutsche Bank, and J.P. Morgan Chase of £225 million. The terms of the agreement were amended during June 2015. The KWE Facility requires KWE to maintain (i) a maximum consolidated leverage ratio (as defined in the revolving loan agreement) not to exceed 60%; (ii) a minimum fixed charge coverage ratio where consolidated EBITDA to consolidated fixed charges not to be less than 1.9 to 1.0 for the last four quarters; (iii) unencumbered assets of no less than 125% of the unsecured indebtedness (less cash & cash equivalents); and (iv) a maximum secured recourse indebtedness for consolidated secured recourse debt to not exceed 2.5% of total asset value at any time. As of June 30, 2017, the KWE Facility was undrawn, with £225 million still available.

Debt Covenants

KWE reported compliance with all its debt covenants as of June 30, 2017

Impact of Inflation and Changing Prices

Inflation has not had a significant impact on the results of operations of KWE in recent years.

KWE’s exposure to market risk from changing prices consists primarily of fluctuations in rental rates of commercial and residential properties, market interest rates on residential mortgages, debt obligations and real estate property values and material prices to extent KWE is engaging in material development projects. Rental rate increases are dependent upon market conditions and the competitive environments in the respective locations of the properties. To the extent that KWE engages in development activities, KWE may have exposure to changing prices in materials or cost of labor.

KWE typically has not hedged the impact foreign currency fluctuations may have on its future operations or cash flows. The costs to operate KWE’s business in foreign currencies, such as overhead and interest expense are incurred in local currencies. As KWE is not currently hedging its current operations there will be foreign currency impact on our results of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of KWE for the year ended December 31, 2016

Overview

KWE is an LSE listed property company that invests in real estate across the United Kingdom (“UK”), Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. KWE’s existing portfolio is primarily invested across office and retail in the UK and Ireland, weighted towards London, the South East and Dublin. KWE has an ownership stake in approximately 12 million square feet of property in KWE’s target markets.

The following are product types KWE invests in:

Office

Property which is primarily used by commercial tenants.

Retail

Property comprising primarily high street retail or shopping centers, together with leisure assets.

Industrial

Property used by tenants primarily for the purposes of manufacturing and distribution, or mixed use.

Residential

Tenanted residential property, in the private rented sector.

Loans secured by real estate

A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (“LTV”) is greater than 100%.

Hotels

Ownership and management of hotels, namely Fairmont St Andrews Hotel (United Kingdom) and Portmarnock Hotel & Golf Links (Ireland).

Industry Overview

United Kingdom

Market values and transaction volumes for UK properties as a whole fell during the year which was primarily driven by the UK’s referendum vote to leave the European Union. In addition to the referendum vote passing, there was also an increase in stamp duty transactions of 1% that made closing transactions more expensive. The increased uncertainty coupled with a weakening pound relative to the US dollar and the euro led to broad-based declines in the valuations of assets and securities of UK-based enterprises, especially those in the real estate sector.

Office and retail sectors were the most impacted by the UK referendum while industrial assets, well-let prime areas and smaller lot sizes generally improved or remained stable during the year. The industrial sector continues to benefit from increased leasing activity relating to structural shifts away from brick and mortar retail to online shopping. The central London occupational market remained stable despite initial uncertainty following the UK referendum vote. Leasing activity was in line with the 10-year average, although below 2015 peak levels.

Ireland

Dublin remains on track to benefit from potential job relocations from companies seeking to realign their geographic footprint after the UK referendum. Several UK-based financial services firms have already announced that they have either settled on Dublin as their new EU base, or are seriously considering it. Office vacancies, especially in prime Dublin areas, have continued to decrease with rental rates increasing as a result. Due to increasing rental rates and low vacancies, the Dublin suburban office market has seen increased interest which has helped drive higher rents in the sector as well. The Irish economy continues to perform well, with unemployment down and consumer spending up. This has led to new entrants in the retail sector as well as expansions within the existing product.

Multifamily properties have experienced increasing rental rates as higher demand from strong employment has outpaced new supply coming online. As a result of the continued rental increases, the Irish Government imposed a 4% rental cap on ‘rent pressure zones’ for a period of three years starting in December 2016. This relates to areas where rents have increased 7% or more in four of the last six quarters and in the first instance impacts the Dublin market.

The Finance Bill 2016 introduced a new 20% withholding tax in relation to Irish Real Estate Funds (“IREFs”) from January 1, 2017. The definition of an IREF would include KWE’s Qualifying Investor Alternative Investment Funds (“QIAIFs”). The withholding tax applies to cash distributions of profits from an IREF with the exception of gains on the sale of investment property held for at least five years. The Investment

Manager anticipates that the market will digest these new rules over the course of 2017 before being able to fully assess the impact, but remains a long-term investor in Ireland and continues to have ambitions to grow the business in this market further.

Spain

Spain’s economy continues to improve with 13 consecutive quarters of growth. After almost a year without a government, the newly formed Partido Popular minority government has been in place since November 2016. Political uncertainty has started to wane and Spain is set to achieve one of the faster growth rates in the Eurozone this year, according to the Bank of Spain.

Investment volumes for 2016 have increased and have exceeded their 2007 peak. Yields remain at historic lows and continue to drop driven by strong institutional demand, primarily for prime central business district (“CBD”) office and high street retail.

Continued recovery in employment, low inflation and a record number of tourists have all positively contributed to this improvement and that has led to increased retail sales. This strong retail activity continues to fuel KWE’s retail portfolio. The Investment Manager is seeing positive signs that the high street retail occupational and investment market in central Madrid is picking up momentum. Against this backdrop, current rents continue to sit significantly below prior cycles, and the Investment Manager expects rental increases across the sector as a whole.

Italy

The Italian economy continues its steady, albeit moderate, growth. Following the outcome of the constitutional referendum and the resignation of the Prime Minister in December 2016, a caretaker government was formed with new elections likely in 2017, or 2018 at the latest. One of the new government’s first acts was to approve up to €20 billion in capital to support the troubled banking sector which should help banks clean up their balance sheets.

Despite the political instability, the investment market continued to improve with total transaction volume increasing over the prior year. While the investment market is still substantially driven by international investors, domestic investors have become significantly more active, bringing additional liquidity to the market.

Investor focus continues to be on the office market, particularly Milan, where absorption of vacant space has increased over 10-year averages, helping generate increases in prime office rents. The Rome market is also improving with increased lease activity over the prior year with prime rents in the CBD and submarkets increasing over the prior year. The ongoing improvement in both the occupational and investment markets should positively affect KWE’s Rome and Milan office assets, which account for a combined 60% of KWE’s Italian portfolio, by value.

Investment Management Agreement

KWE is externally managed by the Investment Manager pursuant to the investment management agreement described in more detail in “The Transaction—KWH’s Relationship with KWE; Certain Agreements between KWH and KWE—Investment Management Agreement.” Pursuant to the investment management agreement, KWE pays an annual management fee (payable quarterly in arrears) equal to 1% of KWE’s adjusted net asset value (£1.5 billion at December 31, 2016) and certain performance fees. The management fee payable to the Investment Manager is paid half in cash and half in shares of KWE. During the year ended December 31, 2016, the Investment Manager earned £16.3 million in management fees.

KWE is also required to pay an annual performance fee equal to 20% of the lesser of (i) the excess of the shareholder return for the relevant year (defined as the change in KWE’s adjusted net asset value per ordinary share plus dividends paid) over a 10% annual return hurdle, and (ii) the excess of year-end adjusted net asset value per ordinary share over a “high water mark.” The performance fee is payable in shares of KWE that vest equally over a three-year period. KWE did not accrue an annual performance fee for the year ended December 31, 2016. During the first quarter of 2016, £29.7 million of performance fees relating to 2015 were paid to Kennedy Wilson in shares of KWE.

Financial Measures and Descriptions

KWE’s key financial measures and indicators are discussed below. Please refer to the critical accounting policies in the notes to the Consolidated Financial Statements for additional detail regarding the IFRS recognition policies associated with the captions described below.

Revenues

Rental income

Rental income is comprised of rental revenue earned by KWE’s real estate investments.

Hotel income

Hotel income is comprised of hotel revenue earned by KWE’s hotels.

Loans and other income

Loans and other income is primarily composed of interest income earned on KWE’s investments in discounted loan purchases.

Expenses

Rental operating expenses

Rental operating expenses consists of the operating expenses of KWE’s real estate investments, including items such as property taxes, insurance, maintenance and repairs, utilities, supplies, salaries and management fees.

Hotel operating expenses

Hotel operating expenses consists of operating expenses of KWE’s hotel investments, including items such as property taxes, insurance, maintenance and repairs, utilities, supplies, salaries and management fees.

General and administrative

General and administrative expenses represent administrative costs necessary to run KWE’s businesses and include things such as occupancy and equipment expenses, professional fees, public company costs, travel and related expenses, and communications and information services.

Non-Operating Income (Expense)

Net change in fair value of investment and development property

Fair value movements in investment and development properties over the period.

Gain on sale of investment and development property and loan collateral

Gain on sale of real estate relates to the amount received over the carrying value of assets sold.

Interest expense

Interest expense represents interest costs associated with mortgages on KWE’s real estate and unsecured corporate bonds and line of credit. The mortgages are typically secured by the underlying real estate collateral.

Other income

Other income includes the realized foreign currency exchange income or loss relating to the settlement of foreign transactions during the year which arise due to changes in currency exchange rates, realized gains or losses related to the settlement of derivative instruments and other non-operating interest income.

Accumulated other comprehensive income

Accumulated other comprehensive income represents KWE’s share of foreign currency movement on translating KWE’s euro denominated subsidiaries from their functional currency into KWE’s reporting currency. These amounts are offset by KWE’s effective portion of currency related hedge instruments.

The following tables summarize KWE’s revenue, operating expenses, non-operating expenses, operating income (loss) and net income (loss) for the year ended December 31, 2016, 2015, and 2014 and is intended to be helpful in understanding the year over year explanations following the tables:

	Year Ended December 31,
(£ in millions)	2016	2015	2014
Revenue
Rental income	£191.5	£138.8	£51.4
Hotel revenue	19.4	20.0	8.4
Interest income from loans secured by real estate	6.3	13.4	6.6

	217.2	172.2	66.4
Property related expenses	(35.8)	(22.7)	(8.3)
Hotel cost of sales	(16.3)	(14.4)	(4.3)

	(52.1)	(37.1)	(12.6)

Gross Profit	165.1	135.1	53.8

Gain on sale of investment and development property and loan collateral	8.5	14.6	0.4
Net change in fair value of investment and development property	(10.8)	208.0	49.3
Net change in fair value of loans secured by real estate	0.3	5.1	6.0
Other gains	—	0.8	—
Gain on purchase of a business	—	—	1.8

	163.1	363.6	111.3
Expenses
Administrative expenses	(16.4)	(15.9)	(14.6)
Investment management fee	(16.3)	(15.2)	(8.4)
Management fee	—	(29.7)	—

	(32.7)	(60.8)	(23.0)

Results from operating activities before financing income and costs	130.4	302.8	88.3

Interest income from cash and cash equivalents	0.6	0.6	1.3
Finance costs	(57.7)	(36.8)	(9.2)

Net finance expense	(57.1)	(36.2)	(7.9)

Profit before taxation	73.3	266.6	80.4
Taxation	(7.3)	(7.6)	(1.9)

Profit for the year after taxation	66.0	259.0	78.5

KWE Consolidated Financial Results: Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015

Revenues

Rental income was £191.5 million for the year ended December 31, 2016 as compared to £138.8 million for the year ended December 31, 2015. The £52.7 million increase is primarily due to new acquisitions made over the course of 2015.

Hotel revenue was £19.4 million for the year ended December 31, 2016 as compared to £20.0 million for the year ended December 31, 2015. The £0.6 million decrease is primarily due to the fact that the Fairmont St Andrews and Portmarnock have been undergoing renovation programs in 2016 and have had fewer rooms available than the prior period. The British Open also took place at St Andrews during 2015 which led to higher average daily rates for the Fairmont.

Interest income from loans secured by real estate was £6.3 million for the year ended December 31, 2016 as compared to £13.4 million for the year ended December 31, 2015. The decrease in income was mainly due to loans that were sold during 2016. As there was a lower note receivable balance over the current period KWE received less in interest income.

Property related expenses were £35.8 million for the year ended December 31, 2016 as compared to £22.7 million for the year ended December 31, 2015. The £13.1 million increase is primarily due to new acquisitions made over the course of 2015.

Hotel cost of sales was £16.3 million for the year ended December 31, 2016 as compared to £14.4 million for the year ended December 31, 2015. The £1.9 million increase is due to higher wages and salaries and increased depreciation on furniture and fixtures from additions made over 2015 and 2016.

Gain on sale of investment and development property and loan collateral was £8.5 million for the year ended December 31, 2016 compared to £14.6 million for the year ended December 31, 2015. The gains recognized during the years ended December 31, 2016 and December 31, 2015 relate primarily to the sales of non-core assets out of KWE’s United Kingdom commercial portfolio, an office building in the central business district of Dublin and loans secured by real estate located in United Kingdom.

Net change in fair value of investment and development property was a loss of £10.8 million for the year ended December 31, 2016 as compared to a gain of £208.0 million for the year ended December 31, 2015. Investment property had a loss of £35.0 million during the current year, primarily due to uncertainty in the UK real estate market as a result of the result of the UK’s referendum vote to leave the European Union. Development property had a gain of £24.2 million as substantial progress was made on development projects. In the year ended December 31, 2015, KWE had a gain of £173.0 million on KWE’s investment properties primarily resulting from the achievement of asset management initiatives, such as replacing below market leases with market rate leases and completing value add capital expenditure projects that have increased the value of properties. Development properties had a gain of £35.0 million in the prior period mainly due to the progress on Baggot St development project.

Net change in fair value of loans secured by real estate was £0.3 million for the year ended December 31, 2016 as compared to £5.1 million for the year ended December 31, 2015. The decrease is due to lower loan balance in 2016 due to the disposal of underlying collateral during 2015 and the beginning of 2016.

Expenses

Administrative expenses increased £0.5 million to £16.4 million for the year ended December 31, 2016 as compared to £15.9 million for the year ended December 31, 2015. The increase in the current period is due to increased consultant and adviser costs relating to unsecured bond offerings.

The investment management fee was £16.3 million for the year ended December 31, 2016 as compared to £15.2 million for the year ended December 31, 2015. The increase is due to the increase in KWE’s adjusted net asset value (“EPRA NAV”) having a higher average value over the course of 2016 as compared to the prior year, as the management fee paid to the Investment Manager is based on KWE’s EPRA NAV.

The performance fee was £29.7 million for the year ended December 31, 2015 with no comparable performance fee being payable during the year ended December 31, 2016. The Investment Manager did not earn a management fee during the year ended December 31, 2016. See “The Transaction—KWH’s Relationship with KWE; Certain Agreements between KWH and KWE—Investment Management Agreement” for more detail on how the performance fee is earned.

Finance costs were £57.7 million for the year ended December 31, 2016 as compared to £36.8 million for the year ended December 31, 2015. The increase in finance costs was due to higher borrowings on KWE’s unsecured debt.

Taxation was £7.3 million for the year ended December 31, 2016 as compared to £7.6 million for the year ended December 31, 2015.

Other comprehensive income (loss)

The two major components that drive the change in other comprehensive income (loss) are the change in foreign currency rates and the gains or loss of any associated foreign currency hedges. Please refer to “—Qualitative and Quantitative Disclosures about Market Risk—Currency Risk—Foreign Currencies” below for KWE’s risks relating to foreign currency and its hedging strategy.

	Year Ended December 31,
(£ in millions)	2016	2015
Foreign operations – foreign currency translation differences	£126.2	£(12.2)
Hedge of net investment in foreign operations	(93.0)	3.9
Net change in fair value of property, plant and equipment	1.9	(1.3)

Other comprehensive income (loss)	£35.1	£(9.6)

Other comprehensive income (loss) for the years ended December 31, 2016 and December 31, 2015 was £35.1 million and £(9.6) million, respectively.

Foreign currency translation differences was a gain of £126.2 million and a loss of £(12.2) million for the years ended December 31, 2016 and December 31, 2015, respectively. The gain relating to foreign currency translation during the current period was due to the euro strengthening against the pound sterling.

Hedging of net investment in foreign operations resulted in a loss of £93.0 million and a gain of £3.9 million for the years ended December 31, 2016 and December 31, 2015, respectively. The hedge loss increased as the euro strengthened against the pound sterling during the year.

KWE Consolidated Financial Results: Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Revenues

Rental income was £138.8 million for the year ended December 31, 2015 as compared to £51.4 million for the year ended December 31, 2014. The £87.4 million increase is primarily due to new acquisitions made during the second half of 2014 and during 2015.

Hotel revenue was £20.0 million for the year ended December 31, 2015 as compared to £8.4 million for the year ended December 31, 2014. The £11.6 million increase is primarily due to the acquisition of two hotels in Europe subsequent to the second quarter of 2014. In addition to a full years’ worth of results in the current period, the hotels have benefited from higher average room rates due to asset management efforts and the hosting of the British Open adjacent to Fairmont St Andrews.

Interest income from loans secured by real estate was £13.4 million for the year ended December 31, 2015 as compared to £6.6 million for the year ended December 31, 2014. The increase in income was mainly due to the interest earned on notes KWE acquired in the second and third quarter of 2014.

Property related expenses were £22.7 million for the year ended December 31, 2015 as compared to £8.3 million for the year ended December 31, 2014. The £14.4 million increase is primarily due to new acquisitions made over the course of 2015 and 2014.

Hotel cost of sales was £14.4 million for the year ended December 31, 2015 as compared to £4.3 million for the year ended December 31, 2014. The £10.1 million increase is due to hotels being acquired subsequent to the second quarter of 2014.

Gains on sale of investment property and loan collateral were £14.6 million for the year ended December 31, 2015 as compared to £0.4 million for the year ended December 31, 2014. KWE sold non-core assets out of its United Kingdom commercial portfolio during the year.

Net change in fair value of investment and development property were £208.0 million for the year ended December 31, 2015 as compared to £49.3 million for the year ended December 31, 2014. KWE had a gain of £173.0 million on its investment properties primarily resulting from achievement on asset management initiatives such as replacing below market leases with market rate leases and completing value add capital expenditure projects that have increased the value of properties. Development properties had a gain of £35.0 million mainly due to the progress on Baggot St development project.

Net change in fair value of loans secured by real estate was relatively flat with gains of £5.1 million for the year ended December 31, 2015 and gains of £6.0 million for the year ended December 31, 2014.

Expenses

Administrative expenses were £15.9 million for the year ended December 31, 2015 as compared to £14.6 million in the prior period. The £1.3 million increase is mainly due to increased consultancy and advisory services due to KWE’s growth as a company.

The investment management fee was £15.2 million for the year ended December 31, 2015 as compared to £8.4 million for the year ended December 31, 2014. The £6.8 million increase is due to the increase in the EPRA NAV.

The performance fee was £29.7 million for the year ended December 31, 2015 with no comparable performance fee being payable during the year ended December 31, 2014. Due to the significant increase in fair value of KWE’s investment and development property portfolio during 2015 KWE met the performance criteria for the performance fee. See “The Transaction—KWH’s Relationship with KWE; Certain Agreements between KWH and KWE—Investment Management Agreement” for more detail on how this fee is earned.

Finance costs were £36.8 million for the year ended December 31, 2015 as compared to £9.2 million for the year ended December 31, 2014. The increase is due to the acquisitions and the placement of debt on properties that were acquired during 2014 in the current period.

Taxation was £7.6 million for the year ended December 31, 2015 as compared to £1.9 million for the year ended December 31, 2014. The increase in taxes is primarily related to substantial increases in gains on sale of real estate as well as increased rental income in the United Kingdom.

Other comprehensive income (loss)

Other comprehensive income (loss) for the years ended December 31, 2015 and December 31, 2014 was £(9.6) million and £2.2 million, respectively. The two major components that drive the change in other comprehensive income are the change in foreign currency rates and the gains or loss of any associated foreign currency hedges.

The foreign currency translation differences were £12.2 million and £6.6 million for the years ended December 31, 2015 and December 31, 2014, respectively, due to the strengthening of the pound sterling to the euro.

Hedging of net investment in foreign operations resulted in a gain of £3.9 million and £6.2 million for the years ended December 31, 2015 and December 31, 2014, respectively. The gain in both periods is due to the strengthening of the pound sterling against the euro.

	Year Ended December 31,
(£ in millions)	2015	2014
Foreign operations – foreign currency translation differences	£(12.2)	£(6.6)
Hedge of net investment in foreign operations	3.9	6.2
Net change in fair value of property, plant and equipment	(1.3)	2.6

Other comprehensive income (loss)	£(9.6)	£2.2

Liquidity and Capital Resources

KWE’s liquidity and capital resources requirements include acquisitions of real estate and real estate related assets, capital expenditures for real estate and working capital needs. KWE finances these activities with internally generated funds, borrowings under KWE’s revolving lines of credit, issues of equity and debt securities and cash out refinancings to the extent they are available and fit within KWE’s overall portfolio leverage strategy. KWE’s investments in real estate are typically financed with equity from KWE’s balance sheet, KWE’s corporate debt programs and mortgage loans secured by that real estate.

KWE’s short-term liquidity requirements primarily consist of operating expenses and other expenditures associated with KWE’s properties, dividend payments to its shareholders, capital expenditures and, potentially, acquisitions. The Investment Manager expects to meet KWE’s short-term liquidity requirements through KWE’s existing cash and cash equivalents plus sales of real estate, collections from loans, as well as availability on KWE’s current revolving lines of credit (which was undrawn as of December 31, 2016). As of December 31, 2016, KWE and its consolidated subsidiaries had approximately £681.5 million of potential liquidity, which includes £225.0 million of availability under lines of credit and £456.5 million of cash. At the close of the Transaction KWH intends to terminate KWE’s revolving credit facility.

KWE’s need to raise funds from time to time to meet its capital requirements will depend on many factors, including the success and pace of the implementation of its strategy for strategic and accretive growth. Additionally, KWE may opportunistically seek to raise capital (equity or debt) when the Investment Manager believes market conditions are favorable, KWE’s share price is above net asset value (“NAV”) and is consistent with its growth strategy. In addition, KWE may seek third party financing to the extent that KWE engages in additional strategic investments, including capital necessary to execute potential development or redevelopment strategies or acquisition of real estate, note portfolios, or other real estate related companies or real estate related securities.

Cash Flows

The following table summarizes the cash provided by or used in KWE’s operating, investing and financing activities for the years ended December 31, 2016, 2015 and 2014:

	Year ended December 31,
(Dollars in millions)	2016	2015	2014
Net cash provided by operating activities	£29.7	£120.6	£57.4
Net cash provided by (used in) investing activities	79.2	(1,077.4)	(1,195.9)
Net cash (used in) provided by financing activities	(3.0)	821.4	1,580.7

Operating

KWE’s cash flows from operating activities are primarily dependent upon operations from properties and other general and administrative costs. Substantially all of the cash flows from operations of £29.7 million, £120.6 million and £57.4 million for the years ended December 31, 2016, 2015 and 2014 respectively, were generated from net rental income received from KWE’s investment properties. When comparing 2016 versus 2015, while recurring revenues from KWE’s rental business continue to increase, these increases were offset in 2016 by the payment of the performance fee earned in 2015, increased interest payments due to higher debt balances and the timing of the payments of accrued expenses and liabilities.

Investing

KWE’s cash flows used in investing activities are generally comprised of cash used to fund property acquisitions, capital expenditures and purchases of loans secured by real estate. These items are offset from cash provided from investing activities for property sales. Net cash provided by investing activities totaled £79.2 million for the year ended December 31, 2016. During the current period KWE received cash of £256.0 million and £115.6 million from the sale of real estate and settlement of loans. The cash provided by the aforementioned investing activities was offset by the acquisition of £282.2 million of real estate.

Net cash used in investing activities totaled nearly £1.1 billion for the year ended December 31, 2015. KWE spent nearly £1.1 billion on purchases and additions to real estate. In addition, KWE invested £130.4 million to fund its equity in loans secured by real estate. The investment in the loans was mainly for the acquisition of a loan portfolio secured by eight hotels across the United Kingdom and a loan secured by a residential property also in the United Kingdom. The cash used in the aforementioned investing activities was offset by receipt of £95.7 million from asset sales.

Net cash used in investing activities totaled nearly £1.2 billion for the year ended December 31, 2014. KWE invested £905.6 million on purchases and additions to real estate. In addition, KWE invested £241.4 million to fund its equity in loans.

Financing

KWE’s net cash related to financing activities is generally impacted by capital-raising activities net of dividends and distributions paid to shareholders, as well as financing activities for real estate investments, at the property level and through KWE’s corporate bond programs. Net cash used in financing activities totaled £3.0 million for the year ended December 31, 2016. KWE received proceeds of £385.7 million from mortgage loans to finance and refinance property acquisitions. These were offset by repayment of £230.0 million of investment debt. In addition, KWE spent £100.1 million for KWE’s share repurchase program and £64.4 million in dividends.

Net cash provided by financing activities totaled £821.4 million for the year ended December 31, 2015. KWE received proceeds of £925.7 million from mortgage loans to finance and refinance property acquisitions. These were offset by repayment of £50.6 million of investment debt and £47.5 million of dividends.

Net cash provided by financing activities totaled nearly £1.6 billion for the year ended December 31, 2014. This was primarily due to proceeds, net of issuance costs, of over £1.2 billion from the initial public offering of KWE and £519.0 million of proceeds from mortgage loans to finance and refinance property acquisitions. These were offset by repayment of £163.6  million of investment debt and dividends of £7.4 million.

Contractual Obligations and Commercial Commitments

As of December 31, 2016, KWE’s contractual cash obligations, including debt and lines of credit included the following:

	Payments due by period
(Pounds in millions)	Total	Less than 1 year	2 – 5 years	6 – 10 years	After 10 years
Contractual obligations
Borrowings:
Investment debt(1)	£1,691.3	£0.6	£498.2	£1,158.8	£33.7

(1)	Excludes £14.1 million of unamortized borrowing costs, discounts and bond premia.

Indebtedness and Related Covenants

The following describes KWE’s corporate indebtedness and related covenants.

KWE Senior Notes Payable

In June 2015, KWE completed its inaugural bond offering (“KWE Bonds”) of £300 million in 3.95% fixed-rate senior unsecured bonds due 2022. In September 2016, KWE completed an additional bond offering of £200 million under the same indenture as the KWE Bonds mentioned above. The KWE Bonds have a carrying value of £497.3 million at December 31, 2016. KWE effectively reduced the interest rate to 3.35% as a result of entering into swap arrangements to convert 50% of the proceeds into Euros.

In addition, during the fourth quarter of 2015, KWE established a £2.0 billion Euro Medium Term Note (“EMTN”) Programme. Under the EMTN Programme, KWE may issue, from time to time, up to £2.0 billion of various types of debt securities in certain markets and currencies. During the fourth quarter of 2015 and second quarter of 2016, KWE drew down under this EMTN Programme, with issuances of senior unsecured notes for an aggregate principal amount of €550 million (the “KWE Notes”). The KWE Notes were issued at a discount and have a carrying value of £464.1 million, have an annual fixed coupon of 3.25%, and mature in 2025. The KWE Notes rank pari passu with the KWE Bonds, and are subject to the same restrictive covenants.

The KWE Bonds and KWE Notes require it to maintain (i) consolidated net indebtedness (as defined in the trust deed for the notes) of no more than 60% of the total asset value; (ii) consolidated secured indebtedness (less cash and cash equivalents) of no more than 50% of total asset value; (iii) an interest coverage ratio of at least 1.5 to 1.0; and (iv) unencumbered assets of no less than 125% of the unsecured indebtedness (less cash & cash equivalents). As of December 31, 2016, KWE was in compliance with all such covenants.

Borrowings Under Line of Credit

In August 2014, KWE entered into a three-year unsecured floating rate revolving debt facility (“KWE Facility”) with Bank of America Merrill Lynch, Deutsche Bank, and J.P. Morgan Chase of £225 million. The terms of the agreement were amended during June 2015. The KWE Facility requires it to ensure that(i) consolidated net indebtedness (as defined in the revolving loan agreement) does not exceed 60% of the total net asset value; (ii) a minimum fixed charge coverage ratio where consolidated EBITDA to consolidated fixed charges is not less than 1.9 to 1.0 for the last four quarters; (iii) unencumbered assets are not less than 125% of the unsecured indebtedness (less cash & cash equivalents); and (iv) a maximum secured recourse indebtedness for consolidated secured recourse debt does not exceed 2.5% of total asset value at any time. As of December 31, 2016, the KWE Facility was undrawn, with £225 million still available and KWE was in compliance with all applicable covenants. At the close of the Transaction KWH intends to terminate KWE’s revolving credit facility.

Impact of Inflation and Changing Prices

Inflation has not had a significant impact on the results of operations of KWE in recent years.

KWE’s exposure to market risk from changing prices consists primarily of fluctuations in rental rates of commercial and residential properties, market interest rates on residential mortgages, debt obligations and real estate property values and material prices to the extent KWE is engaging in material development projects. Rental rate increases are dependent upon market conditions and the competitive environments in the respective locations of the properties. To the extent that KWE engages in development activities, KWE may have exposure to changing prices in materials or cost of labor.

Qualitative and Quantitative Disclosures about Market Risk

KWE’s primary market risk exposure relates to changes in interest rates in connection with its short-term borrowings, some of which bear interest at variable rates based on the lender’s base rate, prime rate, EURIBOR, GBP LIBOR, or LIBOR plus an applicable borrowing margin. These borrowings do not give rise to a significant interest rate risk because they have short maturities. Historically, the impact from the changes in rates has not been significant. KWE’s exposure to market risk also consists of foreign currency exchange rate fluctuations related to its international operations.

Interest Rate Risk

KWE has established an interest rate management policy, which attempts to minimize KWE’s overall cost of debt while taking into consideration the earnings implications associated with the volatility of short-term interest rates. As part of this policy, KWE has elected to maintain a combination of variable and fixed rate debt. As of December 31, 2016, 71% of KWE’s consolidated debt is fixed rate, 21% is floating rate with interest caps and 8% is floating rate without interest caps.

KWE holds variable rate debt on some of its properties that are subject to interest rate fluctuations. In order to mitigate some of the risk associated with increasing interest rates KWE has purchased interest rate caps that limit the amount that interest expense can increase with rate increases.

The table below represents contractual balances of KWE’s financial instruments at the expected maturity dates as well as the fair value as of December 31, 2016. The weighted average interest rate for the various assets and liabilities presented are actual as of December 31, 2016. KWE closely monitors the fluctuation in interest rates, and if rates were to increase significantly, the Investment Manager believes that KWE would be able to either hedge the change in the interest rate or refinance the loans with fixed interest rate debt. All instruments included in this analysis are non-trading.

	Principal Maturing in:							Fair Value
(Pounds in millions)	2017	2018	2019	2020	2021	Thereafter	Total	December 31, 2016
Interest rate sensitive assets
Cash equivalents	£456.5	£—	£—	£—	£—	£—	£456.5	£456.5
Average interest rate	0.20%	0.00%	0.00%	0.00%	0.00%	0.00%	0.11%	—
Fixed rate receivables	67.6	—	—	—	—	—	67.6	67.6
Average interest rate (1)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	—

Total	£524.1	£—	£—	£—	£—	£—	£524.1	£524.1

Weighted average interest rate (1)	0.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.19%	—

Interest rate sensitive liabilities
Variable rate borrowings	£—	£45.7	£375.1	£—	£—	£68.4	£489.3	£488.5
Average interest rate	0.00%	2.87%	2.14%	—	—	1.60%	2.14%	—
Fixed rate borrowings	£—	£—	£—	£70.7	—	£1,131.4	£1,202.1	£1,226.2
Average interest rate	0.00%	—	—	2.90%	—	3.51%	3.51%	—

Total	£—	£45.7	£375.1	£70.7	£—	£1,199.8	£1,691.3	£1,714.6

Weighted average interest rate	0.00%	2.87%	2.14%	2.90%	—	3.40%	3.11%	—

(1)	Interest rate sensitive assets’ weighted average interest rates are exclusive of non-performing receivables

Currency Risk – Foreign Currencies

The financial statements of KWE’s subsidiaries located outside the UK are measured using the local currency as this is their functional currency. The assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date, and income and expenses are translated at the average monthly rate. The foreign currencies include the euro. Cumulative translation adjustments, to the extent not included in cumulative net income, are included in the consolidated statement of equity as a component of accumulated other comprehensive income. Currency translation gains and losses and currency derivative gains and losses will remain in other comprehensive income unless and until KWE substantially liquidates underlying investments.

In order to manage the effect of these fluctuations, KWE typically hedges 80% to 100% of foreign currency exchange rate risk associated with KWE’s net cost basis in certain euro investments through the use of currency derivative contracts such as foreign currency forward contracts and options.

KWE typically has not hedged the impact foreign currency fluctuations may have on its future operations or cash flows. The costs to operate KWE’s business in foreign currencies, such as overhead and interest expense are incurred in local currencies. As KWE is not currently hedging its current operations there will be foreign currency impact on its results of operations.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK OF KWE

The information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KWE” is incorporated by reference herein.

SOLICITATION

KWH will pay the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a retainer of $25,000 to be credited towards a fee that will be mutually agreed, in addition to reasonable expenses. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of KWH, without additional compensation, as well as by employees of MacKenzie Partners, Inc. KWH will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other stockholder materials to the beneficial owners of common stock where those owners request such materials.

OTHER MATTERS

As of the date of this proxy statement, the KWH board of directors has no knowledge of any matters to be presented for consideration at the Special Meeting other than those referred to in this proxy statement. However, the persons named as proxies in this proxy statement will have authority to vote such proxies as to any other matters that properly come before the special meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

RESPONSIBILITY STATEMENT REQUIRED UNDER THE TAKEOVER CODE

The members of the KWH board of directors accept responsibility for the information set out in this document. To the best of the knowledge and belief of the members of the KWH board of directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

WHERE YOU CAN FIND MORE INFORMATION

KWH files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including KWH, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult KWH’s website for more information about KWH. KWH’s website is www.kennedywilson.com. Information included on that website is not incorporated by reference into this proxy statement.

In addition, the SEC allows KWH to disclose important information to you by “incorporation by reference,” which means that KWH can disclose important information by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement.

This proxy statement incorporates by reference the documents listed below that KWH has previously filed with the SEC (in each case, to the extent filed and not furnished except as specifically noted below with respect to the 8-K filed on April 24, 2017). These documents contain important information about KWH, its financial condition and other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

•	Current Reports on Form 8-K filed on February 23, 2017 (first of two filings on such date), February 27, 2017, April 24, 2017, May 8, 2017, June 13, 2017, June 16, 2017, June 27, 2017, July 11, 2017 and September 13, 2017 (including, with respect to the 8-K filed on April 24, 2017, Exhibits 99.1 – 99.4 thereof and, with respect to the 8-K filed on September 13, 2017, Exhibit 99.1 thereof, notwithstanding that such exhibits were furnished pursuant to Item 7.01 of Form 8-K).

•	Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed on April 28, 2017.

•	The description of KWH common stock contained in KWH’s registration statement on Form S-4 filed with the SEC on September 24, 2009, including any subsequently filed amendments and reports filed for the purpose of updating such description.

In addition, KWH incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the completion or termination of the Transaction (in each case, to the extent filed and not furnished). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.

You can obtain any of these documents from the SEC through the SEC’s website at the address described above, or KWH will provide you with copies of these documents, without charge, upon written or oral request to:

Kennedy-Wilson Holdings, Inc.

Director of Investor Relations

151 S. El Camino Dr.

Beverly Hills, CA 90212

(310) 887-6400

Independent auditor’s report

The Directors

Kennedy Wilson Europe Real Estate Plc:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Kennedy Wilson Europe Real Estate Plc and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated cash flow statements for the years ended December 31, 2016 and 2015 and the period from December 23, 2013 (incorporation) through December 31, 2014, and the related notes to the consolidated financial statements.

Director’s Responsibility for the Financial Statements

The Directors are responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union (EU) and IFRS as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the Directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Kennedy Wilson Europe Real Estate Plc and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years ended December 31, 2016, 2015 and the period from December 23, 2013 (incorporation) through December 31, 2014, in accordance with IFRS as adopted by the EU and IFRS as issued by the IASB.

/s/ KPMG

Chartered Accountants

1 Stokes Place, St Stephen’s Green, Dublin 2, Ireland

June 23, 2017

Consolidated income statement

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014

	Notes	£m	£m	£m

Revenue
Rental income	7	191.5	138.8	51.4
Hotel revenue	10	19.4	20.0	8.4
Interest income from loans secured by real estate	13	6.3	13.4	6.6
		217.2	172.2	66.4
Property related expenses	8	(35.8)	(22.7)	(8.3)
Hotel cost of sales	11	(16.3)	(14.4)	(4.3)
		(52.1)	(37.1)	(12.6)
Gross profit		165.1	135.1	53.8

Gain on sale of investment and development property and loan collateral	9	8.5	14.6	0.4
Net change in fair value of investment and development property	17	(10.8)	208.0	49.3
Net change in fair value of loans secured by real estate	18	0.3	5.1	6.0
Other gains		-	0.8	1.8
		163.1	363.6	111.3
Expenses
Administrative expenses	12	(16.4)	(15.9)	(14.6)
Investment management fee	31A(i)	(16.3)	(15.2)	(8.4)
Performance fee	31A(ii)	-	(29.7)	-
		(32.7)	(60.8)	(23.0)
Results from operating activities before financing income and costs		130.4	302.8	88.3
Interest income from cash and cash equivalents	13	0.6	0.6	1.3
Finance costs	14	(57.7)	(36.8)	(9.2)
Net finance expense		(57.1)	(36.2)	(7.9)
Profit before taxation		73.3	266.6	80.4
Taxation	15	(7.3)	(7.6)	(1.9)
Profit for the year/period after taxation		66.0	259.0	78.5

Earnings per share (basic & diluted)	16A	49.1p	191.0p	88.0p

The accompanying notes form an integral part of these consolidated financial statements.

Consolidated statement of comprehensive income

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m

Profit for the year/period after taxation		66.0	259.0	78.5

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences	30A	126.2	(12.2)	(6.6)

Hedge of net investment in foreign operations	30A	(93.0)	3.9	6.2
		33.2	(8.3)	(0.4)
Items that will never be reclassified to profit or loss

Net change in fair value of property, plant and equipment	19	1.9	(1.3)	2.6
Other comprehensive income for the year		35.1	(9.6)	2.2
Total comprehensive income for the year/period, net of tax		101.1	249.4	80.7

Profit attributable to:
Owners of the Company		65.9	259.0	78.5
Non-controlling interests	3A(iii)	0.1	-	-
		66.0	259.0	78.5

Total comprehensive income attributable to:
Owners of the Company		101.0	249.4	80.7
Non-controlling interests	3A(iii)	0.1	-	-
		101.1	249.4	80.7

The accompanying notes form an integral part of these consolidated financial statements.

Consolidated balance sheet

		31 December 2016	31 December 2015
	Notes	£m	£m

Non-current assets
Investment and development property	17	2,675.3	2,500.2
Loans secured by real estate	18	67.6	179.2
Property, plant and equipment	19	73.0	59.2
Derivative financial assets	26	0.3	10.6
Deferred tax asset	15E	2.9	1.5
		2,819.1	2,750.7

Current assets
Inventories	20	0.3	0.3
Rent and other receivables	21	32.5	28.4
Assets held-for-sale	37	59.4	51.0
Cash and cash equivalents	22	456.5	326.5
		548.7	406.2
Total assets		3,367.8	3,156.9

Current liabilities
Trade and other payables	23	(58.2)	(68.6)
Deferred income	24	(36.7)	(31.4)
Borrowings	25	(0.6)	(0.3)
		(95.5)	(100.3)
Non-current liabilities
Trade and other payables	23	(3.1)	(3.3)
Deferred tax liability	15E	(2.4)	-
Borrowings	25	(1,676.6)	(1,414.0)
Derivative financial liabilities	26	(54.3)	(10.1)
		(1,736.4)	(1,427.4)
Total liabilities		(1,831.9)	(1,527.7)

Net assets		1,535.9	1,629.2

Equity

Stated capital	28A	1,222.1	1,322.2
Foreign currency translation reserve	30A	24.5	(8.7)
Revaluation reserve	30B	3.2	1.3
Share-based payments reserve	30C	1.9	31.8
Retained earnings		283.7	282.6
Equity attributable to owners of the Company		1,535.4	1,629.2
Non-controlling interests	3A(iii)	0.5	-
Total equity		1,535.9	1,629.2
Net asset value per share – basic and diluted (Pence)	16B	1,217.6p	1,198.5p
EPRA net asset value per share – basic and diluted (Pence)	16B	1,217.4p	1,197.8p
Adjusted net asset value per share – basic and diluted (Pence)	16B	1,215.9p	1,174.5p

The accompanying notes form an integral part of these consolidated financial statements.

On behalf of the Board

/s/ Simon Radford	/s/ Mark McNicholas
Simon Radford	Mark McNicholas
Director	Director

Consolidated statement of changes in equity

For the year ended 31 December 2016

	Attributable to owners of the Company						Non- controlling interests	Total equity

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m

Balance as at 1 January 2016	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2

Profit for the year	-	-	-	-	65.9	65.9	0.1	66.0

Other comprehensive income	-	33.2	1.9	-	-	35.1	-	35.1
Total comprehensive income for the year	-	33.2	1.9	-	65.9	101.0	0.1	101.1
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share based settlement of investment management fee (Note 31A(i))[1]	-	-	-	(0.2)	-	(0.2)	-	(0.2)
Settlement of performance fee (Note 31A(ii))	-	-	-	(29.7)	-	(29.7)	-	(29.7)
Share buyback (Note 28A)	(100.1)	-	-	-	-	(100.1)	-	(100.1)
Reclassification of non-controlling interest	-	-	-	-	(0.4)	(0.4)	0.4	-

Dividends (Note 29)	-	-	-	-	(64.4)	(64.4)	-	(64.4)
	(100.1)	-	-	(29.9)	(64.8)	(194.8)	0.4	(194.4)
Balance as at 31 December 2016	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9

The accompanying notes form an integral part of these consolidated financial statements.

Footnote:

1.	Net movement in share-based payment reserve representing payment of investment management fee for the year ended 31 December 2015 in the amount of £2.1 million and recording of the reserve for the investment management fee payable for the year ended 31 December 2016 in the amount of £1.9 million.

Consolidated statement of changes in equity

For the year ended 31 December 2015

	Attributable to owners of the Company						Non- controlling interests[1]	Total equity

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m

Balance as at 1 January 2015	1,314.9	(0.4)	2.6	1.7	71.1	1,389.9	-	1,389.9

Profit for the year	-	-	-	-	259.0	259.0	-	259.0

Other comprehensive loss	-	(8.3)	(1.3)	-	-	(9.6)	-	(9.6)
Total comprehensive income for the year	-	(8.3)	(1.3)	-	259.0	249.4	-	249.4
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Share based settlement of investment management fee (Notes 28 and 31A(i))[2]	7.3	-	-	0.4	-	7.7	-	7.7
Performance fee expense (Note 31A(ii))	-	-	-	29.7	-	29.7	-	29.7
Dividends (Note 29)	-	-	-	-	(47.5)	(47.5)	-	(47.5)
	7.3	-	-	30.1	(47.5)	(10.1)	-	(10.1)
Balance as at 31 December 2015	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2

The accompanying notes form an integral part of these consolidated financial statements.

Footnotes:

1.	Non-controlling interests relate to certain development properties in Spain. As at and for the year ended 31 December 2015, such amounts were not material.
2.	Net movement in share-based payment reserve representing reversal of £1.7 million opening reserve and recording of year end reserve for the investment management fee payable in the amount of £2.1 million.

Consolidated statement of changes in equity

For the period ended 31 December 2014

	Attributable to owners of the Company						Non- controlling interests[1]	Total equity

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
	£m	£m	£m	£m	£m	£m	£m	£m

Balance as at 23 December 2013	-	-	-	-	-	-	-	-

Profit for the period	-	-	-	-	78.5	78.5	-	78.5
Other comprehensive (loss)/income	-	(0.4)	2.6	-	-	2.2	-	2.2
Total comprehensive (loss)/income for the year	-	(0.4)	2.6	-	78.5	80.7	-	80.7
Transactions with owners of the Company recognized directly in equity:
Contributions and distributions
Issue of ordinary shares	1,352.4	-	-	-	-	1,352.4	-	1,352.4
Share issue costs	(40.1)	-	-	-	-	(40.1)	-	(40.1)
Shares issued to partially settle Investment management fee (Notes 28 and 31A (i))	2.6	-	-	1.7	-	4.3	-	4.3
Dividends (Note 29)	-	-	-	-	(7.4)	(7.4)	-	(7.4)
	1,314.9	-	-	1.7	(7.4)	1,309.2	-	1,309.2
Balance as at 31 December 2014	1,314.9	(0.4)	2.6	1.7	71.1	1,389.9	-	1,389.9

The accompanying notes form an integral part of these consolidated financial statements.

Footnote:

1.	Non-controlling interests relate to certain development properties in Spain. As at and for the year ended 31 December 2014, such amounts were not material.

Consolidated cash flow statement

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m

Cash flows from operating activities
Profit for the year/period		66.0	259.0	78.5
Adjustments for:
Net change in fair value of investment and development property	17	10.8	(208.0)	(49.3)
Net change in fair value of loans secured by real estate	18	(0.3)	(5.1)	(6.0)
Other gains		-	(0.8)	(1.8)
Gain on sale of loan collateral	9	(0.4)	(5.0)	-
Gain on sale of investment property	9	(8.1)	(9.6)	(0.4)
Write-off of property, plant and equipment	19	(1.3)	0.2	-
Net finance cost		43.3	16.6	1.3
Amortization of lease incentive		(3.8)	(1.6)	(1.5)
Amortization of loan fees	14	5.5	3.4	-
Amortization of bond discount, net of amortization of bond premia	14	0.7	0.3	-
Taxation		7.3	7.6	1.9
Depreciation	19	3.2	2.2	0.7
Reversal of/(provision for) impairment of accounts receivable		0.7	(0.3)	0.5
Performance fee	31A(ii)	-	29.7	-
Investment management fee		(0.2)	5.6	4.2
Operating cash flows before movements in working capital		123.4	94.2	28.1
(Increase) in rent and other receivables		(3.0)	(11.9)	(10.6)
(Increase) in inventories		-	-	(0.1)
Increase in deferred rental income		5.3	13.9	16.2
(Decrease)/increase in trade and other payables		(21.0)	24.1	26.9
Cash generated from operations before interest and taxation		104.7	120.3	60.5
Interest received		7.4	17.2	4.5
Interest paid		(44.6)	(21.1)	(4.7)
Derivative instruments		(1.0)	5.6	(2.9)
Performance fee paid	31A(ii)	(29.7)	-	-
Tax paid		(7.1)	(1.4)	-
Cash flows generated from operating activities		29.7	120.6	57.4

Investing activities
Acquisition/improvement of investment and development property		(282.2)	(1,065.7)	(905.6)
Deposits paid on investment and development property		-	(1.7)	(30.8)
Disposal of investment and development property	9	256.0	95.7	0.4
Capital expenditure on property, plant and equipment	19	(10.2)	(4.0)	(0.1)
Acquisition of loans secured by real estate	18	-	(130.4)	(241.4)
Disposal of loans secured by real estate		115.6	28.7	36.4
Acquisition of business/subsidiary, net of cash acquired		-	-	(54.8)
Cash flows from/(used in) investing activities		79.2	(1,077.4)	(1,195.9)

Consolidated cash flow statement (continued)

		Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	Notes	£m	£m	£m

Financing activities
Proceeds from issue of shares		-	-	1,282.4
Share issue costs		-	-	(39.5)
Proceeds from borrowings	25	385.7	925.7	519.0
Bond interest received in advance		3.4	-	-
Repayments of secured borrowings	25	(230.0)	(50.6)	(163.6)
Draw down of revolving credit facility		75.0	-	-
Repayment of revolving credit facility		(75.0)	-	-
Transaction costs related to loans and borrowings		(3.5)	(6.2)	(10.2)
Bond premia received	25	5.9	-	-
Share buyback programme, inclusive of costs	28A	(100.1)	-	-
Dividends paid	29	(64.4)	(47.5)	(7.4)
Cash flows (used in)/from financing activities		(3.0)	821.4	1,580.7

Net increase/(decrease) in cash and cash equivalents		105.9	(135.4)	442.2
Cash and cash equivalents at beginning of period	22	326.5	441.9	-
Foreign exchange movements		24.1	20.0	(0.3)
Cash and cash equivalents at the reporting date	22	456.5	326.5	441.9

The accompanying notes form an integral part of these consolidated financial statements.

Notes to consolidated financial statements

For the year ended 31 December 2016

1.	General information

The Company is a limited liability, closed-ended investment company incorporated and domiciled in Jersey on 23 December 2013 (‘incorporation’). The Group comprises the Company and its subsidiaries (collectively the ‘Group’ and individually ‘Group companies’).

The Company’s ordinary shares are listed on the main market for listed securities of the London Stock Exchange.

The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands. The Company invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management and strategic acquisitions.

2.	Basis of preparation
A.	Statement of compliance

The non-statutory consolidated financial statements (the ‘consolidated financial statements’) for the year ended 31 December 2016 have been prepared on the basis of the accounting policies set out below. These financial statements give a true and fair view of the assets, liabilities, financial position and profit of the Company and its subsidiaries included in the consolidation taken as a whole. The financial statements included in this Proxy Statement under s.14(a) of the Securities Exchange Act of 1934, as amended, do not constitute the Group’s statutory financial statements for the year ended 31 December 2016, the year ended 31 December 2015 and the period ended 31 December 2014 but are derived from those statutory financial statements. They have been prepared by the Directors for the same periods as the statutory financial statements in order to comply with the legal requirement to include the consolidated financial statements in the Proxy Statement under s.14(a) of the Securities Exchange Act of 1934, as amended and for no other purpose. The Group’s statutory financial statements for the year ended 31 December 2016, the year ended 31 December 2015 and the period ended 31 December 2014 have been delivered to the Jersey Companies Registry and the Jersey Financial Services Commission.

The consolidated financial statements included in this report have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’) and IFRS as adopted by the European Union. IFRS as adopted by the EU differs in certain respects from IFRS as adopted by the IASB. The differences have no impact on the Group’s consolidated financial statements for the periods presented. The Company has not early adopted any forthcoming IASB standards. Note 4 sets out the details of such upcoming standards.

B. Basis of measurement

The consolidated financial statements for each of the three accounting periods ended 31 December 2016 have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies as set out in Note 3.

C. Functional and presentational currency

The consolidated financial statements are presented in Pound Sterling as this is the Company’s functional currency. All financial information presented in Pound Sterling has been rounded to the nearest million, and presented to one decimal place, except where otherwise stated.

D. Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.

Critical judgements in applying accounting policies that have the most significant effect on amounts recognized in the financial statements in the year ending 31 December 2016 include management’s estimates of the fair value of investment and development property (Note 17), loans secured by real estate (Note 18) and land and buildings within property, plant and equipment (Note 19).

3.	Significant accounting policies

The following new and amended standards and interpretations issued by the International Accounting Standards Board are effective for the Group for the first time for the financial year beginning 1 January 2016. None of these had a material impact on the Group:

•	Amendments to IAS 1 Disclosure initiative;

•	Amendments to IAS 16 and IAS 38 Clarification of acceptable methods of depreciation and amortization;

•	Amendments to IAS 27 Equity method in Separate Financial Statements;

•	Amendments to IAS 16 Property, Plant and Equipment and IAS 41 Bearer Plants;

•	Amendments to IFRS 11 Accounting for Acquisitions of Interests in Joint Operations;

•	Annual improvements to IFRSs 2012 – 2014 Cycle; and

•	Amendments to IFRS 10, IFRS 12 and IAS 28: Investment entities – exception to consolidation.

A. Basis of consolidation

(i). Subsidiaries

Subsidiaries are those entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

(ii). Business combinations

The Group acquires subsidiaries that may own investment and development property or carry on businesses, including the ownership of hotels or other forms of own-use assets. At the time of acquisition, the Group considers whether each acquisition represents the acquisition of a business or the acquisition of an asset. The Group accounts for an acquisition as a business combination where an integrated set of activities is acquired in addition to the property. More specifically, consideration is given as to the extent to which significant processes are acquired and, in particular, the extent of services provided by the subsidiary.

When the acquisition of subsidiaries does not represent a business, it is accounted for as an acquisition of a group of assets and liabilities. The cost of the acquisition is allocated to the assets and liabilities acquired based upon their relative fair values, and no goodwill or related deferred tax is recognized.

Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the contingent consideration are recognized in profit or loss.

(iii). Non-controlling interests

Non-controlling interests (‘NCI’) are measured at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

(iv). Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated.

B. Property acquisitions and business combinations

Where property is acquired, via corporate acquisitions or otherwise, management considers the substance of the assets and activities of the acquired entity in determining whether the acquisition represents the acquisition of a business.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss. Any excess of the purchase price of business combinations over the fair value of the assets, liabilities and contingent liabilities and resulting deferred taxes thereon is recognized as goodwill.

Where the Group judges that an acquisition is a business combination it uses the acquisition method of accounting in accordance with IFRS 3 Business Combinations at the date that control is transferred to the Group (see policy A(ii)). The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any excess of the purchase price of business combinations over the fair value of the assets and liabilities is recognized as goodwill. Any gain arising on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. Any goodwill that arises is tested annually for impairment.

Where such acquisitions are not judged to be an acquisition of a business, they are not accounted for as business combinations. Instead, the cost of acquisition is allocated between the identifiable assets and liabilities of the entity based on the relative fair values at the acquisition date. Accordingly, no goodwill or additional deferred taxation arises.

C. Foreign currency translation

Items included within the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (its ‘functional currency’).

(i). Transactions and balances

Transactions in currencies other than an entity’s functional currency are recorded at the exchange rate prevailing at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss for the financial period (see policy C(ii)).

(ii). Foreign operations

The assets and liabilities of foreign operations are translated to Pound Sterling at the exchange rate prevailing at the reporting date. The revenues and expenses of foreign operations are translated to Pound Sterling at rates approximating to the foreign exchange rates ruling at the dates of the transactions. Foreign exchange differences arising on re-translation are taken to other comprehensive income (‘OCI’) and then accumulated in a separate foreign currency translation reserve.

When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCIs. When the Group disposes of any part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

D. Revenue recognition

Revenue includes rental income and other property related revenue, service charges and management charges from properties, hotel revenue and interest income from loans secured by real estate.

(i). Rental income

Rental income from operating leases on investment property is recognized on a straight-line basis over the lease term. When the Group provides incentives to its tenants, the cost of incentives is recognized over the lease term, on a straight-line basis, as a reduction of rental income. The lease term is the non-cancellable period of the lease together with any further term for which the tenant has the option to continue the lease, where, at the inception of the lease, the directors are reasonably certain that the tenant will exercise the option.

Contingent rents, which are dependent on the turnover levels of lessees are recognized as income in the periods in which they are earned. Any financial statement impact of rent reviews are recognized when such rent reviews have been agreed with the tenants. Surrender premia received are considered a component of rental income.

Lease incentives are recognized as an integral part of the net consideration for use of the property and are amortized on a straight line basis over the term of the lease, or the period to the first tenant break, if shorter, unless there is reasonable certainty that the break will not be exercised.

Income arising from expenses recharged to tenants is recognized in the period in which the compensation becomes receivable. Service and management charges and other such receipts are included in rental income gross of the related costs, as the directors consider the Group acts as principal in this respect.

(ii). Interest income on loans secured by real estate

Interest income on loans secured by real estate is recognized in profit or loss on an effective interest rate basis over the period to expected maturity.

(iii). Hotel revenue

Hotel revenue represents sales (excluding VAT and similar taxes) of goods and services, net of discounts, provided in the normal course of business and recognized when services have been rendered. Such revenues typically include rental of rooms, food and beverage sales and other ancillary revenues from hotels owned by the Group. Revenue is recognized when rooms are occupied and food and beverages are sold.

E. Employee benefits

(i). Short-term employee benefits

Short-term employee benefits are expensed as the related service is provided. A liability is recognized for the amount expected to be paid if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(ii). Defined contribution plans

Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or reduction in future payments is available.

F. Interest income from cash and cash equivalents

Interest income from cash and cash equivalents is recognized as it accrues in profit or loss, using the effective interest rate method.

G. Finance costs

Finance costs comprise interest expense on borrowings (including amortization of deferred debt issue costs, and amortization of discounts and premia on corporate bonds) and are recognized in profit or loss using the effective interest method. All interest expense on borrowings is recognized in profit or loss in the period in which it is incurred, unless it is directly related to investment property under development in which case it is capitalized.

H. Taxation

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to the recording of a business combination or items recognized directly in equity or in OCI.

(i). Current tax

Current tax is calculated as the expected tax payable or receivable on the taxable income or loss for the financial period, using tax rates enacted or substantively enacted at the reporting date, with any adjustments to tax payable in respect of previous years.

(ii). Deferred tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and

•	temporary differences related to investments in subsidiaries, associates and jointly controlled entities to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future.

The measurement of deferred tax reflects the tax consequences that follow the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. For investment and development property that is measured at fair value, the presumption that the carrying amount of investment and development property will be recovered through sale is not expected to be rebutted.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but the Group intends to settle current tax liabilities and assets on a net basis or the Group’s tax assets and liabilities are realised simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer expected to be probable that the related tax benefit will be realised.

I. Dividends

Dividends are recognized as a liability in the period in which they become obligations of the Company.

J. Investment and development property

Property held for long-term rental yields or for capital appreciation or both, and that is not occupied by the Group, is classified as investment property and recorded at fair value. Investment property also includes property that is being constructed or developed for future use as investment property (see Note 5A).

Investment property is recognized when it has been acquired and future economic benefits are expected to be derived from its ownership. Investment property is measured initially at its cost, including related transaction costs and subsequently measured at fair value with any change recognized in profit or loss.

Investment property is derecognized when it has been disposed of or permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset would result in either gains or losses at the retirement or disposal of the investment property. Any gains or losses are recognized in the income statement in the year of retirement or disposal. Any gain or loss on disposal of an investment property (calculated as the difference between the proceeds from disposal, net of selling costs, and the carrying amount of the item) is recognized in profit or loss.

Properties that are currently being developed or that are to be developed in the near future are held as development properties. These properties are initially valued at cost. Any direct expenditure on development properties is capitalized and the properties are then valued by external valuers at their respective fair value at each reporting date.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

Valuations reflect, when appropriate, the type of tenants actually in occupation or responsible for meeting lease commitments or likely to be in occupation after letting vacant accommodation, the allocation of maintenance and insurance responsibilities between the Group and the lessee, and the expected remaining economic life of the property. When rent reviews or lease renewals are pending with anticipated reversionary increases, it is assumed that all notices, and when appropriate counter-notices, have been served validly and within the appropriate time.

K. Property, plant and equipment

Land and buildings which represent hotels are initially measured at cost plus any costs that are directly attributable to acquiring, and thereafter they are measured at fair value (see Note 5C).

Revaluation gains are credited to other comprehensive income and accumulated in equity within a revaluation reserve unless representing the reversal of an impairment of the same asset previously recognized in profit or loss, in which case the reversal is recognized in profit or loss. A decrease arising as a result of a revaluation is recognized as an expense to the extent that it exceeds any amount previously credited to the revaluation surplus relating to the same asset. Any gain recognized in OCI is not re-classified into the profit or loss upon disposal of the associated asset.

Other items of property, plant and equipment are stated at cost less depreciation and any impairment. Depreciation and any impairment losses are recognized in profit or loss. Repairs and maintenance costs are expensed as incurred. Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.

All property, plant and equipment (excluding land, which is not depreciated) are depreciated to residual value over their estimated useful lives, namely:

•	Buildings 40 years

•	Fixtures, fittings and equipment 5 – 10 years

All depreciation is charged on a straight-line basis.

L. Expenses

Expenses are recognized in the profit or loss in the period in which they are incurred on an accruals basis.

M. Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on a first-in, first-out basis.

N. Assets held-for-sale

Non-current assets, or disposal groups comprising assets and liabilities, are classified as held-for-sale if it is highly probable that they will be recovered primarily through sale rather than through continuing use.

Such assets, or disposal groups, are generally measured at the lower of their carrying amount and fair value less costs to sell. Any impairment loss on a disposal group is allocated first to goodwill, and then to the remaining assets and liabilities on a pro rata basis, except that no loss is allocated to inventories, financial assets, deferred tax assets, employee benefit assets or investment property, which continue to be measured in accordance with the Group’s other accounting policies. Impairment losses on initial classification as held-for-sale or held-for-distribution and subsequent gains and losses on re-measurement are recognized in the profit or loss.

Once classified as held-for-sale, intangible assets and property, plant and equipment are no longer amortized or depreciated.

O. Borrowings

All borrowings are initially recognized at fair value less directly attributable transaction costs. After initial recognition, borrowings are subsequently measured at amortized cost using the effective interest method (see Note 5D).

P. Financial instruments

(i). Non-derivative financial assets

The Group initially recognizes loans secured by real estate on the date that they are purchased. All other financial assets are recognized initially on the trade date, which is the date that the Group becomes a party to the contractual provisions of the instrument.

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in such transferred financial assets that is created or retained by the Group is recognized as a separate asset or liability.

The Group classifies its cash and cash equivalents and rent and other receivables as loans and receivables which are measured at amortized cost, with loans secured by real estate being designated at fair value through the profit or loss.

At 31 December 2016 the Group had the following non-derivative financial assets:

(a). Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in their fair value, and are used by the Group in the management of its short-term commitments. These assets are initially measured at fair value less initial direct costs and subsequently at amortized cost.

(b). Rent and other receivables

Rent and other receivables are initially recognized at fair value less initial direct costs, which is usually the original invoiced amount and subsequently carried at amortized cost using the effective interest method less provision made for impairment, if applicable.

Where there is objective evidence that an incurred impairment loss has arisen, appropriate allowances for any irrecoverable amounts are recognized through profit or loss in the statement of comprehensive income.

(c). Loans secured by real estate

Loans secured by real estate have been designated to be measured at fair value through profit or loss as the assets are managed, evaluated and reported internally on a fair value basis.

Any related initial direct costs relating to these loans are charged immediately as an expense through profit or loss.

Interest income is accreted to profit or loss separately using the effective interest rate method (see policy D(ii)).

(ii). Non-derivative financial liabilities

All non-derivative financial liabilities are recognized initially at the date that the Group becomes a party to the contractual provisions of the instrument and are measured initially at fair value less initial direct costs and subsequently measured at amortized cost. The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

(iii). Derivative financial instruments and net investment hedge accounting

The Group uses a variety of derivative instruments to mitigate certain interest rate and foreign currency financial risks including interest rate caps, cross-currency swaps and foreign currency forward contracts and foreign currency zero premium options. The Group does not enter into derivative contracts for speculative purposes. Derivative instruments are used for hedging purposes to alter the risk profile of an existing underlying exposure of the Group in line with its risk management policies. All derivatives are recognized at fair value. The treatment of the change in fair value depends on whether the derivative is designated as a hedging instrument, the nature of the item being hedged and the effectiveness of the hedge (see Note 5E).

Derivative financial instruments are initially recognized at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at fair value. Derivatives are carried as assets when the fair value is positive and as liabilities when the fair value is negative.

(a). Net investment hedges

The Group designates foreign currency forward contracts, zero-cost foreign currency options, interest rate cross-currency swaps and certain foreign currency denominated corporate debt as hedges of its net investment in foreign operations. At inception, the Group documents the relationship between the hedging instrument and the hedged items, its risk management objectives and the strategy for undertaking the transaction. The Group also documents its assessment of whether the hedging instrument is highly effective in offsetting changes in fair value or cash flows of hedged items, both at inception and future periods. Any gain or loss on the hedging instrument relating to the effective portion of the hedge is recognized in OCI. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss within finance income or costs as appropriate. If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated or exercised, or if the foreign operation is sold then hedge accounting is discontinued prospectively and gains or losses accumulated in OCI are reclassified to profit or loss.

(b). Derivatives not designated as hedges

Interest rate caps are used to economically hedge the Group’s exposure to certain borrowing related interest rate risks and are not formally designated as hedges for hedge accounting purposes. Changes in the fair value of these derivatives are recognized in profit or loss within finance income or finance cost as appropriate.

The fair values of derivative instruments used for hedging purposes are disclosed in Note 26. The full fair value of a derivative is classified as a non-current asset or liability when its remaining maturity is more than one year; it is classified as a current asset or liability when its remaining maturity is less than one year.

(c). Master netting or similar agreements

The derivatives do not meet the criteria for offsetting in the balance sheet. This is because the Group does not have any currently legally enforceable right to offset recognized amounts, because the right to offset is enforceable only on the occurrence of future events such as credit events.

Q. Share-based payments

The Group enters into equity-settled share-based payment arrangements in respect of services provided to it by KW Investment Management Ltd (the ‘Investment Manager’). The Company recognized an obligation where the method of settlement of the award is dependent on the achievement of a market-based performance condition which is outside of the control of the Company, and the award may be settled either through market purchase of shares or the issue of shares.

(i). Investment management fee

In relation to the Investment Manager’s management fee at grant date, the monetary value of the award it will receive is dependent on a non-market performance condition, being the EPRA NAV at each quarter end.

The award is accounted for as an equity settled share based payment arrangement. The cost of the services received in respect of the shares is recognized in the profit or loss over the vesting period, with a corresponding credit to equity.

(ii). Performance fee

The performance fee arrangement is accounted for as an equity settled share based payment arrangement. The grant date is 1 January and on that date, the Company estimates the grant date fair value of each equity instrument and the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied, resulting in the initial estimate of the total share based payment cost which is expensed over the vesting period. Subsequent to the initial recognition and measurement, the estimate of the number of equity instruments for which the service and non-market performance conditions are expected to be satisfied is revised during the vesting period, that is, the period from 1 January to 31 December. The share based payment cost is based on the fair value of the number of equity instruments issued upon satisfaction of these conditions.

R. Stated capital

(i). Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from the stated capital account included in equity.

S. Provisions

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the liability.

4.	New standards and interpretations not yet adopted

A number of new standards, amendments to standards and interpretations are effective for future annual reporting periods of the Group, and have not been applied in preparing the consolidated financial statements. The upcoming standards are set out below and the Group is currently assessing their potential impact. The Group does not plan to early-adopt these standards.

A. New/Revised International Financial Reporting Standards

Effective date

IFRS 9: Financial Instruments	1 January 2018
IFRS 15: Revenue from Contracts with Customers	1 January 2018
IFRS 16: Leases	1 January 2019
Amendments to IFRS 2: Classification and measurement of share- based payment transactions	1 January 2018
Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Date to be determined
Amendments to IAS 7: Disclosure Initiative	1 January 2017
Amendments to IAS 12: Recognition of Deferred Tax Assets for Unrealised Losses	1 January 2017

5.	Determination of fair values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair value is defined in IFRS 13 Fair Value Measurement as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values have been determined for measurement and/or disclosure purposes based on the methods described below. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

There were no transfers between Levels 1 and 2 during the period. There were no transfers between Levels 2 and 3 during the period.

There were no changes in valuation techniques during the period.

A. Investment and development property

The fair value of investment and development property was determined by external, independent property valuers, having appropriate recognized professional qualifications and recent experience in the location and category of the property being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s investment and development property portfolio every six months.

Further information about fair value assumptions applicable to investment and development property is set out in Note 17.

B. Loans secured by real estate

The fair value of loans secured by real estate was determined by independent valuers having appropriate and recent experience in the valuation of loans and real estate. Such independent valuers assess the fair value of the Group’s portfolio of loans secured by real estate every six months.

Further information about fair value assumptions applicable to loans secured by real estate is set out in Note 18.

C. Land and buildings

The fair value of these own-use assets was determined by external, independent valuers, having appropriate recognized professional qualifications and recent experience in the location and category of the asset being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s land and buildings every six months.

Further information about fair value assumptions applicable to land and buildings is set out in Note 19.

D. Borrowings

The valuation technique used in the disclosures for borrowings and other debt is a comparison of debt stock to the marginal cost of debt (from main funding markets) in addition to discounting using the zero coupon discount curve of the relevant currency.

Further information about borrowings is set out in Note 25.

E. Derivative financial instruments

The fair value of forward foreign currency contracts is based on independent third party valuations.

Fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds), adjusting for credit risk where appropriate.

The fair value of interest rate caps is based on independent third party valuations. Fair value is estimated using Black’s model to calculate the net present value of expected future cash flows based on observable market volatility and interest rates, adjusting for credit risk, where appropriate.

The fair value of foreign currency options is based on independent third party valuations. Fair value is estimated using a variant of the Black-Scholes model tailored for currency derivatives. The net present value of expected future cash flows is calculated based on observable market foreign exchange volatility, foreign exchange rates and interest rates, adjusting for credit risk, where appropriate.

Further information about fair value assumptions applicable to derivative financial instruments is set out in Note 26.

6.	Operating segments

A. Basis of segmentation

The Group is organised into six business segments, against which the Group reports its segmental information, being office real estate, retail real estate, industrial real estate, residential real estate, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).

The following summary describes the operations of each reportable segment:

Segment	Description
Office real estate	Property which is primarily used by commercial tenants
Retail real estate	Property comprising primarily high street retail or shopping centres, together with leisure assets
Industrial real estate	Property used by tenants primarily for the purposes of manufacturing and distribution, or mixed use
Residential real estate	Tenanted residential property, in the private rented sector
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%
Hotels	Ownership and management of hotels, namely Fairmont St Andrews Hotel (United Kingdom) and Portmarnock Hotel (Ireland)

There are varying levels of integration between the office real estate, retail real estate, industrial real estate, residential real estate and hotel segments. This integration consists primarily of shared asset management resources.

Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.

The Group’s key measure of underlying performance of the office real estate, retail real estate, industrial real estate and residential real estate segments is rental income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on rental income, other statistical data such as valuation movements are separately highlighted for analysis and attention.

The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.

The Group’s key performance measure of underlying performance of the hotel sector is hotel revenue as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.

Information related to each reportable segment is set out below. Segment profit/(loss) before tax is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in similar sectors.

B. Information about reportable segments

I. Profit before tax for the year ended 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	103.6	64.9	13.9	9.1	-	-	191.5	-	191.5
Hotel revenue	-	-	-	-	-	19.4	19.4	-	19.4
Interest income from loans secured by real estate	-	-	-	-	6.3	-	6.3	-	6.3
	103.6	64.9	13.9	9.1	6.3	19.4	217.2	-	217.2
Property related expenses	(18.9)	(11.5)	(1.0)	(4.1)	(0.3)	-	(35.8)	-	(35.8)
Hotel cost of sales	-	-	-	-	-	(16.3)	(16.3)	-	(16.3)
Administrative costs	-	-	-	-	-	(4.8)	(4.8)	-	(4.8)
Net operating income	84.7	53.4	12.9	5.0	6.0	(1.7)	160.3	-	160.3
Net change in the fair value of investment and development property	(29.6)	7.4	(5.0)	16.4	-	-	(10.8)	-	(10.8)
Net change in the fair value of loans secured by real estate	-	-	-	-	0.3	-	0.3	-	0.3
Gain/(loss) on sale and other gains	1.8	6.6	(0.3)	-	0.4	-	8.5	-	8.5
	56.9	67.4	7.6	21.4	6.7	(1.7)	158.3	-	158.3
Overhead costs
Administrative expenses	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(6.5)	(11.6)
Investment management fee	-	-	-	-	-	-	-	(16.3)	(16.3)
	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(22.8)	(27.9)
Results from operating activities before financing income and costs	54.4	66.0	7.3	20.8	6.4	(1.7)	153.2	(22.8)	130.4
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.6	0.6
Finance costs	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.7)	(57.7)
	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.1)	(57.1)
Segment profit/(loss) before tax	44.7	54.2	4.6	19.0	6.4	(1.7)	127.2	(53.9)	73.3

Footnote:

1.	Investment property under development, as identified in Note 17A(ii) is allocated into a segment based on the current expected future use.

II. Profit before tax for the year ended 31 December 2015

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	71.8	49.7	12.2	5.1	-	-	138.8	-	138.8
Hotel revenue	-	-	-	-	-	20.0	20.0	-	20.0
Interest income from loans secured by real estate	-	-	-	-	13.4	-	13.4	-	13.4
	71.8	49.7	12.2	5.1	13.4	20.0	172.2	-	172.2
Property related expenses	(15.1)	(5.4)	(0.5)	(1.4)	-	-	(22.4)	(0.3)	(22.7)
Hotel cost of sales	-	-	-	-	-	(14.4)	(14.4)	-	(14.4)
Administrative costs	-	-	-	-	-	(5.0)	(5.0)	-	(5.0)
Net operating income	56.7	44.3	11.7	3.7	13.4	0.6	130.4	(0.3)	130.1
Net change in the fair value of investment and development property	141.5	36.7	21.3	8.5	-	-	208.0	-	208.0
Net change in the fair value of loans secured by real estate	-	-	-	-	5.1	-	5.1	-	5.1
Gain on sale and other gains	2.9	6.2	0.5	-	5.0	-	14.6	0.8	15.4
	201.1	87.2	33.5	12.2	23.5	0.6	358.1	0.5	358.6
Overhead costs
Administrative expenses	(1.5)	(1.3)	(0.1)	(0.6)	(1.5)	-	(5.0)	(5.9)	(10.9)
Investment management fee	-	-	-	-	-	-	-	(15.2)	(15.2)
Performance fee	-	-	-	-	-	-	-	(29.7)	(29.7)
	(1.5)	(1.3)	(0.1)	(0.6)	(1.5)	-	(5.0)	(50.8)	(55.8)
Results from operating activities before financing income and costs	199.6	85.9	33.4	11.6	22.0	0.6	353.1	(50.3)	302.8
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.6	0.6
Finance costs	(8.4)	(12.0)	(3.0)	(1.0)	-	-	(24.4)	(12.4)	(36.8)
	(8.4)	(12.0)	(3.0)	(1.0)	-	-	(24.4)	(11.8)	(36.2)
Segment profit/(loss) before tax	191.2	73.9	30.4	10.6	22.0	0.6	328.7	(62.1)	266.6

Footnote:

1.	Investment property under development, as identified in Note 17A(ii) is allocated into a segment based on the current expected future use.

III. Profit before tax for the period from incorporation and ended 31 December 2014

	Office real estate	Retail real estate	Industrial real estate	Residential real estate	Loans secured by real estate	Hotels	Segment total	Corporate	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	31.7	10.4	7.0	2.3	-	-	51.4	-	51.4
Hotel revenue	-	-	-	-	-	8.4	8.4	-	8.4
Interest income from loans secured by real estate	-	-	-	-	6.6	-	6.6	-	6.6
	31.7	10.4	7.0	2.3	6.6	8.4	66.4	-	66.4
Property related expenses	(6.0)	(1.7)	(0.3)	(0.3)	-	-	(8.3)	-	(8.3)
Hotel cost of sales	-	-	-	-	-	(4.3)	(4.3)	-	(4.3)
Administrative costs	-	-	-	-	-	(3.1)	(3.1)	-	(3.1)
Net operating income	25.7	8.7	6.7	2.0	6.6	1.0	50.7	-	50.7
Net change in the fair value of investment and development property	27.4	8.6	12.4	0.9	-	-	49.3	-	49.3
Net change in the fair value of loans secured by real estate	-	-	-	-	6.0	-	6.0	-	6.0
Gain on sale and other gains	-	-	0.4	-	-	1.8	2.2	-	2.2
	53.1	17.3	19.5	2.9	12.6	2.8	108.2	-	108.2
Overhead costs
Administrative expenses	(1.1)	(0.9)	(0.8)	(0.5)	-	(0.5)	(3.8)	(7.7)	(11.5)
Investment management fee	-	-	-	-	-	-	-	(8.4)	(8.4)
	(1.1)	(0.9)	(0.8)	(0.5)	-	(0.5)	(3.8)	(16.1)	(19.9)
Results from operating activities before financing income and costs	52.0	16.4	18.7	2.4	12.6	2.3	104.4	(16.1)	88.3
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	1.3	1.3
Finance costs	(6.5)	(0.8)	(0.7)	(1.2)	-	-	(9.2)	-	(9.2)
	(6.5)	(0.8)	(0.7)	(1.2)	-	-	(9.2)	1.3	(7.9)
Segment profit/(loss) before tax	45.5	15.6	18.0	1.2	12.6	2.3	95.2	(14.8)	80.4

IV. Assets/(liabilities) at 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m

Assets
Current assets	107.0	38.9	35.4	12.5	15.9	3.7	213.4	335.3	548.7
Total segment assets	1,594.7	825.7	206.2	244.9	83.5	77.2	3,032.2	335.6	3,367.8
Liabilities
Total segment liabilities	(323.0)	(428.8)	(49.6)	(4.9)	(0.2)	(4.0)	(810.5)	(1,021.4)	(1,831.9)

V. Assets/(liabilities) at 31 December 20152

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
	£m	£m	£m	£m	£m	£m	£m	£m	£m

Assets
Current assets	82.9	43.8	16.4	5.0	1.8	3.1	153.0	253.2	406.2
Total segment assets	1,415.2	848.9	193.7	191.7	180.9	62.3	2,892.7	264.2	3,156.9
Liabilities
Total segment liabilities	(366.1)	(422.1)	(95.1)	(41.0)	(0.6)	(2.9)	(927.8)	(599.9)	(1,527.7)

Footnotes:

1.	Investment property under development, as identified in Note 17A(ii) is allocated into a segment based on the current expected future use.

2.	Within current assets the ‘Corporate’ category comprises primarily cash and cash equivalents and within total segment assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total segment liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

C. Geographic information

The office real estate, retail real estate, industrial real estate and residential real estate segments are primarily in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as “Rest of Europe”.

The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.

I. Revenue

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

United Kingdom
Rental income	124.0	107.9	37.7
Hotel revenue	13.0	14.2	5.3
Interest income on loans secured by real estate	6.0	13.0	4.5
Gain on sale of investment property and loan collateral	4.1	10.5	0.4
Net change in fair value of investment and development property	(77.5)	113.8	38.0
Net change in fair value of loans secured by real estate	-	3.6	4.1
	69.6	263.0	90.0

Ireland
Rental income	42.7	29.0	13.7
Hotel revenue	6.4	5.8	3.1
Interest income on loans secured by real estate	0.3	0.4	2.1
Gain on sale of investment property and loan collateral	2.0	4.1	-
Net change in fair value of investment and development property	50.7	88.1	11.3
Net change in fair value of loans secured by real estate	0.3	1.5	1.9
	102.4	128.9	32.1

Rest of Europe
Rental income	24.8	1.9	-
Hotel revenue	-	-	-
Interest income on loans secured by real estate	-	-	-
Gain on sale of investment property and loan collateral	2.4	0.8	-
Net change in fair value of investment and development property	16.0	6.1	-
Net change in fair value of loans secured by real estate	-	-	-
Other gains	-	-	-
	43.2	8.8	-

Total
Rental income	191.5	138.8	51.4
Hotel revenue	19.4	14.6	0.4
Interest income from loans secured by real estate	6.3	13.4	6.6
Gain on sale of investment property and loan collateral	8.5	20.0	8.4
Net change in fair value of investment and development property	(10.8)	208.0	49.3
Net change in fair value of loans secured by real estate	0.3	5.1	6.0
Other gains	-	0.8	-
	215.2	400.7	122.1

II. Current assets

	31 December 2016	31 December 2015
	£m	£m

United Kingdom	142.8	126.6
Ireland	15.2	18.2
Rest of Europe	45.4	12.1
	203.4	156.9
Corporate[1]	345.3	249.3
	548.7	406.2

III. Non-current assets

	31 December 2016	31 December 2015
	£m	£m

United Kingdom	1,563.4	1,767.9
Ireland	899.8	672.9
Rest of Europe	355.8	300.2
	2,819.0	2,741.0
Corporate[1]	0.1	9.7
	2,819.1	2,750.7

IV. Total liabilities

	31 December 2016	31 December 2015
	£m	£m

United Kingdom	502.0	672.6
Ireland	216.3	244.4
Rest of Europe	85.4	8.4
	803.7	925.4
Corporate[1]	1,028.2	602.3
	1,831.9	1,527.7

Footnotes:

1.	Within current and non-current assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

7.	Rental income

The accounting policy applicable to rental income is set out in Note 3D(i).

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Rental income	166.3	121.9	44.2
Service charge income	20.6	14.6	5.0
Other property related income	4.6	2.3	2.2
	191.5	138.8	51.4

Included within Other property related income is turnover rent in the amount of £0.4 million (year ended 31 December 2015: £0.1 million; period from incorporation and ended 31 December 2014: £0.1 million). In addition, the Group received surrender premia totalling £1.4 million (year ended 31 December 2015: £1.3 million; period from incorporation and ended 31 December 2014: £1.4 million).

8.	Property related expenses

The accounting policy applicable to property related expenses is set out in Note 3L.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Service charge expense	20.6	14.6	6.0
Other property operating expenses	6.4	2.8	1.0
Fees payable to managing agents	2.5	1.7	0.1
Vacant property costs	2.4	1.0	0.5
Letting, marketing, legal and professional fees	2.1	1.4	0.1
Property insurance expense	0.7	0.7	0.2
Impairment charge on receivables	0.6	0.2	0.3
Ground rent	0.5	0.3	0.1
	35.8	22.7	8.3

9.	Gain on sale of investment and development property and loan collateral

The accounting policy applicable to gain on sale of investment and development property and loan collateral is set out in Note 3J.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Investment and development property
Gross proceeds on disposal	260.4	97.9	0.5
Selling costs	(4.4)	(2.2)	-
Net proceeds on disposal	256.0	95.7	0.5
Carrying value	(247.9)	(86.1)	-
Gain on disposal	8.1	9.6	0.5

Loan collateral
Gross proceeds on disposal	117.1	96.6	36.4
Selling costs	(1.5)	-	-
Net proceeds on disposal	115.6	96.6	36.4
Carrying value	(115.2)	(91.6)	(36.5)
Gain/(loss) on disposal	0.4	5.0	(0.1)
	8.5	14.6	0.4

10.	Hotel revenue

The accounting policy applicable to hotel revenue is set out in Note 3D(iii).

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Room income	8.6	8.9	3.6
Food and beverage income	7.2	7.6	3.4
Other hotel income	3.6	3.5	1.4
	19.4	20.0	8.4

11.	Hotel cost of sales

The accounting policy applicable to hotel cost of sales is set out in Note 3L.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Wages and salaries	7.0	6.2	1.6
Consumables (Note 20)	2.4	2.4	1.1
Depreciation (Note 19)	3.2	2.2	0.7
Other costs	3.7	3.6	0.9
	16.3	14.4	4.3

12.	Administrative expenses

The accounting policy applicable to administrative expenses is set out in Note 3L.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Consultancy and other advisory fees	8.2	6.9	5.7
General expenses	4.4	5.1	2.7
Employee benefits	1.6	0.6	1.7
Legal fees	1.1	0.8	0.2
Audit and related fees (Note 39)	0.7	0.5	0.4
Directors’ fees (Note 31B(i)(a))	0.3	0.3	0.3
Acquisition related expenditure	0.1	1.7	3.6
	16.4	15.9	14.6

Included in the above table are costs associated with the hotel segment as follows:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Hotel administrative costs
General expenses	1.7	2.6	1.1
Employee benefit	1.6	0.6	1.5
Consultancy and other advisory fees	1.5	1.8	0.5
	4.8	5.0	3.1

13.	Finance income

The accounting policies applicable to finance income are set out in Note 3D(ii) and Note 3F.

	Year ended 31 December 2016 £m	Year ended 31 December 2015 £m	Period from incorporation and ended 31 December 2014 £m

Interest income from loans secured by real estate	6.3	13.4	6.6
Interest income from cash and cash equivalents	0.6	0.6	1.3
	6.9	14.0	7.9

14.	Finance costs

The accounting policies applicable to finance costs are set out in Note 3G and Note 3P(iii)(b).

	Year ended 31 December 2016 £m	Year ended 31 December 2015 £m	Period from incorporation and ended 31 December 2014 £m

Interest on secured borrowings	21.4	21.6	6.1
Interest on unsecured €550.0 million 3.25% note	13.6	3.0	-
Interest on standalone unsecured £500.0 million 3.95% bond	13.1	3.4	-
Amortization of loan arrangement fees	5.5	3.4	0.4
Time value movement of foreign exchange zero premium options	1.0	2.3	-
Commitment fee and interest charge on revolving credit facility	1.4	1.1	0.6
Bond discount amortization, net of amortization of bond premia	0.7	0.3	-
Fair value movement on derivative financial instruments	0.9	0.8	2.1
Foreign currency (gain)/loss	(0.1)	0.6	-
Bank fees and other costs	0.2	0.3	-
	57.7	36.8	9.2

15.	Taxation

The accounting policy applicable to taxation is set out in Note 3H.

A. Company

The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.

B. Group

The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey and that, except as noted below, the Group does not carry on a trade in the United Kingdom or any other jurisdiction.

The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Isle of Man, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.

Luxembourg has a corporate tax rate of 29.22% on worldwide income including capital gains. However, the Group’s future tax liability is expected to be mitigated by the Luxembourg participation exemption and debt financing.

The Group’s investment property located in Italy is held through a closed-end real estate alternative investment fund named Olimpia Investment Fund, wholly-owned by the Company and managed by Savills Investment Management Sgr Spa. Olimpia Investment Fund is exempt from Italian tax on income and gains.

The Group’s investment and development property located in the Republic of Ireland are held through two Irish Qualifying Investor Alternative Investment Funds. During the year these funds were exempt from any direct Irish taxation on income and gains.

The Group’s investment in St Andrew’s Bay Development Limited, a company domiciled in Scotland and which owns the Fairmont St Andrews Hotel, and the Group’s investment in KW Pioneer Point UK OpCo Limited, a company domiciled in the United Kingdom and which owns the operations of Pioneer Point, are subject to United Kingdom corporate tax at a rate of 20% (expected to reduce to 19% on 1 April 2017).

The Group is subject to corporate income tax at 25% on taxable profits generated within its Spanish subsidiaries.

The Group is subject to United Kingdom income tax at 20% on rental income arising on the investment properties, after deduction of allowable debt financing and allowable expenses. The treatment of such costs and expenses is estimated in the overall tax liability for the Group and requires judgement and assumptions regarding their deductibility. The directors have considered comparable market evidence and practice in determining the extent to which such items are allowable. Taxation is currently calculated at a weighted average rate applicable to the relevant Group undertakings of 21.5% (year ended 31 December 2015: 20%; period from incorporation and ended 31 December 2014: 20%).

C. Amounts recognized in the profit or loss

	Year ended 31 December 2016 £m	Year ended 31 December 2015 £m	Period from incorporation and ended 31 December 2014 £m

Current tax expense
Current year/period	5.8	7.6	1.9
	5.8	7.6	1.9
Deferred taxes
Tax effect of losses not previously recognized	(0.7)	-	-
Tax effect of previously unrecognized deductible temporary differences	2.2	-	-
	1.5	-	-
Tax expense on continuing operations	7.3	7.6	1.9

D. Reconciliation of effective tax rate

The charge for the year/period can be reconciled to the consolidated income statement as follows:

	Year ended 31 December 2016 £m	Year ended 31 December 2015 £m	Period from incorporation and ended 31 December 2014 £m

Tax expense reconciliation
Profit before tax for the year	73.3	266.6	80.4
Income tax charge using weighted average applicable tax rate of 21.5% (2015: 20%; 2014: 20%)	15.8	53.3	16.1
Non-taxable income	(21.4)	(22.9)	(6.5)
Non-taxable net fair value losses/(gains)	13.7	(23.3)	(7.9)
Current year losses for which no deferred tax is recognized	0.3	0.1	0.1
Tax effect of losses not previously recognized	(0.7)	-	-
Tax effect of previously unrecognized deductible temporary differences	2.2	-	-
Expenses disallowed	0.8	0.4	0.1
Other adjustments	(1.5)	-	-
Changes in estimates related to prior years/periods	(1.9)	-	-
Tax charge	7.3	7.6	1.9

Analysed as arising from:
Investment and development property located in the United Kingdom	3.3	7.4	1.9
Investment and development property located in Spain	3.5	0.2	-
Luxembourg corporate taxes	0.5	-	-
	7.3	7.6	1.9

E. Movement in deferred tax balances

	Year ended 31 December 2016 £m	Year ended 31 December 2015 £m

Deferred tax asset	2.9	1.5
Deferred tax liability	(2.4)	-
	0.5	1.5

Analysed as arising from:
Investment property
Opening balance	-	-
Origination and reversal of temporary differences	(2.2)	-
Closing balance	(2.2)	-
Tax losses
Opening balance	1.5	-
Origination and reversal of temporary differences	0.7	1.5
Effects of translation to presentation currency	0.5	-
Closing balance	2.7	1.5
	0.5	1.5

F. Unrecognized deferred tax asset

Deferred tax assets have not been recognized in respect of the following items, because it is not probable that future taxable profits will be available against which the Group can use the benefits therefrom. The Group is only able to utilise the losses to offset taxable profits in certain discrete business streams.

	Year ended 31 December 2016 £m	Year ended 31 December 2015 £m

Tax losses brought forward	10.5	10.0
Deductible temporary differences	4.7	4.6
	15.2	14.6

Brought forward tax losses total £46.8 million (December 2015: £44.6 million) and brought forward deductible temporary differences total £23.6 million (December 2015: £22.7 million).

The directors have established that it is uncertain whether future taxable profits would be available against which these amounts can be utilised, and therefore these amounts have been included in the balance of unrecognized deferred tax assets above.

16.	Earnings, net asset value per share and EPRA metrics

Basic earnings per share is calculated by dividing the consolidated profit attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding for the year and adjusting for shares to be issued in part settlement of the investment management fee for the quarter ended 31 December 2016, if any.

Basic net asset value (‘NAV’) per share is calculated by dividing net assets in the consolidated balance sheet attributable to ordinary shareholders of the Company by the number of ordinary shares outstanding at 31 December 2016.

A. Basic, diluted, EPRA earnings and Adjusted earnings per share reconciliation

	Year ended 31 December 2016		Year ended 31 December 2015		Period from incorporation and ended 31 December 2014
	£m	p1	£m	p1	£m	p1

Profit for the year/period after taxation	66.0	49.1	259.0	191.0	78.5	88.0
Adjusted for:
Net change in fair value of investment and development property (Note 17)	10.8	8.0	(208.0)	(153.4)	(49.3)	(55.3)
Net change in the fair value of loans secured by real estate (Note 18)	(0.3)	(0.2)	(5.1)	(3.8)	(6.0)	(6.7)
Deferred taxes in respect of EPRA adjustments	3.0	2.2	-	-
Gain on sale of investment and development property and loan collateral (Note 9) and other gains	(8.5)	(6.3)	(15.4)	(11.3)	(2.2)	(2.5)
Taxes on gains on disposal	0.9	0.7	-	-	-	-
Fair value loss on interest rate caps (Note 14)	0.9	0.7	0.8	0.6	2.1	2.4
Debt close out costs	0.2	0.2	-	-	-	-
Time value of foreign exchange zero premium options (Note 14)	1.0	0.8	2.3	1.6	-	-
Acquisition related expenditure (Note 12)	0.1	-	1.7	1.3	-	-
EPRA earnings	74.1	55.2	35.3	26.0	23.1	25.9
Group adjustments:
Performance fee	-	-	29.7	21.9	-	-
Adjusted earnings	74.1	55.2	65.0	47.9	23.1	25.9

Weighted average number of ordinary shares (Note 28B)	134,364,625		135,613,838		89,071,782

Footnote:

1.	Per share amount.

The European Public Real Estate Association (‘EPRA’) issued Best Practices Recommendations, most recently in December 2014.

The EPRA earnings are presented to provide what the Company believes is a more appropriate assessment of the operational income accruing to the Group’s activities. Hence, the Company adjusts basic earnings for income and costs which are not of a recurrent nature or which may be more capital in nature. In addition, the Group has made additional adjustments to EPRA earnings in order to remove other non-trading items not considered by EPRA in its Best Practice Recommendations, in order to present an “Adjusted earnings” figure.

B. Basic, EPRA NAV, Adjusted NAV and EPRA NNNAV per share reconciliation

	31 December 2016		31 December 2015
	£m	p1	£m	p1

Basic NAV	1,535.9	1,217.6	1,629.2	1,198.5
Adjusted for:
Mark-to-market of derivative financial assets (Note 26)	(0.3)	(0.2)	(0.9)	(0.7)
EPRA NAV	1,535.6	1,217.4	1,628.3	1,197.8
Group adjustments:
Performance fee (Note 31A(ii))	-	-	(29.7)	(21.8)
Investment management fee (Note 31A(i))	(1.9)	(1.5)	(2.1)	(1.5)
Adjusted NAV	1,533.7	1,215.9	1,596.5	1,174.5

EPRA NNNAV
EPRA NAV	1,535.6	1,217.4	1,628.3	1,197.8
Fair value of derivative financial assets (Note 26)	0.3	0.2	0.9	0.7
Fair value of borrowings[2] (Note 25)	(35.1)	(27.8)	(6.0)	(4.2)
EPRA NNNAV	1,500.8	1,189.8	1,623.2	1,194.3

Number of shares
Ordinary shares in issue (Note 28A)	126,133,407		135,933,938

Footnotes:

1.	Per share amount.
2.	Represents the difference between the book value of borrowings and the fair value of borrowings.

EPRA has issued guidelines aimed at providing a measure of NAV on the basis of the long term fair values. At each of 31 December 2016 and 31 December 2015, there was no material deferred tax applicable to the business and there are no dilutive or potentially dilutive equity arrangements in existence.

In addition the Group reports an Adjusted NAV to illustrate EPRA NAV after the impact of fees recognized in the share-based payment reserve.

EPRA NNNAV is a measure to report the net asset value including fair value adjustments in respect of all material balance sheet items which are not reported at their fair value as part of EPRA NAV.

17.	Investment and development property

The accounting policies applicable to investment and development property are set out in Note 3J and the fair value disclosures contained in Note 5A, and the accounting policies applicable to assets held-for-sale are set out in Note 3N.

	31 December 2016	31 December 2015
	£m	£m

Investment property
Opening balance	2,367.0	1,182.5
Acquisition of investment property	169.1	1,011.7
Acquisition of collateral from loans secured by real estate	-	139.9
Disposal of investment property	(187.7)	(86.1)
Improvements to investment property	47.0	22.4
Transfer from/(to) investment property under development	148.5	(3.2)
Transfer to assets held-for-sale (Note 37)	(48.3)	(51.0)
Net change in fair value	(35.0)	173.0
Effects of translation to presentation currency	134.3	(22.2)
Closing balance	2,594.9	2,367.0

	31 December 2016	31 December 2015
	£m	£m

Investment property under development
Opening balance	133.2	35.8
Acquisition of investment property under development	20.1	28.8
Disposal of investment property under development	(9.0)	-
Development expenditure	47.6	31.8
Transfer from/(to) investment property	(148.5)	3.2
Transfer to assets held-for-sale (Note 37)	(11.1)	-
Net change in fair value	24.2	35.0
Effects of translation to presentation currency	23.9	(1.4)
Closing balance	80.4	133.2

Disclosed as:
Carrying value of investment and development property	2,675.3	2,500.2
Assets held-for-sale (Note 37)	59.4	51.0
Adjustment in respect of straight line rent (Note 21)[1]	6.9	3.1
Fair value of investment and development property	2,741.6	2,554.3

Footnote:

1.	Included as a component of the “Rent and other receivables” balance in the consolidated balance sheet.

The historical cost of investment properties acquired during the year, inclusive of acquisition costs, is £169.1 million (year ended 31 December 2015: £1,011.7 million). The total expenditure incurred to acquire investment properties under development during the year is £20.1 million (year ended 31 December 2015: £28.8 million).

Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £4.8 million (year ended 31 December 2015: £34.5 million).

The net fair value loss of £10.8 million (December 2015: net fair value gain £208.0 million) recognized in respect of investment and development property has been recognized in the consolidated income statement.

Long term leasehold values included within investment properties amount to £355.8 million (December 2015: £401.7 million). The leasehold investment properties have lease terms ranging between 125 and 999 years (December 2015: 125 to 999 years). All other properties are freehold.

At 31 December 2016, the Group was contractually committed to £8.8 million (December 2015: £66.1 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property. See further details in Note 35A.

The Group complies with IAS 40 Investment Properties.

A. Valuation process

The Group utilises the staff of the Investment Manager and certain of its affiliates (the ‘Investment Manager Group’) who hold relevant internationally recognized professional qualifications and are experienced in valuing the types of properties in the applicable locations.

The valuations are based on:

•	Information provided by the Investment Manager Group including rents, lease terms, revenue and capital expenditure. Such information is derived from the Investment Manager Group’s financial and property systems and is subject to the Group’s overall control environment.

•	Valuation models used by the external valuers, including market related assumptions based on their professional judgement and market observation.

The Investment Manager reviews the valuations arrived at by the external valuers. This review includes a discussion with the Board and separately with the external valuers on the assumptions used, the process and methodology undertaken and a review of the data considered by the external valuers. The Board determines the Group’s valuation policies and procedures for property valuation.

The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s properties. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained. The Board decides after discussions with the Group’s external valuers and the Investment Manager:

•	Whether a property’s fair value can be reliably determined;

•	Which valuation method should be applied for each property;

•	The assumptions made for unobservable inputs used in the valuation method for investment property (the major unobservable inputs are estimated rent per square foot/square metre/unit, estimated rental value and equivalent yield); and

•	The assumptions made for unobservable inputs used in the valuation method for investment property under development (the major unobservable inputs are, as appropriate to each development asset, build cost per square foot/square metre, net initial yield, sales value per square foot/square metre and price per acre).

The fair value of the Group’s investment and development property at 31 December 2016 has been arrived at on the basis of a valuation carried out at that date by our external valuers. CBRE valued all investment and development properties, except for the Italian portfolio which was valued by Colliers Real Estate Services Italia S.r.l. con socio unico (together, the ‘Valuers’). The valuations performed by the Valuers, conform to IFRS 13 Fair Value Measurement, the Valuation Standards of the Royal Institution of Chartered Surveyors Professional Standards 2014 (the ‘RICS Red Book’) and with the International Valuation Board’s International Valuation Standards, and were arrived at by reference to market comparables for similar properties. The Valuers submit and present summary reports to the Group’s Audit Committee. The Valuers are independent and external to the Group and the Investment Manager.

Valuations are performed bi-annually and are performed consistently across all properties in the Group’s portfolio. The valuation dates are 30 June and 31 December, and a valuation is normally conducted regardless of the date of acquisition. This includes a physical inspection of all properties, at least once a year. In line with IFRS 13 all investment properties are valued on the basis of their highest and best use. When considering the highest and best use a valuer will consider, on a property by property basis, its actual and potential uses which are physically, legally and financially viable. Where the highest and best use differs from the existing use, the valuer will consider the cost and likelihood of achieving and implementing this change in arriving at its valuation.

Annual valuation fees are calculated as a fixed percentage of the value of the investment and development property, as agreed between the Group and the Valuers. The Valuers have advised us that the fees earned by each of them from the

Group are less than 5% of their total revenue in any year. In addition to the valuation work, CBRE has carried out agency and professional services on behalf of the Group since inception.

The Group, consistent with EPRA’s guidance, consider that all of its investment and development property falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5A).

The valuations have been prepared on the basis of Market Value which is defined in the RICS Valuation Standards as:

“The estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s length transaction after proper marketing wherein the parties had acted knowledgeably, prudently and without compulsion.”

Market Value as defined in the RICS Valuation Standards is the equivalent of fair value under IFRS.

(i). Investment property

To determine the value of investment property, the income approach is used. This involves applying market derived capitalization yields to current and market derived future income streams with appropriate adjustments for income voids arising from vacancies, or rent-free periods. These capitalization yields and future income streams are derived from comparable property and leasing transactions and are considered to be key inputs in the valuation. Other factors that are taken into account include the tenure of the property, tenancy details, planning, building and environmental factors that might affect the property. The comparison methodology is used for residential properties whereby the fair value is calculated using data from recent market transactions.

The following tables set out the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property.

I. 31 December 2016

Asset class	Fair value at 31 December 2016 £m1,2	Valuation technique	Input	Range
				Low	High	Weighted average

United Kingdom
Retail	435.8	Yield capitalization	Annual rent per sq ft3 (£)	4.11	154.19	14.70
			ERV[4] per sq ft (£)	4.11	193.83	14.47
			Equivalent yield %	3.2	11.7	6.3
Office	830.1	Yield capitalization	Annual rent per sq ft (£)	8.75	57.18	19.82
			ERV per sq ft (£)	6.00	70.00	21.98
			Equivalent yield %	4.9	8.5	6.1
Industrial	171.2	Yield capitalization	Annual rent per sq ft (£)	1.25	11.08	4.32
			ERV per sq ft (£)	1.25	11.96	4.55
			Equivalent yield %	5.2	9.1	6.9
Aggregate United Kingdom (excluding residential)	1,437.1		Annual rent per sq ft (£)	1.25	154.19	12.68
			ERV per sq ft (£)	1.25	193.88	13.49
			Equivalent yield %	3.2	11.7	6.3
Residential	79.6	Yield capitalization	Annual rent per unit (£)	n/a	n/a	n/a
			ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	3.9	3.9	3.9
Aggregate United Kingdom (including Residential)	1,516.7

Asset class	Fair value at 31 December 2016 £m1,2	Valuation technique	Input	Range
				Low	High	Weighted average
Ireland
Retail	159.3	Yield capitalization	Annual rent per sq ft (€)	6.25	302.33	30.57
			ERV per sq ft (€)	6.25	232.56	27.44
			Equivalent yield %	5.0	7.4	5.7
Office	524.2	Yield capitalization	Annual rent per sq ft (€)	13.88	52.69	25.13
			ERV per sq ft (€)	17.00	51.50	40.10
			Equivalent yield %	4.6	6.7	5.1
Aggregate Ireland (excluding Residential)	683.5		Annual rent per sq ft (€)	6.25	302.33	26.80
			ERV per sq ft (€)	6.25	232.56	36.21
			Equivalent yield %	4.6	7.6	5.3
Residential	142.7	Yield capitalization	Annual rent per unit (€)	18,422.00	20,463.00	18,031.00
			ERV per unit (€)	19,837.00	23,757.00	20,409.00
			Equivalent yield %	4.6	5.4	5.0
Aggregate Ireland (including Residential)	826.2

Asset class	Fair value at 31 December 2016 £m1,2	Valuation technique	Input	Range
				Low	High	Weighted average
Rest of Europe
Retail (Spain)	136.3	Yield capitalization	Annual rent per sq m5 (€)	34.68	1,237.00	139.14
			ERV per sqm (€)	38.40	900.00	172.23
			Equivalent yield %	5.6	9.3	6.8
Office (Italy)	170.1	DCF[6]	Annual rent per sq m (€)	86.40	180.80	139.40
			ERV per sqm (€)	70.00	210.00	142.70
			Equivalent yield %	6.2	8.6	7.8
Aggregate Rest of Europe	306.4

Total	2,649.3

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.
2.	Includes assets held-for-sale.
3.	Square feet.
4.	Estimated rental value.
5.	Square metres.
6.	Discounted cash flow.

II. 31 December 2015

Asset class	Fair value at 31 December 2015 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average

United Kingdom
Retail	538.4	Yield capitalization	Annual rent per sq ft3 (£)	2.78	154.19	14.27
			ERV[4] per sq ft (£)	3.50	171.98	14.05
			Equivalent yield %	3.3	11.8	6.3
Office	842.4	Yield capitalization	Annual rent per sq ft (£)	5.99	52.50	20.22
			ERV per sq ft (£)	6.00	70.00	22.14
			Equivalent yield %	4.0	12.0	5.9
Industrial	179.4	Yield capitalization	Annual rent per sq ft (£)	1.25	10.58	4.43
			ERV per sq ft (£)	1.25	11.52	4.53
			Equivalent yield %	4.5	10.0	6.4
Aggregate United Kingdom (excluding residential)	1,560.2		Annual rent per sq ft (£)	1.25	154.19	12.89
			ERV per sq ft (£)	1.25	171.98	13.51
			Equivalent yield %	3.3	12.0	6.1
Residential	66.4	Yield capitalization	Annual rent per unit (£)	n/a	n/a	n/a
			ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	4.0	4.0	4.0

Aggregate United Kingdom (including Residential)	1,626.6
Ireland
Retail	153.2	Yield capitalization	Annual rent per sq ft (€)	6.25	302.33	30.21
			ERV per sq ft (€)	5.00	302.33	26.77
			Equivalent yield %	3.8	7.9	5.7
Office	306.3	Yield capitalization	Annual rent per sq ft (€)	15.43	50.85	34.90
			ERV per sq ft (€)	15.50	50.00	40.07
			Equivalent yield %	4.6	8.0	5.0
Aggregate Ireland (excluding Residential)	459.5		Annual rent per sq ft (€)	6.25	302.33	32.97
			ERV per sq ft (€)	5.00	302.33	34.60
			Equivalent yield %	3.8	8.0	5.3
Residential	76.7	Yield capitalization	Annual rent per unit (€)	17,837.00	24,450.00	18,919.00
			ERV per unit (€)	18,667.00	29,250.00	19,977.00
			Equivalent yield %	4.7	5.8	4.9
Aggregate Ireland (including Residential)	536.2

Asset class	Fair value at 31 December 2015 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
Rest of Europe
Retail (Spain)	116.7	Yield capitalization	Annual rent per sq m5 (€)	30.95	1,237.00	140.32
			ERV per sqm (€)	39.00	660.03	166.97
			Equivalent yield %	5.4	9.5	7.0
Office (Italy)	141.6	DCF[6]	Annual rent per sq m (€)	86.40	180.80	139.40
			ERV per sqm (€)	60.00	200.00	130.60
			Equivalent yield %	6.2	9.1	7.6

Aggregate Rest of Europe	258.3

Total	2,421.1

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.
2.	Includes assets held-for-sale.
3.	Square feet.
4.	Estimated rental value.
5.	Square metres.
6.	Discounted cash flow.

(ii). Investment property under development

At 31 December 2016, Investment property under development includes:

•	A retail property at Puerta del Sol 9 in Madrid, Spain;

•	Residential real estate at Postigo de San Martín 3 in Madrid, Spain for conversion into a hotel;

•	An office building at Santisima Trinidad 5 in Madrid, Spain for conversion to residential real estate;

•	A second generation office building in Dublin, Ireland (‘Schoolhouse Lane’); and

•	A site in suburban County Dublin, Ireland (the ‘Stillorgan Leisureplex’).

At 31 December 2015 this caption also included the following assets, all of which achieved practical completion during the year ended 31 December 2016:

•	A second generation office building in Dublin, Ireland (‘Baggot Plaza’); and

•	A partially built development site in the Central Park portfolio in Dublin, Ireland (‘Block K’).

Investment property under development in Ireland is valued using the Investment method, with deduction for costs necessary to complete the development. Investment property under development in the Rest of Europe is valued using the “residual method” which is the investment method, with a deduction for costs necessary to complete the development together with an allowance for the remaining risk.

Development land has been valued using the comparison method, arriving at a price per acre.

I. 31 December 2016

Asset class	Fair value at 31 December 2016 £m1			Range
		Valuation technique	Input	Low	High	Weighted average

Ireland
Investment property under development	9.0	Investment	Build cost per sq ft2 (€)	187.0	187.0	187.0
			ERV per sq ft (€)	52.0	52.0	52.0
			Equivalent yield %	5.5	5.5	5.5
Development land	14.2	Comparison	Price per acre (€’000)	1,111	7,195	5,244

Rest of Europe
Investment property under development	69.1	Residual	Build cost per sq m (€)	880.00	1,015.00	945.00
			Sales value per sq m3 (€)	3,900.00	5,300.00	4,887.00
			ERV per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	92.3

II. 31 December 2015

Asset class	Fair value at 31 December 2015 £m1			Range
		Valuation technique	Input	Low	High	Weighted average

Ireland
Investment property under development	92.7	Residual	Build cost per sq ft2 (€)	56.76	158.30	101.12
			ERV per sq ft (€)	15.00	50.00	31.90
			Equivalent yield %	4.7	7.0	5.8
Rest of Europe
Investment property under development	40.5	Residual	Build cost per sq m3 (€)	690.00	1,390.00	1,293.00
			Sales value per sq m (€)	3,660.00	5,400.00	4,699.00
			ERV per sq m (€)	770.00	1,040.00	908.00
			Net initial yield %	3.5	4.0	3.7
Total	133.2

Footnotes:

1.	Includes assets held-for-sale.
2.	Square feet.
3.	Square metres.

B. Sensitivity of measurement to variance of significant unobservable inputs

There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value for example an increase in rent may be offset by an increase in yield, resulting in no net impact on the valuation. However if the inputs move in opposite directions (for example ERV increases and equivalent yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.

(i). Investment property

Rents and ERVs have a direct relationship to fair value, while equivalent yield has an inverse relationship.

The following table shows the impact on the fair value of investment property by applying a sensitivity to significant unobservable inputs.

I. 31 December 2016

	Fair value at 31 December 2016[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m

United Kingdom
Retail	435.8	12.0	(11.5)	(17.3)	18.9
Office	830.1	34.1	(34.0)	(37.2)	40.5
Industrial	171.2	5.2	(5.0)	(6.5)	7.0
Residential	79.6	4.2	(4.0)	(5.1)	5.8
	1,516.7	55.5	(54.5)	(66.1)	72.2
Ireland
Retail	159.3	5.7	(5.1)	(4.9)	5.5
Office	524.2	22.5	(21.7)	(25.4)	28.0
Residential	142.7	7.3	(7.3)	(6.5)	7.0
	826.2	35.5	(34.1)	(36.8)	40.5
Rest of Europe
Retail	136.3	5.2	(5.2)	(5.5)	6.0
Office	170.1	7.0	(7.0)	(5.8)	6.2
	306.4	12.2	(12.2)	(11.3)	12.2
	2,649.3	103.2	(100.8)	(114.2)	124.9

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.
2.	Includes assets held-for-sale.

II. 31 December 2015

	Fair value at 31 December 2015[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m

United Kingdom
Retail	538.4	14.8	(13.8)	(21.4)	23.4
Office	842.4	34.9	(34.9)	(39.7)	43.4
Industrial	179.4	5.4	(5.1)	(6.9)	7.5
Residential	66.4	4.1	(3.8)	(4.5)	5.4
	1,626.6	59.2	(57.6)	(72.5)	79.7
Ireland
Retail	153.2	5.2	(4.6)	(6.0)	6.6
Office	306.3	12.6	(12.6)	(15.1)	16.8
Residential	76.7	3.5	(3.5)	(3.8)	4.2
	536.2	21.3	(20.7)	(24.9)	27.6
Rest of Europe
Retail	116.7	4.5	(4.5)	(4.5)	4.9
Office	141.6	5.5	(5.5)	(4.8)	5.1
	258.3	10.0	(10.0)	(9.3)	10.0
	2,421.1	90.5	(88.3)	(106.7)	117.3

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognized in the “Rent and other receivables” component of the consolidated balance sheet.
2.	Includes assets held-for-sale.

(ii). Investment property under development

An increase/decrease in costs to complete and the discount factor will decrease/increase valuations respectively.

The following table shows the impact on the fair value of investment property under development by applying a sensitivity to significant unobservable inputs used.

I. 31 December 2016

	Fair value at 31 December 2016[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m

Ireland
Investment property under development	9.0	(0.1)	0.1	0.6	(0.6)	(0.5)	0.6
Development land	14.2	-	-	-	-	-	-
Rest of Europe
Investment property under development	69.1	(0.3)	0.3	3.7	(3.7)	(3.8)	4.3
	92.3	(0.4)	0.4	4.3	(4.3)	(4.3)	4.9

II. 31 December 2015

	Fair value at 31 December 2015[1]	Impact on valuation of a 5% change in build costs		Impact on valuations of a 5% change on ERV/sales value		Impact on valuations of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
	£m	£m	£m	£m	£m	£m	£m

Ireland
Investment property under development	92.7	(1.1)	1.1	5.6	(5.6)	(6.4)	7.2
Rest of Europe
Investment property under development	40.5	(0.4)	0.3	2.7	(2.8)	(2.3)	2.6
	133.2	(1.5)	1.4	8.3	(8.4)	(8.7)	9.8

Footnote:

1.	Includes assets held-for-sale.

C. Fair value of collateral

At 31 December 2016 the Group had pledged investment properties with a fair value of £1,250.1 million (December 2015: £1,567.8 million). See further details in Note 25F.

18.	Loans secured by real estate

The accounting policy applicable to loans secured by real estate is set out in Note 3P(i)(c) and the fair value disclosures contained in Note 5B.

	31 December 2016	31 December 2015
	£m	£m

Opening balance	179.2	211.0
Acquisition of loans secured by real estate	-	130.4
Disposal of collateral	(115.2)	(161.9)
Net fair value movement	0.3	5.1
Effects of translation to presentation currency	3.3	(5.4)
Closing balance	67.6	179.2

Loans secured by real estate are non-performing and were acquired at a discount to their nominal value reflecting their distressed state at the time of acquisition. At 31 December 2016, substantially all of the loans are past due. None of the loans are expected to be repaid by recourse to the original borrower, although income from certain underlying collateral properties is being generated. The majority of the loans were the subject of a receivership process when acquired and thus all cash flow from the property is transferred to the Group. As a result of these factors, no disclosures are made in relation to maturity, age or interest rate risk.

The objective in purchasing these loans was to generate returns for the Group in the following ways:

•	Property operating income will be generated from the portfolio of loans secured by real estate; or

•	Disposal of the collateral assets over time to achieve a redemption of the loan at a value greater than the acquisition cost; or

•	Acquisition of the collateral asset by the Company for inclusion in the investment and development property portfolio.

The Board is responsible for determining the fair value of the loans secured by real estate bi-annually. The valuation dates are 30 June and 31 December. Duff & Phelps Ltd., an independent valuation firm, provided third party valuation consulting services to the Board which consisted of certain limited procedures that the Board identified and requested them to perform.

The limited procedures included:

•	Performing an analysis of general market data including economic, governmental, environmental, credit market and local property market trends as they may affect the loans secured by real estate and the collateral properties;

•	Holding discussions with the Group’s Investment Manager and the Board to understand expectations and intent regarding each loan secured by real estate, and to understand investment strategy and performance;

•	Reviewing third party appraisal reports of the underlying collateral properties;

•	Considering observable market inputs for assets similar to each of the loans secured by real estate and to the collateral properties to support the valuation metrics, capitalization rates and/or discount rates;

•	Selecting appropriate valuation approaches based on the profile of each of the loans secured by real estate;

•	Placing reliance on the cash flow models prepared by the Investment Manager on behalf of the Group which are based on the contractual terms of each of the loans secured by real estate and the Group’s expectations of proceeds from those collateral properties, together with reviewing the Group’s cash flow models for mathematical accuracy;

•	Assessing the implied discount rate used to discount to present value of the cash flows to arrive at a fair value conclusion through benchmarking against similar securities and market indices;

•	Performing a check of the cash flow models prepared by the Investment Manager on behalf of the Group, and confirming such models were consistent with the models used by the Investment Manager on behalf of the Group for investment purposes; and

•	Analysing other facts and data considered to be pertinent to the loans secured by real estate and the collateral properties.

As at 31 December 2016, Duff & Phelps Ltd. performed procedures on each of the investments comprising 100% of the fair value of loans secured by real estate at that date.

A. Valuation process

In estimating the fair value of the loans secured by real estate, the income approach was used for two of the three loan portfolios. This is a valuation technique that provides an estimation of the fair value of an asset or business based on expectations about the cash flows that an asset or business would generate over time. The income approach begins with an estimate of the annual cash flows expected to be generated over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows is then added to the present value equivalent of the residual value of the asset (if any) or the business at the end of the discrete projection period to arrive at an estimate of the fair value.

In estimating the fair value of the Avon portfolio in 2015, the pending sales price, less costs to complete the transaction together with the application of a discount to reflect uncertainty of the deal closing was used. The underlying collateral for this portfolio was sold by the administrator appointed to the borrower during the year.

In assessing the fair value of the loans secured by real estate, Duff & Phelps Ltd have referenced valuations performed by CBRE on the underlying collateral prepared in conformity with the RICS Red Book and with the International Valuation Board’s International Valuation Standards, as described in Note 17. At 31 December 2016, the value of the underlying collateral was £69.9 million (December 2015: £173.2 million).

Valuation fees are based on a fixed amount agreed between the Group and Duff & Phelps Ltd and are independent of the portfolio value. Duff & Phelps Ltd. has advised us that the fees earned by them from the Group are less than 5% of their total revenue in any year. The basis for the fees charged for the valuation of the underlying collateral is set out in Note 17.

The Group consider that all of its loans secured by real assets fall within Level 3, of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5B). The key unobservable inputs used in the valuation of the Group’s loans secured by real estate at 31 December 2016 are the discount rates used which are based on investment opportunities to deliver similar risk-adjusted returns to an investor. The discount rate applied to the loans, and which is dependent on the underlying loan portfolio, ranges from 8.1% to 11.1% (December 2015: 8.1% to 11.2%).

During the year, interest income totalling £6.3 million (year ended 31 December 2015: £13.4 million; period from incorporation and ended on 31 December 2014: £6.6 million) was recognized in the consolidated income statement (Note 13).

B. Sensitivity of measurement to variance of significant unobservable inputs

Yield has an inverse relationship to valuation. There are inter-relationships between the unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, cap rates, expected lease renewal dates, and/or expected disposal values, may be offset by an increase in yield, resulting in no net impact on the valuation.

I. 31 December 2016

	Fair value 31 December 2016	Impact on valuations of 100 bps change in discount rate

	£m	Increase £m	Decrease £m

United Kingdom	44.4	(0.3)	0.3
Ireland	23.2	(1.1)	1.1
	67.6	(1.4)	1.4

II. 31 December 2015

	Fair value 31 December 2015	Impact on valuations of 100 bps change in discount rate

	£m	Increase £m	Decrease £m

United Kingdom	157.3	(0.3)	0.3
Ireland	21.9	(1.0)	1.1
	179.2	(1.3)	1.4

19.	Property, plant and equipment

The accounting policy applicable to property, plant and equipment is set out in Note 3K and the fair value disclosures set out in Note 5C.

A. Reconciliation of carrying amount

	Land and buildings	Plant and equipment	Fixtures and fittings	Other	Total

	£m	£m	£m	£m	£m
Cost
Balance at 1 January 2015	55.2	1.6	2.9	0.2	59.9
Additions	2.8	0.1	0.9	0.2	4.0
Disposals	-	(0.1)	-	(0.1)	(0.2)
Revaluation of land and buildings	(2.6)	-	-	-	(2.6)
Effects of translation to presentation currency	(0.8)	-	-	-	(0.8)
Balance at 31 December 2015	54.6	1.6	3.8	0.3	60.3
Additions	9.6	0.2	0.4	-	10.2
Transfer on completion of work in progress	0.3	-	-	(0.3)	-
Revaluation of land and buildings	0.3	-	-	-	0.3
Effects of translation to presentation currency	3.5	0.3	-	-	3.8
Balance at 31 December 2016	68.3	2.1	4.2	-	74.6

Accumulated depreciation
Balance at 1 January 2015	-	(0.1)	(0.1)	-	(0.2)
Charge for the year	(1.3)	(0.2)	(0.7)	-	(2.2)
Revaluation of land and buildings	1.3	-	-	-	1.3
Balance at 31 December 2015	-	(0.3)	(0.8)	-	(1.1)
Charge for the year	(1.6)	(0.5)	(1.1)	-	(3.2)
Write-offs	-	-	1.3	-	1.3
Revaluation of land and buildings	1.6	-	-	-	1.6
Effects of translation to presentation currency	-	(0.1)	(0.1)	-	(0.2)
Balance at 31 December 2016	-	(0.9)	(0.7)	-	(1.6)

Carrying amounts
At 31 December 2015	54.6	1.3	3.0	0.3	59.2
At 31 December 2016	68.3	1.2	3.5	-	73.0

There are no restrictions on title and no property, plant and equipment has been pledged as security.

B. Valuation process

The Board determines the Group’s valuation policies and procedures for the valuation of property, plant and equipment. The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s property, plant and equipment, which represents its hotel assets. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained.

The Board decides after discussions with the Group’s external valuers, CBRE, and the Investment Manager:

•	Whether a property’s fair value can be reliably determined;

•	Which valuation method should be applied for each asset – at 31 December 2016, the discounted cash flow methodology was applied using the projected net earnings capitalized with a market capitalization rate and discount rate; and

•	The assumptions made for unobservable inputs used in the valuation method (the major unobservable inputs are estimated hotel net operating income, occupancy rate, discount rate, exit yield and average daily rate (‘ADR’)).

Annual valuation fees are calculated as a fixed percentage of the value of property, plant and equipment, as agreed between the Group and the valuer. The valuer has advised us that the fees earned by them from the Group are less than 5% of their total revenue in any year.

The Group, consistent with EPRA’s guidance, consider that all of its property, plant and equipment falls within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5C). The table below summarises the key unobservable inputs used in the valuation of the Group’s property, plant and equipment.

I. 31 December 2016

Asset class	Fair value at 31 December 2016 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	41.2	Net operating income	£4.0m	€2.4m
Ireland	31.8	Occupancy %	74.0	68.0
		Discount rate %	8.8	9.0
		Exit yield %	6.8	7.0
		ADR	£162.36	€115.00
Total	73.0	Stabilised year	2021	2018

II. 31 December 2015

Asset class	Fair value at 31 December 2015 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	36.9	Net operating income	£3.5m	€2.8m
Ireland	22.3	Occupancy %	72.0	72.0
		Discount rate %	9.0	9.0
		Exit yield %	6.5	7.0
		ADR	£155.64	€108.12
	59.2	Stabilised year	2020	2018

Footnote:

1.	Inputs are presented in connection with a stabilised year.

There were no changes in valuation techniques during the year.

C. Sensitivity of measurement to variance of significant unobservable inputs

There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value. For example, an increase in hotel net operating income may be offset by an increase in exit yield, resulting in no net impact on the valuation. However, if the inputs move in opposite directions (for example ADR increases and exit yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.

I. 31 December 2016

	Fair value at 31 December 2016	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact on valuations of a 50 bps change in exit yield		Impact of a 5% change in ADR
	£m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m

United Kingdom	41.2	4.1	(4.1)	11.5	(11.5)	(5.6)	7.6	(3.0)	3.5	9.9	(9.8)
Ireland	31.8	3.3	(3.3)	6.2	(6.2)	(4.2)	5.6	(2.2)	2.6	1.4	(1.4)
	73.0	7.4	(7.4)	17.7	(17.7)	(9.8)	13.2	(5.2)	6.1	11.3	(11.2)

II. 31 December 2015

	Fair value at 31 December 2015	Impact on valuations of a 10% change in estimated Hotel NOI		Impact on valuations of 10% change in occupancy		Impact on valuations of 100 bps change in discount rate		Impact on valuations of a 50 bps change in exit yield		Impact of a 5% change in ADR
	£m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m

United Kingdom	36.9	3.6	(3.6)	11.7	(11.7)	(5.9)	8.1	(3.2)	3.7	10.0	(10.0)
Ireland	22.3	2.7	(2.7)	8.6	(8.6)	(3.3)	4.4	(1.8)	2.0	1.8	(1.8)
	59.2	6.3	(6.3)	20.3	(20.3)	(9.2)	12.5	(5.0)	5.7	11.8	(11.8)

20.	Inventories

The accounting policy applicable to inventories is set out in Note 3M.

	31 December 2016	31 December 2015
	£m	£m

Current
Consumable stores	0.3	0.3
	0.3	0.3

Inventories of £2.4 million (year ended 31 December 2015: £2.4 million; period from incorporation and ended 31 December 2014: £0.3 million) were expensed during the year (Note 11).

The carrying value of inventories approximates their fair value.

21.	Rent and other receivables

The accounting policy applicable to rent and other receivables is set out in Note 3P(i)(b).

	31 December 2016	31 December 2015
	£m	£m

Current
Rent and trade receivables	13.8	9.0
Prepayments and other receivables	9.7	6.6
Straight line rent	6.9	3.1
VAT receivable	2.1	7.4
Deposits paid	-	1.7
Prepaid borrowing costs on undrawn facility	-	0.6
	32.5	28.4

The Group’s exposure to credit risks and impairment losses related to rent and other receivables is disclosed in Note 27C(iii).

A. Deposits paid

At 31 December 2016 deposits totalling £Nil (31 December 2015: £1.7 million) were paid on executing the purchase agreements for a number of acquisitions.

B. Rent and trade receivables

The Group does not typically extend credit terms to its investment property tenants, instead requiring them to pay in advance. Consequently the Group is not exposed to a significant credit risk. Rent for investment property falls due on contractual quarter days. Rent and service charge receivables are non-interest bearing and are typically due within 30 days.

Rent on tenanted residential property falls due monthly and is also payable in advance.

The Group’s exposure to credit risk in its hotel operations is influenced mainly by the individual characteristics of each customer. There is no concentration of credit risk or dependence on individual customers. Management of the hotels has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis.

At 31 December 2016 the maximum exposure to credit risk for rent and trade receivables was £14.5 million (December 2015: £9.2 million).

(i). Aged rent and trade receivables

I. 31 December 2016

	Gross	Allowance for impaired balances	Net
	£m	£m	£m

Current	11.5	-	11.5
Due 31 – 60 days	0.4	-	0.4
Due 61 – 90 days	0.1	-	0.1
Due 91 – 120 days	1.2	(0.2)	1.0
Due 121 days and more	1.3	(0.5)	0.8
	14.5	(0.7)	13.8

II. 31 December 2015

	Gross	Allowance for impaired balances	Net
	£m	£m	£m

Current	6.5	-	6.5
Due 31 – 60 days	0.6	-	0.6
Due 61 – 90 days	0.8	-	0.8
Due 91 – 120 days	0.5	-	0.5
Due 121 days and more	0.8	(0.2)	0.6
	9.2	(0.2)	9.0

Allowances for impaired balances are calculated on the basis of management’s knowledge of the tenants, business and the market.

(ii). Allowance for impaired balances

The table below provides a reconciliation of changes in allowances for impaired balances:

	31 December 2016	31 December 2015
	£m	£m

Opening balance	0.2	0.5
Additions	0.7	1.2
Written off as a bad debt	(0.1)	(0.2)
Released	(0.1)	(1.3)
Closing balance	0.7	0.2

The Board believes that the unimpaired amounts that are past due by more than 30 days are still collectible in full, based on historical payment behaviour.

22.	Cash and cash equivalents

The accounting policy applicable to cash and cash equivalents is set out in Note 3P(i)(a).

	31 December 2016	31 December 2015
	£m	£m

Current
Cash at bank and on hand	210.0	146.1
Short-term deposits	246.5	180.4
Cash and cash equivalents in the consolidated balance sheet	456.5	326.5

Cash and cash equivalents in the consolidated cash flow statement	456.5	326.5

The fair value of cash and cash equivalents at 31 December 2016 and 31 December 2015 approximates to its carrying value. There is no significant concentration of credit risk with respect to cash and cash equivalents, as the Group holds cash accounts with a number of major financial institutions where credit risk is not considered significant. The credit ratings of the financial institutions where the Group holds its balances are all investment grade according to Moodys’ ratings.

Cash at bank earns interest at floating rates based on daily bank deposit rates. Short-term deposits are made for varying periods of between one day and three months, depending on the immediate cash requirement of the Group and earn interest at the respective short-term deposit rates. The effective interest rate on short-term deposits was 0.197% at 31 December 2016 (December 2015: 0.153%). All deposits are immediately available.

23.	Trade and other payables

The accounting policy applicable to trade and other payables is set out in Note 3P(ii).

	31 December 2016	31 December 2015
	£m	£m

Trade creditors and accruals	38.1	37.7
Corporate and income taxes	9.2	10.3
VAT payable	7.1	18.6
Security deposits	5.6	3.8
Other liabilities	1.3	1.5
	61.3	71.9

Current	58.2	68.6
Non-current	3.1	3.3
	61.3	71.9

Trade creditors and accruals primarily comprise amounts outstanding for trade purchases and ongoing costs. All amounts are interest-free.

Information about the Group’s exposure to currency risk is included in Note 27C(ii)(b) and liquidity risk is included in Note 27C(iv).

24.	Deferred income

The accounting policy applicable to deferred income is set out in Note 3P(ii).

	31 December 2016	31 December 2015
	£m	£m

Current
Deferred rental income	31.8	29.8
Prepaid rent	4.9	1.6
	36.7	31.4

25.	Borrowings

The accounting policies applicable to borrowings are set out in Notes 3C(i) – (ii), Note 3P(ii), Note 27 and the fair value disclosures set out in Note 5D.

	31 December 2016	31 December 2015
	£m	£m

Secured	721.8	841.3
Unsecured	969.5	594.8
	1,691.3	1,436.1
Unamortized borrowing costs, bonds discounts and bond premia	(14.1)	(21.8)
	1,677.2	1,414.3

Disclosed as:
Current	0.6	0.3
Non-current	1,676.6	1,414.0
	1,677.2	1,414.3

A. Reconciliation of carrying value

Movements in the Group’s borrowings are analysed in the following table.

	31 December 2016	31 December 2015
	£m	£m

Opening balance	1,414.3	545.9
Principal repayments on secured debt	(230.0)	(50.6)
Draw down of new secured debt	67.1	351.2
Proceeds on issue of £300.0 million 3.95% unsecured 7 year bond	-	295.2
Proceeds on £200.0 million tap of £300.0 million 3.95% unsecured 7 year bond	200.0	-
Proceeds on issue of €400.0 million 3.25% unsecured 10 year bond	-	279.3
Proceeds on €150.0 million tap of €400.0 million 3.25% unsecured 10 year bond	118.6	-
Premium on bond tap and note tap	5.9	-
Borrowing costs incurred	(3.3)	(8.6)
Amortization of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	6.2	3.7
Effects of translation to presentation currency	98.4	(1.8)
Closing balance	1,677.2	1,414.3

The tables above, together with the analysis set out in Notes 25B, 25C and 25D include unamortized borrowing costs which will be released to the consolidated income statement over the period of the associated borrowing. The analysis set out in Notes 25E and 25H excludes the effect of deducting unamortized borrowing costs.

B. Secured borrowings

I. 31 December 2016

	Draw down date[1]	Effective interest rate	Maturity	Fair value[2]	Book value[2]

		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	164.9	167.3
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[3]	205.7	205.4
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	45.7	45.6
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	72.4	70.4
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	167.4	161.0
€37.25 million mortgage borrowing[4]	22 January 2016	Euribor + 1.60%	29 December 2030	31.6	30.6
€50.0 million mortgage borrowing[4]	1 March 2016	Euribor + 1.60%	1 March 2031	37.0	36.0
				724.7	716.3
Unamortized borrowing costs (included above)					5.5
					721.8

Footnotes:

1.	Draw down date or date of acquisition, whichever is later.
2.	The fair value of floating rate borrowings have been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings have been calculated using a discounted cash flow approach.
3.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.
4.	Amortising loan.

II. 31 December 2015

	Draw down date[1]	Effective interest rate	Maturity	Fair value[2]	Book value[2]

		%		£m	£m

As at 31 December 2015
€58.2 million mortgage borrowing	24 June 2014	Euribor + 2.75%	March 2019	35.5	34.6
£127.0 million mortgage borrowing	7 August 2014	Libor + 1.90%	October 2019[3]	101.7	100.0
£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	171.1	174.2
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[4]	194.6	193.3
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	98.2	98.5
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	70.3	70.3
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	158.3	160.8
€3.1 million mortgage borrowing[5]	19 May 2015	2.92%	1 September 2037	2.3	2.3
				832.0	834.0
Unamortized borrowing costs (included above)					7.3
					841.3

Footnotes:

1.	Draw down date or date of acquisition, whichever is later.
2.	The fair value of floating rate borrowings have been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings have been calculated using a discounted cash flow approach.
3.	This facility contains two options to extend the maturity date by one year each upon 90 to 120 days prior notice, satisfaction of the conditions per the facility agreement and payment of a 0.125% extension fee.
4.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.
5.	Amortising loan.

The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020.

Debt service is payable quarterly on all secured borrowings.

C. Bonds and notes

I. 31 December 2016

	Issue date	Effective interest rate	Maturity	Fair value[1]	Book value[1]

		%		£m	£m

£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	509.4	497.3
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	478.7	464.1
				988.1	961.4
Unamortized borrowing costs, discounts and premia					8.1
					969.5

II. 31 December 2015

	Issue date	Effective interest rate	Maturity	Fair value[1]	Book value[1]

		%		£m	£m

£300.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	295.1	293.5
€400.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	294.3	287.9
				589.4	581.4
Unamortized borrowing costs and discounts					13.4
					594.8

Footnote:

1.	The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at 31 December 2015.

(i). £500.0 million 3.95% senior unsecured bond due 2022

(a). Bond tap

On 19 September 2016, the Company completed a tap of this bond for an aggregate principal amount of £200.0 million. This bond tap will be aggregated with the £300.0 million bond and together they will form a single series. The tap was issued at a yield of 3.572% and will mature on 30 June 2022. They were rated BBB (outlook stable) by Standard & Poor’s.

(ii). Multi-currency Euro Medium Term Note Programme (‘EMTN Programme’)

On 5 November 2015 the Group announced the establishment of a £2.0 billion EMTN Programme. Under the EMTN Programme, the Group may issue, from time to time, up to £2.0 billion of various types of debt securities in certain markets and currencies.

The EMTN Programme was assigned a rating of BBB by Standard & Poor’s.

(a). Note tap

On 19 April 2016, the Company completed a tap of this note for an aggregate principal amount of €150.0 million. This note tap will be aggregated with the €400.0 million bond and together they will form a single series. The tap was issued at a yield of 3.039% and will mature on 12 November 2025. They were rated BBB (outlook stable) by Standard & Poor’s.

Interest on the unsecured standalone bonds is payable annually on the anniversary of draw down.

D. Revolving credit facility

I. 31 December 2016

	Draw down date	Effective interest rate	Maturity	Fair value	Book value

		%		£m	£m

£225.0 million revolving credit facility	29 August 2014	n/a	29 August 2017	(0.5)	(0.5)
				(0.5)	(0.5)

II. 31 December 2015

	Draw down date	Effective interest rate	Maturity	Fair value	Book value

		%		£m	£m

£225.0 million revolving credit facility	29 August 2014	n/a	29 August 2017	(1.2)	(1.2)
				(1.2)	(1.2)

The £225.0 million RCF is unsecured and attracts a floating rate interest. Any portion of the RCF utilised in Euro will bear interest at a rate of Euribor plus a margin which ratchets between 160 bps and 260 bps depending on the Group LTV, whilst any portion of the RCF which is utilised in Pound Sterling will bear interest at a rate of Libor plus a margin which ratchets between 160 bps and 260 bps depending on the Group LTV.

At 31 December 2016 and 31 December 2015, and as at the date of the consolidated financial statements, the RCF was undrawn.

The Group incurs non-utilisation fees on the undrawn portion of the RCF. At 31 December 2016 the weighted average charge on the undrawn facilities was 55 bps (December 2015: 55 bps).

E. Maturity profile of borrowings

The maturity profile of the Group’s borrowings is as follows:

	31 December 2016	31 December 2015
	£m	£m

Due within one year	0.6	0.3
Due between two and five years	498.2	677.3
Due between six and ten years	1,158.8	757.1
Due greater than ten years	33.7	1.4
Closing balance	1,691.3	1,436.1

F. Collateral

The borrowings set out in Note 25B are secured by fixed charges over certain investment and development property assets. The fair value of investment and development property over which security has been granted is £1,250.1 million (December 2015: £1,567.8 million).

The RCF and the Group’s bonds are unsecured.

G. Valuation

The fair values of the Group’s mortgage debt have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates and are deemed to be valued within Level 3 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).

The fair value of the Group’s bonds and notes have been estimated with reference to the market value of these instruments at the balance sheet date and are deemed to be valued within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5D).

H. Interest rate profile of borrowings

I. 31 December 2016

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity

	£m	£m	£m	%	Years	Years

Gross borrowings in: Pound Sterling	946.8	214.4	732.4	3.23	7.0	4.8
Euro	744.5	275.1	469.4	2.79	10.0	7.7
	1,691.3	489.5	1,201.8	3.03	8.2	6.1

II. 31 December 2015

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity

	£m	£m	£m	%	Years	Years

Gross borrowings in: Pound Sterling	909.3	376.9	532.4	2.92	7.0	5.1
Euro	526.8	229.7	297.1	2.80	10.0	7.2
	1,436.1	606.6	829.5	2.88	8.0	5.9

The Group enters into derivative financial instruments to provide an economic hedge of its interest rate risk. Further details on interest rate risk are included in Note 27C(ii)(a) and the interest rate derivatives are disclosed in Note 26.

I. Financial covenants

Under the financial covenants relating to the bonds, the Group has to ensure that:

•	consolidated net indebtedness (as defined in the applicable bond prospectus) does not exceed 60% of the total asset value;

•	consolidated secured indebtedness (less cash and cash equivalents) does not exceed 50% of total asset value;

•	interest coverage ratio to be at least 1.5 to 1.0; and

•	unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).

Under the financial covenants relating to the RCF, the Group has to ensure that:

•	consolidated net indebtedness (as defined in the revolving loan agreement) does not exceed 60% of the total asset value;

•	a minimum fixed charge coverage ratio where consolidated earnings before interest, tax, depreciation and amortization to consolidated fixed charges is not less than 1.9 to 1.0 for the last four quarters;

•	a maximum secured recourse indebtedness for consolidated secured recourse debt does not exceed 2.5% of total asset value at any time; and

•	unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).

The secured borrowings are subject to various financial covenants including LTV and debt service coverage ratios, all of which were met throughout the year.

26.	Derivative financial instruments

The accounting policy applicable to derivative financial instruments is set out in Note 3P(iii) and the fair value disclosures set out in Note 5E.

	31 December 2016	31 December 2015
	£m	£m

Non-current assets
Interest rate caps not designated as hedges	0.3	0.9
Foreign currency forward contracts designated as net investment hedges	-	9.7
	0.3	10.6
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(17.3)	(2.3)
Interest rate cross currency swaps designated as net investment hedges	(32.4)	(7.8)
Foreign currency forward contracts designated as net investment hedges	(4.6)	-
	(54.3)	(10.1)
	(54.0)	0.5

The Group has entered into interest rate cap contracts with notional amounts of £218.1 million (December 2015: £218.6 million) on Sterling-denominated debt and €297.9 million (£254.3 million) (December 2015: €227.5 million or £167.7 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.

The Group has also entered into foreign currency forward contracts and zero cost foreign currency options with notional amounts of €563.8 million (£447.0 million) to hedge its net investment in Euro operations (December 2015: €310.0 million or £240.1 million). The Group also entered into a cross currency swap to convert a portion of the proceeds from its £300.0 million debut senior unsecured bond into Euro. This transaction swapped £150.0 million of the bond into €210.8 million Euro-equivalent debt and subsequently carries an equivalent annual coupon rate of 3.76%.

A. Valuation process

All derivatives are initially measured at fair value at the date the derivative is entered into and are subsequently re-measured at fair value (Note 5E). Foreign currency forward contracts, zero premium foreign currency options and cross-currency swaps are designated as net investment hedges of the investment in foreign operations. Foreign currency forward contracts, cross currency swaps and foreign currency zero premium options have been highly effective with no ineffectiveness recorded. Therefore movements in their fair value (with the exception of the time value of zero premium options) are recognized directly in OCI rather than the income statement and offset the impact of retranslating the related foreign currency subsidiary balance sheet at appropriate closing rates at each reporting date, as required by IAS 21 The Effects of Changes in Foreign Exchange Rates. In line with IAS 39 Financial Instruments: Recognition and Measurement, movements in the fair value of zero premium foreign exchange options are recognized directly in profit or loss.

The fair values of the Group’s outstanding derivative contracts have been estimated by calculating the present value of the future cash flows, using appropriate market discount rates. This valuation technique falls within Level 2 of the fair value hierarchy, as defined by IFRS 13 (as discussed in Note 5E).

27.	Financial instruments - fair value and risk management

The accounting policy applicable to financial instruments is set out in Note 3P and the fair value disclosures set out in Note 5.

A. Accounting classifications and fair values

The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

I. 31 December 2016

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m

Loans secured by real estate	67.6	67.6	67.6	-	-	-	-	67.6
Derivative financial assets	0.3	0.3	0.3	-	-	-	0.3	-
Total financial assets disclosed at fair value	67.9	67.9	67.9	-	-	-	0.3	67.6

Borrowings	1,677.2	1,712.8	-	-	1,712.8	-	988.1	724.7
Derivative financial liabilities	54.3	54.3	-	54.3	-	-	54.3	-
Total financial liabilities disclosed at fair value	1,731.5	1,767.1	-	54.3	1,712.8	-	1,042.4	724.7

II. 31 December 2015

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
	£m	£m	£m	£m	£m	£m	£m	£m

Loans secured by real estate	179.2	179.2	179.2	-	-	-	-	179.2
Derivative financial assets	10.6	10.6	0.9	9.7	-	-	10.6	-
Total financial assets disclosed at fair value	189.8	189.8	180.1	9.7	-	-	10.6	179.2

Borrowings	1,414.3	1421.4	-	-	1,421.4	-	589.4	832.0
Derivative financial liabilities	10.1	10.1	-	10.1	-	-	10.1	-
Total financial liabilities disclosed at fair value	1,424.4	1,431.5	-	10.1	1,421.4	-	599.5	832.0

B. Measurement of fair values

The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortized cost.

C. Financial risk management

The Group’s activities expose it to a variety of financial risks:

•	market risk (including interest rate risk and foreign currency risk);

•	credit risk; and

•	liquidity risk.

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

There have been no changes in any risk management policies since 31 December 2015.

(i). Risk management framework

The Investment Manager oversees the management of these risks. All derivative activities for risk management purposes are carried out by specialist teams that have the appropriate skills, experience and supervision.

The Board (through the Audit Committee) reviews and agrees policies for managing each of these risks which are summarised below. The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities.

The Audit Committee oversees how the Investment Manager monitors compliance with the Group’s risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by the Group.

(ii). Market risk

Market risk is the risk that the fair values of financial instruments will fluctuate because of changes in market prices, due to interest rate risk, foreign exchange risk and other price risks. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising returns.

(a). Interest rate risk

Interest rate risk is the risk that the future cash flows or fair value of a financial instrument will fluctuate because of changes in market interest rates. Borrowings at variable rates expose the Group to cash flow interest rate risk whereas borrowings at fixed rates expose the Group to fair value interest rate risk. The Group is exposed to interest rate risk as entities within the Group borrow funds at both fixed and floating interest rates, as set out in Note 25H. The risk is managed by maintaining an appropriate mix between fixed and floating rate borrowings, and interest rate caps which it agrees to receive at specified intervals, the difference between variable rate interest amounts and the capped interest rate by reference to an agreed-upon notional principal amount, as well as cross-currency swaps. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite; ensuring optimal hedging strategies are applied by either positioning the balance sheet or protecting interest expense through different interest rate cycles.

At 31 December 2016, after taking into account the effect of interest rate caps and the cross-currency swap, 71% of the Group’s floating rate borrowings were hedged (December 2015: 64%).

In managing interest rate risk, the Group aims to reduce the impact of short term fluctuations on the Group’s earnings, without jeopardising its flexibility. Over the longer term, changes in interest rates may have an impact on consolidated earnings.

The sensitivity analysis below has been determined based on the exposure to interest rates for both non-derivative and derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes in interest rates. For the floating rate liabilities, the analysis has been prepared assuming that the amount of the liability at each of 31 December 2016 and 31 December 2015 were outstanding for an entire year. The sensitivity has been calculated by applying the interest rate change to the variable rate borrowings, net of interest-rate caps and cash and cash equivalents.

	Impact on profit		Impact on net asset value
	31 December 2016	31 December 2015	31 December 2016	31 December 2015
	£m	£m	£m	£m

Increase of 100 bps	(1.5)	(3.7)	(1.5)	(3.7)
Decrease of 100 bps	0.3	1.9	0.3	1.9
Increase of 200 bps	(3.8)	(7.1)	(3.8)	(7.1)
Decrease of 200 bps	0.3	1.9	0.3	1.9

The Group is also exposed to interest rate risk on its cash and cash equivalents. These balances attract low interest rates and therefore a relative increase or decrease in their respective interest rates would not have a material impact on profit or loss.

(b). Foreign currency risk

The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date. The Group does not have foreign currency trading with cross border flows. The Group hedges a majority of its foreign currency assets naturally by funding them with borrowings in Euro and aims to ensure that it has no material unhedged net assets or liabilities denominated in a foreign currency. Profit translation is not hedged.

There are no other significant foreign currency risks impacting the Group.

The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	31 December 2016	31 December 2015
	£m	£m

Gross foreign currency assets	1,407.3	1,129.7
Gross foreign currency liabilities	(1,165.0)	(944.0)
Net exposure	242.3	185.7

Gross currency liabilities include the nominal amount of £447.0 million (December 2015: £383.9 million) of foreign exchange derivatives designated as net investment hedges. The Group has entered into a number of foreign exchange contracts including forward contracts, options and a cross-currency swap to sell €563.8 million (December 2015: €520.8 million) and buy Pound Sterling.

The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross-currency swaps as a result of possible changes in sterling to euro foreign exchange rates:

	Impact on profit		Impact on net asset value
	31 December 2016	31 December 2015	31 December 2016	31 December 2015
	£m	£m	£m	£m

250 bps strengthening in exchange spot rate	(0.8)	(0.5)	(4.4)	(4.8)
250 bps weakening in exchange spot rate	0.8	0.5	4.4	4.8
500 bps strengthening in exchange spot rate	(1.5)	(0.9)	(8.6)	(9.7)
500 bps weakening in exchange spot rate	1.5	0.9	8.6	9.7

(iii) Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risks from both its leasing activities and financing activities, including deposits with banks, and derivatives. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial asset.

(a). Rent and other receivables

Credit risk is managed by requiring tenants to pay rentals in advance. A credit assessment is carried out prior to the inception of a lease with a new counterparty and is used to determine the size of the deposit required from that tenant at inception. Rent collection is outsourced to managing agents who report regularly on payment performance. The Group has a diverse portfolio and there is no concentration of credit risk within the lease portfolio to any business sector or individual company.

At 31 December 2016, the Group has circa 485 unique tenants (excluding residential tenancies) in 211 commercial assets (December 2015: 550 tenants in 277 properties).

As at 31 December 2016, the 10 largest single tenants generate approximately 34.5% of annualised rent (December 2015: 28.8%).

As such the credit risk attributable to individual tenants is low. Rent receivables (which include unpaid rent) were approximately 0.4% of total assets at 31 December 2015 (December 2015: 0.3%). Outstanding tenants’ receivables are regularly monitored. The directors are of the view that the credit risk associated with unpaid rent is low owing to the long term nature and diversity of the Group’s tenancy arrangements.

Arrears are monitored regularly, and discussed at least monthly by the Investment Manager Group’s internal property management team and a strategy for dealing with significant potential defaults is presented on a timely basis by the property managers. The Group establishes an allowance for impairment that represents its estimate of incurred losses in respect of rent, trade and other receivables. An analysis of the movements in the allowance for impaired balances is set out in Note 21B(ii). The Group’s debtor recovery is consistently high and as such is deemed a low risk area.

The maximum exposure to credit risk of tenant and other receivables by geographic region at each balance date was as follows:

	31 December 2016	31 December 2015
	£m	£m

United Kingdom	5.2	7.7
Ireland	1.6	1.3
Rest of Europe	7.7	0.2
	14.5	9.2

(b). Cash and cash equivalents

Credit risk from balances with banks is managed by the Investment Manager Group in accordance with the Investment Policy. Investments of surplus funds are made to avoid undue concentration of risks and therefore mitigate financial loss through potential counterparty failure. Cash deposits are held with investment grade rated banks which are rated Ba1 to A1, based on Moodys’ ratings.

The Group’s exposure and credit ratings of its counterparties are monitored by the Investment Manager Group throughout the period.

(c). Loan secured by real estate

Interest income is accreted to the profit or loss using the effective interest rate method. The security underlying these loans includes certain hotel assets in the United Kingdom, together with certain commercial buildings, retail premises and residential assets in the Republic of Ireland. Loans secured by real estate are carried at fair value. At 31 December 2016, the value of the underlying collateral was £69.9 million (December 2015: £173.2 million). See further details in Note 18A.

(d). Derivatives

The derivatives are entered into with bank and financial institution counterparties, which are rated Ba1 to A1, based on Moodys’ ratings.

(iv). Liquidity risk

Liquidity risk is the risk that the Group will not be able to meets its financial obligations as they fall due.

Prudent liquidity management implies maintaining sufficient cash, the availability of funding through adequate amounts of committed credit facilities and the ability to close out market positions. The Group’s policy is to seek to minimise its exposure to liquidity risk by managing its exposure to interest rate risk and to refinancing risk. The Group seeks to borrow for as long as possible at the lowest cost.

The Group’s approach to monitoring its liquidity includes daily cash flow review and forecasting, and monthly monitoring of the maturity profile of debt, by the Investment Manager. This is also reviewed each quarter by the Board. The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank deposits, borrowings and bond financing.

A key factor in ensuring existing facilities remain available to the Group is the borrowing entity’s ability to meet the relevant facility’s financial covenants. The Group has a process to monitor regularly both current and projected compliance with its financial covenants.

(a). Revolving credit facility

The Group maintains a £225.0 million multi-currency RCF. For any portion of the facility utilised in

•	Euro, the interest rate is calculated by reference to Euribor plus a margin, and/or

•	Pound Sterling, the interest rate is calculated by reference to Libor plus a margin.

The applicable margin ranges between 160 bps and 260 bps, depending on the value of certain financial covenants measured at the time of draw down. At 31 December 2016 and as at the date of the consolidated financial statements the RCF was undrawn.

(b). EMTN Programme

On 5 November 2015 the Group announced the establishment of a £2,000.0 million EMTN Programme. Under the EMTN Programme, the Group may issue, from time to time, up to £2,000.0 million of various types of debt securities in certain markets and currencies.

The table below summarises the contractual undiscounted cash flows payable under financial liabilities, derivative financial instruments and trade and other payables existing at the balance sheet date. Contracted cash flows are based on the loan balances and applicable interest rates payable on these at year end.

I. 31 December 2016

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	5.5	14.4	64.3	480.8	238.1	803.1
£500.0 million 3.95% 7 year unsecured bond[1]	-	18.8	18.8	56.4	539.4	633.4
€550.0 million 3.25% 10 year unsecured note[2]	-	15.3	15.3	45.8	530.5	606.9

Derivative financial instruments	-	-	3.9	18.0	32.4	54.3

Trade and other payables	25.9	2.7	0.2	1.3	1.6	31.7
	31.4	51.2	102.5	602.3	1,342.0	2,129.4

Footnotes:

1.	On 19 September 2016 the Company issued a further £200.0 million 3.95% senior unsecured bond as a tap to the original £300.0 million 3.95% senior unsecured bond issued on 30 June 2015. See Note 25C(i)(a).
2.	On 19 April 2016 the Company issued a further €150.0 million 3.25% senior unsecured note as a tap to the original €400.0 million 3.25% senior unsecured note issued on 12 November 2015. See Note 25C(ii)(a).

II. 31 December 2015

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
	£m	£m	£m	£m	£m	£m

Secured borrowings	5.6	17.4	23.3	716.6	174.6	937.5
£300.0 million 3.95% 7 year unsecured bond	-	10.2	10.2	30.6	320.7	371.7
€400.0 million 3.25% 10 year unsecured note	-	9.6	9.6	28.7	342.7	390.6

Derivative financial instruments	-	-	-	2.3	7.8	10.1

Trade and other payables	30.0	1.6	1.7	1.1	0.7	35.1
	35.6	38.8	44.8	779.3	846.5	1,745.0

The Group has two, one-year options to extend the maturity date of certain of its borrowings (Note 25B).

(v). Capital management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company (Note 28), borrowings (Note 25) and cash and cash equivalents (Note 22). Equity comprises issued share capital, reserves and retained earnings as disclosed in the consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility and unsecured bonds.

Save for the currently undrawn RCF and the bonds, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole

The Group is not subject to any externally imposed capital requirements.

The Board monitors the return on capital as well as the level of dividends to ordinary shareholders. Dividends are approved by the Board on an interim basis.

(a). Net debt

	31 December 2016	31 December 2015
	£m	£m

Borrowings (Note 25)	1,677.2	1,414.3
Add: Unamortized borrowing costs (Note 25)	14.1	21.8

	1,691.3	1,436.1
Cash and cash equivalents (Note 22)	(456.5)	(326.5)

Net debt (excluding unamortized borrowing costs)	1,234.8	1,109.6

(b). Portfolio value

	31 December 2016	31 December 2015
	£m	£m

Investment and development property (Note 17)	2,741.6	2,554.3
Loans secured by real estate (Note 18)	67.6	179.2
Property, plant and equipment (Note 19)	73.0	59.2
	2,882.2	2,792.7

(c). Loan to value

	31 December 2016	31 December 2015

	£m	£m

Portfolio value	2,882.2	2,792.7
Net debt (excluding unamortized borrowing costs)	1,234.8	1,109.6
Loan to value %	42.8	39.7

28.	Stated capital

The accounting policy applicable to stated capital is set out in Note 3R.

A. Authorised share capital

Ordinary shares Number
Authorised
Ordinary shares	Unlimited

Ordinary shares issued and fully paid
Shares in issue at 1 January 2016	135,933,938
Ordinary shares bought back and cancelled as part of the Company’s share buyback programme	(9,800,531)
At 31 December 2016	126,133,407

£m
As at 1 January 2016	1,322.2
Ordinary shares bought back as part of the Company’s share buyback programme	(100.1)

At 31 December 2016	1,222.1

The Company has unlimited authorised share capital of no par value.

The issued and fully paid-up ordinary shares rank equally. The holders of the ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.

During the year ended 31 December 2015, the Company undertook a share buyback programme. A total of 9,800,531 shares were bought back and cancelled at an average price per share of £10.20. The total consideration paid for shares acquired under the buyback programme, including commissions paid was £100.1 million.

The shares purchased for cancellation are deducted from Stated Capital at the total consideration paid.

B. Number of shares in issue

	Number of shares	Weighted average number of shares

Year ended 31 December 2015
Number of shares in issue at 1 January 2015	135,283,293	135,283,293
Ordinary shares issued on 26 February 2015 to partially settle the investment management fee for the period ending 31 December 2014	163,478	137,949
Ordinary shares issued on 7 May 2015 to partially settle the investment management fee for the period ending 31 March 2015	155,201	101,200
Ordinary shares issued on 6 August 2015 to partially settle the investment management fee for the period ending 30 June 2015	165,947	66,379
Ordinary shares issued on 5 November 2015 to partially settle the investment management fee for the period ending 30 September 2015	166,019	25,017

Number of ordinary shares in issue at 31 December 2015	135,933,938

Weighted average number of ordinary shares in issue for the year ending 31 December 2015	n/a	135,613,838

Year ended 31 December 2016
Number of shares in issue at 1 January 2016	135,933,938	135,933,938
Ordinary shares bought back and cancelled as part of the Company’s share buyback programme	(9,800,531)	(1,569,313)

Number of ordinary shares in issue at 31 December 2016	126,133,407	n/a

Weighted average number of ordinary shares in issue for the year ending 31 December 2016	n/a	134,364,625

29.	Dividends

The accounting policy applicable to dividends is set out in Note 3I.

	Per share dividend amount	Date of payment of dividend	Year ending 31 December 2016	Year ending 31 December 2015
			£m	£m

Interim dividend	7 pence	20 March 2015	-	9.5
Interim dividend	8 pence	29 May 2015	-	10.8
Interim dividend	10 pence	28 August 2015	-	13.6
Interim dividend	10 pence	27 November 2015	-	13.6
Interim dividend	12 pence	31 March 2016	16.3	-
Interim dividend	12 pence	23 May 2016	16.3	-
Interim dividend	12 pence	31 August 2016	16.3	-
Interim dividend	12 pence	30 November 2016	15.5	-

			64.4	47.5

30.	Reserves

The accounting policies applicable to reserves are set out in Notes 3C(i) – (ii), Note 3K and Note 3Q.

A. Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations, as well as the effective portion of any foreign currency differences arising from hedges of a net investment in a foreign operation.

B. Revaluation reserve

The revaluation reserve relates to the revaluation of land and buildings.

C. Share-based payment reserve

The share-based payments reserve comprises the value of rights in respect of share-based payment arrangements relating to certain investment management fees (Note 31A(i)).

The share-based payment reserve also comprises the value of rights in respect of the performance fee arrangements determined in accordance with the investment management agreement (Note 31A(ii)).

31.	Related party transactions

A. Parent and ultimate controlling party

The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). This is by virtue of the Investment Manager, an indirect wholly owned subsidiary of KWI, acting as investment manager to the Company in accordance with the terms of the investment management agreement between the Investment Manager and the Company, and the Investment Manager being entitled to receive certain management and performance fees.

In addition, KWI (through its subsidiaries) holds 29,769,435 (23.6%) shares in the Company at 31 December 2016 (December 2015: 24,675,597 or 18.2%).

(i). Investment management fee

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Investment management fee settled in cash	16.3	9.6	4.2
Investment management fee settled through the issuance of new ordinary shares	-	5.6	4.2

	16.3	15.2	8.4

Number of new ordinary shares issued to settle investment management fee	-	650,645	244,781

The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive an investment management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of new ordinary shares in the Company to the value of that 50% fee portion, unless:

•	to the extent restricted by law or regulation (in which case it is payable in cash); or

•	the average closing price of the Company’s ordinary shares over the 20 days prior to the invoice date for the relevant fee is lower than the last reported NAV per ordinary share in which case the investment management fee is to be settled insofar as possible by the purchase of ordinary shares in the market at a price per ordinary share no greater than the last reported NAV per ordinary share and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share, up to an aggregate amount equal to the cash equivalent of that 50% fee portion.

The investment management fees were as follows:

•

for the quarter ended 31 December 2015, the investment management fee payable to the Investment Manager totalled £4.1 million. Of this amount £1.9 million cash was paid on 31 December 2015. The remaining

£2.2 million was satisfied by the Company through a cash payment of circa £0.1 million, and the share-based element of £2.1 million was satisfied by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 1 March 2016, 184,165 shares were acquired to settle the share-based element of the investment management fee.

•	for the quarter ended 31 March 2016, the investment management fee payable to the Investment Manager totalled £4.0 million. Of this amount £2.0 million cash was paid on 31 March 2016. The remaining £2.0 million share-based element was satisfied by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 6 May 2016, 185,627 shares were acquired to settle the share-based element of the investment management fee.

•	for the quarter ended 30 June 2016, the investment management fee payable to the Investment Manager totalled £4.2 million. Of this amount £2.1 million cash was paid on 29 June 2016. The remaining £2.1 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 5 August 2016, 215,534 shares were acquired to settle the share-based element of the investment management fee.

•	for the quarter ended 30 September 2016, the investment management fee payable to the Investment Manager totalled £4.2 million. Of this amount £2.1 million cash was paid on 30 September 2016. The remaining £2.1 million share-based element was satisfied by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 4 November 2016, 206,460 shares were acquired to settle the share-based element of the investment management fee.

•	for the quarter ended 31 December 2016, the investment management fee payable to the Investment Manager totals £3.9 million. Of this amount £2.0 million was paid on 30 December 2016. The remaining £1.9 million share-based element will be satisfied insofar as possible by the purchase of ordinary shares for cash in the market for delivery to the Investment Manager at a price per ordinary share no greater than the last reported NAV per ordinary share and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share.

The total amount of the investment management fee in respect of the year ended 31 December 2016 was £16.3 million (year ended 31 December 2015: £15.2 million; period from incorporation and ended 31 December 2014: £8.4 million).

The Investment Manager has also paid certain expenses on behalf of the Company and the Company has reimbursed the Investment Manager in the amount of £2.0 million (year ended 31 December 2015: £0.7 million; period from incorporation and ended 31 December 2014: £Nil).

(ii). Performance fee

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Performance fee	-	29.7	-

The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive a performance fee. It is a form of remuneration used to reward the Investment Manager for generating returns to shareholders.

Since the average closing share price of the Company’s ordinary shares for the twenty days immediately prior to the invoice date for the 2015 performance fee was below the last reported NAV per share the 2015 performance fee was settled by the purchase of ordinary shares in the market for the cash equivalent amount of the performance fee being £29.7 million. On 1 March 2016, 2,684,102 shares were acquired to settle the performance fee. Since the performance fee threshold has not been reached during the year ended 31 December 2016, no performance fee is payable for this year.

The return to shareholders in an accounting period is the increase in the EPRA NAV per ordinary share plus the total dividends and other distributions that are declared in the accounting period (adjusted to exclude the effects of any issuance of ordinary shares during that accounting period) (“Shareholder Return”). The performance fee is calculated annually on a per ordinary share basis as 20% of the lesser of performance above two hurdles, as follows:

•	The excess of Shareholder Return over a 10% annual hurdle rate. The annual return hurdle resets annually to 10% of the sum of the previous accounting period’s EPRA NAV per ordinary share; and

•	The excess of the year end EPRA NAV per ordinary share (which is adjusted to include total dividends declared or other distributions in the accounting period and adjusted to exclude the effects of any issuance of ordinary shares during that accounting period) over the relevant high water mark. The relevant high water mark in each accounting period is the greater of

–	the closing EPRA NAV per ordinary share achieved in the reference period (which is the most recent accounting period in which a performance fee was payable) adjusted for total dividends or other distributions paid per ordinary share and adjusted to exclude the effects of any issue of ordinary shares during the reference period, and

–	the gross opening NAV (being the gross cash and non-cash proceeds of the initial issue) plus further cash and non-cash issues of ordinary shares (excluding any issues of ordinary shares in part settlement of the investment management fee or the performance fee), calculated on a per ordinary share basis as at the end of the accounting period in respect of which the performance fee is calculated.

The performance fee is payable either through the issuance of new ordinary shares in the Company to the value of the performance fee or by the purchase of shares in the market at a price no greater than the last reported NAV per ordinary share for delivery to the Investment Manager for an aggregate amount equal to the cash equivalent value of the performance fee. To the extent that payment of the performance fee in ordinary shares is restricted by law or regulation, it is payable in cash.

Where the average closing price of the Company’s ordinary shares over the twenty days prior to the payment date for the performance fee is higher than the last reported NAV per ordinary share, the performance fee is settled through the issue of new ordinary shares, the number of which is determined by dividing the cash equivalent amount of the performance fee by the average closing share price for the twenty days immediately prior to the invoice date for the performance fee. In this circumstance, it is accounted for as a charge against income but as it is settled in shares it has no impact on the net assets of the Group.

Where the average closing price of the Company’s ordinary shares over the twenty days prior to the payment date for the performance fee is below the last reported NAV per ordinary share, the performance fee is settled insofar as possible by applying an amount equal to the cash equivalent amount of the performance fee to the purchase of ordinary shares for cash in the market at a price per ordinary share no greater than the last reported NAV per ordinary share for delivery to the Investment Manager and otherwise by the issuance of new ordinary shares at a price per share equal to the last reported NAV per ordinary share.

The ordinary shares delivered pursuant to the performance fee arrangements are subject to a lock-up period as follows:

•	One-third will be subject to a lock-up period of 12 months from the date of receipt of the ordinary shares;

•	One-third will be subject to a lock-up period of 24 months from the date of receipt of the ordinary shares; and

•	One-third will be subject to a lock-up period of 36 months from the date of receipt of the ordinary shares.

B. Transactions with key management personnel

(i). Amounts paid to key management personnel

(a). Directors’ fees

The directors of the Company received total fees for the year as follows:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£	£	£

Charlotte Valeur	145,000	145,000	147,682
William McMorrow	-	-	-
Mark McNicholas	100,000	100,000	101,849
Simon Radford	100,000	100,000	93,082
Mary Ricks	-	-	-
	345,000	345,000	342,613

Pursuant to the terms of the investment management agreement between the Investment Manager and the Company, each of William McMorrow and Mary Ricks has waived his/her fees as directors of the Company.

(b). Investment management fee

The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the year ended 31 December 2016 is £16.3 million (year ended 31 December 2015: £15.2 million; period from incorporation and ended 31 December 2014: £8.4 million), details of which are set out in Note 31A(i).

(c). Performance fee

The Investment Manager, as noted above, is considered to be included within the definition of key management personnel. The total performance fee which the Investment Manager is entitled to for the year ended 31 December 2016 is £Nil (year ended 31 December 2015: £29.7 million; period from incorporation and ended 31 December 2014: £Nil), details of which are set out in Note 31A(ii).

(d). Total amounts payable

The total amount paid to key management personnel is:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Investment management fee	16.3	15.2	8.4
Directors’ fees	0.3	0.3	0.3
Dividends earned by directors on shareholdings in the Company	0.2	0.1	-
Costs reimbursed	2.0	0.7	-
Performance fee	-	29.7	-
	18.8	46.0	8.7

(ii). Interests in share capital of the Company

The directors’ interests in the shares of the Company are detailed below:

	31 December 2016	31 December 2015	31 December 2014

	Number of shares	Number of shares	Number of shares

Charlotte Valeur	-	-	-
William McMorrow	200,149	80,916	80,916
Mark McNicholas	-	-	-
Simon Radford	12,500	-	-
Mary Ricks	280,149	120,916	80,916
	492,798	201,832	161,832

Included in the shareholding noted above are 119,233 restricted share units which were awarded on 1 March 2016 to each of William McMorrow and Mary Ricks. Such restricted share units were granted in respect of the shares awarded to the Investment Manager in satisfaction of the Performance Fee for the year ended 31 December 2015. The restricted share units will vest, subject to continuous service, in equal tranches over a period of three years with the first vesting to occur in March 2017 and thereafter in March 2018 and March 2019.

Each restricted share unit that vests shall represent the right to receive payment of one ordinary share.

There has been no other change in the directors’ interests in the shares of the Company between 31 December 2016 and the date of the consolidated financial statements.

Dividends paid on ordinary shares in the Company held by directors totalled approximately £0.2 million during the year ended 31 December 2016 (year ended 31 December 2015: £0.1 million).

C. Other related parties

There were no transactions with other related parties.

32.	Share-based payments

The accounting policy applicable to share-based payment arrangements is set out in Note 3Q.

At 31 December 2016, the Group had the following share-based payment arrangements:

A. Part-settlement of Investment Management fee

As described in Note 31A(i), the Investment Manager is entitled to receive, pursuant to the terms of an investment management agreement with the Company, a management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears. The investment management fee is payable 50% in cash and the remaining 50% through the issuance of ordinary shares in the Company.

In accordance with the investment management agreement, the fair value price for the shares issued to settle the portion of the investment management fee which is payable 50% in shares, is the average closing share price for the twenty days immediately prior to the issue date of those shares.

For the year ended 31 December 2016, the Investment Management fee payable to the Investment Manager totals £16.3 million, which will be paid in cash (year ended 31 December 2015: £15.2 million of which £9.6 million was paid in cash and £5.6 million was settled through the issuance of new ordinary shares; period from incorporation and ended 31 December 2014: £8.4 million of which £4.2 million was paid in cash and £4.2 million was settled through the issuance of new ordinary shares).

B. Performance fee

As described in Note 31A(ii), the Company will pay an annual performance fee calculated with reference to total shareholder return. The fee is the lesser of 20% of a) the excess over an annualised annual return hurdle of 10% or b) the excess of year end EPRA NAV per ordinary share over the relevant High Water Mark (being the closing EPRA NAV per Ordinary Share).

33.	Group entities

The accounting policy applicable to group entities is set out in Note 3A(i).

Except where indicated the following are indirect subsidiaries of the Company. All the Company’s direct and indirect interests are in ordinary shares. Except as noted, all are wholly owned property investment companies and are included in the consolidated financial statements.

Incorporated and registered in Jersey

Bizet Limited

Jupiter Argyle Ltd

Jupiter Friars Ltd

Jupiter Holdco Ltd

Jupiter Hull Limited

Jupiter Marathon Ltd

Jupiter Pennine Ltd

Jupiter Rubislaw Ltd

Jupiter Seafield Ltd

Jupiter Showroom Ltd

Jupiter Tradeco Ltd

Jupiter Trident Ltd

KW Artemis UK Properties HoldCo Ltd

KW BPR Ltd

KW Dukes Park Limited

KW Gatsby Limited

KW High Street Retail B Ltd

KW Industrial B Ltd

KW Industrial SPV 1 Ltd

KW Industrial SPV 2 Ltd

KW Ipswich Limited

KW Italy Investments Holdco Limited*

KW Office Limited

KW Office SPV 1 Ltd
(formerly KW Dionysus Ltd)

KW Office SPV 2 Ltd (formerly KW Agamemnon Ltd)

KW Office SPV 3 Ltd

KW Olimpia Holdco Limited

KW MH Limited

KW Niobe Ltd

KW Pioneer Point Limited

KW Pioneer Point GP Limited
(formerly KW Ringway Limited)

KW Pioneer Point Limited Partnership

KW Regional Office B Ltd

KW Retail SPV 1 Ltd

KW Retail SPV 2 Ltd
(formerly Crumbie Ltd)

KW Retail Warehouse SPV 1 Ltd

KW Trade Co Ltd
(formerly Bengal Ltd)

KW UK Assets Holdco Ltd *

KWVF Tiger Ltd

KW Towers Limited

Gatsby Aberdeen Limited

Gatsby Capital 1 Limited

Gatsby Capital 2 Limited

Gatsby Capital 3 Limited

Gatsby Chatham Limited

Gatsby Croydon Limited

Gatsby GIR Limited

Gatsby GR Limited

Gatsby Grocery Limited

Gatsby Industrial Limited

Gatsby INV 1 Limited

Gatsby Middlewich Limited

Gatsby PFS Limited

Gatsby PH Limited

Gatsby Retail Limited

Gatsby Saltash Limited

Nessun Limited

Scarlatti Limited

SEO Bartley Wood Limited

SEO Bracknell Limited

SEO Farnborough Limited

SEO Finance Limited

SEO Harlow Limited

SEO Langley Limited

SEO Maidenhead Limited

SEO Reading Limited

SEO Stockley Limited

SEO Watford Limited

Triviata Limited

Incorporated and registered in Republic of Ireland

Cavalli Investments ICAV

KW Investment Funds ICAV

KW Portmarnock Ops Ltd

Incorporated and registered in Luxembourg

KW Lux FinanceCo S.à.r.l. *

KW Real Estate Lux S.à.r.l. *

KW Investment Lux S.à.r.l. *

KW Investment One Lux S.à.r.l.

KW Investment Two Lux S.à.r.l.

KW Investment Three Lux S.à.r.l.

KW Investment Four Lux S.à.r.l.

KW Investment Five Lux S.à.r.l.

KW Investment Six Lux S.à.r.l.

KW Investment Eight Lux S.à.r.l.

KW Investment Nine Lux S.à.r.l.

KW Investment Ten Lux S.à.r.l.

KW Investment Eleven Lux S.à.r.l.

KW Investment Twelve Lux S.à.r.l.

Incorporated and registered in England or Scotland

St Andrews Bay Development Ltd

KW Pioneer Point UK OpCo Limited

Incorporated and registered in Spain

Alemina Investments, S.L. **

KW Spanish Holdco, SL

KW LMG Propco 1, SL

KW New Propco 1, SL

KW Sol Propco, SL

KW Sol Propco 2, SL

KW Velazquez Propco1, SL

KW Velazquez Propco 2, SL

Leterana Servicios Y Gestiones, SL **

Parque Comercial Guadalhorce, SL

Incorporated and registered in the Isle of Man

Kish One Limited

* Directly owned

** 90% owned by the Group

34.	Subsequent events

A. Investment management fee

On 23 February 2017 the Company approved the payment of the investment management fee of £3.9 million (for the quarter ended 31 December 2016), payable to the Investment Manager. Of this amount £2.0 million cash was paid on 30 December 2016. The remaining £1.9 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 23 February 2017, 179,169 shares were acquired to settle the share-based element of the investment management fee.

On 5 May 2017 the Company approved the payment of the investment management fee of £3.9 million (for the quarter ended 31 March 2017), payable to the Investment Manager. Of this amount £1.9 million cash was paid on 30 March 2017. The remaining £2.0 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 5 May 2017, 186,194 shares were acquired to settle the share-based element of the investment management fee

B. Dividends declared and paid

On 23 February 2017, the Board approved an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. This dividend was paid to shareholders on 31 March 2017. This interim dividend was not recognized as a liability in the consolidated financial statements as at and for the year ended 31 December 2016 as it was declared after the balance sheet date.

On 28 April 2017, the Board approved an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. This dividend was paid to shareholders on 31 May 2017. This interim dividend was not recognized as a liability in the consolidated financial statements as at and for the year ended 31 December 2016 as it was declared after the balance sheet date.

35.	Capital commitments and contingencies

A. Capital expenditure commitments

At 31 December 2016 the estimated amount of authorised and contracted commitments which have not been provided for in respect of future purchases, construction and redevelopment of investment property totals £8.8 million. The estimated amount of authorised but uncontracted expenditure totals £6.7 million (December 2015: £66.1 million contracted and £14.9 million uncontracted).

36.	Operating lease arrangements

The Group has determined that all tenant leases are operating leases within the meaning of IAS 17.

The Group earns rental income by leasing its investment properties to tenants under non-cancellable operating leases. Typically, single let properties are leased on terms where the tenant is responsible for repair, insurance and running costs while multi-let properties are leased on terms which include recovery of a share of service charge expenditure and insurance. The Group also let tenancies on terms which include a turnover based element of £0.4 million (year ended 31 December 2015: £0.1 million).

At the reporting date, the Group had contracted with tenants to receive the following future minimum lease payments:

	31 December 2016	31 December 2015	31 December 2014
	£m	£m	£m

Not later than one year	137.6	135.2	70.0
Later than one year but not more than five years	423.5	413.4	216.8
Later than five years but not more than ten years	242.4	257.1	150.9
More than ten years	-	-	175.2

	803.5	805.7	612.9

In the United Kingdom and the Republic of Ireland standard commercial leases vary considerably between markets and locations, but are typically for a term of five to 15 years at market rent with provisions to review every five years.

The weighted average unexpired lease term on commercial property at 31 December 2016 based on the lease expiry date was 8.9 years (December 2015: 9.2 years).

Residential property is typically leased for periods of one year or less. Minimum lease rentals from residential property are not included in the table above.

The largest single tenant at year end accounted for £11.8 million or 7.7% of the annualised rental income at 31 December 2016 (December 2015: £10.2 million or 6.7% of annualised rental income).

Unoccupied property expressed as a percentage of estimated total rental value was 5.4% at 31 December 2016 (December 2015: 4.0%).

37.	Assets held-for-sale

The accounting policy applicable to assets held-for-sale is set out in Note 3N. Details of the accounting policies applicable to investment and development property are set out in Note 3J, whilst fair value disclosures are set out in Note 5A, as well as Note 17.

The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £59.4 million (December 2015: £51.0 million) at the balance sheet date.

38.	Employee benefit expense

The accounting policy applicable to employee benefit expense is set out in Note 3E.

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014[1]
	£m	£m	£m

Aggregate remuneration of employees comprises:
Wages and salaries	7.6	6.1	3.0
Social security costs	0.7	0.5	0.3
Other pension costs	0.1	0.1	-
Other employment cost	0.2	0.1	-

	8.6	6.8	3.3

Average number of employees	386	377	357

Footnote:

1. 2014 number is the average number over a 12 month period to 31 December 2014.

Details of directors’ emoluments are set out in Note 31B.

All employees are employed by subsidiaries of the Group predominantly within the hotel operations segment.

39.	Auditor’s remuneration

The remuneration of KPMG, the Group’s auditor is disclosed below:

	Year ended 31 December 2016	Year ended 31 December 2015	Period from incorporation and ended 31 December 2014
	£m	£m	£m

Audit services[1]
Audit of the consolidated financial statements	0.3	0.3	0.2
Audit of subsidiary undertakings	0.2	0.1	0.1

	0.5	0.4	0.3
Audit related services
Review of interim financial statements[1]	0.1	0.1	0.1
Capital markets transactions[2,3]	-	0.1	0.8

	0.1	0.2	0.9
Fees for other services
Tax advisory services[4]	0.1	0.4	0.8
Transaction advisory services[4]	-	0.2	0.1
Tax compliance services[1]	-	0.1	-

	0.1	0.7	0.9

	0.7	1.3	2.1

Footnotes:

1.	Costs associated with these items are typically expensed through the income statement in the period in which the expense is incurred.
2.	Costs associated with equity fundraisings are typically applied against the Stated Capital balance in the consolidated balance sheet. For further information, refer to Note 28.
3.	Costs associated with debt transactions are typically capitalized into borrowing costs and amortized over the period of the associated debt. For further information, refer to Note 25.
4.	Costs associated with these items may, depending on the nature of the transaction for which services are being provided, either be expensed during the period that a cost is incurred, or capitalized into the underlying cost base of the associated asset.

Details of the Group’s policy on the use of its auditors for other services, the reason the audit firm was used rather than another supplier and how the auditors’ independence and objectivity was safeguarded are set out in the Audit Committee Report in the Corporate Governance section of the Annual Report and Accounts. The Group continues to monitor the provision of non-audit services provided by the auditor and fees charged for other services.

The costs of audit and audit related services are substantially incurred in Euro by the auditors, KPMG. For the years ended 31 December 2015 and 31 December 2016, the audit fee for the audit of the consolidated financial statements has been maintained at approximately €0.4 million.

No services were provided pursuant to contingent fee arrangements.

Independent auditors’ report on review of condensed consolidated interim financial statements

Introduction

We have been engaged by the Company to review the condensed consolidated financial statements (the “interim financial statements”) in the half-year financial report for the six months ended 30 June 2017, which comprise the condensed consolidated income statement, condensed consolidated statement of comprehensive income, the condensed consolidated balance sheet, the condensed consolidated statement of changes in equity, the condensed consolidated cash flow statement, and the related explanatory notes.

Our review was conducted in accordance with the Financial Reporting Council’s International Standard on Review Engagements (UK and Ireland) 2410, ‘Review of Interim Financial Information Performed by the Independent Auditor of the Entity’ (“ISRE 2410”).

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the interim financial statements in the half-year report for the six months ended 30 June 2017 are not prepared, in all material respects, in accordance with International Accounting Standard 34, ‘Interim Financial Reporting’, as adopted by the European Union (the “EU”) and the Disclosure Guidance and Transparency Rules (the “DTR”) of the United Kingdom’s Financial Conduct Authority (the “UK FCA”).

Basis of our report, responsibilities and restriction on use

The half-year financial report is the responsibility of, and has been approved by, the Directors. The Directors are responsible for preparing the half-year report in accordance the DTR of the UK FCA.

As disclosed in note 2, the interim financial statements of the Company are prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the EU. The directors are responsible for ensuring that the interim financial statements included in this half-year financial report have been prepared in accordance with IAS 34, Interim Financial Reporting, as adopted by the EU. Our responsibility is to express to the company a conclusion on the interim financial statements presented in the half-year financial report based on our review.

We conducted our review in accordance with ISRE 2410. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

We read the other information contained in the half-year financial report and consider whether it contains any apparent misstatements or material inconsistencies with the information contained in the interim financial statements. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

This report is made solely to the company in accordance with the terms of our engagement to assist the company in meeting the requirements of the DTR of the UK FCA. Our review has been undertaken so that we might state to the company those matters we are required to state to it in this report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company for our review work, for this report, or for the conclusions we have reached.

/s/ KPMG

Chartered Accountants

1 Stokes Place, St Stephen’s Green, Dublin 2, Ireland

3 August 2017

Condensed consolidated income statement

		Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited

	Notes	£m	£m	£m

Revenue
Rental income		96.5	93.6	191.5
Hotel revenue		10.2	8.7	19.4
Interest income from loans secured by real estate		4.7	3.5	6.3
		111.4	105.8	217.2
Property related expenses		(20.4)	(17.1)	(35.8)
Hotel cost of sales		(8.8)	(7.7)	(16.3)
		(29.2)	(24.8)	(52.1)
Gross profit		82.2	81.0	165.1

Gain on sale of investment and development property and loan collateral	17	2.2	0.2	8.5
Net change in fair value of investment and development property	9, 20	12.9	45.1	(10.8)
Net change in fair value of loans secured by real estate	10	4.0	0.6	0.3
		101.3	126.9	163.1
Expenses
Administrative expenses		(11.0)	(8.3)	(16.4)
Investment management fee	18A(i)	(7.7)	(8.1)	(16.3)
		(18.7)	(16.4)	(32.7)
Results from operating activities before financing income and costs		82.6	110.5	130.4
Interest income from cash and cash equivalents		0.4	0.4	0.6
Finance costs		(25.2)	(29.3)	(57.7)
Net finance expense		(24.8)	(28.9)	(57.1)
Profit before taxation		57.8	81.6	73.3
Taxation	7	(2.9)	(2.9)	(7.3)
Profit for the period after taxation		54.9	78.7	66.0

Earnings per share (basic & diluted)	8A	43.5p	57.9p	49.1p

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated statement of comprehensive income

		Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	Notes	£m	£m	£m

Profit for the period after taxation		54.9	78.7	66.0

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign operations – foreign currency translation differences		28.9	104.8	126.2

Hedge of net investment in foreign operations		(21.4)	(72.5)	(93.0)
		7.5	32.3	33.2
Items that will never be reclassified to profit or loss:

Net change in fair value of property, plant and equipment	11	(0.3)	1.6	1.9
Other comprehensive income for the period		7.2	33.9	35.1
Total comprehensive income for the period, net of tax		62.1	112.6	101.1

Profit attributable to:
Owners of the Company		54.8	78.7	65.9
Non-controlling interests		0.1	-	0.1
		54.9	78.7	66.0

Total comprehensive income attributable to:
Owners of the Company		62.0	112.6	101.0
Non-controlling interests		0.1	-	0.1
		62.1	112.6	101.1

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated balance sheet

		30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	Notes	£m	£m	£m

Non-current assets
Investment and development property	9	2,662.7	2,761.0	2,675.3
Loans secured by real estate	10	72.2	81.9	67.6
Property, plant and equipment	11	75.6	69.0	73.0
Derivative financial assets	13	0.1	0.5	0.3
Deferred tax asset	7	6.2	1.9	2.9
		2,816.8	2,914.3	2,819.1

Current assets
Inventories		0.4	0.3	0.3
Rent and other receivables		44.1	33.3	32.5
Assets held-for-sale	9, 20	88.9	147.0	59.4
Cash and cash equivalents		454.8	459.0	456.5
		588.2	639.6	548.7
Total assets		3,405.0	3,553.9	3,367.8

Current liabilities
Trade and other payables		(56.9)	(66.2)	(58.2)
Deferred income		(34.0)	(40.5)	(36.7)
Borrowings	12	(35.3)	(76.2)	(0.6)
		(126.2)	(182.9)	(95.5)
Non-current liabilities
Trade and other payables		(3.4)	(3.3)	(3.1)
Deferred tax liability	7	(5.5)	(1.1)	(2.4)
Borrowings	12	(1,640.7)	(1,642.8)	(1,676.6)
Derivative financial liabilities	13	(61.3)	(44.2)	(54.3)
		(1,710.9)	(1,691.4)	(1,736.4)
Total liabilities		(1,837.1)	(1,874.3)	(1,831.9)

Net assets		1,567.9	1,679.6	1,535.9

Equity

Stated capital	15	1,222.1	1,322.2	1,222.1
Foreign currency translation reserve		32.0	23.6	24.5
Revaluation reserve		2.9	2.9	3.2
Share-based payments reserve		2.0	2.2	1.9
Retained earnings		308.3	328.7	283.7
Equity attributable to owners of the Company		1,567.3	1,679.6	1,535.4
Non-controlling interests		0.6	-	0.5
Total equity		1,567.9	1,679.6	1,535.9
Net asset value per share – basic and diluted (Pence)	8B	1,243.0p	1,235.6p	1,217.6p
EPRA net asset value per share – basic and diluted (Pence)	8B	1,242.9p	1,235.4p	1,217.4p
Adjusted net asset value per share – basic and diluted (Pence)	8B	1,241.4p	1,233.8p	1,215.9p

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Condensed consolidated statement of changes in equity

For the six month period ended 30 June 2017

	Attributable to owners of the Company						Non- controlling interests	Total equity

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m

Balance as at 1 January 2017	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9

Profit for the period	-	-	-	-	54.8	54.8	0.1	54.9

Other comprehensive income	-	7.5	(0.3)	-	-	7.2	-	7.2
Total comprehensive income for the period	-	7.5	(0.3)	-	54.8	62.0	0.1	62.1
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee (see Note 18A(i))[1]	-	-	-	0.1	-	0.1	-	0.1

Dividends (see Note 16)	-	-	-	-	(30.2)	(30.2)	-	(30.2)
	-	-	-	0.1	(30.2)	(30.1)	-	(30.1)
Total equity at 30 June 2017	1,222.1	32.0	2.9	2.0	308.3	1,567.3	0.6	1,567.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Footnote:

1.	Net movement in share-based payment reserve representing reversal of £1.9 million opening reserve and recording of period end reserve for the investment management fee in the amount of £2.0 million.

Condensed consolidated statement of changes in equity

For the six month period ended 30 June 2016

	Attributable to owners of the Company						Non- controlling interests[1]	Total equity

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m

Balance as at 1 January 2016	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2

Profit for the period	-	-	-	-	78.7	78.7	-	78.7

Other comprehensive income	-	32.3	1.6	-	-	33.9	-	33.9
Total comprehensive income for the period	-	32.3	1.6	-	78.7	112.6	-	112.6
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee (see Note 18A(i))[2]	-	-	-	0.1	-	0.1	-	0.1
Performance fee expense (see Note 18A(ii))	-	-	-	(29.7)	-	(29.7)	-	(29.7)

Dividends (see Note 16)	-	-	-	-	(32.6)	(32.6)	-	(32.6)
	-	-	-	(29.6)	(32.6)	(62.2)	-	(62.2)
Total equity at 30 June 2016	1,322.2	23.6	2.9	2.2	328.7	1,679.6	-	1,679.6

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Footnotes:

1.	Non-controlling interests relate to certain development properties in Spain. During the period presented, such amounts are not material.
2.	Net movement in share-based payment reserve representing reversal of £2.1 million opening reserve and recording of period end reserve for the investment management fee in the amount of £2.2 million.

Condensed consolidated statement of changes in equity

For the year ended 31 December 2016

	Attributable to owners of the Company						Non- controlling interests	Total equity

	Stated capital	Foreign currency translation reserve	Revaluation reserve	Share- based payments reserve	Retained earnings	Total
Audited	£m	£m	£m	£m	£m	£m	£m	£m

Balance as at 1 January 2016	1,322.2	(8.7)	1.3	31.8	282.6	1,629.2	-	1,629.2
Profit for the year	-	-	-	-	65.9	65.9	0.1	66.0
Other comprehensive income	-	33.2	1.9	-	-	35.1	-	35.1
Total comprehensive income for the year	-	33.2	1.9	-	65.9	101.0	0.1	101.1
Transactions with owners of the Company recognised directly in equity:
Contributions and distributions
Share-based settlement of investment management fee[1]	-	-	-	(0.2)	-	(0.2)	-	(0.2)
Settlement of performance fee	-	-	-	(29.7)	-	(29.7)	-	(29.7)
Share buyback	(100.1)	-	-	-	-	(100.1)	-	(100.1)
Reclassification of non-controlling interest	-	-	-	-	(0.4)	(0.4)	0.4	-
Dividends	-	-	-	-	(64.4)	(64.4)	-	(64.4)
	(100.1)	-	-	(29.9)	(64.8)	(194.8)	0.4	(194.4)
Total equity at 31 December 2016	1,222.1	24.5	3.2	1.9	283.7	1,535.4	0.5	1,535.9

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Footnote:

1.	Net movement in share-based payment reserve representing payment of investment management fee for the year ended 31 December 2015 in the amount of £2.1 million and recording of the reserve for the investment management fee payable for the year ended 31 December 2016 in the amount of £1.9 million.

Condensed consolidated cash flow statement

		Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	Notes	£m	£m	£m

Cash flows from operating activities
Profit for the period		54.9	78.7	66.0
Adjustments for:
Net change in fair value of investment and development property		(12.9)	(45.1)	10.8
Net change in fair value of loans secured by real estate	10	(4.0)	(0.6)	(0.3)
Gain on sale of loan collateral	17	-	(0.4)	(0.4)
(Gain)/loss on sale of investment property and loan collateral	17	(2.2)	0.2	(8.1)
Write-off of property, plant and equipment		-	0.2	(1.3)
Net finance cost		21.0	19.9	43.3
Amortisation of loan fees	12	1.2	1.8	5.5
Amortisation of bond discount, net of amortisation of bond premia	12	0.1	0.4	0.7
Amortisation of lease incentive		(4.2)	(1.2)	(3.8)
Taxation	7	2.9	2.9	7.3
Depreciation	11	2.0	1.3	3.2
Reversal of impairment of accounts receivable		0.1	0.7	0.7
Investment management fee		0.1	-	(0.2)
Operating cash flows before movements in working capital		59.0	58.8	123.4
Decrease/(increase) in rent and other receivables		1.4	(6.1)	(3.0)
Increase in inventories		(0.1)	-	-
(Decrease)/increase in deferred rental income		(2.7)	9.1	5.3
(Increase) in trade and other payables		(2.0)	(3.8)	(21.0)
Cash generated from operations before interest and taxation		55.6	58.0	104.7
Interest received		4.3	3.9	7.4
Interest paid		(27.7)	(21.0)	(44.6)
Derivative instruments		(1.7)	(0.2)	(1.0)
Performance fee paid	18A(ii)	-	(29.7)	(29.7)
Tax paid		(6.8)	(5.4)	(7.1)
Cash flows (used by)/generated from operating activities		23.7	5.6	29.7

Investing activities
Acquisition/improvement of investment and development property		(20.6)	(241.9)	(282.2)
Disposal of investment and development property	17	48.4	62.0	256.0
Capital expenditure on property, plant and equipment	11	(3.9)	(6.4)	(10.2)
Disposal of loans secured by real estate		-	101.1	115.6
Cash flows from/(used in) investing activities		23.9	(85.2)	79.2

Condensed consolidated cash flow statement (continued)

		Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	Notes	£m	£m	£m

Financing activities
Proceeds from borrowings		-	260.7	385.7
Bond interest received in advance		-	1.7	3.4
Repayments of secured borrowings	12	(23.0)	(38.0)	(230.0)
Draw down of revolving credit facility		-	-	75.0
Repayment of revolving credit facility		-	-	(75.0)
Transaction costs related to loans and borrowings		-	(1.6)	(3.5)
Bond premia received		-	2.0	5.9
Share buyback programme, inclusive of costs		-	-	(100.1)
Dividends paid	16	(30.2)	(32.6)	(64.4)
Cash flows (used in)/from financing activities		(53.2)	192.2	(3.0)

Net (decrease)/increase in cash and cash equivalents		(5.6)	112.6	105.9
Cash and cash equivalents at beginning of period		456.5	326.5	326.5
Foreign exchange movements		3.9	19.9	24.1
Cash and cash equivalents at the reporting date		454.8	459.0	456.5

The accompanying notes form an integral part of these condensed consolidated interim financial statements.

Notes to the condensed consolidated interim financial statements

For the six month period ended 30 June 2017

1.	General information

Kennedy Wilson Europe Real Estate Plc (the ‘Company’) is a company domiciled in Jersey. These unaudited condensed consolidated interim financial statements (the ‘interim financial statements’) as at and for the six month period ended 30 June 2017 have been prepared and are presented in respect of the Company and its subsidiaries (together referred to as the ‘Group’).

The registered office of the Company is 47 Esplanade, St Helier, Jersey, JE1 0BD, Channel Islands. The Company invests in investment and development property, hotel businesses and loans secured by real estate in Europe with the objective of generating and growing long-term cash flows to pay dividends and to enhance capital values through focused asset management and strategic acquisitions.

The interim financial statements were approved and authorised for issue on 3 August 2017 and signed by Simon Radford and Mark McNicholas on behalf of the Board.

2.	Basis of preparation
A.	Statement of compliance

These interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as adopted by the European Union, and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended 31 December 2016. They do not include all the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual consolidated financial statements as at and for the year ended 31 December 2016.

The results are unaudited but were reviewed by the auditors of the Group.

B. Basis of measurement

The interim financial statements have been prepared on the going concern basis, applying the historical cost convention except for investment and development property, loans secured by real estate, property, plant and equipment and derivative financial instruments which are stated at their fair value using the accounting policies on the basis set out in Note 3 Significant accounting policies.

C. Functional and presentational currency

The interim financial statements are presented in Pound Sterling as this is the Company’s functional currency. All financial information presented in Pound Sterling has been rounded to the nearest million and presented to one decimal place, except where otherwise stated.

D. Use of estimates and judgements

The preparation of the interim financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods.

Critical judgements in applying accounting policies that have the most significant effect on amounts recognised in the financial statements in the period ending 30 June 2017 include management’s estimates of the fair value of investment and development property (Note 9), loans secured by real estate (Note 10) and land and buildings within property, plant and equipment (Note 11).

3.	Significant accounting policies

The accounting policies and methods of computation and presentation adopted in the preparation of the interim financial statements are consistent with those applied in the Annual Report and Accounts for the year ended 31 December 2016 and are described in those financial statements on pages 92 to 98.

The Annual Report and Accounts for the year ended 31 December 2016 is available at www.kennedywilson.eu.

There are no new standards or amendments which are effective for the Group for the first time for the financial year beginning 1 January 2017.

4.	New standards and interpretations not yet adopted

A number of new standards, amendments to standards and interpretations are effective for future annual reporting periods of the Group, and have not been applied in preparing the interim financial statements. The upcoming standards are set out below and the Group is currently assessing their potential impact. The Group does not plan to early-adopt these standards.

A. New/Revised International Financial Reporting Standards

Effective date[1]

IFRS 14: Regulatory Deferral Accounts[2]	1 January 2016
Amendments to IAS 7: Disclosure Initiative[2]	1 January 2017
Amendments to IAS 12: Recognition of Deferred Tax Assets for Unrealised Losses[2]	1 January 2017
IFRS 15: Revenue from Contracts with Customers (and certain subsequent amendments and clarifications)	1 January 2018
IFRS 9: Financial Instruments (2009, and subsequent amendments in 2010, 2013 and 2014)	1 January 2018
IFRS 16: Leases[2]	1 January 2019
Amendments to IFRS 2: Classification and measurement of share-based payment transactions[2]	1 January 2018
Amendments to IFRS 4: Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts[2]	1 January 2018
Annual improvements to IFRS 2014-2016 Cycle[2]	1 January 2017/ 1 January 2018
IFRIC Interpretation 22: Foreign Currency Transactions and Advance Consideration[2]	1 January 2018
Amendment to IAS 40: Transfers of Investment Property[2]	1 January 2018
IFRIC 23: Uncertainty over Income Tax Treatments[2]	1 January 2019
Amendments to IFRS 10 and IAS 28: Sale or contribution of assets between an investor and its associate or joint venture[2]	Deferred indefinitely
IFRS 17: Insurance Contracts[2]	1 January 2021

Footnotes:

1.	The effective dates are those applying to European Union endorsed IFRS if endorsement has been received and if later than the IASB effective dates and relate to periods beginning on or after those dates detailed above.
2.	Not European Union endorsed at the time of approval of the interim financial statements.

5.	Determination of fair values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair value is defined in IFRS 13 Fair Value Measurement as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values have been determined for measurement and/or disclosure purposes based on the methods described below. Where applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximising the use of relevant observable inputs and minimising the use of unobservable inputs significant to the fair value measurement as a whole:

•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognised in the financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing categorisation (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

There were no transfers between Levels 1 and 2 during the period. There were no transfers between Levels 2 and 3 during the period.

There were no changes in valuation techniques during the period.

A. Investment and development property

The fair value of investment and development property was determined by external, independent property valuers, having appropriate recognised professional qualifications and recent experience in the location and category of the property being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s investment and development property portfolio every six months.

Further information about fair value assumptions applicable to investment and development property is set out in Note 9.

B. Loans secured by real estate

The fair value of loans secured by real estate was determined by independent valuers having appropriate and recent experience in the valuation of loans and real estate. Such independent valuers assess the fair value of the Group’s portfolio of loans secured by real estate every six months.

Further information about fair value assumptions applicable to loans secured by real estate is set out in Note 10.

C. Land and buildings

The fair value of these own-use assets was determined by external, independent valuers, having appropriate recognised professional qualifications and recent experience in the location and category of the asset being valued. Such a valuation takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use. Independent valuers assess the fair value of the Group’s land and buildings every six months.

Further information about fair value assumptions applicable to land and buildings is set out in Note 11.

D. Borrowings

The valuation technique used in the disclosures for borrowings and other debt is a comparison of debt stock to the marginal cost of debt (from main funding markets) in addition to discounting using the zero coupon discount curve of the relevant currency.

Further information about borrowings is set out in Note 12.

E. Derivative financial instruments

The fair value of forward foreign currency contracts is based on independent third party valuations.

Fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds), adjusting for credit risk where appropriate.

The fair value of interest rate caps is based on independent third party valuations. Fair value is estimated using Black’s model to calculate the net present value of expected future cash flows based on observable market volatility and interest rates, adjusting for credit risk, where appropriate.

The fair value of foreign currency options is based on independent third party valuations. Fair value is estimated using a variant of the Black-Scholes model tailored for currency derivatives. The net present value of expected future cash flows is calculated based on observable market foreign exchange volatility, foreign exchange rates and interest rates, adjusting for credit risk, where appropriate.

Further information about fair value assumptions applicable to derivative financial instruments is set out in Note 13.

6.	Operating segments

A. Basis of segmentation

The Group is organised into six business segments, against which the Group reports its segmental information, being office real estate, retail real estate, industrial real estate, residential real estate, loans secured by real estate and hotels. These segments are reported separately because they offer different products or services and are managed separately because they require different strategies.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision makers which is updated as required by the business, who has been identified as the board of directors of the Company (the ‘Board’).

The following summary describes the operations of each reportable segment:

Segment	Description
Office real estate	Property which is primarily used by commercial tenants
Retail real estate	Property comprising primarily high street retail or shopping centres, together with leisure assets
Industrial real estate	Property used by tenants primarily for the purposes of manufacturing and distribution, or mixed use
Residential real estate	Tenanted residential property, in the private rented sector
Loans secured by real estate	A loan that is in default or close to being in default, receivership or liquidation, where the borrower is typically not making full payments and the loan to value (‘LTV’) is greater than 100%
Hotels	Ownership and management of hotels, namely Fairmont St Andrews Hotel (United Kingdom) and Portmarnock Hotel (Ireland)

There are varying levels of integration between the office real estate, retail real estate, industrial real estate, residential real estate and hotel segments. This integration consists primarily of shared asset management resources.

Corporate income and expenses, and assets and liabilities are items incurred centrally which are neither directly attributable nor reasonably allocable to individual segments.

The Group’s key measure of underlying performance of the office real estate, retail real estate, industrial real estate and residential real estate segments is rental income as this measure illustrates and emphasises those segments’ contribution to the reported profits of the Group and the input of those segments to earnings per share. By focusing the prime performance measurement on rental income, other statistical data such as valuation movements are separately highlighted for analysis and attention.

The Group’s key measure of underlying performance of the loans secured by real estate segment is fair value gain as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.

The Group’s key performance measure of underlying performance of the hotel sector is hotel revenue as this measure illustrates and emphasises that segment’s contribution to the reported profits of the Group and the input of that segment to earnings per share.

Information related to each reportable segment is set out below. Segment profit/(loss) before tax is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in similar sectors.

B. Information about reportable segments

I. Profit before tax for the six month period ended 30 June 2017

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	55.3	28.9	6.2	6.1	-	-	96.5	-	96.5
Hotel revenue	-	-	-	-	-	10.2	10.2	-	10.2
Interest income from loans secured by real estate	-	-	-	-	4.7	-	4.7	-	4.7
	55.3	28.9	6.2	6.1	4.7	10.2	111.4	-	111.4
Property related expenses	(11.1)	(6.5)	(0.4)	(2.3)	(0.1)	-	(20.4)	-	(20.4)
Hotel cost of sales	-	-	-	-	-	(8.8)	(8.8)	-	(8.8)
Administrative costs	-	-	-	-	-	(2.5)	(2.5)	-	(2.5)
Net operating income	44.2	22.4	5.8	3.8	4.6	(1.1)	79.7	-	79.7
Net change in fair value of investment and development property	(8.7)	10.0	5.2	6.4	-	-	12.9	-	12.9
Net change in fair value of loans secured by real estate	-	-	-	-	4.0	-	4.0	-	4.0
Gain/(loss) on sale	2.2	(0.1)	0.1	-	-	-	2.2	-	2.2
	37.7	32.3	11.1	10.2	8.6	(1.1)	98.8	-	98.8
Overhead costs
Administrative expenses	(1.0)	(0.5)	(0.1)	(0.2)	(0.1)	-	(1.9)	(6.6)	(8.5)
Investment management fee	-	-	-	-	-	-	-	(7.7)	(7.7)
	(1.0)	(0.5)	(0.1)	(0.2)	(0.1)	-	(1.9)	(14.3)	(16.2)
Results from operating activities before financing income and costs	36.7	31.8	11.0	10.0	8.5	(1.1)	96.9	(14.3)	82.6
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.4	0.4
Finance costs	(6.4)	(7.0)	(1.2)	-	-	-	(14.6)	(10.6)	(25.2)
	(6.4)	(7.0)	(1.2)	-	-	-	(14.6)	(10.2)	(24.8)
Segment profit/(loss) before tax	30.3	24.8	9.8	10.0	8.5	(1.1)	82.3	(24.5)	57.8

Footnote:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

II. Profit before tax for the six month period ended 30 June 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	48.6	33.0	7.2	4.8	-	-	93.6	-	93.6
Hotel revenue	-	-	-	-	-	8.7	8.7	-	8.7
Interest income from loans secured by real estate	-	-	-	-	3.5	-	3.5	-	3.5
	48.6	33.0	7.2	4.8	3.5	8.7	105.8	-	105.8
Property related expenses	(9.0)	(5.5)	(0.6)	(2.0)	-	-	(17.1)	-	(17.1)
Hotel cost of sales	-	-	-	-	-	(7.7)	(7.7)	-	(7.7)
Administrative costs	-	-	-	-	-	(2.3)	(2.3)	-	(2.3)
Net operating income	39.6	27.5	6.6	2.8	3.5	(1.3)	78.7	-	78.7
Net change in fair value of investment and development property	20.8	13.4	(1.3)	12.2	-	-	45.1	-	45.1
Net change in fair value of loans secured by real estate	-	-	-	-	0.6	-	0.6	-	0.6
(Loss)/gain on sale and other gains	(0.5)	0.3	-	-	0.4	-	0.2	-	0.2
	59.9	41.2	5.3	15.0	4.5	(1.3)	124.6	-	124.6
Overhead costs
Administrative expenses	(1.1)	(1.0)	(0.2)	(0.3)	(0.2)	-	(2.8)	(3.2)	(6.0)
Performance fee	-	-	-	-	-	-	-	-	-
Investment management fee	-	-	-	-	-	-	-	(8.1)	(8.1)
	(1.1)	(1.0)	(0.2)	(0.3)	(0.2)	-	(2.8)	(11.3)	(14.1)
Results from operating activities before financing income and costs	58.8	40.2	5.1	14.7	4.3	(1.3)	121.8	(11.3)	110.5
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.4	0.4
Finance costs	(7.2)	(9.7)	(1.6)	(0.8)	-	-	(19.3)	(10.0)	(29.3)
	(7.2)	(9.7)	(1.6)	(0.8)	-	-	(19.3)	(9.6)	(28.9)
Segment profit/(loss) before tax	51.6	30.5	3.5	13.9	4.3	(1.3)	102.5	(20.9)	81.6

Footnote:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

III. Profit before tax for the year ended 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate	Total
Audited	£m	£m	£m	£m	£m	£m	£m	£m	£m
Revenue
Rental income	103.6	64.9	13.9	9.1	-	-	191.5	-	191.5
Hotel revenue	-	-	-	-	-	19.4	19.4	-	19.4
Interest income from loans secured by real estate	-	-	-	-	6.3	-	6.3	-	6.3
	103.6	64.9	13.9	9.1	6.3	19.4	217.2	-	217.2
Property related expenses	(18.9)	(11.5)	(1.0)	(4.1)	(0.3)	-	(35.8)	-	(35.8)
Hotel cost of sales	-	-	-	-	-	(16.3)	(16.3)	-	(16.3)
Administrative costs	-	-	-	-	-	(4.8)	(4.8)	-	(4.8)
Net operating income	84.7	53.4	12.9	5.0	6.0	(1.7)	160.3	-	160.3
Net change in fair value of investment and development property	(29.6)	7.4	(5.0)	16.4	-	-	(10.8)	-	(10.8)
Net change in fair value of loans secured by real estate	-	-	-	-	0.3	-	0.3	-	0.3
Gain/(loss) on sale and other gains	1.8	6.6	(0.3)	-	0.4	-	8.5	-	8.5
	56.9	67.4	7.6	21.4	6.7	(1.7)	158.3	-	158.3
Overhead costs
Administrative expenses	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(6.5)	(11.6)
Investment management fee	-	-	-	-	-	-	-	(16.3)	(16.3)
	(2.5)	(1.4)	(0.3)	(0.6)	(0.3)	-	(5.1)	(22.8)	(27.9)
Results from operating activities before financing income and costs	54.4	66.0	7.3	20.8	6.4	(1.7)	153.2	(22.8)	130.4
Interest income from cash and cash equivalents	-	-	-	-	-	-	-	0.6	0.6
Finance costs	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.7)	(57.7)
	(9.7)	(11.8)	(2.7)	(1.8)	-	-	(26.0)	(31.1)	(57.1)
Segment profit/(loss) before tax	44.7	54.2	4.6	19.0	6.4	(1.7)	127.2	(53.9)	73.3

Footnote:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

IV. Assets/(liabilities) at 30 June 2017

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m

Assets
Current assets	145.1	48.3	8.1	17.4	4.0	6.3	229.2	359.0	588.2
Segment assets	1,592.0	837.9	189.7	267.9	76.2	82.3	3,046.0	359.0	3,405.0
Liabilities
Segment liabilities	(409.9)	(326.8)	(48.6)	(6.3)	(0.2)	(7.1)	(798.9)	(1,038.2)	(1,837.1)

V. Assets/(liabilities) at 30 June 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m	£m

Assets
Current assets	79.0	103.8	12.8	61.4	4.9	4.8	266.7	372.9	639.6
Segment assets	1,656.1	1,002.7	202.4	157.8	86.8	73.7	3,179.5	374.4	3,553.9
Liabilities
Segment liabilities	(358.9)	(500.0)	(92.5)	(45.5)	(0.1)	(5.5)	(1,002.5)	(871.8)	(1,874.3)

VI. Assets/(liabilities) at 31 December 2016

	Office real estate[1]	Retail real estate[1]	Industrial real estate[1]	Residential real estate[1]	Loans secured by real estate	Hotels	Segment total	Corporate[2]	Total
Audited	£m	£m	£m	£m	£m	£m	£m	£m	£m

Assets
Current assets	107.0	38.9	35.4	12.5	15.9	3.7	213.4	335.3	548.7
Total segment assets	1,594.7	825.7	206.2	244.9	83.5	77.2	3,032.2	335.6	3,367.8
Liabilities
Total segment liabilities	(323.0)	(428.8)	(49.6)	(4.9)	(0.2)	(4.0)	(810.5)	(1,021.4)	(1,831.9)

Footnotes:

1.	Investment property under development, as identified in Note 9B(ii) is allocated into a segment based on the current expected future use.

2.	Within current assets the ‘Corporate’ category comprises primarily cash and cash equivalents and within total segment assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total segment liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been removed from the calculation of segment assets and liabilities.

C. Geographic information

The office real estate, retail real estate, industrial real estate and residential real estate segments are primarily in the United Kingdom, the Republic of Ireland, Italy and Spain. Italy and Spain are grouped together and reported as ‘Rest of Europe’.

The geographic information below analyses the Group’s segment revenues, current assets and non-current assets, and total liabilities, by geography. In presenting the following information, segment revenue, current assets and non-current assets, and total liabilities were based on the geographic location of the relevant asset.

I. Revenue

	Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	£m	£m	£m

United Kingdom
Rental income	60.9	62.4	124.0
Hotel revenue	6.6	5.9	13.0
Interest income on loans secured by real estate	2.6	3.2	6.0
Gain/(loss) on sale of investment property and loan collateral	2.2	(0.1)	4.1
Net change in fair value of investment and development property	(5.7)	(15.8)	(77.5)
Net change in fair value of loans secured by real estate	4.8	(0.1)	-
	71.4	55.5	69.6

Ireland
Rental income	23.5	19.0	42.7
Hotel revenue	3.6	2.8	6.4
Interest income on loans secured by real estate	2.1	0.3	0.3
Gain on sale of investment property and loan collateral	-	0.3	2.0
Net change in fair value of investment and development property	16.5	45.9	50.7
Net change in fair value of loans secured by real estate	(0.8)	0.7	0.3
	44.9	69.0	102.4

Rest of Europe
Rental income	12.1	12.2	24.8
Hotel revenue	-	-	-
Interest income on loans secured by real estate	-	-	-
Gain on sale of investment property and loan collateral	-	-	2.4
Net change in fair value of investment and development property	2.1	15.0	16.0
Net change in fair value of loans secured by real estate	-	-	-
	14.2	27.2	43.2

Total
Rental income	96.5	93.6	191.5
Hotel revenue	10.2	8.7	19.4
Interest income on loans secured by real estate	4.7	3.5	6.3
Gain on sale of investment property and loan collateral	2.2	0.2	8.5
Net change in fair value of investment and development property	12.9	45.1	(10.8)
Net change in fair value of loans secured by real estate	4.0	0.6	0.3
	130.5	151.7	215.2

II. Current assets

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

United Kingdom	100.5	118.6	142.8
Ireland	82.5	18.0	15.2
Rest of Europe	34.1	137.6	45.4
	217.1	274.2	203.4
Corporate[1]	371.1	365.4	345.3
	588.2	639.6	548.7

III. Non-current assets

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

United Kingdom	1,541.4	1,661.6	1,563.4
Ireland	892.3	892.5	899.8
Rest of Europe	383.0	359.9	355.8
	2,816.7	2,914.0	2,819.0
Corporate[1]	0.1	0.3	0.1
	2,816.8	2,914.3	2,819.1

IV. Total liabilities

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

United Kingdom	474.4	642.3	502.0
Ireland	223.3	260.1	216.3
Rest of Europe	89.1	91.8	85.4
	786.8	994.2	803.7
Corporate[1]	1,050.3	880.1	1,028.2
	1,837.1	1,874.3	1,831.9

Footnote:

1.	Within current and non-current assets, the ‘Corporate’ category comprises primarily cash and cash equivalents and derivative financial assets. Within total liabilities the ‘Corporate’ category comprises primarily the unsecured borrowings and derivative financial liabilities. Intercompany transactions have been eliminated from the calculation of segment assets and liabilities.

7.	Taxation

A. Company

The Company is tax resident in Jersey. Jersey has a corporate tax rate of zero under schedule D of the Income Tax (Jersey) Law 1961 as amended, so the Company is not subject to tax in Jersey on its income or gains and is not subject to United Kingdom or other jurisdiction corporation tax on any dividend or interest income it receives. No charge to Jersey taxation will arise on capital gains.

B. Group

The Directors conduct the affairs of the Group such that the management and control of the Group is exercised in Jersey and the Group does not carry on a trade in the United Kingdom or any other jurisdiction, except as discussed in Note 15B to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

The Group is liable to foreign tax on activities in its overseas subsidiaries. Outside of Jersey, the Group has subsidiaries and funds in Luxembourg, the Republic of Ireland, Isle of Man, Italy, Spain and the United Kingdom and investment and development property located in the United Kingdom, the Republic of Ireland, Italy and Spain.

Details of tax rates applicable in the jurisdictions in which the Group operates are set out in Note 15B to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

C. Amounts recognised in the profit or loss

	Six month period ended 30 June 2017 Unaudited £m	Six month period ended 30 June 2016 Unaudited £m	Year ended 31 December 2016 Audited £m

Current tax expense
Current period	3.1	1.8	5.8
	3.1	1.8	5.8
Deferred tax credit
Tax effect of losses not previously recognised	(0.4)	-	(0.7)
Tax effect of previously unrecognised deductible temporary differences	0.2	1.1	2.2
	(0.2)	1.1	1.5
Tax expense on continuing operations	2.9	2.9	7.3

D. Reconciliation of effective tax rate

The charge for the period can be reconciled to the condensed consolidated income statement as follows:

	Six month period ended 30 June 2017 Unaudited £m	Six month period ended 30 June 2016 Unaudited £m	Year ended 31 December 2016 Audited £m

Tax expense reconciliation
Profit before tax for the period	57.8	81.6	73.3
Income tax charge using weighted average applicable tax rates	11.9	16.3	15.8
Non-taxable income	(9.8)	(14.1)	(21.4)
Non-taxable net fair value losses	1.1	0.9	13.7
Current year losses for which no deferred tax is recognised	0.1	0.8	0.3
Tax effect of losses not previously recognised	(0.4)	-	(0.7)
Tax effect of previously unrecognised deductible temporary differences	0.2	1.1	2.2
Expenses disallowed	0.5	0.3	0.8
Changes in estimates related to prior years	(0.1)	(1.6)	(1.9)
Other adjustments	(0.6)	(0.8)	(1.5)
Tax charge	2.9	2.9	7.3

Analysed as arising from:
Investment and development property located in the United Kingdom	2.4	1.4	3.3
Investment and development property located in Spain	0.5	0.1	3.5
Luxembourg corporate taxes	-	1.4	0.5
	2.9	2.9	7.3
Weighted average applicable tax rate	20.5%	20.0%	21.5%

E. Movement in deferred tax balances

	Six month period ended 30 June 2017 Unaudited £m	Six month period ended 30 June 2016 Unaudited £m	Year ended 31 December 2016 Audited £m

Deferred tax asset	6.2	1.9	2.9
Deferred tax liability	(5.5)	(1.1)	(2.4)
	0.7	0.8	0.5

Analysed as arising from:
Investment property
Opening balance	(2.2)	-	-
Origination and reversal of temporary differences	(0.2)	(1.1)	(2.2)
Closing balance	(2.4)	(1.1)	(2.2)
Tax losses
Opening balance	2.7	1.5	1.5
Origination and reversal of temporary differences	0.4	-	0.7
Effects of translation to presentation currency	-	0.4	0.5
Closing balance	3.1	1.9	2.7
	0.7	0.8	0.5

F. Unrecognised deferred tax asset

Deferred tax assets have not been recognised in respect of the following items, because it is not probable that future taxable profits will be available against which the Group can use the benefits therefrom. The Group is only able to utilise the losses to offset taxable profits in certain discrete business streams.

	Six month period ended 30 June 2017 Unaudited £m	Six month period ended 30 June 2016 Unaudited £m	Year ended 31 December 2016 Audited £m

Tax losses brought forward	10.8	11.5	10.5
Deductible temporary differences	4.7	4.6	4.7
	15.5	16.1	15.2

8.	Earnings, net asset value per share and EPRA metrics

Basic earnings per share is calculated by dividing the consolidated profit attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding for the period and adjusting for shares to be issued in part settlement of the investment management fee for the period ended 30 June 2017, if any.

Basic net asset value (‘NAV’) per share is calculated by dividing net assets in the condensed consolidated balance sheet attributable to ordinary shareholders of the Company by the number of ordinary shares outstanding at 30 June 2017.

A. Basic, diluted, EPRA earnings and Adjusted earnings per share reconciliation

	Six month period ended 30 June 2017 Unaudited		Six month period ended 30 June 2016 Unaudited		Year ended 31 December 2016 Audited
	£m	p1	£m	p1	£m	p1

Profit for the period after taxation	54.9	43.5	78.7	57.9	66.0	49.1
Adjusted for:
Net change in fair value of investment and development property	(12.9)	(10.2)	(45.1)	(33.2)	10.8	8.0
Net change in the fair value of loans secured by real estate	(4.0)	(3.2)	(0.6)	(0.4)	(0.3)	(0.2)
Deferred taxes in respect of EPRA adjustments	1.2	0.9	-	-	3.0	2.2
Gain on sale of investment property and loan collateral	(2.2)	(1.6)	(0.2)	(0.1)	(8.5)	(6.3)
Taxes on gains on disposal	(0.1)	(0.1)	-	-	0.9	0.7
Fair value loss on interest rate caps	0.2	0.1	0.9	0.7	0.9	0.7
Debt close out costs	-	-	-	-	0.2	0.2
Time value of foreign exchange zero premium options	(1.3)	(1.1)	2.4	1.8	1.0	0.8
Acquisition related expenditure and other	(0.2)	(0.1)	0.1	0.1	0.1	-
EPRA earnings	35.6	28.2	36.2	26.8	74.1	55.2
Group adjustments:
Merger related costs borne by the Company	3.3	2.6	-	-	-	-
Adjusted earnings	38.9	30.8	36.2	26.8	74.1	55.2

Weighted average number of ordinary shares	126,133,407		135,933,938		134,364,625

Footnote:

1.	Per share amount.

The European Public Real Estate Association (‘EPRA’) issued Best Practices Recommendations, most recently in December 2014.

The EPRA earnings are presented to provide what the Company believes is a more appropriate assessment of the operational income accruing to the Group’s activities. Hence, the Company adjusts basic earnings for income and costs which are not of a recurrent nature or which may be more capital in nature. In addition, the Group has made additional adjustments to EPRA earnings in order to remove other non-trading items not considered by EPRA in its Best Practice Recommendations, in order to present an “Adjusted earnings” figure.

B. Basic, EPRA NAV, Adjusted NAV and EPRA NNNAV per share reconciliation

EPRA has issued guidelines aimed at providing a measure of NAV on the basis of the long-term fair values. At each of the dates presented there were no dilutive or potentially dilutive equity arrangements in existence.

In addition, the Group reports an “Adjusted NAV” to illustrate EPRA NAV after the impact of fees recognised in the share-based payment reserve.

EPRA NNNAV is a measure to report the net asset value including fair value adjustments in respect of all material balance sheet items which are not reported at their fair value as part of EPRA NAV.

	30 June 2017 Unaudited		30 June 2016 Unaudited		31 December 2016 Audited
	£m	p1	£m	p1	£m	p1

Basic NAV	1,567.9	1,243.0	1,679.6	1,235.6	1,535.9	1,217.6
Adjusted for:
Mark-to-market of derivative financial assets (Note 13)	(0.1)	(0.1)	(0.3)	(0.2)	(0.3)	(0.2)
EPRA NAV	1,567.8	1,242.9	1,679.3	1,235.4	1,535.6	1,217.4
Group adjustments:
Investment management fee (Note 18A(i))	(2.0)	(1.5)	(2.1)	(1.6)	(1.9)	(1.5)
Adjusted NAV	1,565.8	1,241.4	1,677.2	1,233.8	1,533.7	1,215.9

EPRA NNNAV
EPRA NAV	1,567.8	1,242.9	1,679.3	1,235.4	1,535.6	1,217.4
Fair value of derivative financial assets (Note 13)	0.1	0.1	0.3	0.2	0.3	0.2
Fair value of borrowings[2] (Note 12)	(28.2)	(22.3)	(45.7)	(33.7)	(35.1)	(27.8)
EPRA NNNAV	1,539.7	1,220.7	1,633.9	1,201.9	1,500.8	1,189.8

Number of shares
Ordinary shares in issue (Note 15)	126,133,407		135,933,938		126,133,407

Footnotes:

1.	Per share amount.
2.	Represents the difference between the book value of borrowings and the fair value of borrowings.

9.	Investment and development property

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Investment property
Opening balance	2,594.9	2,367.0	2,367.0
Acquisition of investment property	-	156.7	169.1
Disposal of investment property	(15.7)	(10.8)	(187.7)
Improvements to investment property	23.1	22.4	47.0
Transfer (to)/from investment property under development	(4.9)	-	148.5
Transfer to assets held-for-sale (Note 20)	(77.7)	(90.5)	(48.3)
Transfer from assets held-for-sale (Note 20)	11.2	-	-
Net change in fair value	11.7	20.7	(35.0)
Effects of translation to presentation currency	30.7	108.5	134.3
Closing balance	2,573.3	2,574.0	2,594.9

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Investment property under development
Opening balance	80.4	133.2	133.2
Acquisition of investment property under development	-	20.1	20.1
Disposal of investment property under development	-	-	(9.0)
Development expenditure	1.7	44.4	47.6
Transfer from/(to) investment property	4.9	-	(148.5)
Transfer to assets held-for-sale	-	(56.5)	(11.1)
Net change in fair value	(0.1)	24.4	24.2
Effects of translation to presentation currency	2.5	21.4	23.9
Closing balance	89.4	187.0	80.4

Disclosed as:
Carrying value of investment and development property	2,662.7	2,761.0	2,675.3
Assets held-for-sale (Note 20)	88.9	147.0	59.4
Adjustment in respect of straight line rent[1]	11.0	4.3	6.9
	2,762.6	2,912.3	2,741.6

Footnote:

1.	Included as a component of the “Rent and other receivables” balance in the condensed consolidated balance sheet.

The historical cost of investment properties acquired during the period, inclusive of acquisition costs, is £Nil (year ended 31 December 2016: £169.1 million). The total expenditure incurred to acquire investment properties under development during the period is £Nil (year ended 31 December 2016: £20.1 million).

Acquisition costs which comprise primarily stamp duty, legal services and other directly attributable costs arising from the transactions, amounted to £Nil (year ended 31 December 2016: £4.8 million).

The net fair value gain of £11.6 million (year ended 31 December 2016: net fair value loss £10.8 million) recognised in respect of investment and development property has been recognised in the condensed consolidated income statement.

At 30 June 2017, the Group was contractually committed to £12.8 million (December 2016: £8.8 million) of future expenditure for the purchase, construction, development and enhancement of investment and development property.

B. Valuation process

The fair value of the Group’s investment and development property at 30 June 2017 has been arrived at on the basis of a valuation carried out at that date by external valuers. CBRE valued all investment and development properties, except for the Italian portfolio which was valued by Colliers Real Estate Services Italia S.r.l con socio unico (together, the ‘Valuers’). The valuations performed by the Valuers conform to IFRS 13, the Valuation Standards of the Royal Institution of Chartered Surveyors Professional Standards 2014 (the ‘RICS Red Book’) and with the International Valuation Board’s International Valuation Standards.

Further information on the valuation methodology is provided in Note 17 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

(i). Investment property

The following tables set out the valuation techniques and the key unobservable inputs used in the valuation of the Group’s investment property.

I. 30 June 2017

Asset class Unaudited	Fair value at 30 June 2017 £m1,2	Valuation technique	Input	Range
				Low	High	Weighted average

United Kingdom
Retail	414.5	Yield capitalisation	Annual rent per sq ft4 (£)	4.11	154.19	13.85
			ERV[3] per sq ft (£)	4.11	193.83	14.23
			Equivalent yield %	3.2	11.7	6.3
Office	790.9	Yield capitalisation	Annual rent per sq ft (£)	8.85	58.00	18.61
			ERV per sq ft (£)	6.00	67.50	22.26
			Equivalent yield %	4.9	8.5	6.0
Industrial	182.0	Yield capitalisation	Annual rent per sq ft (£)	1.25	11.50	4.23
			ERV per sq ft (£)	1.25	12.97	4.80
			Equivalent yield %	4.8	9.0	6.7
Aggregate United Kingdom (excluding residential)	1,387.4		Annual rent per sq ft (£)	1.25	154.19	11.84
			ERV per sq ft (£)	1.25	193.88	13.51
			Equivalent yield %	3.2	11.7	6.2
Residential	88.7	Yield capitalisation	ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	3.9	3.9	3.9
Aggregate United Kingdom (including Residential)	1,476.1

Asset class Unaudited	Fair value at 30 June 2017 £m1,2	Valuation technique	Input	Range
				Low	High	Weighted average
Ireland
Retail	168.0	Yield capitalisation	Annual rent per sq ft (€)	6.25	255.83	30.26
			ERV per sq ft (€)	6.25	255.83	28.50
			Equivalent yield %	5.0	7.1	5.7
Office	547.1	Yield capitalisation	Annual rent per sq ft (€)	15.19	52.69	32.33
			ERV per sq ft (€)	17.50	51.50	40.64
			Equivalent yield %	4.6	7.9	5.1
Aggregate Ireland (excluding Residential)	715.1		Annual rent per sq ft (€)	6.25	255.83	31.69
			ERV per sq ft (€)	6.25	255.83	36.86
			Equivalent yield %	4.6	7.1	5.3
Residential	151.8	Yield capitalisation	Annual rent per unit (€)	18,422.00	20,463.00	20,586.00
			ERV per unit (€)	19,837.00	23,757.00	23,007.00
			Equivalent yield %	4.6	5.4	5.0
Aggregate Ireland (including Residential)	866.9

Rest of Europe
Retail (Spain)	143.4	Yield capitalisation	Annual rent per sq m5 (€)	29.67	1,256.33	138.67
			ERV per sq m (€)	38.88	900.00	176.91
			Equivalent yield %	5.3	9.0	6.7
Office (Italy)	174.7	Discounted cash flow	Annual rent per sq m (€)	87.00	182.10	140.30
			ERV per sq m (€)	70.00	210.00	142.70
			Equivalent yield %	6.2	8.6	7.6
Aggregate Rest of Europe	318.1

Total	2,661.1

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the condensed consolidated balance sheet.
2.	Includes assets classified as held-for-sale.
3.	Estimated rental value.
4.	Square feet.
5.	Square metres.

II. 31 December 2016

Asset class Audited	Fair value at 31 December 2016 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average

United Kingdom
Retail	435.8	Yield capitalisation	Annual rent per sq ft3 (£)	4.11	154.19	14.70
			ERV[4] per sq ft (£)	4.11	193.83	14.47
			Equivalent yield %	3.2	11.7	6.3
Office	830.1	Yield capitalisation	Annual rent per sq ft (£)	8.75	57.18	19.82
			ERV per sq ft (£)	6.00	70.00	21.98
			Equivalent yield %	4.9	8.5	6.1
Industrial	171.2	Yield capitalisation	Annual rent per sq ft (£)	1.25	11.08	4.32
			ERV per sq ft (£)	1.25	11.96	4.55
			Equivalent yield %	5.2	9.1	6.9
Aggregate United Kingdom (excluding residential)	1,437.1		Annual rent per sq ft (£)	1.25	154.19	12.68
			ERV per sq ft (£)	1.25	193.88	13.49
			Equivalent yield %	3.2	11.7	6.3
Residential	79.6	Yield capitalisation	ERV per unit (£)	12,600.00	20,700.00	16,504.00
			Equivalent yield %	3.9	3.9	3.9

Aggregate United Kingdom (including Residential)	1,516.7
Ireland
Retail	159.3	Yield capitalisation	Annual rent per sq ft (€)	6.25	302.33	30.57
			ERV per sq ft (€)	6.25	232.56	27.44
			Equivalent yield %	5.0	7.4	5.7
Office	524.2	Yield capitalisation	Annual rent per sq ft (€)	13.88	52.69	25.13
			ERV per sq ft (€)	17.00	51.50	40.10
			Equivalent yield %	4.6	6.7	5.1
Aggregate Ireland (excluding Residential)	683.5		Annual rent per sq ft (€)	6.25	302.33	26.80
			ERV per sq ft (€)	6.25	232.56	36.21
			Equivalent yield %	4.6	7.6	5.3
Residential	142.7	Yield capitalisation	Annual rent per unit (€)	18,422.00	20,463.00	18,031.00
			ERV per unit (€)	19,837.00	23,757.00	20,409.00
			Equivalent yield %	4.6	5.4	5.0
Aggregate Ireland (including Residential)	826.2

Asset class Audited	Fair value at 31 December 2016 £m1,2			Range
		Valuation technique	Input	Low	High	Weighted average
Rest of Europe
Retail (Spain)	136.3	Yield capitalisation	Annual rent per sq m5 (€)	34.68	1,237.00	139.14
			ERV per sq m (€)	38.40	900.00	172.23
			Equivalent yield %	5.6	9.3	6.8
Office (Italy)	170.1	Discounted cash flow	Annual rent per sq m (€)	86.40	180.80	139.40
			ERV per sq m (€)	70.00	210.00	142.70
			Equivalent yield %	6.2	8.6	7.8

Aggregate Rest of Europe	306.4

Total	2,649.3

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the condensed consolidated balance sheet.
2.	Includes assets classified as held-for-sale.
3.	Square feet.
4.	Estimated rental value.
5.	Square metres.

(ii). Investment property under development

As at 30 June 2017, Investment property under development includes:

•	A second generation office building in Dublin, Ireland (‘Schoolhouse Lane’);

•	A site in suburban County Dublin (the ‘Stillorgan Leisureplex’);

•	A retail property at Puerta del Sol 9 in Madrid, Spain; and

•	Residential real estate at Postigo de San Martín 3 in Madrid, Spain.

Investment property under development in Ireland is valued using the investment method, with a deduction for costs necessary to complete the development. Investment property under development in the Rest of Europe is valued using the residual method which is the investment method, with a deduction for costs necessary to complete the development together with an allowance for the remaining risk.

Development land has been valued using the comparison method, arriving at a price per acre of €7.2 million.

I. 30 June 2017

Asset class Unaudited	Fair value at 30 June 2017 £m1			Range
		Valuation technique	Input	Low	High	Weighted average

Ireland
Investment property under development	16.0	Investment	Build cost per sq ft (€)	94.24	94.24	94.24
			ERV per sq ft (€)	30.00	52.00	49.19
			Equivalent yield %	5.3	5.5	5.4
Development land	14.6	Comparison	Price per acre (€’000)	1,111	7,195	5,244

Rest of Europe
Investment property under development	70.9	Residual	Build per sq m (€)	880.00	1,015.00	945.00
			Sales value per sq m (€)	4,000.00	6,000.00	5,460.00
			ERV per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	101.5

Footnote:

1.	Includes assets held-for-sale.

II. 31 December 2016

Asset class Audited	Fair value at 31 December 2016 £m1			Range
		Valuation technique	Input	Low	High	Weighted average

Ireland
Investment property under development	9.0	Residual	Build per sq ft (€)	187.0	187.0	187.0
			ERV per sq ft (€)	52.0	52.0	52.0
			Net initial yield %	5.5	5.5	5.5
Development land	14.2	Comparison	Price per acre (€’000)	1,111	7,195	5,244
Rest of Europe
Investment property under development	69.1	Residual	Build per sq m (€)	880.00	1,015.00	945.00
			Sales value per sq m (€)	3,900.00	5,300.00	4,887.00
			ERV per sq m (€)	875.00	875.00	875.00
			Net initial yield %	3.8	3.8	3.8
Total	92.3

Footnote:

1.	Includes assets held-for-sale.

C. Sensitivity of measurement to variance of significant unobservable inputs

There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value e.g. an increase in rent may be offset by an increase in yield, resulting in no net impact on the valuation. However if the inputs move in opposite directions (for example ERV increases and equivalent yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.

(i). Investment property

Rents and ERVs have a direct relationship to fair value, while equivalent yield has an inverse relationship.

The following table shows the impact on the fair value of investment property by applying a sensitivity to significant unobservable inputs.

I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
Unaudited	£m1,2	£m	£m	£m	£m

United Kingdom
Retail	414.5	11.3	(10.8)	(16.6)	18.1
Office	790.9	33.7	(33.3)	(37.4)	40.9
Industrial	182.0	5.0	(4.9)	(7.1)	7.6
Residential	88.7	4.4	(3.8)	(4.8)	6.1
	1,476.1	54.4	(52.8)	(65.9)	72.7
Ireland
Retail	168.0	6.4	(5.9)	(6.8)	7.4
Office	547.1	23.3	(22.5)	(26.0)	28.7
Residential	151.8	6.9	(6.9)	(7.6)	8.4
	866.9	36.6	(35.3)	(40.4)	44.5
Rest of Europe
Retail	143.4	5.6	(5.6)	(5.8)	6.3
Office	174.7	7.4	(7.4)	(5.9)	6.3
	318.1	13.0	(13.0)	(11.7)	12.6
	2,661.1	104.0	(101.1)	(118.0)	129.8

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the consolidated balance sheet.
2.	Includes assets held-for-sale.

II. 31 December 2016

	Fair value at 31 December 2016[1,2]	Impact on valuations of a 5% change in ERV		Impact on valuations of a 25 bps change in equivalent yield

		Increase	Decrease	Increase	Decrease
Audited	£m	£m	£m	£m	£m

United Kingdom
Retail	435.8	12.0	(11.5)	(17.3)	18.9
Office	830.1	34.1	(34.0)	(37.2)	40.5
Industrial	171.2	5.2	(5.0)	(6.5)	7.0
Residential	79.6	4.2	(4.0)	(5.1)	5.8
	1,516.7	55.5	(54.5)	(66.1)	72.2
Ireland
Retail	159.3	5.7	(5.1)	(4.9)	5.5
Office	524.2	22.5	(21.7)	(25.4)	28.0
Residential	142.7	7.3	(7.3)	(6.5)	7.0
	826.2	35.5	(34.1)	(36.8)	40.5
Rest of Europe
Retail	136.3	5.2	(5.2)	(5.5)	6.0
Office	170.1	7.0	(7.0)	(5.8)	6.2
	306.4	12.2	(12.2)	(11.3)	12.2
	2,649.3	103.2	(100.8)	(114.2)	124.9

Footnotes:

1.	Includes adjustment in respect of straight line leases, which is recognised in the “Rent and other receivables” component of the consolidated balance sheet.
2.	Includes assets held-for-sale.

(ii). Investment property under development

An increase/decrease in costs to complete and the discount factor will decrease/increase valuations respectively.

The following table shows the impact on the fair value of investment property under development by applying a sensitivity to significant unobservable inputs used.

I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuation of a 5% change in build costs		Impact on valuation of a 5% change in ERV/sales value		Impact on valuation of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
Unaudited	£m1	£m	£m	£m	£m	£m	£m

Ireland
Investment property under development	16.0	(0.2)	0.2	0.9	(0.9)	(0.8)	0.9
Development land	14.6	-	-	-	-	-	-
Rest of Europe
Investment property under development	70.9	(0.3)	0.3	3.9	(3.9)	(3.9)	4.4
	101.5	(0.5)	0.5	4.8	(4.8)	(4.7)	5.3

II. 31 December 2016

	Fair value at 31 December 2016	Impact on valuation of a 5% change in build costs		Impact on valuation of a 5% change in ERV/sales value		Impact on valuation of a 25 bps change in net initial yield

		Increase	Decrease	Increase	Decrease	Increase	Decrease
Audited	£m1	£m	£m	£m	£m	£m	£m

Ireland
Investment property under development	9.0	(0.1)	0.1	0.6	(0.6)	(0.5)	0.6
Development land	14.2	-	-	-	-	-	-
Rest of Europe
Investment property under development	69.1	(0.3)	0.3	3.7	(3.7)	(3.8)	4.3
	92.3	(0.4)	0.4	4.3	(4.3)	(4.3)	4.9

Footnote:

1.	Includes assets held-for-sale.

10.	Loans secured by real estate

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Opening balance	67.6	179.2	179.2
Disposal of collateral	-	(100.7)	(115.2)
Net change in fair value	4.0	0.6	0.3
Effects of translation to presentation currency	0.6	2.8	3.3
Closing balance	72.2	81.9	67.6

A. Valuation process

In estimating the fair value of the loans secured by real estate, the income approach was used. This is a valuation technique that provides an estimation of the fair value of an asset or business based on expectations about the cash flows that an asset or business would generate over time. At 30 June 2017 Duff & Phelps Ltd. performed procedures on the loans secured by real estate portfolio. In assessing the fair value of the loans secured by real estate, Duff & Phelps Ltd. have referenced valuations performed on the underlying collateral. At 30 June 2017, the value of the underlying collateral was £73.8 million (December 2016: £69.9 million).

Further information on the valuation methodology is provided in Note 18 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

The key unobservable inputs used in the valuation of the Group’s loans secured by real estate at 30 June 2017 are the discount rates used which are based on investment opportunities to deliver similar risk-adjusted returns to an investor. The discount rate applied to the loans is 8.1% to 10.8% (December 2016: 8.1% to 11.1%).

B. Sensitivity of measurement to variance of significant unobservable inputs

Yield has an inverse relationship to valuation. There are inter-relationships between the unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value for example, cap rates, expected lease renewal dates, expected disposal values, may be offset by an increase in yield, resulting in no net impact on the valuation.

I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuations of 100 bps change in discount rate

Unaudited	£m	Increase £m	Decrease £m

United Kingdom	49.2	-	-
Ireland	23.0	(1.0)	1.0
	72.2	(1.0)	1.0

II. 31 December 2016

	Fair value at 31 December 2016	Impact on valuations of 100 bps change in discount rate

Audited	£m	Increase £m	Decrease £m

United Kingdom	44.4	(0.3)	0.3
Ireland	23.2	(1.1)	1.1
	67.6	(1.4)	1.4

11.	Property, plant and equipment

A. Acquisitions and disposals

During the six month period ended 30 June 2017, the Group spent £3.9 million on additions to property, plant and equipment (six month period ended 30 June 2016: £6.4 million). Depreciation charge for the same period was £2.0 million (six month period ended 30 June 2016: £1.3 million). The revaluation loss attributed to land and buildings totalled £0.3 million (six month period ended 30 June 2016: £1.6 million), whilst exchange rates accounted for a £1.0 million positive movement in the period (six month period ended 30 June 2016: positive £3.1 million movement).

B. Valuation process

The Board determines the Group’s valuation policies and procedures for the valuation of property, plant and equipment. The Board decides which external valuer to appoint to be responsible for the external valuations of the Group’s property, plant and equipment, which represents its hotel assets. Selection criteria include market knowledge, reputation, independence and whether professional standards are maintained.

Further information on the valuation methodology is provided in Note 19 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

The table below summarises the key unobservable inputs used in the valuation of the Group’s property, plant and equipment.

I. 30 June 2017

Asset class Unaudited	Fair value at 30 June 2017 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	41.7	Net operating income	£4.0m	€2.2m
Ireland	33.9	Occupancy %	74.0	66.0
		Discount rate %	8.8	9.0
		Exit yield %	6.8	7.0
		Average daily rate	£162.36	€116.00
Total	75.6	Stabilised year	2021	2018

II. 31 December 2016

Asset class Audited	Fair value at 31 December 2016 £m	Inputs[1]	United Kingdom	Ireland

United Kingdom	41.2	Net operating income	£4.0m	€2.4m
Ireland	31.8	Occupancy %	74.0	68.0
		Discount rate %	8.8	9.0
		Exit yield %	6.8	7.0
		Average daily rate	£162.36	€115.00
Total	73.0	Stabilised year	2021	2018

Footnote:

1.	Inputs are presented in connection with a stabilised year.

There were no changes in valuation techniques during the period.

C. Sensitivity of measurement to variance of significant unobservable inputs

There are inter-relationships between all these unobservable inputs as they are determined by market conditions. The existence of an increase in more than one unobservable input would be to magnify the impact on the valuation. The impact on the valuation will be mitigated by the inter-relationship of two unobservable inputs moving in directions which have an opposite impact on value e.g. an increase in hotel net operating income may be offset by an increase in exit yield, resulting in no net impact on the valuation. However, if the inputs move in opposite directions (for example average daily rate increases and exit yield decreases), valuation movements can be amplified whereas if they move in the same direction, they may offset reducing the overall net valuation movement.

I. 30 June 2017

	Fair value at 30 June 2017	Impact on valuation of 10% change in estimated Hotel NOI		Impact on valuation of 10% change in occupancy %		Impact on valuation of 100 bps change in discount rate		Impact on valuation of 50 bps change in exit yield		Impact on valuation of 5% change in ADR
Unaudited	£m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m

United Kingdom	41.7	4.1	(4.1)	11.6	(11.7)	(5.6)	7.4	(3.0)	3.4	9.8	(9.9)
Ireland	33.9	3.4	(3.4)	5.7	(5.7)	(4.4)	6.0	(2.4)	2.7	2.5	(2.4)
	75.6	7.5	(7.5)	17.3	(17.4)	(10.0)	13.4	(5.4)	6.1	12.3	(12.3)

II. 31 December 2016

	Fair value at 31 December 2016	Impact on valuation of 10% change in estimated Hotel NOI		Impact on valuation of 10% change in occupancy %		Impact on valuation of 100 bps change in discount rate		Impact on valuation of 50 bps change in exit yield		Impact on valuation of 5% change in ADR
Audited	£m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m	Increase £m	Decrease £m

United Kingdom	41.2	4.1	(4.1)	11.5	(11.5)	(5.6)	7.6	(3.0)	3.5	9.9	(9.8)
Ireland	31.8	3.3	(3.3)	6.2	(6.2)	(4.2)	5.6	(2.2)	2.6	1.4	(1.4)
	73.0	7.4	(7.4)	17.7	(17.7)	(9.8)	13.2	(5.2)	6.1	11.3	(11.2)

12.	Borrowings

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Secured	706.4	980.8	721.8
Unsecured	982.4	759.0	969.5
	1,688.8	1,739.8	1,691.3
Unamortised borrowing costs, bond discounts and bond premia	(12.8)	(20.8)	(14.1)
	1,676.0	1,719.0	1,677.2

Disclosed as:
Current	35.3	76.2	0.6
Non-current	1,640.7	1,642.8	1,676.6
	1,676.0	1,719.0	1,677.2

A. Reconciliation of carrying value

Movements in the Group’s borrowings are analysed in the following table.

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Opening balance	1,677.2	1,414.3	1,414.3
Principal repayments on secured debt	(23.0)	(38.0)	(230.0)
Draw down of new secured debt	-	67.1	67.1
Draw down of revolving credit facility	-	75.0	-
Proceeds on €150.0 million tap of €400.0 million 3.25% unsecured 10 year bond	-	118.6	118.6
Proceeds on £200.0 million tap of £300.0 million 3.95% unsecured 7 year bond	-	-	200.0
Premium on bond tap and note tap	-	-	5.9
Borrowing costs incurred	-	(2.3)	(3.3)
Premium paid on issue of €550.0 million 3.25% unsecured 10 year bond	-	2.0	-
Amortisation of borrowing costs and bond discounts, net of accretion of premia from bond and note taps	1.3	2.2	6.2
Effects of translation to presentation currency	20.5	80.1	98.4
Closing balance	1,676.0	1,719.0	1,677.2

The tables above, together with the analysis set out in Notes 12B and 12C are presented net of unamortised borrowing costs, which will be released to the income statement over the period of the associated borrowing. The analysis set out in Notes 12D and 12E excludes the effect of deducting unamortised borrowing costs.

Further information on the fair value methodology is provided in Note 25 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

B. Secured borrowings

I. 30 June 2017

	Drawdown date[1]	Effective interest rate	Maturity	Fair value[2]	Book value

Unaudited		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	154.2	155.9
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[3]	212.8	211.2
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	34.4	34.4
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	71.5	70.4
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	166.9	161.1
€37.25 million mortgage borrowing[4]	22 January 2016	Euribor + 1.60%	29 December 2030	31.4	31.4
€50.0 million mortgage borrowing[4]	1 March 2016	Euribor + 1.60%	1 March 2031	36.9	36.9
				708.1	701.3
Unamortised borrowing costs (included above)					5.1
					706.4

Footnotes:

1.	Drawdown date or date of acquisition, whichever is later.
2.	The fair value of floating rate borrowings has been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings has been calculated using a discounted cash flow approach.
3.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.
4.	Amortising loan.

II. 31 December 2016

	Drawdown date[1]	Effective interest rate	Maturity	Fair value[2]	Book value

Audited		%		£m	£m

£184.0 million mortgage borrowing	24 September 2014	Libor + 1.80%	December 2019	164.9	167.3
€264.0 million mortgage borrowing	17 December 2014	Euribor + 2.125%	December 2019[3]	205.7	205.4
£116.6 million mortgage borrowing	31 January 2015	Libor + 2.50%	30 January 2018	45.7	45.6
£70.7 million mortgage borrowing	31 January 2015	2.90%	30 January 2020	72.4	70.4
£165.0 million mortgage borrowing	31 January 2015	2.91%	30 January 2023	167.4	161.0
€37.25 million[4] mortgage borrowing	22 January 2016	Euribor + 1.60%	29 December 2030	31.6	30.6
€50.0 million mortgage borrowing[4]	1 March 2016	Euribor + 1.60%	1 March 2031	37.0	36.0
				724.7	716.3
Unamortised borrowing costs (included above)					5.5
					721.8

Footnotes:

1.	Drawdown date or date of acquisition, whichever is later.
2.	The fair value of floating rate borrowings has been established using an equivalent market value established by the Investment Manager determining the equivalent credit spread for this debt at the balance sheet date. The fair value of fixed rate borrowings has been calculated using a discounted cash flow approach.
3.	This facility contains two options to extend the maturity date by one year each upon satisfaction of the conditions per the facility agreement and payment of a 0.2% extension fee.
4.	Amortising loan.

The Group also has access to an €8.0 million facility in connection with a Spanish asset. This facility is currently undrawn and it will expire on 29 December 2020.

Debt service is payable quarterly on all secured borrowings.

C. Bonds and notes

I. 30 June 2017

	Issue date	Effective interest rate	Maturity	Fair value	Book value

Unaudited		%		£m1	£m

£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	513.4	497.6
€550.0 million 3.25%, 10 year unsecured note	12 November 2015	3.25%	12 November 2025	482.7	477.1
				996.1	974.7
Unamortised borrowing costs, discounts and premia					7.7
					982.4

II. 31 December 2016

	Issue date	Effective interest rate	Maturity	Fair value	Book value

Audited		%		£m1	£m

£500.0 million 3.95%, 7 year unsecured bond	30 June 2015	3.95%	30 June 2022	509.4	497.3
€550.0 million 3.25%, 10 year unsecured bond	12 November 2015	3.25%	12 November 2025	478.7	464.1
				988.1	961.4
Unamortised borrowing costs, discounts and premia					8.1
					969.5

Footnote:

1.	The fair value of each of the unsecured bonds and notes has been calculated using the quoted market price as at the balance sheet date.

D. Revolving credit facility

The Group maintains a £225.0 million multi-currency revolving credit facility. At 30 June 2017, £Nil had been drawn against this facility and at the date of these condensed consolidated financial statements it remains undrawn (December 2016: £Nil). Unamortised borrowing costs total £0.1 million (December 2016: £0.5 million).

E. Maturity profile of borrowings

The maturity profile of the Group’s borrowings is as follows:

	30 June 2017 Unaudited	31 December 2016 Audited
	£m	£m

Due within one year	35.3	0.6
Due between two and five years	948.7	498.2
Due between six and ten years	673.3	1,158.8
Due greater than ten years	31.5	33.7
Closing balance	1,688.8	1,691.3

F. Interest rate profile of borrowings

I. 30 June 2017

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity

Unaudited	£m	£m	£m	%	Years	Years

Gross borrowings in: Pound Sterling	924.1	191.7	732.4	3.23	7.0	4.3
Euro	764.7	282.3	482.4	2.79	10.0	7.2
	1,688.8	474.0	1,214.8	3.03	8.2	5.6

II. 31 December 2016

	Total	Floating rate	Fixed rate	Weighted average interest rate	Weighted average period for which rate is fixed	Weighted average period to maturity

Audited	£m	£m	£m	%	Years	Years

Gross borrowings in: Pound Sterling	946.8	214.4	732.4	3.23	7.0	4.8
Euro	744.5	275.1	469.4	2.79	10.0	7.7
	1,691.3	489.5	1,201.8	3.03	8.2	6.1

13.	Derivative financial instruments

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Non-current assets
Interest rate caps not designated as hedges	0.1	0.3	0.3
Foreign currency forward contracts designated as net investment hedges	-	0.2	-
	0.1	0.5	0.3
Non-current liabilities
Zero cost foreign currency options designated as net investment hedges	(17.6)	(14.8)	(17.3)
Interest rate cross currency swaps designated as net investment hedges	(36.5)	(27.1)	(32.4)
Foreign currency forward contracts designated as net investment hedges	(7.2)	(2.3)	(4.6)
	(61.3)	(44.2)	(54.3)
	(61.2)	(43.7)	(54.0)

The Group has entered into interest rate cap contracts with notional amounts of £129.3 million (December 2016: £218.1 million) on Sterling-denominated debt and €184.8 million (£162.1 million) (December 2016: €297.9 million or £254.3 million) on Euro-denominated debt. The caps are used to hedge the exposure to the variable interest rate payments on mortgage borrowings.

The Group has also entered into foreign currency forward contracts, zero cost foreign currency options and a cross-currency swap with notional amounts of €538.8 million (£405.8 million) to hedge its net investment in Euro operations (December 2016: €563.8 million or £425.1 million).

Further information on the valuation methodology is provided in Note 26 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

14.	Financial instruments-fair values and risk management

A. Accounting classifications and fair values

The following table shows the book values and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

I. 30 June 2017

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
Unaudited	£m	£m	£m	£m	£m	£m	£m	£m

Loans secured by real estate	72.2	72.2	72.2	-	-	-	-	72.2
Derivative financial assets	0.1	0.1	0.1	-	-	-	0.1	-
Total financial assets disclosed at fair value	72.3	72.3	72.3	-	-	-	0.1	72.2

Borrowings	1,676.0	1,704.2	-	-	1,704.2	-	996.1	708.1
Derivative financial liabilities	61.3	61.3	-	61.3	-	-	61.3	-
Total financial liabilities disclosed at fair value	1,737.3	1,765.5	-	61.3	1,704.2	-	1,057.4	708.1

II. 31 December 2016

	Carrying value	Fair value	Fair value through the profit and loss	Fair value hedging instruments	Other financial liabilities	Level 1	Level 2	Level 3
Audited	£m	£m	£m	£m	£m	£m	£m	£m

Loans secured by real estate	67.6	67.6	67.6	-	-	-	-	67.6
Derivative financial assets	0.3	0.3	0.3	-	-	-	0.3	-
Total financial assets disclosed at fair value	67.9	67.9	67.9	-	-	-	0.3	67.6

Borrowings	1,677.2	1,712.8	-	-	1,712.8	-	988.1	724.7
Derivative financial liabilities	54.3	54.3	-	54.3	-	-	54.3	-
Total financial liabilities disclosed at fair value	1,731.5	1,767.1	-	54.3	1,712.8	-	1,042.4	724.7

B. Measurement of fair values

The fair value of rent and other receivables, cash and cash equivalents, and trade and other payables approximate their carrying value and they are carried at amortised cost.

C. Financial risk management

The Group’s activities expose it to a variety of financial risks: market risk (including interest rate risk and foreign currency risk), credit risk and liquidity risk.

The interim financial statements do not include all financial risk management information and disclosures required in the annual financial statements.

Further information on financial risk management is set out in Note 27 to the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016. There have been no changes in any risk management policies since 31 December 2016.

(i). Market risk

(a). Foreign currency risk

The Group has operations in Europe which transact business denominated mostly in Euro. There is currency exposure caused by translating the local trading performance and local net assets into Pound Sterling for each financial period and at each reporting date.

The Group’s net investment translation exposure (including the impact of derivative financial instruments) is summarised below:

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Gross foreign currency assets	1,440.1	1,417.0	1,407.3
Gross foreign currency liabilities	(1,180.4)	(1,266.3)	(1,165.0)

	259.7	150.7	242.3

Gross currency liabilities include the nominal amount of £255.8 million (December 2016: £447.0 million) of foreign exchange derivatives designated as net investment hedges.

The sensitivity below has been determined based on the exposure to foreign exchange rates for derivative financial instruments at the balance sheet date and represents management’s assessment of possible changes to the fair value of the Group’s cross currency swaps as a result of possible changes in foreign exchange rates:

	Impact on profit		Impact on net asset value
	30 June 2017 Unaudited	31 December 2016 Audited	30 June 2017 Unaudited	31 December 2016 Unaudited
	£m	£m	£m	£m

250 bps strengthening in exchange spot rate	(0.2)	(0.8)	(4.8)	(4.4)
250 bps weakening in exchange spot rate	0.2	0.8	4.8	4.4
500 bps strengthening in exchange spot rate	(0.4)	(1.5)	(9.6)	(8.6)
500 bps weakening in exchange spot rate	0.4	1.5	9.6	8.6

(ii). Liquidity risk

The table below summarises the expected maturity profile of the Group’s financial liabilities based on contractual undiscounted payments and includes estimated interest payments.

I. 30 June 2017

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Unaudited	£m	£m	£m	£m	£m	£m

Secured borrowings	4.4	48.3	18.3	471.6	234.5	777.1
£500.0 million 3.95%, 7 year unsecured bond	-	18.9	18.9	591.7	-	629.5
€550.0 million 3.25%, 10 year unsecured note	-	15.7	15.7	47.0	545.1	623.5

Derivative financial instruments	-	3.2	14.6	43.5	-	61.3

Trade and other payables	26.2	2.6	0.2	2.0	1.2	32.2
	30.6	88.7	67.7	1,155.8	780.8	2,123.6

II. 31 December 2016

	Less than 3 months	3 to 12 months	1 to 2 years	2 to 5 years	Over 5 years	Total
Audited	£m	£m	£m	£m	£m	£m

Secured borrowings	5.5	14.4	64.3	480.8	238.1	803.1
£500.0 million 3.95%, 7 year unsecured bond	-	18.8	18.8	56.4	539.4	633.4
€550.0 million 3.25%, 10 year unsecured note	-	15.3	15.3	45.8	530.5	606.9

Derivative financial instruments	-	-	3.9	18.0	32.4	54.3

Trade and other payables	25.9	2.7	0.2	1.3	1.6	31.7
	31.4	51.2	102.5	602.3	1,342.0	2,129.4

(iii). Capital management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern and as such it aims to maintain a prudent mix between borrowings and equity financing. The Group’s capital structure comprises equity attributable to shareholders of the Company, borrowings and cash and cash equivalents. Equity comprises issued share capital, reserves and retained earnings as disclosed in the condensed consolidated statement of changes in equity. Borrowings comprise term loan facilities, a revolving credit facility (RCF) and unsecured bonds and notes.

Save for the currently undrawn RCF and the bonds and notes, the remaining Group borrowings are secured on specific portfolios and are non–recourse to the Group as a whole.

(a). Net debt

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Borrowings (see Note 12)	1,676.0	1,719.0	1,677.2
Add: Unamortised borrowing costs (see Note 12)	12.8	20.8	14.1

	1,688.8	1,739.8	1,691.3
Cash and cash equivalents	(454.8)	(459.0)	(456.5)

Net debt	1,234.0	1,280.8	1,234.8

(b). Portfolio value

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Investment and development property (see Note 9)	2,762.6	2,912.3	2,741.6
Loans secured by real estate (see Note 10)	72.2	81.9	67.6
Property, plant and equipment (see Note 11)	75.6	69.0	73.0
	2,910.4	3,063.2	2,882.2

(c). Loan to value

	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited
	£m	£m	£m

Total property portfolio	2,910.4	3,063.2	2,882.2
Net debt	1,234.0	1,280.8	1,234.8
Loan to value %	42.4	41.8	42.8

15.	Stated capital

Ordinary shares (Number)
Authorised	Unlimited

Ordinary shares issued and fully paid
Shares in issue at 1 January 2017 (number)	126,133,407
At 30 June 2017 (number)	126,133,407

£m
As at 1 January 2017	1,222.1
As at 30 June 2017	1,222.1

16.	Dividends

	Per share amount	Date of payment	Six month period ended 30 June 2017 Unaudited £m	Six month period ended 30 June 2016 Unaudited £m

Interim dividend	12 pence	31 March 2016	-	16.3
Interim dividend	12 pence	23 May 2016	-	16.3
Interim dividend	12 pence	31 March 2017	15.1	-
Interim dividend	12 pence	31 May 2017	15.1	-
			30.2	32.6

On 3 August 2017, the Board proposed an interim dividend of 12 pence per share, resulting in a total dividend of £15.1 million. It will be paid on 31 August 2017 to shareholders on the register at the close of business on 18 August 2017. This interim dividend has not been recognised as a liability in the interim financial statements as it was declared after the period end date.

17.	Gain on sale of investment and development property and loan collateral

	Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	£m	£m	£m

Investment and development property
Gross proceeds on disposal	49.4	62.9	260.4
Surrender premium receivable on disposal	8.2	-	-
Selling costs	(1.0)	(0.9)	(4.4)
Net proceeds on disposal	56.6	62.0	256.0
Carrying value	(54.4)	(62.2)	(247.9)
Gain/(loss) on disposal	2.2	(0.2)	8.1

Loan collateral
Gross proceeds on disposal	-	102.6	117.1
Selling costs	-	(1.5)	(1.5)
Net proceeds on disposal	-	101.1	115.6
Carrying value	-	(100.7)	(115.2)
Gain on disposal	-	0.4	0.4

	2.2	0.2	8.5

The carrying value of assets sold during the six month period ended 30 June 2017 is £46.2 million. Included within this figure are assets with a fair value of £38.8 million which were classified as assets held-for-sale at 31 December 2016.

18.	Related party transactions

A. Parent and ultimate controlling party

The Company’s parent and ultimate controlling party is Kennedy-Wilson Holdings, Inc. (‘KWI’). This is by virtue of the Investment Manager, an indirect wholly owned subsidiary of KWI, acting as investment manager to the Company in accordance with the terms of the investment management agreement between the Investment Manager and the Company, and the Investment Manager being entitled to receive certain management and performance fees.

In addition, KWI (through its subsidiaries) holds 30,015,924 (or 23.8%) shares in the Company at 30 June 2017 (December 2016: 29,769,435 or 23.6%).

(i). Investment management fee

The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive an investment management fee from the Company at an annual rate of 1.0% of the EPRA NAV of the Company, payable quarterly in arrears.

The investment management fees were as follows:

•	For the quarter ended 31 December 2016, the investment management fee payable to the Investment Manager totalled £3.9 million. Of this amount £2.0 million cash was paid on 30 December 2016. The remaining £1.9 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 23 February 2017, 194,937 shares were acquired to settle the share-based element of the investment management fee.

•	For the quarter ended 31 March 2017, the investment management fee payable to the Investment Manager totalled £3.9 million. Of this amount £1.9 million cash was paid on 30 March 2017. The remaining £2.0 million share-based element was satisfied through the purchase of ordinary shares for cash in the market for delivery to the Investment Manager. On 5 May 2017, 186,194 shares were acquired to settle the share-based element of the investment management fee.

•	For the quarter ended 30 June 2017, the investment management fee payable to the Investment Manager totals £3.9 million. Of this amount £1.9 million was paid on 29 June 2017. The remaining £2.0 million share-based element is expected to be satisfied in cash.

The total amount of the investment management fee in respect of the period from 1 January 2017 to 30 June 2017 was £7.7 million (six month period ended 30 June 2016: £8.1 million).

The Investment Manager has also paid certain expenses on behalf of the Company and the Company has reimbursed the Investment Manager in the amount of £0.9 million (six month period ended 30 June 2016: £0.8 million).

Further details of the investment management fee arrangements are set out in Note 31A(i) of the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

(ii). Performance fee

The Investment Manager, pursuant to the terms of an investment management agreement with the Company, is entitled to receive a performance fee. It is a form of remuneration used to reward the Investment Manager for generating returns to shareholders.

The total amount of the performance fee in respect of the period from 1 January 2017 to 30 June 2017 was £Nil (six month period ended 30 June 2016: £Nil).

Further details of the performance fee arrangements are set out in Note 31A(ii) of the consolidated financial statements included in the Annual Report and Accounts for the year ended 31 December 2016.

B. Transactions with key management personnel

Total amounts paid to key management are set out below:

	Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	£m	£m	£m

Investment management fee	7.7	8.1	16.3
Directors’ fees	0.2	0.2	0.3
Directors’ fees related to the proposed merger	0.6	-	-
Dividends earned by directors on shareholdings in the Company	0.1	0.1	0.2
Costs reimbursed	0.9	0.8	2.0
	9.5	9.2	18.8

(i). Amounts paid to key management personnel

(a). Directors fees

The Directors of the Company received total fees for the period as follows:

	Six month period ended 30 June 2017 Unaudited	Six month period ended 30 June 2016 Unaudited	Year ended 31 December 2016 Audited
	£	£	£

Charlotte Valeur	72,500	72,500	145,000
William McMorrow	-	-	-
Mark McNicholas	50,000	50,000	100,000
Simon Radford	50,000	50,000	100,000
Mary Ricks	-	-	-
	172,500	172,500	345,000

Pursuant to the terms of the investment management agreement between the Investment Manager and the Company, each of William McMorrow and Mary Ricks has waived his/her fees as Directors of the Company.

Pursuant to the terms of an agreement entered into between the Company and each of Charlotte Valeur, Mark McNicholas and Simon Radford dated 23 April 2017, the Company has agreed to pay each independent director extra remuneration for any services rendered in his/her capacity as a director in relation to the proposed merger transaction with Kennedy-Wilson Holdings, Inc. Each director will be paid a daily fee of £3,750.00 plus reasonable out of pocket expenses incurred for each day where he/she spends two hours or more performing work in his/her capacity as a director of the Company in relation to the proposed merger. Each independent director will be entitled to the additional fee for the period from and including 1 March 2017 up to and including the first to occur of (1) the date of completion of the proposed merger or (2) the date on which the proposed merger transaction lapses or is withdrawn. Each of William McMorrow and Mary Ricks have waived his/her right to receive any fees in his/her capacity as a director of the Company including, without limitation, in relation to the proposed merger transaction with Kennedy-Wilson Holdings, Inc.

In the period from 1 March 2017 to 30 June 2017, each director has been paid the following under the terms of this letter:

Six month period ended 30 June 2017 Unaudited
£

Charlotte Valeur	315,219
William McMorrow	-
Mark McNicholas	135,311
Simon Radford	127,500
Mary Ricks	-
578,030

(b). Investment management fee

The Investment Manager is considered to be included within the definition of key management personnel. The total Investment Management fee for the six month period ended 30 June 2017 is £7.7 million (six month period ended 30 June 2015: £8.1 million), details of which are set out in Note 18A(i).

(c). Performance fees

The Investment Manager, as noted above, is considered to be included within the definition of key management personnel. The total performance fee accrued for the six month period ended 30 June 2017 is £Nil (six month period ended 30 June 2016: £Nil), details of which are set out in Note 18A(ii).

(ii). Interests in share capital of the Company

The Directors’ interests in the shares of the Company are detailed below:

Number of shares	30 June 2017 Unaudited	30 June 2016 Unaudited	31 December 2016 Audited

Charlotte Valeur	-	-	-
William McMorrow	200,149	200,149	200,149
Mark McNicholas	-	-	-
Simon Radford	12,500	9,200	12,500
Mary Ricks	280,149	280,149	280,149
	492,798	489,498	492,798

Included in the shareholding noted above are 119,233 restricted share units which were awarded on 1 March 2016 to each of William McMorrow and Mary Ricks. Such restricted share units were granted in respect of the shares awarded to the Investment Manager in satisfaction of the Performance Fee for the year ended 31 December 2015. The restricted share units will vest, subject to continuous service, in equal tranches over a period of three years with the first vesting in March 2017 and thereafter each vesting will occur in March 2018 and March 2019.

Each restricted share unit that vests shall represent the right to receive payment of one ordinary share.

There has been no other change in the directors’ interests in the shares of the Company between 30 June 2017 and the date of the condensed consolidated financial statements.

Dividends paid on ordinary shares in the Company held by directors and restricted share units which the directors are entitled to totalled approximately £115,000 during the six month period ended 30 June 2017 (six month period ended 30 June 2016: approximately £77,000).

C. Other related parties

There were no transactions with other related parties.

19.	Subsequent events

A. Investment management fee

On 3 August 2017 the Company approved the payment of the investment management fee of £3.9 million (for the quarter ended 30 June 2017), payable to the Investment Manager. See further details in Note 18A(i).

B. Revolving credit facility extension

On 11 July 2017 the Company secured an extension to the terms of its existing unsecured RCF. The RCF, which was due to expire on 29 August 2017 has been extended to the earlier of 28 February 2018 and the effective date of the merger with Kennedy-Wilson Holdings, Inc. In the event that the merger is not effective by 28 February 2018, the Company will have the right, subject to certain customary conditions, to extend the maturity of the RCF for up to a further six months.

20.	Assets held-for-sale

The Group has identified certain of its investment properties as held-for-sale in accordance with IFRS 5. The carrying value of such assets was £88.9 million at the balance sheet date (December 2016: £59.4 million). During the period £38.7 million of assets which were classified as held-for-sale at 31 December 2016 were sold, and one asset valued at £11.2 million which had been classified as held-for-sale at 31 December 2016 was taken off the market and reclassified as investment property. At 30 June 2017 a further £77.7 million of assets held-for-sale were added to this classification.

A fair value movement of £1.3 million was recorded against an asset which was included in this category at 31 December 2016 and which remains unsold at 30 June 20187. Exchange rate movements total £0.4 million.

21.	Approval of the interim financial statements

These interim financial statements were authorised for issue by the Company’s Board of Directors on 3 August 2017.

Appendix 30 June 2017

UK portfolio summary1

Sector	Area (m sq ft)	No. of assets	Portfolio value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)

Office	2.6	28	790.9	49.2	5.8	6.7	4.6	92.8
Retail	1.8	87	324.8	22.7	6.5	6.8	8.5	97.1
Industrial	2.8	25	182.0	11.6	6.0	7.4	7.3	99.3
Leisure	0.4	6	89.7	5.1	5.4	6.6	12.9	89.1
Residential	0.1	1	88.7	1.2	1.3	2.9	–	54.7

Property Total	7.7	147	1,476.1	89.8	5.7	6.6	6.4	93.1
Hotel	-	1	41.7	1.4	3.1	5.8	-	-
Loans	-	7	49.2	5.5	10.4	9.6	-	-
Total/average	7.7	155	1,567.0	96.7	5.8	6.7	6.4	93.1

Irish portfolio summary1

Sector	Area (m sq ft)	No. of assets	Portfolio value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)

Office	0.8	14	553.8	24.3	4.3	5.9	9.9	94.4
Retail	0.5	5	177.0	9.9	5.8	6.5	16.8	96.5
Industrial	-	-	-	-	-	-	-	-
Leisure	0.0	1	3.2	0.2	5.1	6.9	16.0	100.0
Residential	0.5	2	163.6	7.4	4.3	4.0	–	95.6	[8]

Property Total	1.8	22	897.6	41.8	4.6	5.8	11.8	93.8
Hotel	-	1	33.8	1.3	3.6	5.1	-	-
Loans	-	3	23.0	1.1	4.7	4.0	-	-
Total/average	1.8	26	954.4	44.2	4.6	5.7	11.8	93.8

Spanish portfolio summary1

Sector	Area (m sq ft)	No. of assets	Portfolio value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)

Retail	0.8	16	203.1	8.6	5.8	6.7	2.7	90.7
Hotel	-	1	11.2	-	-	-	-	-

Total/average	0.8	17	214.3	8.6	5.8	6.7	2.7	90.7

Italian portfolio summary1

Sector	Area (m sq ft)	No. of assets	Portfolio value[2] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)

Office	1.1	9	174.7	10.5	5.8	6.3	5.5	100.0
Total/average	1.1	9	174.7	10.5	5.8	6.3	5.5	100.0

Total portfolio summary1

Sector	Area (m sq ft)	No. of assets	Portfolio value[2,3] (£m)	Ann. TU NOI[4] (£m)	EPRA TU NIY[5] (%)	Acq’n YOC (%)	WAULT[6] (years)	Occup’y7 (%)

Office	4.5	51	1,519.4	84.0	5.3	6.5	6.2	94.2
Retail	3.1	108	704.9	41.2	6.2	6.7	9.1	95.2
Industrial	2.8	25	182.0	11.6	6.0	7.4	7.3	99.3
Leisure	0.4	7	92.9	5.3	5.4	6.6	13.0	89.4
Residential	0.6	3	252.3	8.6	3.2	3.5	-	86.0	[8]

Property Total	11.4	194	2,751.5	150.7	5.3	6.4	7.4	93.6
Hotel	-	3	86.7	2.7	3.3	5.6	-	-
Loans	-	10	72.2	6.6	8.6	8.2	-	-

Total/average	11.4	207	2,910.4	160.0	5.4	6.4	7.4	93.6

1.	Development assets re-classified across sectors
2.	Third party valuations (RICS Red Book) have been undertaken by CBRE on direct property assets (other than the Italian office portfolio which has been valued by Colliers); loan portfolios have been fair valued by Duff & Phelps, in each case at 30 June 2017
3.	London and South East offices comprise 18% (London offices: 10%, South East offices: 8%) and Milan comprise 2% of portfolio value
4.	Annualised topped-up NOI at 30 June 2017 includes expiration of rent-free periods and contracted rent steps over the next two years
5.	EPRA topped-up net initial yield
6.	Weighted average unexpired lease term to first break
7.	Based on ERV
8.	Excludes commercial units at Vantage, Central Park, Dublin

Total portfolio: Top ten assets1

Asset	Country	City	Sector	Approx area (000 sq ft)		EPRA TU NIY[2] (%)	WAULT[3] (years)	Occup’y4 (%)

Buckingham Palace Road	UK	London, SW1	Office	224		4.4	3.6	100.0
Vantage / Central Park	Ireland	Dublin 18	PRS[5]	394		4.3	n/a	96.1	[6]
Baggot Plaza	Ireland	Dublin 4	Office	129		4.4	19.0	100.0
40/42 Mespil Road	Ireland	Dublin 4	Office	118		3.7	10.9	100.0
Russell Court	Ireland	Dublin 2	Office	139		4.5	8.5	100.0
Pioneer Point	UK	London, Ilford	PRS[5]	151	[7]	1.3	n/a	54.7
Stillorgan S. C.	Ireland	Co. Dublin	Retail	156		5.3	8.1	95.3
Towers Business Park	UK	Manches.	Office	289		5.8	3.9	97.7
Moraleja Green S.C.	Spain	Madrid	Retail	325		5.3	1.8	83.7
Friars Bridge Court	UK	London, SE1	Office	98		4.2	1.2	89.2
Total				2,023		4.3	7.0	93.1

1.	Excludes loans secured by real estate assets
2.	EPRA topped-up net initial yield: Topped-up annualised rental income less non-recoverable property operating expenses, divided by the portfolio value, (adding purchaser’s costs)
3.	WAULT to first break, calculated on commercial assets excluding hotels, residential and development properties
4.	Based on ERV
5.	Private rented sector residential
6.	Excludes commercial
7.	Excludes area of vacant South tower

Total portfolio: Top ten tenants at 30 June 20171

Tenant	Topped-up gross annual rent (£m)	% of total topped- up gross annual rent

Italian Government	12.1	8.1
Bank of Ireland	9.5	6.4
Telegraph Media Group	7.0	4.7
KPMG	4.4	2.9
Carrefour	4.2	2.9
UK Government	3.7	2.5
HSBC Plc	3.6	2.4
British Telecommunications Plc	3.3	2.2
Mason Hayes & Curran	3.2	2.1
Conoco (UK) Ltd	3.0	2.0
Top ten tenants	54.0	36.2
Remaining tenants	95.1	63.8
Total	149.1	100.0

Lease expiry profile1

	Number of leases expiring	Topped-up gross annual rent[2] (£m)	% of total topped- up gross annual rent

2017	85	7.0	4.7
2018	84	11.9	8.0
2019	68	15.8	10.6
2020	86	15.0	10.0
2021	70	16.1	10.8
2022	74	24.6	16.4
2023	25	4.8	3.2
2024	19	4.9	3.3
2025	19	2.5	1.7
Thereafter	120	46.8	31.3
Total	650	149.4	100.0

1.	Topped-up gross annual rent from commercial leases only – excludes residential, hotel and development assets, loan portfolios and other miscellaneous income
2.	Topped-up gross rent payable at earliest of break or expiry date

ANNEX A—RULE 2.7 ANNOUNCEMENT

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW KW SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE SCHEME DOCUMENT WHICH IS PROPOSED TO BE PUBLISHED IN DUE COURSE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

24 April 2017

RECOMMENDED ALL-SHARE MERGER

OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

AND

KENNEDY-WILSON HOLDINGS, INC.

Summary

•

The KW Board and the Independent Committee of KWE are pleased to announce that they have reached agreement on the terms of a recommended all-share combination transaction of KW and KWE. It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement of KWE under Article 125 of the Jersey Companies Law.

•	Under the terms of the Merger, each KWE Scheme Shareholder will be entitled to receive:

0.667 New KW Shares for each KWE Scheme Share

•

Based on the Closing Price of US$22.50 per KW Share on the Latest Practicable Date and a £ /US$ exchange rate of 1.2779, the terms of the Merger value each KWE Share at approximately 1,174 pence and KWE’s entire issued share capital at approximately £1.5 billion.

•	The implied value of 1,174 pence per KWE Share represents:

•	a premium of approximately 20.0% to the Closing Price of 979 pence per KWE Share on the Latest Practicable Date;

•	a premium of approximately 22.4% to the volume weighted average price of 960 pence per KWE Share for the three month period ended on the Latest Practicable Date; and

•	a discount of approximately 3.4% to KWE’s last reported Adjusted NAV of 1,216 pence per KWE Share as at 31 December 2016.

•	Following completion of the Merger, KWE Shareholders would own approximately 36% and existing KW Shareholders would own approximately 64% of the Combined Group.

•

To show its commitment to growing shareholder returns, the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share by approximately 12% to US$0.19 per KW Share (which would equate to US$0.76 on an annualised basis).

•

KWE Shareholders will be entitled to receive the next quarterly dividend of 12 pence per KWE Share, which KWE intends to pay to KWE Shareholders on the register of members on 13 May 2017. In addition, KWE Shareholders will also be entitled to receive a Closing Dividend after the Effective Date, as described in Appendix 4 to this Announcement. This Closing Dividend will reflect the principle agreed between KW and KWE that the aggregate dividends payable to KWE Shareholders should be equal to the accrued but unpaid ordinary dividends that would otherwise have been payable in respect of KWE Shares in respect of the period from 1 April 2017 until the Effective Date, with payments from KWE to be reduced, where necessary, by any dividend to which a former KWE Shareholder becomes entitled as a holder of New KW Shares after the Effective Date, but only to the extent of the portion of such dividend which relates to a period prior to the Effective Date. KWE has agreed that, if the Effective Date falls on or after 18 August 2017, it will not pay the quarterly dividend of 12 pence per KWE Share which it would otherwise have intended to pay to KWE Shareholders on the register of members on 18 August 2017, but KWE Shareholders would instead receive this as part of the Closing Dividend, subject to any deduction for a KW dividend received to the extent that it relates to the same period. Further details of the arrangements in respect of dividends are set out in paragraph 3 below and in Appendix 4 to this Announcement.

The Independent Committee of KWE

The Manager, a wholly-owned subsidiary of KW, is the investment manager of KWE. As at the Latest Practicable Date, KW and its wholly-owned subsidiaries held 29,829,730 KWE Shares, representing approximately 23.65% of the existing issued ordinary share capital of KWE.

In view of KW’s position as the controller of the investment manager providing the executive function to KWE, and in view of KW’s representation on the board of directors of KWE, the Independent Committee of KWE has been formed to assess, and take decisions on behalf of KWE with respect to, the Merger. The Independent Committee of KWE comprises Charlotte Valeur (Chair), Mark McNicholas (Senior Independent Director) and Simon Radford (Non-Executive Director), all of whom are considered by the board of directors of KWE to be free from conflicts of interest. The Independent Committee of KWE has retained Rothschild and J.P. Morgan Cazenove to provide financial advice in relation to the Merger and Sullivan & Cromwell LLP and Appleby to provide legal advice in relation to the Merger.

Background to and reasons for the Merger

•	The KW Board believes that the Merger will:

•

create a leading real estate investment and asset management platform with increased scale and liquidity, having a combined market capitalisation of approximately US$4.0 billion and an enterprise value of approximately US$8.2 billion. Given this increased scale, the Combined Group will receive greater weighting in key US stock indices, including the Russell 2000 (in which it is expected to be the fourth largest real estate company by market capitalisation) and the Russell 3000, enhancing liquidity in the stock and broadening the potential investor base;

•	create a global portfolio of over 400 properties with an enhanced geographic mix and broad diversification across real estate sectors;

•

provide flexibility to allocate capital globally across asset classes and geographic markets. KW’s approximately 400 employees in the US and approximately 100 employees in Europe provide the knowledge base to continue to make investment decisions that offer attractive risk-adjusted returns on capital.    Additionally, the enhanced scale and profile of the Combined Group may result in enhanced access to capital and an expanded set of acquisition and development opportunities;

•

establish a company with a strong pro forma capital structure, with pro forma leverage of approximately 51% net debt to enterprise value, access to diverse, global equity and debt capital sources, and approximately US$1.4 billion of pro forma liquidity (as at 31 December 2016) to support growth;

•

generate certain synergies resulting from the elimination of duplicative public company costs in relation to KWE as well as KWE’s revolving credit facility, potential cost of capital improvements related to the differential between US and European interest rates, and potential additional income arising from the Combined Group’s ability to manage capital more efficiently as one group, which is expected to result in expanded capacity for investment to drive growth;

•	be accretive to adjusted net income per share immediately following the completion of the Merger(1) and provide the potential to enhance cash flows available to distribute to shareholders; and

•

provide continuity of leadership team with a strong track record in delivering attractive risk-adjusted returns on investment. There will be no change to management or systems as a result of the Merger, which should minimise integration risk and disruption to the business, and ensure KW’s high performance culture is maintained. Additionally, KW’s Board and management will own approximately 13% of the shares in the Combined Group following completion of the Merger, which creates a strong alignment with shareholders.

(1) KW’s average ownership of KWE for the full financial year ended 31 December 2016 was approximately 21.1%. Illustratively, had KW held 100% of KWE for the full financial year ended 31 December 2016, the adjusted net income per KW Share for that year would have been US$1.84, reflecting the reclassification of net income previously allocated to non-controlling interests in KWE, an increase in the effective tax rate on income previously attributable to non-controlling interests in KWE and the issue of 64,234,553 KW Shares. No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that adjusted earnings per share for KW, KWE or the Combined Group, as appropriate, for the current or future financial years would necessarily match or exceed the historical published adjusted net income per share for KW, KWE or the Combined Group, as appropriate.

Recommendations and irrevocable undertakings

•

The Independent Committee of KWE, which has been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the Merger, considers the financial terms of the Merger to be fair and reasonable. In providing their advice to the Independent Committee of KWE, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the Independent Committee of KWE.

•

Accordingly, the members of the Independent Committee of KWE intend unanimously to recommend that KWE Shareholders vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer). Simon Radford, the sole member of the Independent Committee of KWE who holds KWE Shares, has irrevocably undertaken to do so in respect of his own beneficial holding of 12,500 KWE Shares representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date. Further details of this irrevocable undertaking are set out in Appendix 3 to this Announcement.

•

The KW Directors consider the Merger to be in the best interests of KW and the KW Shareholders and intend unanimously to recommend that KW Shareholders vote in favour of the KW Shareholder Resolution at the KW Special Meeting which will be convened in connection with the Merger.

•

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Comments

•	Commenting on today’s announcement, William J. McMorrow, Chairman and Chief Executive Officer of KW said:

“This transaction represents one of the most significant milestones in our 40-year history. The combination will create a leading global real estate investment and asset management platform with enhanced diversification supported by the continuity of leadership with a strong, proven track record. The enterprise will benefit from greater scale and improved liquidity, which will enhance our ability to generate attractive risk-adjusted returns for our shareholders. The merger significantly improves our recurring cash flow profile, and, as such, we are pleased to announce our intention to increase our first quarterly dividend by approximately 12% upon completing the transaction, which demonstrates our confidence in the combination and our long-term prospects.”

•	Commenting on today’s announcement, Charlotte Valeur, Chair of KWE said:

“I and the other members of the Independent Committee of KWE are very pleased to announce that we have reached agreement on the terms of an all-share transaction between KW and KWE which will give KWE Shareholders the opportunity to gain exposure to a diversified asset base.”

General

•

It is intended that the Merger will be implemented by means of a Court-sanctioned scheme of arrangement under Article 125 of the Jersey Companies Law. However, KW reserves the right to implement the Merger by way of a Takeover Offer, subject to the Panel’s consent.

•

The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to this Announcement. The Merger is also subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document.

•	The Scheme Document will contain further information about the Merger and the Scheme and notices of the Scheme Court Meeting and KWE General Meeting, and will specify the action to be taken by KWE Scheme Shareholders. It is expected that the Scheme Document will be despatched to KWE Shareholders, together with the Forms of Proxy, by July 2017. For the purposes of paragraph 3(a) of Appendix 7 of the Code, and with the agreement of the Independent Committee of KWE, the Panel has consented to this arrangement.

•

It is expected that the US Proxy Statement, containing details of the Merger and notice of the KW Special Meeting, will be posted to KW Shareholders at or around the same time as the Scheme Document is posted to KWE Shareholders, with the KW Special Meeting being held at or around the same time as the KWE Meetings.

•	The Scheme is expected to become effective in the third quarter of 2017.

This summary should be read in conjunction with, and is subject to, the full text of this Announcement (including its Appendices). The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to this Announcement. The Merger is also subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document. Appendix 2 to this Announcement contains the sources and bases of certain information contained in this Announcement. Appendix 3 to this Announcement contains details of the irrevocable undertaking received by KW. Appendix 4 to this Announcement contains details of the dividend entitlements of KWE Shareholders and KW Shareholders. Appendix 5 to this Announcement contains the definitions of certain terms used in this Announcement.

Analyst and investor presentation

KW will host a conference call for research analysts and investors on 24 April 2017 at 1:30 p.m. (London Time) / 8:30 a.m. (New York Time) to discuss the Merger. The direct dial-in number for the conference call is (866) 610-1072 for US callers, 080 00288438 for UK callers, and +1 (973) 935-2840 for international callers. The conference ID is 12445221. The webcast will be available at: http://event.on24.com/wcc/r/1414749-1/EFCEFA744FBC9C1C6596BC9FB879D24B.

Enquiries

Kennedy-Wilson Holdings, Inc.

Matt Windisch	+1 310 887 6400

Goldman Sachs (lead financial adviser to KW)

Mark Sorrell	+44 (0) 20 7774 1000
Chris Emmerson	+44 (0) 20 7774 1000
David Friedland	+1 212 902 0300
Keith Wetzel	+1 310 407 5700

BofA Merrill Lynch (financial adviser to KW)

Geoff Iles	+44 (0) 20 7628 1000
Kieran Millar	+44 (0) 20 7628 1000
Jeff Horowitz	+1 646 855 3213
Cavan Yang	+1 646 855 4157

Joele Frank, Wilkinson Brimmer Katcher (public relations adviser to KW)

Meaghan Repko	+1 212 355 4449
Matt Gross	+1 212 355 4449

Kennedy Wilson Europe Real Estate plc

Charlotte Valeur	+44 (0) 1534 835 722

Rothschild (lead financial adviser to the Independent Committee of KWE)

Alex Midgen	+44 (0) 20 7280 5000
Sam Green	+44 (0) 20 7280 5000

J.P. Morgan Cazenove (financial adviser to the Independent Committee of KWE)

Dwayne Lysaght	+44 (0) 20 7742 6000
Bronson Albery	+44 (0) 20 7742 6000
Kirshlen Moodley	+44 (0) 20 7742 6000
Tara Morrison	+44 (0) 20 7742 6000

FTI Consulting (public relations adviser to KWE)

Dido Laurimore	+44 (0) 203 727 1000
Richard Sunderland	+44 (0) 203 727 1000

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities of KW or KWE in any jurisdiction in contravention of applicable law. The Merger will be implemented solely by means of the Scheme Document and the accompanying Forms of Proxy (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the Takeover Offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Merger.

KW will prepare the US Proxy Statement to be distributed to KW Shareholders, containing details of the Merger, notice of the KW Special Meeting and information on the New KW Shares. KW urges KWE Shareholders to read the Scheme Document carefully when it becomes available, because it will contain important information in relation to the Merger and the New KW Shares. KW urges KW Shareholders to read the US Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the KWE Meetings or the KW Special Meeting to approve the Merger, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of KW Shareholders, the US Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Please be aware that addresses, electronic addresses and certain other information provided by KWE Shareholders, persons with information rights and other relevant persons for the receipt of communications from KWE may be provided to KW during the offer period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c).

Goldman Sachs, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, is acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Merrill Lynch International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Merrill Lynch International, “BofA Merrill Lynch”) are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of BofA Merrill Lynch, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Rothschild, which is authorised and regulated by the FCA in the UK, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger and any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of Rothschild, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”)), which is authorised and regulated in the UK by the FCA, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK, Jersey or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK, Jersey or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK, Jersey or the United States to vote their KWE Shares with respect to the Scheme at the Scheme Court Meeting, or to appoint another person as proxy to vote at the Scheme Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with Jersey law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales and Jersey. Unless otherwise determined by KW or required by the Code, and permitted by applicable law and regulation, the Merger will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Merger by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Merger will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Merger. If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Offer may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New KW Shares pursuant to the Merger to KWE Shareholders who are not resident in the UK, Jersey or the United States or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK, Jersey or the United States should inform themselves of, and observe, any applicable legal or regulatory requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

Additional information for US investors

The Merger relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under Jersey law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will be subject to disclosure requirements and practices applicable in the UK and Jersey to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

It may be difficult for US holders of KWE Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US and most of the assets of KWE are located outside of the US. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may, in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under Jersey law. If KW exercises its right to implement the Merger by way of a Takeover Offer, such Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom.

In accordance with normal UK practice, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside of the US, other than pursuant to the Merger, until the date on which the Merger becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of KWE by KW, including the issuance of the New KW Shares in respect of the Merger. In connection with the foregoing proposed issuance of New KW Shares, KW expects to file a proxy statement on Schedule 14A with the SEC. To the extent KW effects the acquisition of KWE as a scheme of arrangement under Jersey law, the issuance of the New KW Shares in the Merger would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. In the event that KW determines to effect the Merger pursuant to an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New KW Shares that would be issued in the Merger. INVESTORS AND SECURITY HOLDERS OF KW ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT KW WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KW, THE PROPOSED ISSUANCE OF THE NEW KW SHARES AND THE MERGER. The preliminary proxy statement, the definitive proxy statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New KW Shares and the Merger (when they become available), and, if required, the registration statement/prospectus and other documents filed by KW with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at KW’s website, ir.kennedywilson.com, or by contacting KW’s Investor Relations department in writing at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America.

KW believes that KW, KWE, their respective directors and certain KW executive officers may be deemed to be participants in the solicitation of proxies from KW Shareholders with respect to the Merger, including the proposed issuance of New KW Shares. Information about KW’s directors and executive officers and their ownership of KW Shares and KWE Shares or securities referencing KWE Shares is set out in KW’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 27 February 2017, KW’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on 29 April 2016, and KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information about the directors of KWE is set out in KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the proxy statement and other materials to be filed with the SEC in connection with the Merger and issuance of New KW Shares. However, readers should note that the KWE Directors do not accept responsibility for any information contained in this Announcement other than as set out under “Responsibility” below.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Forward-looking statements

This Announcement (including information incorporated by reference into this Announcement), oral statements made regarding the Merger, and other information published by KW and KWE contain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and businesses of KWE and KW and the KWE Group and the

KW Group, and certain plans and objectives of KWE and KW with respect to the Combined Group. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of KW and KWE about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Merger on KW and KWE, the expected timing and scope of the Merger and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although KW and KWE believe that the expectations reflected in such forward-looking statements are reasonable, KW and KWE can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction of the Conditions, as well as additional factors, such as: risks relating to the KW Group’s and the KWE Group’s credit rating; local and global political and economic conditions, including Brexit; the KW Group’s and the KWE Group’s economic model and liquidity risks; financial services risk; the risks associated with KW’s and KWE’s brand, reputation and trust; environmental risks; safety, technology, data security and data privacy risks; the ability to realise the anticipated benefits and synergies of the Merger, including as a result of a delay in completing the Merger or difficulty in integrating the businesses of the companies involved; legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competition and market risks; the impact of foreign exchange rates; pricing pressures; and business continuity and crisis management. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither KW nor KWE, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement speaks only as of the date of this Announcement. None of KWE, the KWE Group, KW or the KW Group undertakes any obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 information

In accordance with Rule 2.9 of the Code, KW confirms that, as at the Latest Practicable Date, it had 114,237,750 shares of common stock of $0.0001 each in issue. KW currently holds no KW Shares in treasury. The KW Shares are traded on the NYSE. The ISIN for the KW Shares is US4893981070.

In accordance with Rule 2.9 of the Code, KWE confirms that, as at the Latest Practicable Date, it had 126,133,407 ordinary shares of no par value each in issue. KWE currently holds no KWE Shares in treasury. The KWE Shares are admitted to trading on the London Stock Exchange. The ISIN for the KWE Shares is JE00BJT32513.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website and availability of hard copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu by no later than 12 noon (London time) on 25 April 2017. For the avoidance of doubt, the contents of those websites are not incorporated into and do not form part of this Announcement.

KW Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting Goldman Sachs International during business hours on +44 (0) 20 7774 1000 or by submitting a request in writing to Chris Emmerson at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

KWE Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD.

If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

Responsibility

The KW Directors accept responsibility for the information set out in this Announcement, except for that for which the KWE Directors accept responsibility as set out below. To the best of the knowledge and belief of the KW Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The KWE Directors accept responsibility for the information contained in this Announcement which relates solely to KWE, to the KWE Directors (in their capacity as such), or to their respective close relatives, related trusts and other connected persons and persons acting in concert with KWE. To the best of the knowledge and belief of the KWE Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW KW SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE SCHEME DOCUMENT WHICH IS PROPOSED TO BE PUBLISHED IN DUE COURSE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

24 April 2017

RECOMMENDED ALL-SHARE MERGER

OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

AND

KENNEDY-WILSON HOLDINGS, INC.

1	Introduction

The KW Board and the Independent Committee of KWE are pleased to announce that they have reached agreement on the terms of a recommended all-share combination transaction of KW and KWE. It is intended that the Merger will be effected by means Court-sanctioned scheme of arrangement under Article 125 of the Jersey Companies Law.

2	The Merger

Under the terms of the Merger, which will be conditional on the Conditions set out in Part A of Appendix 1 to this Announcement and subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document, KWE Scheme Shareholders at the Scheme Record Time will be entitled to receive:

0.667 New KW Shares for each KWE Scheme Share

Based on the Closing Price of US$22.50 per KW Share on the Latest Practicable Date and a £ / US$ exchange rate of 1.2779, the terms of the Merger value each KWE Share at approximately 1,174 pence and KWE’s entire issued share capital at approximately £1.5 billion.

The implied value of 1,174 pence per KWE Share represents:

•	a premium of approximately 20.0% to the Closing Price of 979 pence per KWE Share on the Latest Practicable Date;

•	a premium of approximately 22.4% to the volume weighted average price of 960 pence per KWE Share for the three month period ended on the Latest Practicable Date; and

•	a discount of approximately 3.4% to KWE’s last reported Adjusted NAV of 1,216 pence per KWE Share as at 31 December 2016.

KWE’s latest reported Adjusted NAV referred to above is based on third party valuations, as at 31 December 2016, as set out in the Annual Report and Accounts of the KWE Group for the year ended 31 December 2016. The Scheme Document will contain either updated valuations reported on in accordance with Rule 29 of the Code or confirmations that the valuations referred to above continue to apply.

Following completion of the Merger, KWE Shareholders would own approximately 36% and existing KW Shareholders would own approximately 64% of the Combined Group.

The New KW Shares will be issued credited as fully paid and will rank pari passu in all respects with KW Shares in issue at the time the New KW Shares are issued pursuant to the Merger, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New KW Shares to be listed on the NYSE.

The KWE Shares will be acquired pursuant to the Merger fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of this Announcement or subsequently attaching or accruing to them, save for any Permitted KWE Dividends.

3	KWE, KW and Combined Group dividends

KWE Dividends

Under the terms of the Merger, KW and KWE have agreed that KWE Shareholders will be entitled to receive the next quarterly dividend of 12 pence per KWE Share, which KWE intends to pay to KWE Shareholders on the register of members on 13 May 2017.

In addition, KW and KWE have agreed that KWE Shareholders will also be entitled to receive a Closing Dividend after the Effective Date, as described in Appendix 4 to this Announcement. This Closing Dividend will reflect the principle agreed between KW and KWE that the aggregate dividends payable to KWE Shareholders should be equal to the accrued but unpaid ordinary dividends that would otherwise have been payable in respect of KWE Shares in respect of the period from 1 April 2017 until the Effective Date, with payments from KWE reduced, where necessary, by any dividend to which a former KWE Shareholder becomes entitled as a holder of New KW Shares after the Effective Date, but only to the extent of the portion of such dividend which relates to a period prior to the Effective Date.

KWE has agreed that, if the Effective Date falls on or after 18 August 2017, it will not pay the quarterly dividend of 12 pence per KWE Share which it would otherwise have intended to pay to KWE Shareholders on the register of members on 18 August 2017, but KWE Shareholders would instead receive this as part of the Closing Dividend, subject to any deduction for a KW dividend received to the extent that it relates to the same period.

Appendix 4 to this Announcement sets out further details of the dividend entitlements of KWE Shareholders and KW Shareholders.

The attention of KWE Shareholders is drawn to paragraph 17 of this Announcement. KWE Shareholders should note that distributions paid by KW to a holder of KW Shares (including a former KWE Shareholder who holds New KW Shares) that is not a “United States person” for US federal income tax purposes generally will be subject to US withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty). Accordingly, the net amount received in aggregate by such a KWE Shareholder as a result of the combination of (i) the Permitted KWE Dividends, including the Closing Dividend calculated in the manner set out in Appendix 4 to this Announcement, and (ii) the dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date may not necessarily be the same as if such a KWE Shareholder had only received dividends from KWE in respect of the same period.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Dividends, KW reserves the right to reduce the Consideration by a number of KW Shares having a value equal to not more than the amount of such dividend and/or distribution and/or return of capital.

KW and Combined Group dividends

Following completion of the Merger, all KW Shareholders (including former KWE Shareholders) who hold KW Shares on the relevant record date will receive the full dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date. To show its commitment to growing shareholder returns, the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share by approximately 12% to US$0.19 per KW Share (which would equate to US$0.76 on an annualised basis).

Other than quarterly dividends in an amount not exceeding US$0.17 per KW Share (“Permitted KW Dividends”) or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price, KW does not intend to effect or announce any intention to effect any other distribution, share redemption or capital reduction, whether in or in exchange for cash or other assets, prior to the Effective Date.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KW Dividends, KW will adjust the Consideration by increasing the number of New KW Shares which KWE Shareholders are entitled to receive in respect of each KWE Share as set out in Appendix 4 to this Announcement. As noted above, KW has no intention to pay any dividend and/or other distribution and/or other return of capital in which KWE Shareholders do not participate, except for the Permitted KW Dividends.

4	Background to and reasons for the Merger

The KW Board believes that a combination of KW and KWE will create a leading global real estate investment and asset management company with enhanced scale, diversification, liquidity and access to capital, as follows:

Merger creates a leading real estate investment and asset management platform

•

Based on the terms of the Merger, the Combined Group would have a market capitalisation of approximately US$4.0 billion (£3.1 billion) and an enterprise value of approximately US$8.2 billion (£6.4 billion). Given this increased scale, the Combined Group will receive greater weighting in key US stock indices, including the Russell 2000 (in which it is expected to be the fourth largest real estate company by market capitalisation) and the Russell 3000, enhancing liquidity in the stock and broadening the potential investor base.

Enhanced portfolio diversification

•

The Combined Group would have a global portfolio consisting of over 400 properties located across the Western United States (approximately 42% of pro forma carrying equity value of property as at 31 December 2016), United Kingdom (approximately 31%), Ireland (approximately 20%), Spain (approximately 4%), Italy (approximately 3%) and Japan (approximately 0.2%). Additionally, the Combined Group would have broad diversification across real estate sectors including: Office (approximately 33% of pro forma carrying equity value of property as at 31 December 2016), Multifamily (approximately 26%), Retail (approximately 22%), Hotels (approximately 7%), Industrial (approximately 3%) and Loans, Residential & Other (approximately 10%).

Flexibility to allocate capital across asset classes and markets that offer attractive risk-adjusted returns

•

KW’s approximately 400 employees in the US and approximately 100 employees in Europe provide the knowledge base to continue to make investment decisions that offer attractive risk-adjusted returns on capital. Additionally, the enhanced scale and profile of the Combined Group may result in enhanced access to capital and an expanded set of acquisition and development opportunities. KW’s capital allocation flexibility is further supplemented by its ability to use its balance sheet for attractive long-term investment opportunities and take advantage of shorter-term opportunities via funds and partnerships with third parties.

Strong pro forma capital structure to support growth

•

The Combined Group would have a strong pro forma capital structure, with pro forma leverage of approximately 51% net debt to enterprise value and approximately US$1.4 billion of pro forma liquidity (as at 31 December 2016), which will provide significant capacity to fund growth. The Combined Group would also benefit from well-staggered debt maturities, with less than 30% of debt maturing over the next five years, and access to diverse, global equity and debt capital sources. As a result of predominantly fixed-rate debt, the Combined Group would be well-positioned in the event of a rise in interest rates.

Earnings per share accretion, enhanced cash flows and growing dividend

•	The KW Board believes that the Merger will be accretive to adjusted net income per share immediately following completion of the Merger.(1)

(1) KW’s average ownership of KWE for the full financial year ended 31 December 2016 was approximately 21.1%. Illustratively, had KW held 100% of KWE for the full financial year ended 31 December 2016, the adjusted net income per KW Share for that year would have been US$1.84, reflecting the reclassification of net income previously allocated to non-controlling interests in KWE, an increase in the effective tax rate on income previously attributable to non-controlling interests in KWE and the issue of 64,234,553 KW Shares. No statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that adjusted earnings per share for KW, KWE or the Combined Group, as appropriate, for the current or future financial years would necessarily match or exceed the historical published adjusted net income per share for KW, KWE or the Combined Group, as appropriate.

•

The KW Board expects the Merger to generate certain synergies resulting from the elimination of duplicative public company costs in relation to KWE as well as KWE’s revolving credit facility, potential cost of capital improvements related to the differential between US and European interest rates, and potential additional income arising from the Combined Group’s ability to manage capital more efficiently as one group, which is expected to result in expanded capacity for investment to drive growth.

•

On a pro forma basis, the weighted average ownership of real estate assets held as at 31 December 2016 would increase from 42% to 66% following completion of the Merger, demonstrating KW’s continued focus on growing recurring cash flows from owned real estate assets. The Combined Group’s strengthened cash flow profile would enhance potential future capital returns to shareholders. KW recently announced a 21% increase in its common dividend per share to US$0.17 per quarter or US$0.68 on an annualised basis and, to show its commitment to growing shareholder returns, the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share by approximately 12% to US$0.19 per KW Share (which would equate to US$0.76 on an annualised basis). Thereafter, the KW Board plans to continue to evaluate the Combined Group’s dividend policy on a quarterly basis, with the overall aim of maintaining strong dividend coverage.

•

Additionally, KW intends to evaluate the most efficient tax structure for the Combined Group over time, which may enhance cash flows to shareholders in the future. This evaluation will take into account near-term expected changes to the US tax code and may result in, among other things, maintaining C-corporation status or a potential conversion into a real estate investment trust.

Continuity of leadership team with a strong track record

•

Since its IPO, KWE has been managed by KW’s leadership team, using KW’s platform and systems. There will be no change to management or systems as a result of the Merger, which should minimise integration risk and disruption to the business, and ensure KW’s high performance culture is maintained.

•

KW’s leadership team have a strong track record spanning several decades. Since becoming a public company on the NYSE in November 2009, KW has raised US$14 billion of public and private equity and acquired nearly US$19 billion of assets globally. During that same period, KW has generated a 30% internal rate of return or a 2.0x equity multiple on its realised real estate investments.

•	KW’s Board and management will own approximately 13% of the shares in the Combined Group following completion of the Merger, which creates a strong alignment with shareholders.

5	Recommendation

The Independent Committee of KWE, which has been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the Merger, considers the financial terms of the Merger to be fair and reasonable. In providing their advice to the Independent Committee of KWE, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the Independent Committee of KWE.

Accordingly, the members of the Independent Committee of KWE intend unanimously to recommend that KWE Shareholders vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer). Simon Radford, the sole member of the Independent Committee of KWE who holds KWE Shares, has irrevocably undertaken to do so in respect of his own beneficial holding of 12,500 KWE Shares representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date. Further details of this irrevocable undertaking are set out in Appendix 3 to this Announcement.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Rothschild and J.P. Morgan Cazenove have given and not withdrawn their consent to the inclusion in this Announcement of reference to their advice to the Independent Committee of KWE in the form and context in which it appears.

6	Background to, and reasons for, the recommendation by the Independent Committee of KWE

Since its IPO in 2014, KWE’s strategy of unlocking value in under-resourced real estate through active portfolio management, asset re-positioning and rigorous capital management has yielded strong returns, generating growth in net asset value along with a growing dividend.

The Independent Committee of KWE believes that KWE’s balanced portfolio, strong cash flows and ample liquidity place the business on a strong foundation and, accordingly, the Independent Committee of KWE continues to believe in the strong standalone prospects of KWE.

However, the Independent Committee of KWE also recognises that the Merger has the potential to deliver the following advantages:

•	access to a diversified international platform with strong growth prospects;

•	the potential for future upside from investment in the Combined Group based on opportunistic investment policies of management across multiple geographies and asset classes;

•	greater diversification of the underlying asset base with exposure to KW’s existing asset portfolio;

•	an internalised management structure without having to bear costs associated with this change; and

•	access to the same management expertise as currently in place at KWE with a proven track record of generating returns on investment.

The Independent Committee of KWE also notes that the terms of the Merger currently imply a value close to KWE’s latest reported Adjusted NAV per KWE Share as at 31 December 2016 and a premium to the Closing Price of KWE Shares on the Latest Practicable Date.

In formulating its views, the Independent Committee of KWE has also been mindful of a number of factors, including the externally managed structure of KWE and the terms of the IMA, KWE’s shareholder base (including KW’s position as a 23.6% shareholder of KWE) and KWE’s capital structure, business plan and prospects under the status quo.

7	Information relating to KW

KW is a global real estate investment company. KW owns, operates and invests in real estate, both on its own and through its investment platform. KW focuses on multifamily and commercial properties located in the Western United States, the United Kingdom, Ireland, Spain, Italy and Japan. To complement its investment business, KW also provides real estate services, primarily to financial services clients.

KW’s value is primarily derived from its ownership of income-producing real estate assets. As at 31 December 2016, KW had an ownership interest in approximately 39 million square feet of property globally, including 25,943 multifamily rental units and 18.1 million square feet of commercial property, with approximately US$13.4 billion of investment management and real estate assets under management (excluding KWE) and over US$1.5 billion of new initiatives under development (with approximately US$200 million of additional investments expected in the next three years). In addition to its core income-producing real estate, KW engages in development, redevelopment and value-add initiatives through which it seeks to enhance cash flows or reposition assets to increase disposal value. As at 31 December 2016, KW had over 500 employees in offices throughout the United States, the United Kingdom, Ireland, Jersey, Spain, Italy and Japan, and managed and worked with over 5,000 operating associates.

KW’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America, and the telephone number for its principal executive offices is +1 310 887 6400. KW’s website is www.kennedywilson.com. The information contained in, or that can be accessed through, its website is not part of or incorporated by reference into this Announcement. KW Shares trade on the NYSE under the ticker symbol “KW”.

8	Information relating to KWE

KWE invests in real estate across the United Kingdom, Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. KWE’s existing portfolio is primarily invested across offices and retail in the United Kingdom and Ireland, weighted towards London, the South East of the United Kingdom and Dublin.

KWE is externally managed by KW through the Manager, KW’s wholly owned Jersey-incorporated subsidiary.

KWE’s registered office is located at 47 Esplanade, St. Helier, Jersey JE1 0BD, Channel Islands, and the telephone number for its registered office is +44 (0) 1534 835 722. KWE’s website is www.kennedywilson.eu. The information contained in, or that can be accessed through, its website is not part of or incorporated by reference into this Announcement. KWE Shares trade on the London Stock Exchange under the ticker symbol “KWE”.

9	Offer-related arrangements

9.1	Confidentiality Agreement

KW, the Manager and KWE have entered into the Confidentiality Agreement, pursuant to which the parties have undertaken, among other things, to (a) keep confidential all confidential information relating to the Merger and the other parties and not to disclose it to third parties (other than to certain permitted recipients), unless such disclosure is permitted pursuant to the Confidentiality Agreement (for example, where disclosure is required by law or regulation) and (b) use the confidential information for the sole purpose of considering, facilitating or advising on, or seeking advice in relation to, the Merger. These confidentiality obligations remain in force (i) for 24 months from the date of the Confidentiality Agreement or (ii) until completion of the Merger, whichever is earlier.

In addition, KW has also agreed that, other than KWE Shares acquired pursuant to the IMA (as to which see paragraph 10 below), neither it nor any person acting in concert with it may acquire any interest in any KWE Shares without the prior written consent of the Independent Committee of KWE. This restriction will fall away immediately if KW indicates to KWE that it is no longer actively considering the Merger.

9.2	Separate Manager’s Powers Agreement

KWE and the Manager have entered into the Separate Manager’s Powers Agreement, pursuant to which the Manager has agreed that, during the offer period, it will make all arrangements requested by the Independent Committee of KWE to allow certain named executives to make all payments out of the bank accounts of KWE or any member of the KWE Group which are specified by the Independent Committee of KWE. For the purposes of the Separate Manager’s Powers Agreement, “offer period” means the period starting on the date of the Separate Manager’s Powers Agreement and ending on the earlier of (i) completion of the Merger, (ii) the date on which KW publicly announces that its offer for KWE has been withdrawn or has lapsed and (iii) the date on which KW has confirmed in writing to the Independent Committee of KWE that it is no longer actively considering the Merger.

In addition, the Manager has agreed that, during the offer period and notwithstanding anything to the contrary in the IMA, it will not take certain actions without the prior written approval of the Independent Committee of KWE. These actions include, among other things, (i) causing KWE or any member of the KWE Group to issue or acquire any KWE Shares, (ii) causing any payments in excess of (a) £2,000,000 on any single day or (b) £5,000,000 in any period of three consecutive days to be made out of the bank accounts of KWE or any member of the KWE Group, (iii) entering into any agreement to sell or acquire, on behalf of KWE or any member of the KWE Group, any assets having a value in excess of £15,000,000 and (iv) taking any action or engaging in any conduct, or causing KWE or any member of the KWE Group to enter into any arrangement, which would be restricted under Rule 21 of the Code.

9.3	Transaction Agreement

KW and KWE have entered into the Transaction Agreement, pursuant to which the parties have agreed to certain mutual commitments to regulate the basis on which they are willing to implement the Merger.

In particular, the parties to the Transaction Agreement have agreed that KW shall have primary responsibility for obtaining all regulatory consents and approvals specified in Conditions 2(b) to 2(c) of this Announcement (the “Regulatory Consents”), and that each party will promptly make all filings and supply all information necessary to obtain the Regulatory Consents. Each party has also undertaken to provide copies of, and incorporate reasonable comments on, all material filings, notifications, submissions and communications in relation to satisfaction of the Regulatory Conditions. The parties have further undertaken to notify the other parties of, and allow persons nominated by the other to attend, all meetings or material telephone calls in connection with obtaining the satisfaction of the Regulatory Conditions and the implementation of the Merger and to make reasonable oral submissions during such meetings or telephone calls.

The parties have also undertaken, to the extent not prohibited by law or regulation, to keep the other informed of the progress towards satisfaction of the Regulatory Conditions and of any development that might reasonably be considered to be likely to prevent any of the Regulatory Conditions from being satisfied.

Pursuant to the Transaction Agreement, KW has undertaken to provide KWE with all such co-operation, information and assistance as it may reasonably request in connection with the preparation and verification of the Scheme Document and to procure that the KW Directors take responsibility for the information relating to KW, the KW Group, the Manager or any persons acting in concert with KW.

KW has agreed, to the extent not prohibited by law or regulation or disclosed generally to the public, to notify the members of the Independent Committee of KWE in writing if, on or after the date of the Transaction Agreement, KW or any of its subsidiaries (other than KWE and its subsidiaries) take certain actions including, but not limited to:

•	issuing, or becoming obliged to issue, any KW Shares (to the extent material in the context of the Merger);

•	declaring or paying any dividend or other distribution, other than its ordinary course quarterly dividends;

•	entering into any material agreement outside the ordinary course of its business (to the extent material in the context of the Merger); and

•	incurring any indebtedness which (if payable in full) would increase the borrowings of the KW Group (excluding KWE and its subsidiaries) by more than 20%.

10	Investment Management Agreement, RSUs and RSGs

Pursuant to the IMA, the Manager is entitled to receive a management fee for the services it provides as investment manager to KWE. Broadly, half of this management fee is settled in cash and the other half by KWE transferring existing or issuing new KWE Shares to the Manager. The number of KWE Shares to be transferred or issued to the Manager depends on a number of factors, such as the latest reported net asset value per KWE Share at the relevant time. The share element of the management fee in respect of a quarter is settled approximately two months after the end of that quarter. It is therefore not possible, at present, to determine the exact number of KWE Shares which will be transferred or issued to the Manager in settlement of the management fee prior to the Merger becoming effective.

KW has also granted a number of RSUs over issued KWE Shares held by it to certain KW Directors and to certain of its employees. Full details of how these RSUs will be dealt with under the Merger will be set out in the Scheme Document.

KW also intends to continue to grant RSGs to certain of its directors and employees in respect of its own shares and will continue to do so in the ordinary course and consistent with past practice.

11	Structure of the Merger

It is intended that the Merger will be implemented by way of a Court-sanctioned scheme of arrangement between KWE and the KWE Scheme Shareholders, made under Article 125 of the

Jersey Companies Law. The procedure involves, among other things, an application by KWE to the Court to sanction the Scheme, in consideration for which the KWE Scheme Shareholders will receive the New KW Shares. The purpose of the Scheme is to provide for KW to become the owner of the entire issued and to be issued share capital of KWE.

The Scheme will become effective only if the following events, among others, occur on or before the Longstop Date:

•

a resolution to approve the Scheme is passed by a majority in number representing not less than three-quarters of the voting rights of the KWE Scheme Shareholders (or of each class of KWE Scheme Shareholders, as applicable) on the register of members of KWE at the Scheme Voting Record Time, present and voting, whether in person or by proxy, at the Scheme Court Meeting (and at each separate class meeting, if applicable), or any adjournment thereof;

•

all resolutions required to approve and implement the Scheme and to approve certain related matters are passed by the requisite majority of KWE Shareholders at the KWE General Meeting (or any adjournment thereof);

•	the Scheme is sanctioned (without modification or with modification on terms agreed by KW and KWE) by the Court; and

•	the Scheme Court Order is delivered to the Registrar of Companies for registration.

Upon the Scheme becoming effective: (i) it will be binding on all KWE Scheme Shareholders, irrespective of whether or not they attended or voted at the Scheme Court Meeting or the KWE General Meeting (and if they attended and voted, whether or not they voted in favour) and (ii) share certificates in respect of KWE Shares will cease to be valid and entitlements to KWE Shares held within CREST will be cancelled.

If the Scheme does not become effective on or before the Longstop Date, it will lapse and the Merger will not proceed (unless the Panel otherwise consents).

The Scheme Document will include full details of the Scheme, together with notices of the Scheme Court Meeting and the KWE General Meeting. The Scheme Document will also contain the expected timetable for the Merger and will specify the necessary actions to be taken by KWE Shareholders. It is expected that the Scheme Document will be despatched to KWE Shareholders, together with the Forms of Proxy, by July 2017. For the purposes of paragraph 3(a) of Appendix 7 of the Code, and with the agreement of the Independent Committee of KWE, the Panel has consented to this arrangement. Subject, among other things, to the satisfaction or waiver of the Conditions, it is currently expected that the Scheme will become effective in the third quarter of 2017.

Fractions of New KW Shares will not be issued to KWE Shareholders. Instead, KWE Shareholders who otherwise would have received a fraction of a New KW Share will instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group.

Details of how UK shareholders can hold, access and trade the New KW Shares will be set out in the Scheme Document.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange, the NYSE, the FCA and the Jersey Financial Services Commission.

12	Conditions

The Merger will be subject to the Conditions set out in Part A of Appendix 1 to this Announcement and to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document, including, among other things: (i) approval by a majority in number representing not less than three-quarters of the voting rights of the KWE Scheme Shareholders (or class of KWE Scheme Shareholders, as the case may be) on the register of members of KWE at the Scheme Voting Record Time, present and voting, whether in person or by proxy, at the Scheme Court Meeting (and at each separate class meeting, if applicable), or any adjournment thereof, (ii) the passing of all resolutions required to approve and implement the Scheme and to approve certain related matters by the requisite majority of KWE Shareholders at the KWE General Meeting (or any adjournment thereof), (iii) the Scheme being sanctioned (without modification or with modification on terms acceptable to KW and KWE) by the Court no later than the Longstop Date, (iv) the passing of the KW Shareholder Resolution by the requisite majority of KW Shareholders at the KW Special Meeting (or any adjournment thereof) by no later than the Longstop Date, (v) the approval of the Listing by the NYSE by no later than the Longstop Date and (vi) the Scheme Court Order being delivered to the Registrar of Companies for registration by no later than the Longstop Date.

13	KW Shareholder approval

The total number of New KW Shares which KW intends to issue in consideration for the Merger will be at least 20% of KW’s pre-Merger outstanding shares. Accordingly, KW will be required under the rules of the NYSE to seek the approval of KW Shareholders for the KW Shareholder Resolution at the KW Special Meeting. The KW Directors intend unanimously to recommend KW Shareholders to vote in favour of the KW Shareholder Resolution.

KW will send KW Shareholders the US Proxy Statement, which will include a notice convening the KW Special Meeting. The Merger is conditional on, among other things, the KW Shareholder Resolution being passed by the requisite majority of KW Shareholders at the KW Special Meeting.

It is expected that the US Proxy Statement will be posted to KW Shareholders at or around the same time as the Scheme Document is posted to KWE Shareholders and that the KW Special Meeting will be held at or around the same time as the KWE Meetings.

14	Delisting and re-registration

It is intended that dealings in KWE Shares will be suspended at 5.00 p.m. London time on the Business Day prior to the Effective Date. It is further intended that an application will be made to the UKLA for the cancellation of the listing of the KWE Shares on the Official List and to the London Stock Exchange for the cancellation of trading of the KWE Shares on the Main Market, with effect as at or shortly following the Effective Date.

On the Effective Date, entitlements held within CREST to the KWE Shares will be cancelled, and share certificates in respect of the KWE Shares will cease to be valid.

It is also intended that, as soon as reasonably practicable following the Scheme becoming effective, KWE will be re-registered as a private company under Part 4 of the Jersey Companies

Law. It is further intended that an application will be made to the Jersey Financial Services Commission for the revocation of the certificate issued to KWE pursuant to the Collective Investment Funds (Jersey) Law 1998, as amended, with effect as at or shortly following the Effective Date.

15	Disclosure of interests in KWE relevant securities

15.1

KW is making a public Opening Position Disclosure in respect of the interests in the relevant securities of KWE held by KW and its concert parties on at or about the same time as this Announcement (the “KW Opening Position Disclosure”).

15.2

As at the Latest Practicable Date, save for (i) the disclosures in the KW Opening Position Disclosure and (ii) the irrevocable undertaking referred to in Appendix 3 to this Announcement, none of KW or any of its directors nor, so far as KW is aware, any person acting, or deemed to be acting, in concert with KW had:

15.2.1	any interest in, or right to subscribe for, relevant securities of KWE;

15.2.2

any short positions in (whether conditional or absolute and whether in the money or otherwise), including any short positions under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, any relevant securities of KWE; or

15.2.3	borrowed or lent, or entered into any financial collateral arrangement or dealing arrangements in respect of, any relevant securities of KWE.

16	Overseas Shareholders

The availability of the Merger and the distribution of this Announcement to KWE Shareholders who are not resident in the UK, Jersey or the United States may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. KWE Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. KWE Shareholders are advised to read the Scheme Document and related Forms of Proxy carefully once these have been despatched.

17	Taxation

It is expected that the exchange of KWE Shares for New KW Shares (and cash in respect of a fractional entitlement to a New KW Share) pursuant to the Merger will be a taxable transaction for US federal income tax purposes.

It is expected that, for the purposes of UK tax on chargeable gains, KWE Shareholders who are tax resident in the UK will not be treated as making a disposal of their KWE Shares as a result of the Merger but instead will be treated as having acquired their New KW Shares for the same consideration (less any cash received in respect of a fractional entitlement to a New KW Share) and at the same time as they acquired their KWE Shares.

In general, distributions paid by KW to a holder of KW Shares (including a former KWE Shareholder who holds New KW Shares) that is not a “United States person” for US federal income tax purposes will be subject to US withholding tax at a rate of 30% of the gross amount of the distribution (or a reduced rate prescribed by an applicable income tax treaty), unless the distributions are effectively connected with a trade or business carried on by such shareholder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of such shareholder within the United States). For individual holders of KW Shares (including former KWE Shareholders who hold New KW Shares) entitled to benefits under the UK/US income tax treaty, in most circumstances the rate of such withholding would be reduced to 15%. Such holders may be able to credit the US tax withheld against any UK tax liability in respect of the dividends.

A more detailed description of the anticipated tax consequences of the Merger will be set out in the Scheme Document.

Each KWE Shareholder should seek independent professional advice regarding the tax consequences of the Merger, which may vary according to the particular circumstances of that shareholder.

18	Documents published on a website

Copies of the following documents will, by no later than 12 noon (London time) on 25 April 2017, be published on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu until the completion of the Merger:

•	this Announcement;

•	the irrevocable undertaking listed in Appendix 3 to this Announcement;

•	the Confidentiality Agreement referred to in paragraph 9 above;

•	the Separate Manager’s Powers Agreement referred to in paragraph 9 above; and

•	the Transaction Agreement referred to in paragraph 9 above.

19	General

The Merger is subject to the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to this Announcement. The Merger is also subject to the further terms and conditions set out in Part B of Appendix 1 to this Announcement and to be set out in the Scheme Document.

KW reserves the right to elect, subject to the Panel’s consent, to implement the Merger by way of a Takeover Offer as an alternative to the Scheme. In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme.

If the Merger is effected by way of a Takeover Offer and such Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, KW intends to: (i) make a request to the UKLA to cancel the listing of the KWE Shares from the Official List; (ii) make a request to the London Stock Exchange to cancel trading in KWE Shares on the Main Market; and (iii) exercise its rights to apply the relevant provisions of Part 18 of the Jersey Companies Law to acquire compulsorily the remaining KWE Shares in respect of which the Offer has not been accepted.

The New KW Shares to be issued pursuant to the Merger will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the US Securities Act and listed on the NYSE. The New KW Shares have not been, and will not be, listed on any stock exchange other than the NYSE and have not been, and will not be, registered under the US Securities Act or under any laws of any state, district or other jurisdiction of the United States, nor have clearances been, nor will they be, obtained from the securities commission or similar authority of any province or territory of Canada and no prospectus has been, or will be, filed, or registration made, under any securities law of any province or territory of Canada, nor has a prospectus in relation to the New KW Shares been, nor will one be, lodged with, or registered by, the Australian Securities and Investments Commission, nor have any steps been taken, nor will any steps be taken, to enable the New KW Shares to be offered in compliance with applicable securities laws of Japan and no regulatory clearances in respect of the New KW Shares have been, or will be, applied for in any other jurisdiction. Accordingly, the New KW Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly, in, into or from any Restricted Jurisdiction or to, or for the account or benefit of, any resident of any Restricted Jurisdiction unless an exemption under relevant securities laws is available (including, in the case of the United States, the exemption from registration provided by Section 3(a)(10) under the US Securities Act).

If, in the future, KW exercises the right to implement the Merger by way of a Takeover Offer, the New KW Shares may be registered under the US Securities Act if no exemption from registration is available. If the Merger is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided under Rules 14d-1(c) and 14(d)-1(d) thereunder.

Goldman Sachs, BofA Merrill Lynch, Rothschild and J.P. Morgan Cazenove have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

Goldman Sachs and BofA Merrill Lynch are acting as financial advisers to KW. Wachtell, Lipton, Rosen & Katz is acting as US legal adviser to KW, Macfarlanes LLP is acting as UK legal adviser to KW and Ogier is acting as Jersey legal adviser to KW.

Rothschild is acting as lead financial adviser to the Independent Committee of KWE. J.P. Morgan Cazenove is acting as financial adviser to the Independent Committee of KWE. Sullivan & Cromwell LLP is acting as US and UK legal adviser to the Independent Committee of KWE and Appleby is acting as Jersey legal adviser to the Independent Committee of KWE.

The sources of certain financial information and bases of calculation contained in this Announcement are set out in Appendix 2 to this Announcement. Certain terms used in this Announcement are defined in Appendix 5 to this Announcement.

Enquiries

Kennedy-Wilson Holdings, Inc.

Matt Windisch	+1 310 887 6400

Goldman Sachs (lead financial adviser to KW)

Mark Sorrell	+44 (0) 20 7774 1000
Chris Emmerson	+44 (0) 20 7774 1000
David Friedland	+1 212 902 0300
Keith Wetzel	+1 310 407 5700

BofA Merrill Lynch (financial adviser to KW)

Geoff Iles	+44 (0) 20 7628 1000
Kieran Millar	+44 (0) 20 7628 1000
Jeff Horowitz	+1 646 855 3213
Cavan Yang	+1 646 855 4157

Joele Frank, Wilkinson Brimmer Katcher (public relations adviser to KW)

Meaghan Repko	+1 212 355 4449
Matt Gross	+1 212 355 4449

Kennedy Wilson Europe Real Estate plc

Charlotte Valeur	+44 (0) 1534 835 722

Rothschild (lead financial adviser to the Independent Committee of KWE)

Alex Midgen	+44 (0) 20 7280 5000
Sam Green	+44 (0) 20 7280 5000

J.P. Morgan Cazenove (financial adviser to the Independent Committee of KWE)

Dwayne Lysaght	+44 (0) 20 7742 6000
Bronson Albery	+44 (0) 20 7742 6000
Kirshlen Moodley	+44 (0) 20 7742 6000
Tara Morrison	+44 (0) 20 7742 6000

FTI Consulting (public relations adviser to KWE)

Dido Laurimore	+44 (0) 203 727 1000
Richard Sunderland	+44 (0) 203 727 1000

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities of KW or KWE in any jurisdiction in contravention of applicable law. The Merger will be implemented solely by means of the Scheme Document and the accompanying Forms of Proxy (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the Takeover Offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Merger.

KW will prepare the US Proxy Statement to be distributed to KW Shareholders, containing details of the Merger, notice of the KW Special Meeting and information on the New KW Shares. KW urges KWE Shareholders to read the Scheme Document carefully when it becomes available, because it will contain important information in relation to the Merger and the New KW Shares. KW urges KW Shareholders to read the US Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the KWE Meetings or the KW Special Meeting to approve the Merger, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of KW Shareholders, the US Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Please be aware that addresses, electronic addresses and certain other information provided by KWE Shareholders, persons with information rights and other relevant persons for the receipt of communications from KWE may be provided to KW during the offer period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c).

Goldman Sachs, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, is acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Merrill Lynch International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Merrill Lynch International, “BofA Merrill Lynch”) are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of BofA Merrill Lynch, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Rothschild, which is authorised and regulated by the FCA in the UK, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger and any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of Rothschild, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”)), which is authorised and regulated in the UK by the FCA, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger or any other matter referred to in this Announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Merger or any other matters referred to in this Announcement.

Overseas jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK, Jersey or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK, Jersey or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK, Jersey or the United States to vote their KWE Shares with respect to the Scheme at the Scheme Court Meeting, or to appoint another person as proxy to vote at the Scheme Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with Jersey law and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales and Jersey. Unless otherwise determined by KW or required by the Code, and permitted by applicable law and regulation, the Merger will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Merger by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Merger will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Merger. If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Offer may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New KW Shares pursuant to the Merger to KWE Shareholders who are not resident in the UK, Jersey or the United States or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK, Jersey or the United States should inform themselves of, and observe, any applicable legal or regulatory requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

Additional information for US investors

The Merger relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under Jersey law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will be subject to disclosure requirements and practices applicable in the UK and Jersey to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

It may be difficult for US holders of KWE Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US and most of the assets of KWE are located outside of the US. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under Jersey law. If KW exercises its right to implement the Merger by way of a Takeover Offer, such Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom.

In accordance with normal UK practice, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside of the US, other than pursuant to the Merger, until the date on which the Merger and/or Scheme becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of KWE by KW, including the issuance of the New KW Shares in respect of the Merger. In connection with the foregoing proposed issuance of New KW Shares, KW expects to file a proxy statement on Schedule 14A with the SEC. To the extent KW effects the acquisition of KWE as a scheme of arrangement under Jersey law, the issuance of the New KW Shares in the Merger would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. In the event that KW determines to effect the Merger pursuant to an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New KW Shares that would be issued in the Merger. INVESTORS AND SECURITY HOLDERS OF KW ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT KW WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KW, THE PROPOSED ISSUANCE OF THE NEW KW SHARES AND THE MERGER. The preliminary proxy statement, the definitive proxy statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New KW Shares and the Merger (when they become available), and, if required, the registration statement/prospectus and other documents filed by KW with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at KW’s website, ir.kennedywilson.com, or by contacting KW’s Investor Relations department in writing at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America.

KW believes that KW, KWE, their respective directors and certain KW executive officers may be deemed to be participants in the solicitation of proxies from KW Shareholders with respect to the Merger, including the proposed issuance of New KW Shares. Information about KW’s directors and executive officers and their ownership of KW Shares and KWE Shares or securities referencing KWE Shares is set out in KW’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 27 February 2017, KW’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on 29 April 2016, and KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information about the directors of KWE is set out in KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the proxy statement and other materials to be filed with the SEC in connection with the Merger and issuance of New KW Shares. However, readers should note that the KWE Directors do not accept responsibility for any information contained in this Announcement other than as set out under “Responsibility” below.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Forward-looking statements

This Announcement (including information incorporated by reference into this Announcement), oral statements made regarding the Merger, and other information published by KW and KWE contain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and businesses of KWE and KW and the KWE Group and the KW Group, and certain plans and objectives of KWE and KW with respect to the Combined Group. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of KW and KWE about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this Announcement include statements relating to the expected effects of the Merger on KW and KWE, the expected timing and scope of the Merger and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although KW and KWE believe that the expectations reflected in such forward-looking statements are reasonable, KW and KWE can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction of the Conditions, as well as additional factors, such as: risks relating to the KW Group’s and the KWE Group’s credit rating; local and global political and economic conditions, including Brexit; the KW Group’s and the KWE Group’s economic model and liquidity risks; financial services risk; the risks associated with KW’s and KWE’s brand, reputation and trust; environmental risks; safety, technology, data security and data privacy risks; the ability to realise the anticipated benefits and synergies of the Merger, including as a result of a delay in completing the Merger or difficulty in integrating the businesses of the companies involved; legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competition and market risks; the impact of foreign exchange rates; pricing pressures; and business continuity and crisis management. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither KW nor KWE, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement speaks only as of the date of this Announcement. None of KWE, the KWE Group, KW or the KW Group undertakes any obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 information

In accordance with Rule 2.9 of the Code, KW confirms that, as at the Latest Practicable Date, it had 114,237,750 shares of common stock of $0.0001 each in issue. KW currently holds no KW Shares in treasury. The KW Shares are traded on the NYSE. The ISIN for the KW Shares is US4893981070.

In accordance with Rule 2.9 of the Code, KWE confirms that, as at the Latest Practicable Date, it had 126,133,407 ordinary shares of no par value each in issue. KWE currently holds no KWE Shares in treasury. The KWE Shares are admitted to trading on the London Stock Exchange. The ISIN for the KWE Shares is JE00BJT32513.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website and availability of hard copies

A copy of this Announcement and the documents required to be published by Rule 26 of the Code will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu by no later than 12 noon (London time) on 25 April 2017. For the avoidance of doubt, the contents of those websites are not incorporated into and do not form part of this Announcement.

KW Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting Goldman Sachs International during business hours on +44 (0) 20 7774 1000 or by submitting a request in writing to Chris Emmerson at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

KWE Shareholders may request a hard copy of this Announcement, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD.

If you have received this Announcement in electronic form, copies of this Announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

Responsibility

The KW Directors accept responsibility for the information set out in this Announcement, except for that for which the KWE Directors accept responsibility as set out below. To the best of the knowledge and belief of the KW Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

The KWE Directors accept responsibility for the information contained in this Announcement which relates solely to KWE, to the KWE Directors (in their capacity as such), or to their respective close relatives, related trusts and other connected persons and persons acting in concert with KWE. To the best of the knowledge and belief of the KWE Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

APPENDIX 1

CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME AND THE MERGER

Part A:	Conditions to the Scheme and Merger

The Merger will be conditional upon the Scheme becoming unconditional and effective, subject to the provisions of the Code, on or before the Longstop Date.

Scheme approval

1	The Scheme will be conditional upon:

(a)

(i) approval of the Scheme at the Scheme Court Meeting (and at any separate class meeting which may be required or any adjournment thereof) by a majority in number of the KWE Scheme Shareholders (or, if more than one class, of each class of KWE Scheme Shareholders) on the register of members of KWE at the Scheme Voting Record Time, present and voting, either in person or by proxy, representing three-quarters or more of the voting rights of the KWE Scheme Shares held by those KWE Scheme Shareholders (or class of KWE Scheme Shareholders, as the case may be) and (ii) such Scheme Court Meeting being held on or before the later of (1) the 22nd day after the expected date of the Scheme Court Meeting to be set out in the Scheme Document and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed (or, in each case, such later date (if any) as KW and KWE may agree);

(b)

(i) all resolutions required to approve and implement the Scheme as set out in the notice of the KWE General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority at the KWE General Meeting or at any adjournment thereof and (ii) the KWE General Meeting being held on or before the later of (1) the 22nd day after the expected date of the KWE General Meeting to be set out in the Scheme Document and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed (or, in each case, such later date (if any) as KW and KWE may agree); and

(c)

the sanction of the Scheme by the Court without modification, or with modification on terms acceptable to KW and KWE, and the delivery of the Scheme Court Order to the Registrar of Companies for registration.

Other conditions

2

In addition, KW and KWE have agreed that the Merger will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

KW Shareholder approval

(a)	the KW Shareholder Resolution being duly passed at the KW Special Meeting;

Listing of New KW Shares

(b)	the NYSE having authorised the Listing upon official notice of issuance and not having withdrawn such authorisation;

Anti-trust

(c)

to the extent that a mandatory notification to the CCPC pursuant to section 18(1)(a) of the Irish Competition Act is required in respect of the Merger, the Merger having been notified to the CCPC and one of the following having occurred:

(i)	the CCPC having informed KW of its determination pursuant to either section 21(2)(a) or section 22(3)(a) of the Irish Competition Act that the Merger may be put into effect;

(ii)

the CCPC having informed KW of its determination pursuant to section 22(3)(c) of the Irish Competition Act that the Merger may be put into effect subject to condition(s) specified by the CCPC being complied with;

(iii)

the period specified in section 21(2) of the Irish Competition Act having lapsed without the CCPC having informed KW of its determination (if any) under section 21(2)(a) or (b) of the Irish Competition Act; or

(iv)

where applicable, if 120 working days after the appropriate date (as defined by section 19(6) of the Irish Competition Act) have elapsed without the CCPC having informed KW of its determination (if any) under section 22 of the Irish Competition Act in relation to the Merger;

Other Third Party clearances

(d)

(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) all material notifications to and filings with Third Parties which are necessary having been made, and all necessary waiting and other time periods (including any extensions of such waiting and other time periods), in each case under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with, in each case in connection with the Scheme or the Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group, where the direct consequence of a failure to make such a notification or filing or to wait for the expiry, lapse or termination of any such waiting or time period would be unlawful in any relevant jurisdiction and have a material adverse effect on the Wider KW Group or the Wider KWE Group, in each case, taken as a whole;

(e)

(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) no Third Party having intervened (as defined below) and there not continuing to be outstanding any statute, regulation or order of any Third Party (in each case which is material in the context of the Wider KW Group or the Wider KWE Group, in each case, taken as a whole) which would:

(i)

make the Scheme or the Merger or, in each case, its implementation or the acquisition or proposed acquisition by KW or any other member of the Wider KW Group of any shares or other securities in, or control or management of, any member of the Wider KWE Group void, illegal or unenforceable in any relevant jurisdiction, or otherwise materially restrain, prevent, prohibit, restrict or delay the same or impose material additional conditions or obligations with respect to the Scheme or the Merger or such acquisition, or otherwise materially impede, challenge or interfere with the Scheme or Merger or such acquisition, or require material amendment to the terms of the Scheme or Merger;

(ii)

materially limit or delay, or impose any material limitations on, the ability of any member of the Wider KW Group or any member of the Wider KWE Group to acquire or to hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in, or to exercise voting or management control over, any member of the Wider KWE Group;

(iii)

require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider KW Group of any shares or other equity securities in any member of the Wider KWE Group;

(iv)

require, prevent or materially delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider KW Group or by any member of the Wider KWE Group of all or any material portion of their respective businesses, assets or properties or materially limit the ability of any of them to conduct any material portion of their respective businesses or to own or control any material portion of their respective assets or properties or any part thereof;

(v)

except pursuant to Articles 116 to 118 and Article 121 of the Jersey Companies Law, require any member of the Wider KW Group or of the Wider KWE Group to acquire, or to offer to acquire, any shares or other equity securities in any member of either group owned by any third party;

(vi)

materially limit the ability of any member of the Wider KW Group or of the Wider KWE Group to conduct or integrate or co-ordinate its business, or any material part of it, with the businesses or any material part of the businesses of any other member of the Wider KW Group or of the Wider KWE Group;

(vii)	result in any member of the Wider KWE Group or the Wider KW Group ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	otherwise materially adversely affect any or all of the business, assets or profits of any member of the Wider KWE Group,

and all applicable waiting and other time periods during which any Third Party could intervene under the laws of any relevant jurisdiction in respect of the Merger having expired, lapsed or been terminated;

(f)

(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) all material Authorisations which are necessary in any relevant jurisdiction for or in respect of the Scheme or Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group or the carrying on by any member of the Wider KWE Group of its business having been obtained, in terms and in a form reasonably satisfactory to KW, from all appropriate Third Parties or from any persons or bodies with whom any member of the Wider KWE Group has entered into contractual arrangements, in each case where the absence of such material Authorisation would have a material adverse effect on the Wider KWE Group taken as a whole and all such material Authorisations remaining in full force and effect and there being no written notice of any intention to revoke, suspend, restrict, modify or not to renew any of the same;

Certain matters arising as a result of any arrangement, agreement etc.

(g)

except as Disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider KWE Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the Scheme or Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group would result in (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole):

(i)

any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider KWE Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity date or repayment date or the ability of any member of the Wider KWE Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn or inhibited;

(ii)

the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property, assets or interests of any member of the Wider KWE Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable;

(iii)

any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider KWE Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any onerous obligation or liability arising thereunder;

(iv)

any material asset or interest of any member of the Wider KWE Group being or falling to be disposed of or charged or ceasing to be available to any member of the Wider KWE Group or any right arising under which any such material asset or interest could be required to be disposed of or could cease to be available to any member of the Wider KWE Group, otherwise than, in each case, in the ordinary course of business;

(v)	any member of the Wider KWE Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the creation of material liabilities (actual or contingent) by any member of the Wider KWE Group, otherwise than in the ordinary course of business;

(vii)

the interests or business of any member of the Wider KWE Group in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being adversely modified or affected; or

(viii)	the financial or trading position or the value of any member of the Wider KWE Group being prejudiced or adversely affected,

and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit, franchise or other instrument, would, as a consequence of the Scheme or the Merger, result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this Condition 2(g), in each case to an extent which is material in the context of the Wider KWE Group taken as a whole;

(h)	since 31 December 2016, except as Disclosed, no member of the Wider KWE Group having (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole):

(i)

issued or agreed to issue, or authorised the issue of, additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or transferred or sold any shares out of treasury, other than as between KWE and wholly-owned subsidiaries of KWE or between such wholly-owned subsidiaries;

(ii)	purchased or redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(iii)

recommended, declared, paid or made, or proposed to recommend, declare, pay or make, any bonus, dividend or other distribution (whether payable in cash or otherwise) or any bonus issue (other than (i) a Permitted KWE Dividend or (ii) to KWE or a wholly-owned subsidiary of KWE);

(iv)

(other than any transaction in the ordinary course of business or a transaction as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) made or authorised any change in its loan capital;

(v)

(other than any transaction or disposal in the ordinary course of business or a transaction as between KWE and a wholly-owned subsidiary of KWE or between such wholly-owned subsidiaries) merged with, demerged or acquired any body corporate, partnership or business or acquired or disposed of or, other than in the ordinary course of business, transferred, mortgaged, charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same;

(vi)

issued or authorised the issue of, or made any change in or to, any debentures or (except in the ordinary course of business or except as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) incurred or increased any indebtedness or liability (actual or contingent);

(vii)

(other than any transaction in the ordinary course of business) entered into or varied, or authorised, proposed or announced its intention to enter into or vary, any material agreement, contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which:

(a)	is of a long term, onerous or unusual nature or magnitude or which could reasonably be expected to involve an obligation of such nature or magnitude; or

(b)	would materially restrict the business of any member of the Wider KWE Group;

(viii)

(other than in connection with the Merger and except as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) entered into, implemented, effected or authorised any merger, demerger, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement in respect of itself or another member of the Wider KWE Group otherwise than in the ordinary course of business;

(ix)

entered into or varied to a material extent the terms of any contract, agreement or arrangement with any of the directors or senior executives of any member of the Wider KWE Group, save for salary increases, bonuses or variations of terms in the ordinary course of business or in connection with the Merger;

(x)

(other than in respect of a member of the Wider KWE Group which was solvent at the relevant time) taken any corporate action or had any legal proceedings instituted or threatened against it or petition presented or order made for its winding up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or a substantial part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction;

(xi)

been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xii)	waived or compromised any claim, otherwise than in the ordinary course of business;

(xiii)	other than in connection with the Merger, made any material alteration to its memorandum or articles of association;

(xiv)	made or agreed or consented to:

(a)	any material change:

(i)	to the terms of the trust deeds constituting the pension scheme(s) established for its directors, employees or their dependants;

(ii)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(iii)	the basis on which qualification for, or accrual or entitlement to such benefits or pensions are calculated or determined;

(iv)	the basis upon which the liabilities (including pensions) or such pension schemes are funded, valued or made; or

(b)	any change to the trustees of such scheme(s), including the appointment of a trust corporation;

(xv)

proposed, agreed to provide or modified to a material extent the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider KWE Group;

(xvi)

entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition 2(h); or

(xvii)

entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider KWE Group or the Wider KW Group, other than to a nature and extent which is normal in the context of the business concerned;

No adverse change, litigation or regulatory enquiry

(i)	since 31 December 2016 and except as Disclosed:

(i)	there having been no adverse change in the business, assets or profits of any member of the Wider KWE Group which, in any case, is material in the context of the Wider KWE Group taken as a whole;

(ii)

no contingent or other liability of any member of the Wider KWE Group having arisen or increased (other than in the ordinary course of its business) which would materially adversely affect the business, assets or profits of any member of the Wider KWE Group to an extent which is material in the context of the Wider KWE Group taken as a whole;

(iii)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider KWE Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened in writing, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider KWE Group, in each case to an extent which is material in the context of the Wider KWE Group taken as a whole; and

(iv)

(other than as a result of the Merger) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened in writing, announced, implemented, instituted by or against or remaining outstanding against or in respect of any member of the Wider KWE Group (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole).

No discovery of certain matters

(j)	KW not having discovered, except as Disclosed, that:

(i)

any financial or business or other information concerning the Wider KWE Group disclosed prior to the date of this Announcement by or on behalf of any member of the Wider KWE Group publicly, or to any member of the Wider KW Group, is materially misleading or contains any material misrepresentation of fact or omits to state a fact necessary to make any information contained therein not materially misleading and which was not subsequently corrected by disclosure either publicly or otherwise to KW or its advisers, which in any case is material in the context of the Wider KWE Group taken as a whole;

(ii)	any member of the Wider KWE Group is subject to any material liability (actual or contingent) which has not been Disclosed and which is material in the context of the Wider KWE Group taken as a whole;

(iii)

any information which has not been Disclosed affects the import of any information which has been disclosed prior to the date of this Announcement by or on behalf of any member of the Wider KWE Group and which is material in the context of the Wider KWE Group taken as a whole;

(iv)

any past or present member of the Wider KWE Group has failed to comply with any and/or all applicable legislation or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has otherwise been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any material liability (actual or contingent) on the part of any member of the Wider KWE Group and which is material in the context of the Wider KWE Group taken as a whole; or

(v)

there is, or is reasonably likely to be, any material liability (actual or contingent) of any past or present member of the Wider KWE Group to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider KWE Group, under any environmental legislation, regulation, notice, circular or order of any government, governmental, quasi-governmental, state or local government, supranational, statutory or other regulatory body, agency, court, association or any other person or body in any jurisdiction and which is material in the context of the Wider KWE Group taken as a whole;

Anti-corruption, sanctions and criminal property

(k)	KW not having discovered (except as Disclosed) that:

(i)

any past or present member, director, officer or employee of the Wider KWE Group is or has at any time during the course of such person’s employment with any member of the Wider KWE Group engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other anti-corruption legislation applicable to the Wider KWE Group;

(ii)	any asset of any member of the Wider KWE Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(iii)

any past or present member, director, officer or employee of the KWE Group is or has, at any time during the course of such person’s employment with, or performance of services for, any member of the KWE Group, engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (a) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the US, the European Union or any of its member states; or

(iv)

a member of the Wider KWE Group has engaged in any transaction which would cause any member of the Wider KW Group to be in breach of any law or regulation upon completion of the Merger, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the US, the European Union or any of its member states.

For the purpose of these Conditions:

a)

“Third Party”: means any central bank, government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, authority (including any national or supranational anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction, including, for the avoidance of doubt, the Panel;

b)

a Third Party shall be regarded as having “intervened” if it has taken, instituted, implemented or threatened in writing any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps (and, in each case, not having withdrawn the same) and “intervene” shall be construed accordingly; and

c)

“Authorisations”: means authorisations, orders, grants, recognitions, determinations, certificates, confirmations, consents, licences, clearances, provisions and approvals, in each case, of a Third Party.

Part B:	Certain further terms and conditions of the Merger

The Scheme will not become effective unless the Conditions have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by KW to be or remain satisfied by no later than the Longstop Date.

Subject to the requirements of the Panel, and to the extent permitted by law, KW reserves the right in its sole discretion to waive, in whole or in part, any of the Conditions in Part A above, except for Conditions 1(a)(i), 1(b)(i), 1(c), 2(a), 2(b) and 2(c), which cannot be waived.

KW shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions in Part A above by a date earlier than the latest date specified above for the fulfilment of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are, at such earlier date, no circumstances indicating that any Condition may not be capable of fulfilment.

Each of the Conditions shall be regarded as a separate condition and shall not be limited by reference to any other Condition.

KW reserves the right to elect to implement the Merger by way of a Takeover Offer, subject to the Panel’s consent. In such event, the Offer will be implemented on the same terms and conditions, so far as applicable and subject to Part 18 of the Jersey Companies Law, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger, including (without limitation) an acceptance condition set at 90% (or such other percentage as KW may decide (subject to the Panel’s consent)) (i) in nominal value of the shares to which such Offer relates; and (ii) of the voting rights attaching to those shares, provided that the acceptance condition will not be satisfied unless any member of the Wider KW Group shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise), directly or indirectly, KWE Shares carrying in aggregate more than 50% of the voting rights normally exercisable at a general meeting of KWE (including for this purpose, except to the extent otherwise agreed by the Panel, any such voting rights attaching to the KWE Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances whether pursuant to exercise of any outstanding subscription rights or conversion rights or otherwise).

If the Panel requires KW to make an offer or offers for any KWE Shares under the provisions of Rule 9 of the Code, KW may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court.

Under Rule 13.5(a) of the Code, KW may not invoke a Condition to the Merger so as to cause the Merger not to proceed, to lapse or to be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to KW in the context of the Merger. The Conditions contained in paragraphs 1, 2(a) and 2(b) of Part A of this Appendix 1 (and any acceptance condition if the Merger is implemented by means of a Takeover Offer) are not subject to this provision of the Code.

The KWE Shares will be acquired pursuant to the Merger fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the date of this Announcement or subsequently attaching or accruing to them, save for any Permitted KWE Dividends and any dividend and/or distribution and/or other return of capital in respect of which a reduction has been made to the Consideration as specified below.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Dividends, KW reserves the right (without prejudice to any right of KW to invoke Condition 2(h)(iii) in Part A of this Appendix 1) to reduce the Consideration by a number of KW Shares having a value equal to not more than the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this Announcement or in the Scheme Document to the Consideration payable under the terms of the Merger will be deemed to be a reference to the Consideration as so reduced and KWE Shareholders will be entitled to receive and retain the amount by reference to which the Consideration has been reduced. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable in excess of the Permitted KWE Dividends and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it or (ii) cancelled prior to payment, the Consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by KW of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Merger.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KW Dividends, KW will adjust the Consideration by increasing the number of New KW Shares which KWE Shareholders are entitled to receive in respect of each KWE Share as set out in Appendix 4 to this Announcement.

Fractions of New KW Shares will not be issued to KWE Shareholders. Instead, KWE Shareholders who otherwise would have received a fraction of a New KW Share will instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group.

The New KW Shares have not been and will not be registered under any of the relevant securities laws of Canada, Japan or Australia and no regulatory clearance in respect of the New KW Shares has been, or will be, applied for in any jurisdiction other than the US. The New KW Shares may not be offered, sold or delivered, directly or indirectly, in Canada, Japan or Australia except pursuant to exemptions from applicable requirements of any such jurisdiction.

The New KW Shares will be issued credited as fully paid and will rank pari passu in all respects with KW Shares in issue at the time the New KW Shares are issued pursuant to the Merger, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE for the New KW Shares to be listed on the NYSE.

The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of this Appendix 1. The Merger is also subject to the further terms set out in Part B of this Appendix 1 and to the full terms and conditions which will be set out in the Scheme Document and such further terms as may be required to comply with provisions of the Code and any requirements of the Jersey Financial Services Commission.

The availability of the Merger to persons not resident in the UK, Jersey or the United States may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the UK, Jersey or the United States should inform themselves about and observe any applicable requirements. Further information in relation to Overseas Shareholders will be contained in the Scheme Document.

APPENDIX 2

Sources of Information and Bases of Calculation

1	Unless otherwise stated:

1.1

historic financial information relating to KW has been extracted or derived (without material adjustment) from the audited financial statements of KW contained in KW’s annual report on Form 10-K for the financial year ended 31 December 2016 or from KW’s management sources; and

1.2

historic financial information relating to KWE has been extracted or derived (without material adjustment) from the audited financial statements of KWE contained in KWE’s Annual Report and Accounts for the financial year ended 31 December 2016.

2	The implied value of the Merger is calculated:

2.1	by reference to the Closing Price of US$22.50 per KW Share on the Latest Practicable Date;

2.2	on the basis of an exchange rate of 1.2779 US Dollars per Pound Sterling, taken from Bloomberg as at 5:00 p.m. on 21 April 2017 (being the last Business Day prior to the date of this Announcement);

2.3	the exchange ratio of 0.667 New KW Shares in exchange for each KWE Scheme Share held; and

2.4	on the basis of the existing number of KWE Shares in issue referred to in paragraph 4 below.

3	The volume weighted average KWE Share price has been calculated by reference to data provided by Bloomberg.

4	As at the Latest Practicable Date, KWE had 126,133,407 KWE Shares in issue and KW had 114,237,750 KW Shares in issue.

5	As at the Latest Practicable Date, KW and its subsidiaries held 29,829,730 KWE Shares.

6

As at the Latest Practicable Date, KWE had no dilutive options or awards outstanding over KWE Shares. KW has granted RSUs to certain KW Directors and certain of its employees, which convert into KWE Shares on a one-for-one basis on vesting. As at the Latest Practicable Date, there were 533,551 unvested RSUs.

7	The share capital of the Combined Group (being 178,472,303 KW Shares) has been calculated as the sum of:

7.1	a total number of 114,237,750 KW Shares in issue as referred to in paragraph 4 above; and

7.2

64,234,553 KW Shares which would be issued under the terms of the Merger (being the number of KWE Shares as referred to in paragraph 4 above, less the number of KWE Shares held by KW and its subsidiaries as referred to in paragraph 5 above, multiplied by the exchange ratio of 0.667 as referred to in paragraph 2.3 above).

8	The percentage of the share capital of the Combined Group that will be owned by KWE Shareholders following the Merger (being approximately 36%) is calculated by dividing the number of KW Shares to be issued under the terms of the Merger referred to in paragraph 7.2 above by the issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting sum by 100 to produce a percentage.

9	The market capitalisation of the Combined Group is calculated:

9.1	by reference to the Closing Price of $22.50 per KW Share on the Latest Practicable Date; and

9.2	on the basis of the share capital of the Combined Group (being 178,472,303 KW Shares) following the Merger, referred to in paragraph 7 above.

10	The Combined Group’s enterprise value is calculated:

10.1	on the basis of the market capitalisation of the Combined Group as referred to in paragraph 9 above;

10.2	plus KW’s net indebtedness (at share) of US$3,015 million as at 31 December 2016;

10.3

plus 74.6% of KWE’s net indebtedness of US$1,523 million as at 31 December 2016, converted from Pounds Sterling into US Dollars on the basis of an exchange rate of 1.234 US Dollars per Pound Sterling as at 31 December 2016, that KW did not own as at 31 December 2016; and

10.4	plus expected incremental net indebtedness of US$45 million related to transaction costs expected to be incurred as a result of the Merger.

11	Unless otherwise stated, all prices quoted for KWE Shares have been derived from the Daily Official List and represent closing middle market prices on the relevant date.

12	Unless otherwise stated, all prices quoted for KW Shares have been derived from the NYSE and represent closing middle market prices on the relevant date.

13	For the purposes of the financial comparisons contained in this Announcement, no account has been taken of any liability to taxation or the treatment of fractions under the Merger.

14	Certain figures included in this Announcement have been subject to rounding adjustments.

15	Figures which are stated to be “at share” are calculated using the relevant person’s proportionate economic interest.

16

References to “adjusted net income” are references to net income before depreciation and amortisation, KW’s share of depreciation and amortisation included in income from unconsolidated investments, share-based compensation and net income attributable to non-controlling interests, before depreciation and amortisation.

APPENDIX 3

Details of Irrevocable Undertaking

Irrevocable undertaking in favour of KW from Simon Radford

Simon Radford, the sole member of the Independent Committee of KWE who holds KWE Shares, has given an irrevocable undertaking to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions to be proposed at the KWE General Meeting in relation to 12,500 KWE Shares currently held by him, representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date, as well as any further KWE Shares he may acquire.

Simon Radford’s obligations under the irrevocable undertaking will lapse and cease to have effect if:

•	this Announcement is not released by 5.00 pm on 24 April 2017, or such later time and/or date as KW and KWE may agree;

•

the Scheme Document or the Takeover Offer document, as the case may be, has not been posted within 28 days after the date on which this Announcement is released (or within such longer period as the Panel may agree);

•	KW announces, with the consent of the Panel, that it does not intend to proceed with the Merger;

•

in the event that the Merger is implemented by way of a Scheme, the Scheme terminates or lapses in accordance with its terms or otherwise becomes incapable of ever becoming effective, provided that KW has not announced that it intends to implement the Merger by way of a Takeover Offer;

•	in the event that the Merger is implemented by way of a Takeover Offer, the Offer lapses or is withdrawn; or

•	any competing offer for KWE is made which is declared wholly unconditional or otherwise becomes effective.

APPENDIX 4

KWE, KW and Combined Group Dividends

Permitted KWE Dividends

Under the terms of the Merger, KW and KWE have agreed that KWE Shareholders on the register of members of KWE on the relevant record date will be entitled to receive, subject to KWE having sufficient distributable reserves at the relevant time, the following dividends (each a “Permitted KWE Dividend” and, together, the “Permitted KWE Dividends”):

•	a quarterly dividend of 12 pence per KWE Share, payable to KWE Shareholders on the register of members on 13 May 2017; and

•

subject to the Scheme becoming effective, a closing dividend per KWE Share (the “Closing Dividend”), to be agreed by KW and KWE (or, in the absence of agreement, determined as set out below), to reflect the principle that the aggregate dividends payable to KWE Shareholders should be equal to the accrued but unpaid ordinary dividends that would otherwise have been payable in respect of KWE Shares in respect of the period from (and including) 1 April 2017 until (but excluding) the Effective Date, with payments from KWE reduced, where necessary, by any dividend to which a former KWE Shareholder becomes entitled as a holder of New KW Shares after the Effective Date, but only to the extent of the portion of such dividend which relates to a period prior to the Effective Date.

Further details regarding the timing of announcement, the record date and time and the payment date of the Closing Dividend will be set out in the Scheme Document. However, KW and KWE intend that the record date and time for the Closing Dividend should fall immediately prior to the Scheme Record Time and that the payment date of the Closing Dividend should be the same as the payment date of the first dividend on KW Shares in respect of a quarterly period ending after the Effective Date.

Unless otherwise agreed between KW and KWE and announced on the date on which the Scheme Document is posted to KWE Shareholders and set out in the Scheme Document, the Closing Dividend payable by KWE will be an amount per KWE Share calculated by deducting the Accrued KW Dividend per KW Share from the Accrued KWE Dividend per KWE Share (provided that the Closing Dividend may not as a result become a negative number), where:

•	the “Accrued KWE Dividend per KWE Share” is equal to the following sum (expressed in pence and rounded down to two decimal places):

•	if the Effective Date is prior to 18 August 2017:

A x (12 / 91)

•	if the Effective Date is on or after 18 August 2017:

12 + (B x (12 / 92))

in each case where:

A = the number of days from (and including) 1 April 2017 to (but excluding) Effective Date; and

B = the number of days from (and including) 1 July 2017 to (but excluding) the Effective Date; and

•	the “Accrued KW Dividend per KW Share” is equal to the following sum (expressed in pence and rounded down to two decimal places):

(D x (19 / 92) x 0.667) x E

where:

D = the number of days from (and including) the first day of the quarter in which the Effective Date occurs to (but excluding) the Effective Date; and

E = the US$ / £ spot exchange rate as derived from Bloomberg as at 5:00 p.m. on the Business Day immediately prior to the payment date of the first dividend on KW Shares in respect of a quarterly period ending after the Effective Date.

The effect of using the US$ / £ spot rate on the Business Day immediately prior to the payment date of the relevant KW Dividend is to prevent any movement in the US$ / £ exchange rate altering the net amount which is receivable as a result of both dividends in aggregate (disregarding any taxation differences).

KWE has agreed that, if the Effective Date falls on or after 18 August 2017, it will not pay the quarterly dividend of 12 pence per KWE Share which it would otherwise have intended to pay to KWE Shareholders on the register of members on 18 August 2017, but KWE Shareholders would instead receive this as part of the Closing Dividend, subject to any deduction for a KW dividend received to the extent that it relates to the same period.

KW and KWE have agreed that, should the Effective Date fall on or after 30 September 2017, they will discuss appropriate modifications to the method of calculation of the Closing Dividend set out above.

Following completion of the Merger, all KW Shareholders (including former KWE Shareholders) who hold KW Shares on the relevant record date will receive the full dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date.

The attention of KWE Shareholders is drawn to paragraph 17 of this Announcement. KWE Shareholders should note that distributions paid by KW to a holder of KW Shares (including a former KWE Shareholder who holds New KW Shares) that is not a “United States person” for US federal income tax purposes generally will be subject to US withholding tax at a rate of 30% of the gross amount of the distribution (or a reduced rate prescribed by an applicable income tax treaty). Accordingly, the net amount received in aggregate by such a KWE Shareholder as a result of the combination of (i) the Permitted KWE Dividends, including the Closing Dividend calculated in the manner set out in Appendix 4 to this Announcement, and (ii) the dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date may not necessarily be the same as if such a KWE Shareholder had only received dividends from KWE in respect of the same period.

If, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Dividends, KW reserves the right (without prejudice to any right of KW to invoke Condition 2(h)(iii) in Part A of Appendix 1 to this

Announcement) to reduce the Consideration by a number of KW Shares having a value equal to not more than the amount of such dividend and/or distribution and/or return of capital, in which case any reference in this Announcement or in the Scheme Document to the Consideration payable under the terms of the Merger will be deemed to be a reference to the Consideration as so reduced and KWE Shareholders will be entitled to receive and retain the amount by reference to which the Consideration has been reduced. To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable in excess of the Permitted KWE Dividends and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it or (ii) cancelled prior to payment, the Consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by KW of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Merger.

KW and Combined Group Dividends

Following completion of the Merger, all KW Shareholders (including former KWE Shareholders) who hold KW Shares on the relevant record date will receive the full dividend per KW Share which is declared by KW in respect of the quarterly period ending on the first KW Quarter Date to fall after the Effective Date.

Other than Permitted KW Dividends, KW does not intend to effect or announce any intention to effect any other distribution, share redemption or capital reduction, whether in or in exchange for cash or other assets, prior to the Effective Date (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price).

If, however, on or after the date of this Announcement, any dividend and/or other distribution and/or other return of capital (other than an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KW Dividends, KW will adjust the Consideration by increasing the number of New KW Shares which KWE Shareholders are entitled to receive in respect of each KWE Share to the extent necessary to ensure that the additional value from such increase is equal to the amount of any such dividend, other distribution or other return of capital. For this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend and/or other distribution and/or other return of capital, less the gross amount of such dividend, other distribution or other return of capital.

Any adjustment to the Consideration by KW in accordance with this paragraph shall be the subject of an announcement made via a Regulatory Information Service.

If you are in any doubt as to how the above will apply, you are recommended to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant, fund manager or other appropriate independent financial adviser, who is authorised under the Financial Services and Markets Act 2000 if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

APPENDIX 5

Definitions

The following definitions apply throughout this Announcement, unless the context requires otherwise.

“£”, “Pounds Sterling”, “pence” or “p”	the lawful currency of the UK;

“$”, “US$”, “US Dollars” or “cent”	the lawful currency of the US;

“Adjusted NAV”

the IFRS net asset value adjusted (i) to include properties and other investment interests at fair value, (ii) to exclude certain items not expected to be crystallised in normal circumstances (such as fair value of financial derivatives) and (iii) by deducting any management fee and performance fee accounted for in the share-based payment reserve

“Announcement”	this announcement;

“Authorisations”	has the meaning set out in Part A of Appendix 1 to this Announcement;

“BofA Merrill Lynch”	Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

“Brexit”	the outcome of the referendum on 23 June 2016 as to the withdrawal of the UK from membership of the European Union;

“Business Day”	a day, other than a Saturday, Sunday or public or bank holiday, when banks are open for business in London, Jersey and New York;

“CCPC”	the Irish Competition and Consumer Protection Commission;

“Closing Dividend”	has the meaning set out in Appendix 4 to this Announcement;

“Closing Price”	the closing middle market quotations of a share derived from the Daily Official List (in the case of KWE Shares) or the NYSE (in the case of KW Shares);

“Code”	the UK City Code on Takeovers and Mergers as issued from time to time by or on behalf of the Panel;

“Combined Group”	the enlarged group following the completion of the Merger, comprising the KW Group and the KWE Group;

“Conditions”	the conditions to the implementation of the Merger (including the Scheme) as set out in Part A of Appendix 1 to this Announcement and to be set out in the Scheme Document;

“Confidentiality Agreement”	the confidentiality agreement between KW and KWE dated 23 March 2017;

“Consideration”	the consideration payable to KWE Shareholders in connection with the Merger, being 0.667 New KW Shares per KWE Share;

“Court”	the Royal Court of Jersey;

“CREST”

the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear UK & Ireland Limited is the Operator (as defined in such Regulations) in accordance with which securities may be held and transferred in uncertificated form;

“Daily Official List”	the daily official list of the London Stock Exchange;

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in relevant securities of a party to an offer;

“Disclosed”

(i) the information fairly disclosed by, or on behalf of, KWE:

a)    in the Annual Report and Accounts of the KWE Group for the financial year ended 31 December 2016; or

b)    in this Announcement; or

c)    in any other public announcement made by KWE in accordance with the Market Abuse Regulation, the Listing Rules and the Disclosure and Transparency Rules after 31 December 2016 but prior to the date of this Announcement; or

d)    prior to the date of this Announcement by or on behalf of KWE to KW (or its respective officers, advisers, employees or agents in their capacity as such); and

(ii) all the information held by the Manager or within the actual knowledge of the Manager and its directors and employees in relation to the Wider KWE Group as at the date of this Announcement;

“Disclosure and Transparency Rules”	the Disclosure Guidance and Transparency Rules made by the UKLA under the Financial Services and Markets Act 2000 and contained in the FCA’s publication of the same name;

“Effective Date”

the date upon which either:

a)    the Scheme becomes effective in accordance with its terms; or

b)    if KW elects to implement the Merger by way of an Offer, the Offer becomes or is declared unconditional in all respects;

“Excluded Shares”	any KWE Shares beneficially owned, if applicable, by KW or any other member of the KW Group and any KWE Shares held by KWE in treasury;

“FCA”	the UK Financial Conduct Authority;

“Forms of Proxy”	the forms of proxy in connection with each of the Scheme Court Meeting and the KWE General Meeting, which shall accompany the Scheme Document;

“Goldman Sachs”	Goldman, Sachs & Co. and Goldman Sachs International (in their capacity as financial advisers to KW);

“IMA”	the investment management agreement dated 25 February 2014 between KWE and the Manager relating to the management by the Manager of KWE;

“Independent Committee”

the committee of KWE directors formed to assess, and take decisions on behalf of KWE with respect to, the Merger, comprising Charlotte Valeur (Chair), Mark McNicholas (Senior Independent Director) and Simon Radford (Non-Executive Director);

“Irish Competition Act”	the Irish Competition Act 2002 (as amended);

“ISIN”	International Securities Identification Number;

“J.P. Morgan Cazenove”	J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove);

“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended from time to time;

“KW”	Kennedy-Wilson Holdings, Inc., a Delaware corporation;

“KW Board”	the board of directors of KW as at the date of this Announcement or, where the context so requires, the board of directors of KW from time to time;

“KW Directors”	the directors of KW as at the date of this Announcement or, where the context so requires, the directors of KW from time to time;

“KW Group”	KW, its subsidiaries and its subsidiary undertakings from time to time (excluding, for the avoidance of doubt, any member of the KWE Group);

“KW Opening Position Disclosure”	has the meaning set out in paragraph 15 of this Announcement;

“KW Quarter Date”	each of 31 March, 30 June, 30 September and 30 December;

“KW Shareholder Resolution”

a resolution for the approval of the issuance of New KW Shares in connection with the Merger by a majority of the votes cast on such resolution at the KW Special Meeting, as required by the rules of the NYSE;

“KW Shareholders”	the registered holders of KW Shares from time to time;

“KW Shares”	KW shares of common stock of $0.0001 each;

“KW Special Meeting”	the special meeting of KW Shareholders to be convened in connection with the Merger, notice of which will be sent to KW Shareholders, including any adjournment thereof;

“KWE”	Kennedy Wilson Europe Real Estate plc, incorporated in Jersey with registered number 114680;

“KWE Directors”	the KWE directors from time to time;

“KWE General Meeting”	the general meeting of KWE to be convened in connection with the Scheme and the Merger, notice of which will be set out in the Scheme Document, including any adjournment thereof;

“KWE Group”	KWE, its subsidiaries and its subsidiary undertakings from time to time;

“KWE Meetings”	the Scheme Court Meeting and the KWE General Meeting;

“KWE Scheme Shareholders”	holders of KWE Scheme Shares;

“KWE Scheme Shares”	KWE Shares: a) in issue as at the date of the Scheme Document; b) (if any) issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

c)    (if any) issued on or after the Scheme Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme, but in each case other than the Excluded Shares;

“KWE Shareholders”	the registered holders of KWE Shares from time to time;

“KWE Shares”	the ordinary shares of no par value each in the capital of KWE;

“Latest Practicable Date”	the close of business on 21 April 2017, being the latest practicable Business Day before the date of this Announcement;

“Listing”	the listing of the New KW Shares on the NYSE;

“Listing Rules”	the listing rules made by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000, referred to in section 73A(2) of the same, and contained in the FCA’s publication of the same name;

“London Stock Exchange”	The London Stock Exchange plc;

“Longstop Date”	31 October 2017 or such later date as may be agreed in writing by KWE and KW (with the Panel’s consent and as the Court may approve (if such approval(s) are required));

“Main Market”	the Main Market of the London Stock Exchange;

“Manager”	KW Investment Management Ltd, incorporated in Jersey with registered number 114679;

“Market Abuse Regulation”	the Market Abuse Regulation (2014/596/EU);

“Merger”

the proposed acquisition of the entire issued and to be issued share capital of KWE by KW (other than the Excluded Shares), to be implemented by way of the Scheme or (should KW so elect, subject to the consent of the Panel) by way of the Offer;

“New KW Shares”	the KW Shares which are to be issued pursuant to the Merger;

“NYSE”	the New York Stock Exchange;

“Offer”	if (subject to the consent of the Panel) KW elects to effect the Merger by way of a Takeover Offer, the offer to be made by or on behalf of KW to acquire the issued and to be issued ordinary share capital of KWE (other than the Excluded Shares) on the terms and subject to the conditions to be set out in the related offer document and, where the context admits, any subsequent revision, variation, extension or renewal of such offer;

“Official List”	the official list maintained by the UKLA;

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position;

“Overseas Shareholders”	KWE Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the UK, Jersey or the United States;

“Panel”	the UK Panel on Takeovers and Mergers;

“Permitted KW Dividend”	has the meaning set out in paragraph 3 of this Announcement;

“Permitted KWE Dividend”	has the meaning set out in Appendix 4 to this Announcement;

“Registrar of Companies”	the registrar of companies for Jersey;

“Regulatory Consents”	has the meaning set out in paragraph 9.3 of this Announcement;

“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements;

“Restricted Jurisdiction”

any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Merger is sent or made available to KWE Shareholders in that jurisdiction;

“Rothschild”	N M Rothschild & Sons Limited;

“RSG”	restricted stock grant;

“RSU”	restricted share units;

“Scheme”

the scheme of arrangement proposed to be made under Article 125 of the Jersey Companies Law between KWE and the KWE Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by KWE and KW;

“Scheme Court Meeting”

the meeting or meetings of the KWE Scheme Shareholders or any class or classes thereof (and any adjournment(s) thereof) to be convened by order of the Court pursuant to Article 125 of the Jersey Companies Law for the purpose of considering and, if thought fit, approving the Scheme and any adjournment, postponement or reconvention thereof;

“Scheme Court Order”	the order of the Court sanctioning the Scheme under Article 125 of the Jersey Companies Law;

“Scheme Court Sanction Hearing”	the hearing of the Court (and any adjournment thereof) to sanction the Scheme pursuant to Article 125 of the Jersey Companies Law, at which the Scheme Court Order is expected to be granted;

“Scheme Document”

the document to be sent to KWE Shareholders containing and setting out, among other things, the full terms and conditions of the Scheme and containing the notices convening the Scheme Court Meeting and KWE General Meeting;

“Scheme Record Time”

the time and date specified in the Scheme Document, by reference to which entitlement to receive the Consideration under the Scheme will be determined, expected to be 6.00 p.m. on the Business Day immediately prior to the Effective Date;

“Scheme Voting Record Time”	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined;

“SEC”	the US Securities and Exchange Commission;

“Separate Manager’s Powers Agreement”	the agreement between KWE and the Manager dated 10 April 2017 and containing certain undertakings by the Manager as regards the exercise of its powers over KWE and the KWE Group;

“Special Resolution”

the special resolution to be proposed by KWE at the KWE General Meeting in connection with, among other things, the approval of the Scheme, the alteration of KWE’s articles of association and such other matters as may be necessary to implement the Scheme and the delisting of the KWE Shares;

“Substantial Interest”	a direct or indirect interest in 20% or more of the voting equity capital of an undertaking;

“Takeover Offer”	a takeover offer as defined in Article 116 of the Jersey Companies Law;

“Third Party”	has the meaning set out in Part A of Appendix 1 to this Announcement;

“Transaction Agreement”	the transaction agreement between KW and KWE dated 24 April 2017;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“UKLA”	the FCA acting in its capacity as the competent authority for listing under the Financial Services and Markets Act 2000;

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“US Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“US Person”	a US person as defined in Regulation S under the US Securities Act;

“US Proxy Statement”	the proxy statement to be sent by KW to KW Shareholders summarising the background to and reasons for the Merger, which will include a notice convening the KW Special Meeting;

“US Securities Act”	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Wider KW Group”

KW and the subsidiaries and subsidiary undertakings of KW and associated undertakings (including any joint venture, partnership, firm or company in which any member of the KW Group is interested or any undertaking in which KW and such undertakings (aggregating their interests) have a Substantial Interest), provided that, notwithstanding the foregoing, no member of the Wider KWE Group shall be regarded as a member of the Wider KW Group; and

“Wider KWE Group”

KWE and the subsidiaries and subsidiary undertakings of KWE and associated undertakings (including any joint venture, partnership, firm or company in which any member of the KWE Group is interested or any undertaking in which KWE and such undertakings (aggregating their interests) have a Substantial Interest), provided that, notwithstanding the foregoing, no member of the Wider KW Group shall be regarded as a member of the Wider KWE Group.

For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the meanings given by the UK Companies Act 2006.

References to an enactment include references to that enactment as amended, replaced, consolidated or re-enacted by or under any other enactment before or after the date of this Announcement.

All references to time in this Announcement are to London time unless otherwise stated.

For the purposes of this Announcement, unless the context requires otherwise, references to “Rules” are to the rules set out in the Code.

ANNEX B—NEW OFFER ANNOUNCEMENT

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW KW SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE SCHEME DOCUMENT AND THE PROSPECTUS WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

13 June 2017

RECOMMENDED MERGER

OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

AND

KENNEDY-WILSON HOLDINGS, INC.

NEW RECOMMENDED OFFER, ADDITIONAL SHAREHOLDER SUPPORT,

PROSPECTUS AND UPDATE ABOUT TIMING OF THE MERGER

Introduction

On 24 April 2017, Kennedy-Wilson Holdings, Inc. (“KW”) and the Independent Committee of Kennedy Wilson Europe Real Estate plc (“KWE”) published an announcement (the “Rule 2.7 Announcement”) relating to a proposed recommended all-share merger of KW and KWE (the “Merger”), which is to be implemented by means of a Court-sanctioned scheme of arrangement of KWE under Article 125 of the Jersey Companies Law (the “Original Offer”). Unless otherwise defined in this announcement, capitalised terms used but not defined in this announcement have the same meanings given to them in the Rule 2.7 Announcement. Except as otherwise stated in this announcement, all of the terms and conditions of the Merger, set out in the Rule 2.7 Announcement, remain as announced on 24 April 2017.

New Offer

The KW Board and the Independent Committee of KWE are pleased to announce that KW has agreed to make available a new alternative proposal (the “New Offer”), which will be available alongside the Original Offer. As set out in the Rule 2.7 Announcement, it was originally intended under the Original Offer that each KWE Scheme Shareholder would receive 0.667 New KW Shares for each KWE Scheme Share, with no cash being payable. Under the New Offer, a partial cash entitlement has been introduced and the exchange ratio has been amended. Accordingly, each KWE Scheme Shareholder will now have the option of electing to receive either:

under the Original Offer, for each KWE Scheme Share:	0.667 New KW Shares

OR

under the New Offer, for each KWE Scheme Share:

0.3854 New KW Shares (the “New KW Share Component”);

300 pence in cash, paid by KW (the “KW Cash Component”); and

250 pence in cash, paid by KWE by means of a special dividend (the “KWE Special Distribution”).

The KWE Special Distribution will be payable shortly after the Effective Date to those KWE Shareholders who become entitled, in respect of any KWE Share, to the consideration available under the New Offer and who are on KWE’s register of members at the Scheme Record Time. The KWE Special Distribution will be paid in addition to the other dividends contemplated in the Rule 2.7 Announcement (including the Closing Dividend). KWE Scheme Shareholders who elect to receive the Original Offer will not be entitled to receive the New KW Share Component, the KW Cash Component or the KWE Special Distribution. However, the dividend arrangements described in the Rule 2.7 Announcement will continue to apply.

Based on the Closing Price of US$19.55 per KW Share on 12 June 2017 (being the Business Day immediately prior to the publication of this announcement) (the “Latest Practicable Date”) and a £ /US$ exchange rate of 1.2656, the New Offer values each KWE Share at approximately 1,145 pence. Based on the Closing Price of US$19.55 per KW Share on the Latest Practicable Date and a £ /US$ exchange rate of 1.2656, the Original Offer values each KWE Share at approximately 1,030 pence.

If all KWE Scheme Shareholders elected to receive the New Offer, KWE Shareholders (other than KW and its affiliates) would own approximately 24% of the Combined Group and KW Shareholders would own approximately 76% of the Combined Group following completion of the Merger.

Additional shareholder support

KW has received additional irrevocable undertakings (the “Additional Irrevocable Undertakings”) from Quantum Strategic Partners Ltd. and Franklin Templeton Institutional, LLC (in its capacity as investment manager on behalf of certain funds and accounts managed by it) to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer) in respect of their entire holdings, representing, in aggregate, approximately 21.8% of KWE’s existing ordinary share capital as at the Latest Practicable Date (or approximately 28.6% of the KWE Shares entitled to a vote at the Scheme Court Meeting and KWE General Meeting, as at the Latest Practicable Date).

KW has also received a letter of intent (the “Letter of Intent”) from the Värde Shareholders (as defined in Appendix 2), confirming their intention to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer) in respect of their entire holdings, representing, in aggregate, approximately 5.6% of KWE’s existing ordinary share capital as at the Latest Practicable Date (or approximately 7.3% of the KWE Shares entitled to a vote at the Scheme Court Meeting and KWE General Meeting, as at the Latest Practicable Date).

Support from KWE Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer) has been received in respect of approximately 36.0% of the KWE Shares entitled to a vote at the Scheme Court Meeting and KWE General Meeting, as at the Latest Practicable Date.

Further details of the Additional Irrevocable Undertakings and the Letter of Intent are set out in Appendix 2 to this announcement and the full text of the Additional Irrevocable Undertakings and the Letter of Intent can be found online at http://ir.kennedywilson.com/kw-kwe-transaction.

In addition, Fairfax Financial Holdings Limited and Elkhorn Partners LP have indicated to KW that they intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 14.3% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

The KW Directors, as well as Mary Ricks, Matt Windisch, In Ku Lee and Justin Enbody (being all of the executive officers of KW who hold KW Shares), also intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 17.1% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

Support from KW Shareholders to vote in favour of the KW Shareholder Resolution at the KW Special Meeting has been received in respect of approximately 31.4% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

Recommendation

The Independent Committee of KWE, which has been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the New Offer, considers the terms of the New Offer to be fair and reasonable. In providing their advice to the Independent Committee of KWE, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the Independent Committee of KWE.

Accordingly, the members of the Independent Committee of KWE intend unanimously to recommend that KWE Shareholders vote in favour of the New Offer at the Scheme Court Meeting and the resolutions relating to the New Offer at the KWE General Meeting (or, in the event that the New Offer is implemented by way of a Takeover Offer, to recommend KWE Shareholders to accept such Offer).

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Mix and match facility

KW will provide a mix and match facility under which KWE Scheme Shareholders (other than certain Overseas Shareholders) who elect to receive the New Offer may, subject to off-setting elections made by other KWE Scheme Shareholders who elect to receive the New Offer, elect to vary the proportion in which they receive the New KW Share Component and the KW Cash Component available under the

New Offer (but not the KWE Special Distribution) (the “Mix and Match Facility”). The Mix and Match Facility will not change the total number of New KW Shares to be issued under the New Offer or the maximum amount of the KW Cash Component payable by KW under the New Offer.

Elections made by KWE Scheme Shareholders under the Mix and Match Facility will be satisfied only to the extent that other KWE Scheme Shareholders make off-setting elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis. As a result, KWE Scheme Shareholders who make an election under the Mix and Match Facility will not know the exact number of New KW Shares or the amount of the KW Cash Component they will receive until settlement of the consideration due to them, although an announcement will be made of the approximate extent to which elections under the Mix and Match Facility will be satisfied.

The Mix and Match Facility will not affect the entitlement of any KWE Scheme Shareholder who does not make an election under the Mix and Match Facility or who elects to receive the Original Offer. Any such KWE Scheme Shareholder will receive, for each KWE Scheme Share it holds, either the consideration available under the New Offer without alteration or, as applicable, the consideration available under the Original Offer.

Further details of the Mix and Match Facility (including the action to take in order to make a valid election, the deadline for making elections, and the basis on which entitlement to receive cash may be exchanged for an entitlement to additional new KW Shares (or vice versa)) will be included in the Scheme Document.

The Mix and Match Facility is conditional upon the Merger becoming effective.

Prospectus and Jersey regulatory condition

KW will be required to publish a prospectus in the UK in respect of the New KW Shares to be issued to KWE Scheme Shareholders in connection with the New Offer (the “Prospectus”). It is expected that the Prospectus will be published at or around the same time as the Scheme Document is posted to KWE Shareholders.

As a result of the requirement to publish the Prospectus, in addition to the Conditions set out in Part A of Appendix 1 to the Rule 2.7 Announcement and the further terms and conditions set out in Part B of Appendix 1 to the Rule 2.7 Announcement, the New Offer is also conditional upon (a) (i) the Prospectus being approved by the UK Listing Authority and (ii) the Prospectus being made available to the public in accordance with the prospectus rules made by the Financial Conduct Authority under section 73A of the Financial Services and Markets Act 2000 relating to the offer of securities to the public and admission of securities to trading on a regulated market (the “Prospectus Condition”) and (b) to the extent required, the Jersey Financial Services Commission having consented to the circulation in Jersey of the offer of the New KW Shares pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958 as amended (the “COBO Condition”).

If the Prospectus Condition and, to the extent required, the COBO Condition is not satisfied within the period permitted by the Panel, only the consideration available under the Original Offer will be available to KWE Shareholders.

Timing update

The Scheme Document will contain further information about the Merger and the Scheme and notices of the Scheme Court Meeting and KWE General Meeting, and will specify the action to be taken by KWE Scheme Shareholders. It is expected that the Scheme Document will now be despatched to KWE Shareholders, together with the Forms of Proxy, on or before 16 October 2017.

It is expected that the US Proxy Statement, containing details of the Merger and notice of the KW Special Meeting, will be posted to KW Shareholders at or around the same time as the Scheme Document is posted to KWE Shareholders, with the KW Special Meeting being held at or around the same time as the KWE Meetings.

It is expected that the Prospectus, containing details of the New KW Shares, will be published at or around the same time as the Scheme Document is posted to KWE Shareholders.

KW and KWE now expect that the Scheme will become effective in the fourth quarter of 2017.

Financing

The aggregate value of the KW Cash Component of approximately £288 million payable by KW under the New Offer will be funded from cash resources of KW.

In accordance with Rule 2.7(d) of the Code, Goldman Sachs, as lead financial adviser to KW, is satisfied that sufficient resources are available to KW to satisfy in full the cash consideration payable by KW pursuant to the New Offer.

Documents published on a website

Copies of the following documents will, by no later than 12 noon (London time) on 14 June 2017, be published on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu until the completion of the Merger:

•	this announcement;

•	the Additional Irrevocable Undertakings; and

•	the Letter of Intent.

Appendix 1 to this announcement contains the sources of information and bases of calculations of certain information contained in this announcement. This announcement should be read in conjunction with the full text of the Rule 2.7 Announcement (including the appendices set out therein). Appendix 2 to this announcement contains details of the Additional Irrevocable Undertakings and the Letter of Intent. Each of the Original Offer and the New Offer is subject to, among other things, the satisfaction or waiver of the Conditions set out in Part A of Appendix 1 to the Rule 2.7 Announcement and, as regards the New Offer, the Prospectus Condition and, to the extent required, the COBO Condition. Each of the Original Offer and the New Offer is also subject to the further terms and conditions set out in Part B of Appendix 1 to the Rule 2.7 Announcement and the further terms to be set out in the Scheme Document.

Enquiries

Kennedy-Wilson Holdings, Inc.

Matt Windisch	+1 310 887 6400

Goldman Sachs (lead financial adviser to KW)

Mark Sorrell	+44 (0) 20 7774 1000
Chris Emmerson	+44 (0) 20 7774 1000
David Friedland	+1 212 902 0300
Keith Wetzel	+1 310 407 5700

BofA Merrill Lynch (financial adviser to KW)

Geoff Iles	+44 (0) 20 7628 1000
Kieran Millar	+44 (0) 20 7628 1000
Jeff Horowitz	+1 646 855 3213
Cavan Yang	+1 646 855 4157

Deutsche Bank (financial adviser to KW)

Drew Goldman	+1 212 250 2500
Rishi Bhuchar	+44 (0) 20 7545 8000
Brian Mendell	+1 212 250 2500
Nancy Davey	+1 212 250 2500

Joele Frank, Wilkinson Brimmer Katcher (public relations adviser to KW)

Meaghan Repko	+1 212 355 4449
Matt Gross	+1 212 355 4449

Kennedy Wilson Europe Real Estate plc

Charlotte Valeur	+44 (0) 1534 835 722

Rothschild (lead financial adviser to the Independent Committee of KWE)

Alex Midgen	+44 (0) 20 7280 5000
Sam Green	+44 (0) 20 7280 5000

J.P. Morgan Cazenove (financial adviser to the Independent Committee of KWE)

Dwayne Lysaght	+44 (0) 20 7742 6000
Bronson Albery	+44 (0) 20 7742 6000
Kirshlen Moodley	+44 (0) 20 7742 6000
Tara Morrison	+44 (0) 20 7742 6000

FTI Consulting (public relations adviser to KWE)

Dido Laurimore	+44 (0) 203 727 1000
Richard Sunderland	+44 (0) 203 727 1000

Further information

This announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities of KW or KWE in any jurisdiction in contravention of applicable law. The Merger will be implemented solely by means of the Scheme Document and the accompanying Forms of Proxy (or, in the event that the Merger is to be implemented by means of a Takeover Offer, the Takeover Offer document), which will contain the full terms and conditions of the Merger, including details of how to vote in respect of the Merger.

KW will prepare the US Proxy Statement to be distributed to KW Shareholders, containing details of the Merger, notice of the KW Special Meeting and information on the New KW Shares. KW will also publish the Prospectus, containing details of the New KW Shares. KW urges KWE Shareholders to read the Scheme Document and the Prospectus carefully when they become available, because they will contain important information in relation to the Merger and the New KW Shares. KW urges KW Shareholders to read the US Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the KWE Meetings or the KW Special Meeting to approve the Merger, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document, the Prospectus and, in the case of KW Shareholders, the US Proxy Statement.

This announcement does not constitute a prospectus or prospectus equivalent document.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Goldman Sachs & Co. LLC (in their capacity as financial advisors to KW) (together, “Goldman Sachs”) are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the Merger or any other matters referred to in this announcement.

Merrill Lynch International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with Merrill Lynch International, “BofA Merrill Lynch”) are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this announcement and will not be responsible to anyone other than KW for providing the protections afforded to clients of BofA Merrill Lynch, or for providing advice in relation to the Merger or any other matters referred to in this announcement.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the UK, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the UK by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm.

Deutsche Bank AG, acting through its London branch (“DB London”), and Deutsche Bank Securities Inc. (“DBSI” and, together with DB London, “DB”) are acting as financial advisers to KW and no other person in connection with this announcement and its contents. DB will not be responsible to any person other than KW for providing any of the protections afforded to clients of DB, nor for providing any advice, in relation to any matter referred to herein. Without limiting a person’s liability for fraud, neither DB nor any of their affiliates nor any of their or their affiliates’ respective directors, officers, representatives, employees, advisers or agents shall have any liability to any other person in connection with this announcement and its contents.

Rothschild, which is authorised and regulated by the FCA in the UK, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger and any other matter referred to in this announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of Rothschild, or for providing advice in relation to the Merger or any other matters referred to in this announcement.

J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”)), which is authorised and regulated in the UK by the FCA, is acting exclusively for the Independent Committee of KWE and no one else in connection with the Merger or any other matter referred to in this announcement and will not be responsible to anyone other than the Independent Committee of KWE for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Merger or any other matters referred to in this announcement.

Overseas jurisdictions

The release, publication or distribution of this announcement in or into jurisdictions other than the UK, Jersey or the United States may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK, Jersey or the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK, Jersey or the United States to vote their KWE Shares with respect to the Scheme at the Scheme Court Meeting, or to appoint another person as proxy to vote at the Scheme Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such restrictions by any person. This announcement has been prepared for the purpose of complying with Jersey law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales and Jersey. Unless otherwise determined by KW or required by the Code, and permitted by applicable law and regulation, the Merger will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Merger by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this announcement and any formal documentation relating to the Merger will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Merger. If the Merger is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Offer may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New KW Shares pursuant to the Merger to KWE Shareholders who are not resident in the UK, Jersey or the United States or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK, Jersey or the United States should inform themselves of, and observe, any applicable legal or regulatory requirements.

Further details in relation to Overseas Shareholders will be contained in the Scheme Document and the Prospectus.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

No profit forecast

Unless expressly stated otherwise, no statement in this announcement is intended as a profit forecast or profit estimate for any period.

Additional information and where to find it

The Merger relates to the shares of a Jersey company and is being made by means of a scheme of arrangement provided for under Jersey law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will be subject to disclosure requirements and practices applicable in the UK and Jersey to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

It may be difficult for US holders of KWE Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US and most of the assets of KWE are located outside of the US. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may, in the circumstances provided for in the Rule 2.7 Announcement, instead be carried out by way of a Takeover Offer under Jersey law. If KW exercises its right to implement the Merger by way of a Takeover Offer, such Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom.

In accordance with normal UK practice, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside of the US, other than pursuant to the Merger, until the date on which the Merger becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This announcement may be deemed to be solicitation material in respect of the proposed acquisition of KWE by KW, including the issuance of the New KW Shares in respect of the Merger. In connection with the foregoing proposed issuance of New KW Shares, KW expects to file a proxy statement on Schedule 14A with the SEC. To the extent KW effects the acquisition of KWE as a scheme of arrangement under Jersey law, the issuance of the New KW Shares in the Merger would not be expected to require registration under the US Securities Act, pursuant to an exemption provided by Section 3(a)(10) of the US Securities Act. In the event that KW determines to effect the Merger pursuant to an Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New KW Shares that would be issued in the Merger. INVESTORS AND SECURITY HOLDERS OF KW ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT KW WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KW, THE PROPOSED ISSUANCE OF THE NEW KW SHARES AND THE MERGER. The preliminary proxy statement, the definitive proxy statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New KW Shares and the Merger (when they become available), and, if required, the registration statement/prospectus and other documents filed by KW with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at KW’s website, ir.kennedywilson.com, or by contacting KW’s Investor Relations department in writing at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America.

KW believes that KW, KWE, their respective directors and certain KW executive officers may be deemed to be participants in the solicitation of proxies from KW Shareholders with respect to the Merger, including the proposed issuance of New KW Shares. Information about KW’s directors and executive officers and their ownership of KW Shares and KWE Shares or securities referencing KWE Shares is set out in KW’s Annual Report on Form 10-K for the fiscal year ended 31 December 2016, which was filed with the SEC on 27 February 2017, KW’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on 28 April 2017, and KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information about the directors of KWE is set out in KWE’s Annual Report for the year ended 31 December 2016, which was filed with the SEC by KW on Form 8-K on 23 March 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the proxy statement and other materials to be filed with the SEC in connection with the Merger and issuance of New KW Shares.

For the avoidance of doubt, neither the Independent Committee of KWE nor Rothschild nor J.P. Morgan Cazenove express any view as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

Forward-looking statements

This announcement, oral statements made regarding the Merger, and other information published by KW and KWE contain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and businesses of KWE and KW and the KWE Group and the KW Group, and certain plans and objectives of KWE and KW with respect to the Combined Group. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of KW and KWE about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects of the Merger on KW and KWE, the expected timing and scope of the Merger and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although KW and KWE believe that the expectations reflected in such forward-looking statements are reasonable, KW and KWE can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include the satisfaction of the Conditions, as well as additional factors, such as: risks relating to the KW Group’s and the KWE Group’s credit rating; local and global political and economic conditions, including Brexit; the KW Group’s and the KWE Group’s economic model and liquidity risks; financial services risk; the risks associated with KW’s and KWE’s brand, reputation and trust; environmental risks; safety, technology, data security and data privacy risks; the ability to realise the anticipated benefits and synergies of the Merger, including as a result of a delay in completing the Merger or difficulty in integrating the businesses of the companies involved; legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competition and market risks; the impact of foreign exchange rates; pricing pressures; and business continuity and crisis management. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither KW nor KWE, nor any of their respective associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement speaks only as of the date of this announcement. None of KWE, the KWE Group, KW or the KW Group undertakes any obligation publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Publication on website and availability of hard copies

A copy of this announcement will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on KW’s website at ir.kennedywilson.com and KWE’s website at www.kennedywilson.eu by no later than 12 noon (London time) on 14 June 2017. For the avoidance of doubt, the contents of that website are not incorporated into and do not form part of this announcement.

KW Shareholders may request a hard copy of this announcement, and any future documents, announcements and information, by contacting Goldman Sachs International during business hours on +44 (0) 20 7774 1000 or by submitting a request in writing to Chris Emmerson at Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

KWE Shareholders may request a hard copy of this announcement, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD.

If you have received this announcement in electronic form, copies of this announcement and any document or information incorporated by reference into this document will not be provided unless such a request is made.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the UK or, if not, from another appropriately authorised independent financial adviser.

APPENDIX 1

Sources of Information and Bases of Calculation

1

Unless otherwise stated, all figures and percentages in this announcement have been calculated on the assumption that all KWE Scheme Shareholders elect to receive the consideration available under the New Offer.

2	The implied value of the Original Offer is calculated:

2.1	by reference to the Closing Price of US$19.55 per KW Share on the Latest Practicable Date;

2.2	on the basis of an exchange rate of 1.2656 US Dollars per Pound Sterling, taken from Bloomberg as at 5:00 p.m. on the Latest Practicable Date;

2.3	on the basis of the exchange ratio of 0.6670 New KW Shares in exchange for each KWE Scheme Share held; and

2.4	on the basis of the existing number of KWE Shares in issue referred to in paragraph 4 below.

3	The implied value of the New Offer is calculated:

3.1	by reference to the Closing Price of US$19.55 per KW Share on the Latest Practicable Date;

3.2	on the basis of an exchange rate of 1.2656 US Dollars per Pound Sterling, taken from Bloomberg as at 5:00 p.m. on the Latest Practicable Date;

3.3	on the basis of the exchange ratio of 0.3854 New KW Shares in exchange for each KWE Scheme Share held; and

3.4	on the basis of the existing number of KWE Shares in issue referred to in paragraph 4 below.

4	As at the Latest Practicable Date, KWE had 126,133,407 KWE Shares in issue and KW had 114,237,750 KW Shares in issue.

5	As at the Latest Practicable Date, KW and its subsidiaries held 30,015,924 KWE Shares.

6

As at the Latest Practicable Date, KWE had no dilutive options or awards outstanding over KWE Shares. KW has granted RSUs to certain KW Directors and certain of its employees, which convert into KWE Shares on a one-for-one basis on vesting. As at the Latest Practicable Date, there were 533,549 unvested RSUs.

7	The share capital of the Combined Group (being 151,281,428 KW Shares) has been calculated as the sum of:

7.1	a total number of 114,237,750 KW Shares in issue as referred to in paragraph 4 above; and

7.2

37,043,678 KW Shares which would be issued pursuant to the terms of the New Offer (being the number of KWE Shares as referred to in paragraph 4 above, less the number of KWE Shares held by KW and its subsidiaries as referred to in paragraph 5 above, multiplied by the exchange ratio of 0.3854 as referred to in paragraph 3.3 above).

8

The percentage of the share capital of the Combined Group that will be owned by KWE Shareholders following the Merger (being approximately 24%) is calculated by dividing the number of KW Shares to be issued pursuant to the New Offer referred to in paragraph 7.2 above by the issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting sum by 100 to produce a percentage.

9	Unless otherwise stated, all prices quoted for KWE Shares have been derived from the Daily Official List and represent closing middle market prices on the relevant date.

10	Unless otherwise stated, all prices quoted for KW Shares have been derived from the NYSE and represent closing middle market prices on the relevant date.

11	For the purposes of the financial comparisons contained in this Announcement, no account has been taken of any liability to taxation or the treatment of fractions under the Merger.

12	Certain figures included in this Announcement have been subject to rounding adjustments.

APPENDIX 2

ADDITIONAL IRREVOCABLE UNDERTAKINGS AND LETTER OF INTENT

Additional Irrevocable Undertakings

The following KWE Shareholders have given irrevocable undertakings to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions to be proposed at the KWE General Meeting in relation to the following KWE Shares currently held by them, as well as any further KWE Shares they may acquire:

Name	Number of KWE Shares	Percentage of issued ordinary share capital of KWE (%)
Quantum Strategic Partners Ltd.	15,981,750	12.7
Franklin Templeton Institutional, LLC	11,534,900	9.1
Total	27,516,650	21.8

The obligations of Quantum Strategic Partners Ltd. under its irrevocable undertaking will lapse and cease to have effect if:

•	this announcement is not released by midday Eastern Time on 13 June 2017, or such later time and/or date as KW and KWE may agree;

•	the Scheme Document has not been posted within the period permitted by the Panel;

•

at any time before the date of the Scheme Court Meeting, a third party announces its intention to make an offer for KWE or substantially all of its business and assets which, in Quantum Strategic Partners Ltd.’s reasonable opinion, represents an improvement on the New Offer;

•

KW’s offer to implement the Merger by means of a Scheme lapses or is withdrawn (provided that KW has not announced, within 10 business days of the Scheme having so lapsed or been withdrawn, that it intends to implement the Merger by way of a Takeover Offer); or

•

the Scheme has not become effective by the earlier of (i) midday Eastern Time on 31 October 2017 and (ii) any date specified in the Scheme Document as being the latest date by which the Scheme must have become effective.

Pursuant to the irrevocable undertaking, Quantum Strategic Partners Ltd. has also agreed to refrain from certain actions, including (a) disposing of any KWE Shares currently held by it or any further KWE Shares it may acquire (subject to certain exceptions), (b) acquiring any KWE Shares, (c) selling any KWE Shares short or entering into any short derivative position referenced to them or (d) soliciting, directly or indirectly, or initiating discussions with a third party in connection with a competing offer for KWE.

The obligations of Franklin Templeton Institutional, LLC under its irrevocable undertaking will lapse and cease to have effect if:

•	this announcement is not released by 5.00 pm on 13 June 2017, or such later time and/or date as KW and KWE may agree;

•	the Scheme Document has not been posted within the period permitted by the Panel;

•

at any time before the date of the Scheme Court Meeting, a third party announces its intention to make an offer for KWE which is governed by the Code which, in Franklin Templeton Institutional, LLC’s reasonable opinion, represents an improvement on the New Offer; or

•	KW’s offer to implement the Merger by means of a Scheme lapses or is withdrawn (provided that KW has not announced that it intends to implement the Merger by way of a Takeover Offer).

Pursuant to the irrevocable undertaking, Franklin Templeton Institutional, LLC has also agreed to refrain from certain actions, including (a) disposing of any KWE Shares currently held by it or any further KWE Shares it may acquire, (b) acquiring any KWE Shares, (c) selling any KWE Shares short or entering into any short derivative position referenced to them or (d) soliciting, directly or indirectly, or initiating discussions with a third party in connection with a competing offer for KWE. However, Franklin Templeton Institutional, LLC will be permitted to sell KWE Shares if it is instructed to do so by clients on whose account it holds those KWE Shares.

Letter of Intent

The Värde Fund X (Master), L.P., The Värde Fund XI, (Master) L.P., The Värde Fund VI-A, L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P., Värde Credit Partners Master, L.P. and The Värde Skyway Master Fund, L.P. (together, the “Värde Shareholders”), all of which are ultimately controlled by Värde Partners, Inc., have confirmed their intention to vote in favour of the Scheme at the Scheme Court Meeting and the resolutions relating to the Merger at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Offer) in respect of their entire holdings, representing, in aggregate, approximately 5.6% of KWE’s existing ordinary share capital as at the Latest Practicable Date. The Letter of Intent is non-binding and does not prevent the Värde Shareholders from modifying or withdrawing their support for the Merger in the event that a higher offer to acquire KWE is made or from transferring or disposing of their interests in the KWE Shares to which the Letter of Intent relates. The Letter of Intent will lapse if this announcement is not released by 12 noon on 13 June 2017.

ANNEX C—OPINION OF GOLDMAN SACHS

[Letterhead of Goldman Sachs & Co. LLC]

PERSONAL AND CONFIDENTIAL

June 13, 2017

Board of Directors

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Kennedy-Wilson Holdings, Inc. (the “Company”) of the Aggregate Consideration (as defined below) to be paid to the holders of ordinary shares, no par value (the “KWE Ordinary Shares”), of Kennedy Wilson Europe Real Estate Plc (“KWE”) (other than Excluded Shares (as defined in the Rule 2.7 Announcement (as defined below))) in accordance with the terms set forth in the announcement of the Company and KWE on April 24, 2017 made pursuant to Rule 2.7 of the U.K. City Code on Takeovers and Mergers (the “Original Rule 2.7 Announcement”), as amended by the revised offer announcement of the Company and KWE on June 13, 2017 (the “Revised Offer Announcement” and, together with the Original Rule 2.7 Announcement, the “Rule 2.7 Announcement”). The Rule 2.7 Announcement provides that the Company and KWE intend to effect the transaction contemplated thereby (the “Transaction”) by way of a court-sanctioned scheme of arrangement pursuant to Article 125 of the Jersey Companies Law. The Rule 2.7 Announcement further provides that, subject to any required consent of the Panel (as defined in the Rule 2.7 Announcement), the Transaction may instead be implemented by way of a Takeover Offer (as defined in the Rule 2.7 Announcement) in accordance with the terms set forth in the Rule 2.7 Announcement (as such terms are required to be revised in order to effect a Takeover Offer resulting in the Company acquiring 100% of the KWE Ordinary Shares). The Rule 2.7 Announcement provides that, as part of the Transaction, each KWE Ordinary Share (other than Excluded Shares) will be converted into the right to receive, at the election of the holder thereof, either (a) 0.667 (the “Exchange Ratio”) shares of common stock, par value $0.0001 per share (the “Company Common Stock”), of the Company or (b) (i) an amount in cash equal to 300 pence and (ii) 0.3854 shares of Company Common Stock (collectively, together with the KWE Special Dividend (as defined below), the “Mixed Consideration” and, the Mixed Consideration, taken in the aggregate with the Exchange Ratio, the “Aggregate Consideration”). In addition, pursuant to the Rule 2.7 Announcement, a special dividend of 250 pence in cash will be paid by KWE shortly after the Effective Date (as defined in the Rule 2.7 Announcement) to the holders of KWE Ordinary Shares (other than Excluded Shares) who are on KWE’s register of members at the Scheme Record Time (as defined in the Rule 2.7 Announcement) and who elect to receive the Mixed Consideration (the “KWE Special Dividend”). The Mixed Consideration to be paid to the holders of KWE Ordinary Shares (other than Excluded Shares) is subject to additional election provisions and certain proration and other procedures and limitations set forth in the Rule 2.7 Announcement, as to which provisions, procedures and limitations we are expressing no opinion.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default

Board of Directors

Kennedy-Wilson Holdings, Inc.

June 13, 2017

swaps and other financial instruments of the Company, KWE and any of their respective affiliates and third parties, including Fairfax Financial Holdings Limited, a significant shareholder of the Company (“Fairfax”), or any currency or commodity that may be involved in the Transaction. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, with your consent, one or more affiliates of Goldman Sachs & Co. LLC have acted and expect to act as counterparty for their own accounts in currency hedging and spot trading transactions that the Company has entered into and may enter into in connection with the Transaction. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time. We have provided certain financial advisory and/or underwriting services to Fairfax and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Fairfax in connection with its acquisition of an 80% stake of PT Asuransi Multi Artha Guna Tbk in October 2016. We may also in the future provide financial advisory and/or underwriting services to the Company, KWE and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Rule 2.7 Announcement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2016; annual reports to shareholders of KWE for the three fiscal years ended December 31, 2016; KWE’s prospectus dated February 25, 2014 relating to KWE’s initial public offering of its ordinary shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, and certain interim reports to shareholders of KWE; certain other communications from the Company and KWE to their stockholders and shareholders, respectively; certain publicly available research analyst reports for the Company and KWE; and certain internal financial analyses and forecasts for the Company on a stand-alone basis, certain financial analyses and forecasts for KWE on a stand-alone basis and certain updated internal financial analyses and forecasts for the Company after giving effect to the Transaction, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of KWE and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Company Common Stock and KWE Ordinary Shares; compared certain financial and stock market information for the Company and KWE with similar information for certain other companies the securities of which are publicly traded; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets

Board of Directors

Kennedy-Wilson Holdings, Inc.

June 13, 2017

and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or KWE or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or KWE or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the KWE Special Dividend will be paid to the holders of KWE Ordinary Shares (other than Excluded Shares) who elect to receive the Mixed Consideration on the terms set forth in the Rule 2.7 Announcement and that the Transaction will be consummated on the terms set forth in the Rule 2.7 Announcement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Aggregate Consideration to be paid to the holders of KWE Ordinary Shares (other than Excluded Shares) pursuant to the Transaction set forth in the Rule 2.7 Announcement. We do not express any view on, and our opinion does not address, any other term or aspect of the Rule 2.7 Announcement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Rule 2.7 Announcement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or KWE, or any class of such persons in connection with the Transaction, whether relative to the Aggregate Consideration to be paid to the holders of KWE Ordinary Shares (other than Excluded Shares) pursuant to the Transaction set forth in the Rule 2.7 Announcement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or KWE or the ability of the Company or KWE to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders of KWE Ordinary Shares (other than Excluded Shares) pursuant to the Transaction set forth in the Rule 2.7 Announcement is fair from a financial point of view to the Company.

Very truly yours,

    /s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK * * * EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

KENNEDY-WILSON HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 11, 2017.

INTERNET/MOBILE–

www.cstproxyvote.com/kennedywilson/sm2017

Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536

Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐
PROXY	Please mark your votes like this	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1 and 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN TO THE RIGHT

1.      PROPOSAL NO. 1

To approve the issuance of Kennedy-Wilson Holdings, Inc. (“KWH”) common stock to shareholders of Kennedy Wilson Europe Real Estate Plc (“KWE”) in connection with the proposed acquisition by KWH of the outstanding shares of KWE (other than shares owned by KWH or its subsidiaries or held in treasury) (the “Share Issuance Proposal”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.      PROPOSAL NO. 2

To approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Share Issuance Proposal.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                    Signature                                                                      Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The proxy statement is available at

http://www.cstproxy.com/kennedywilson/sm2017

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KENNEDY-WILSON HOLDINGS, INC.

The undersigned hereby appoints William McMorrow and Justin Enbody, and each of them individually (each with full power to act alone), as proxy or proxies of the undersigned, with full power of substitution, and hereby authorizes each of them, to represent and vote, as designated on the reverse, all shares of common stock of Kennedy-Wilson Holdings, Inc. (the “Company”) held of record by the undersigned as of the close of business on September 12, 2017 at the Special Meeting of Stockholders to be held at the Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, on October 12, 2017 at 9:00 a.m., Pacific Time or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Special Meeting.

The Board recommends a vote FOR each of the proposals. If any other business is properly presented at the Special Meeting, this proxy shall be voted in accordance with the judgment of the proxy holder(s).

This proxy will be voted as specified on the reverse side. If no specification is made, this proxy will be voted in accordance with the recommendation of the Board.

To obtain directions to attend the Special Meeting and vote in person, please contact Daven Bhavsar at (310) 887-3431.

PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)